As filed with the Securities and Exchange Commission on November 10, 2026

Registration No. [        ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE GROWHUB LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	7374	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1 Paya Lebar Link 4th Floor

Paya Lebar Quarter One

Singapore 408533

Telephone: +65 6993 9430

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Liang Shih, Esq. Eleanor Osmanoff, Esq. The Crone Law Group, P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 Tel: (646) 861-7891	Richard I. Anslow, Esq. Jonathan Deblinger, Esq. Scott M. Miller, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105-0302 Tel: (212) 370-1300	Ralph V. De Martino ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Telephone: (202) 778-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses: one to be used in connection with the public offering of 2,006,961 of our Class A ordinary shares through the placement agent named on the cover page of the primary offering prospectus (the “Public Offering Prospectus”) and one to be used in connection with the potential resale by the selling shareholders of up to                  our Class A ordinary shares (the “Selling Shareholder Prospectus”). The Public Offering Prospectus and the Selling Shareholder Prospectus will be identical in all respects except for the alternate pages for the Selling Shareholder Prospectus included herein which are labeled “Alternate Pages for Selling Shareholder Prospectus.”

The Selling Shareholder Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different Offering sections in the Prospectus Summary section;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Selling Shareholder Prospectus;

●	the Dilution section is deleted from the Selling Shareholder Prospectus;

●	a Selling Shareholder section is included in the Selling Shareholder Prospectus;

●	they contain different Plan of Distribution sections;

●	they contain different Legal Matters sections

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Selling Shareholder Prospectus as compared to the Public Offering Prospectus.

The sales of our Class A ordinary shares registered in the Public Offering Prospectus and the Selling Shareholder Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our Class A ordinary shares. This risk and other risks are included in “Risk Factors” beginning on page 16 of the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2026

PRELIMINARY PROSPECTUS

THE GROWHUB LIMITED

Up to 2,006,961 Class A ordinary shares

THE GROWHUB LIMITED (the “Company”) is offering up to 2,006,961 Class A ordinary shares, $0.005 par value per share. The assumed public offering price for each Class A ordinary share is $4.31, which was the closing price of our Class A ordinary shares on The Nasdaq Capital Market on November 6, 2026 (presented on a post-split basis of a one-for-ten (1-for-10) reverse stock split of our Class A and Class B ordinary shares effective on December 2, 2026, which we refer to as the “Reverse Stock Split”).

This offering will terminate on December 2, 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share will be fixed for the duration of this offering.

Our Class A ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq” or “NASDAQ”) under the symbol “TGHL.” The trading price of our Class A ordinary shares has been, and may continue to be, subject to wide price fluctuations in response to various factors, many of which are beyond our control, including those described in “Risk Factors.”

On July 14, 2026, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with EnChem Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Target Shareholder”), and EnChem America, Inc., a Georgia privately-held corporation and wholly-owned subsidiary of the Target Shareholder (“EnChem”), providing for the merger of a wholly-owned subsidiary of the Company with and into EnChem (the “Merger”). The Merger Agreement contemplates that at the effective time of the Merger (the “Effective Time”), Merger Sub, Inc., a wholly-owned subsidiary of the Company, will merge with and into EnChem with EnChem continuing as the surviving entity and becoming a wholly-owned subsidiary of the Company. EnChem, the Target Shareholder, and the Company intend to enter into an Amendment to Agreement and Plan of Merger (the “Merger Agreement Amendment”). Pursuant to the terms of the Merger Agreement Amendment and in connection with the Merger, the Company will issue to the Target Shareholder a number of Class A ordinary shares equal to (i) US$400,000,000 divided by (ii) the average closing price of the Class A ordinary shares on Nasdaq for the twenty (20) trading days immediately preceding the closing date (after excluding the highest and lowest closing prices and on a split adjusted basis giving effect to the Reverse Stock Split), or such greater number of Class A ordinary shares as shall constitute eighty-five percent (85%) of the fully-diluted shares of the post-closing Company, in exchange for all of EnChem’s outstanding shares of common stock. This transaction will constitute a change in control resulting in the Company acquiring the business of EnChem and, for accounting purposes, the transaction is expected to be treated as a reverse acquisition, with EnChem being treated as the accounting acquirer and the financial statements of EnChem becoming the financial statements of the Company after the closing of the Merger. Upon consummation of the Merger, EnChem will become a wholly-owned subsidiary of the Company, and the Target Shareholder will own at least 85% of the fully-diluted shares of the post-closing Company, and existing Company shareholders and investors in this offering will together own no more than 15% of the fully-diluted shares of the post-closing Company (the “Combined Company”). The actual percentage of the fully-diluted shares of the Combined Company owned by the Target Shareholder will be determined based on the calculation described above and may be greater than 85% of such shares, and the actual percentage of the fully-diluted shares of the Combined Company owned by the existing Company shareholders and investors in this offering will be determined based on the calculation described above and may be less than 15% of such shares. This will require the Combined Company to submit a new listing application to Nasdaq and to meet initial listing standards following the Merger. See “Prospectus Summary – Recent Developments – Merger Agreement with EnChem.”

On July 16, 2026, at a hearing (the “Hearing”) before the Nasdaq Hearing Panel (the “Panel”) to appeal the delisting of the Company from Nasdaq, the Company’s management and outside counsel presented the Company’s compliance plan, including the completion of the proposed Merger, requesting the Panel to grant the Company an exception to continue listing on Nasdaq. On July 29, 2026, the Company received the letter (the “Decision Letter”) in which the Panel informed the Company of its decision to grant the Company an exception to complete its plan and to continue its listing on Nasdaq subject to the conditions described in the Decision Letter, which included the consummation of the Merger, the approval of the new listing application on Nasdaq, and the effectiveness of the one-for-10 reverse stock split of our Class A and Class B ordinary shares in order to demonstrate compliance with Nasdaq’s initial listing rules by December 2, 2026. See “Prospectus Summary – Recent Developments – Nasdaq Hearing and Panel’s Determination to Grant the Company Extended Period for continued listing on Nasdaq.”

Except as otherwise indicated, information in this prospectus, other than as set forth in our financial statements and the notes thereto, reflects the Reverse Stock Split.

Upon the completion of the Merger and this offering, the Combined Company will be a “controlled company” as defined under the Nasdaq Listing Rules because we anticipate that, upon the closing of the Merger, the Target Shareholder will beneficially own at least 85% of our fully-diluted shares and, following the Class B Conversion, at least 85% of our total voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors or that we have to establish a nominating committee and a compensation committee composed entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Upon the completion of the Merger and the closing of this offering, the Combined Company will continue to be both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See sections titled “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer” for additional information.

We have engaged GT Securities, Inc., or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. Funds received from investors in payment for securities in this offering will be deposited into a non-interest-bearing escrow account maintained at [●], a bank acting as escrow agent, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, and will be held in escrow until the closing of this offering, at which time the funds will be released to the Company. Investors will not earn interest on funds held in escrow. If the Merger is not closed or Nasdaq does not provide the requisite approval described below, this offering will not close and all funds held in escrow will be promptly returned to investors, without interest or deduction. There is no minimum offering requirement as a condition of closing of this offering, but we will not close this offering, unless the Merger is also closed and Nasdaq has provided the requisite approval for the Company’s Class A ordinary shares to continue trading on the Nasdaq Capital Market. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering; provided, however, we will not close this offering, unless the Merger is also closed and Nasdaq has provided the requisite approval for the Company’s Class A ordinary shares to continue trading on the Nasdaq Capital Market. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page 135 of this prospectus for more information regarding these arrangements.

The number of Class A ordinary shares offered by this prospectus and all other applicable information has been determined based on an assumed public offering price of $4.31 per Class A ordinary share, which is the closing price of our Class A ordinary shares of $0.431 on November 6, 2026 presented on a post-split basis to reflect the Reverse Stock Split. The public offering price per Class A ordinary share will be determined between us and investors based on market conditions at the time of pricing, and may be at a discount to the then current market price of our Class A ordinary shares. The recent market price used throughout this prospectus may not be indicative of the actual offering price. The actual public offering price may be based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share	Total
Public offering price	$	$
Placement Agent’s fees (1)	$	$
Proceeds, before expenses, to us (2)	$	$

(1)	We have agreed to pay the placement agent a cash fee equal to 5.0% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain of its offering related expenses, including reimbursement for legal fees and expenses. Any individual expense in excess of $5,000, any expenses in excess of $150,000 in the aggregate, and any expenses payable to a third party (other than expenses related to travel in connection with this offering) will be reimbursable only if such expenses were incurred with the prior written approval of the Company. For a description of the compensation to be received by the placement agent, see “Plan of Distribution” for more information.
(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering; provided, however, we will not close this offering, unless the Merger is also closed and Nasdaq has provided the requisite approval for the Company’s Class A ordinary shares to continue trading on the Nasdaq Capital Market, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

The delivery to purchasers of the Class A ordinary shares in this offering is expected to be made on or about               , 2026, subject to satisfaction of certain customary closing conditions.

GT Securities, Inc.

The date of this prospectus is [    ], 2026

We have not authorized any person to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside of the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

All references in this prospectus to “$,” “U.S.$,” “U.S. dollars,” “dollars,” “US$,” and “USD” mean United States dollars unless otherwise noted. All references in this prospectus to “SGD” or “S$” mean Singapore dollars, the legal currency of Singapore. All references to “Korea” in this prospectus refer to the Republic of Korea. All references to the “United States,” “U.S.” or “US” refer to the United States of America.

Unless otherwise noted in this prospectus, disclosure herein including disclosure incorporated by reference herein pertains to THE GROWHUB LIMITED, a Cayman Islands exempted company with limited liability.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Growhub’s Business,” “EnChem’s Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as information we incorporated herein by reference, contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus and the documents incorporated herein by reference include, but are not limited to, statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	the future trading price of our Class A ordinary shares and impact of securities analysts’ reports on these prices;

●	statements about EnChem’s business and operations;

●	statements about the EnChem Merger and operations of the Combined Company; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminologies. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

This prospectus contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

ii

COMMONLY USED DEFINED TERMS

Unless the context otherwise requires, in this registration statement references to:

●	“Combined Company” refers to the Company immediately following the consummation of the EnChem Merger.

●	“Class A ordinary shares” refers to the Company’s Class A ordinary shares, par value $0.005 per share.

●	“Class B ordinary shares” refers to the Company’s Class B ordinary shares, par value $0.005 per share.

●	“Company,” “we,” “us,” “our,” “Growhub,” and “Group” refer to THE GROWHUB LIMITED, a Cayman Islands exempted company with limited liability whose principal place of business is in Singapore, together with its consolidated basis with its wholly-owned subsidiaries prior to the consummation of the Merger.

●	“EnChem” refers to EnChem America, Inc., a Georgia privately-held corporation.

●	“EnChem Merger” or “Merger” means the merger contemplated by that certain merger agreement (“Merger Agreement”) by and among the Company, the Target Shareholder, and EnChem, dated July 14, 2026, pursuant to which the Company shall acquire 100% of EnChem’s outstanding shares of common stock with consideration to be paid in shares after which EnChem will become the Company’s wholly-owned subsidiary, and, pursuant to the Merger Agreement Amendment, the Target Shareholder will own a number of Class A ordinary shares equal to (i) US$400,000,000 divided by (ii) the average closing price of the Class A ordinary shares on Nasdaq for the twenty (20) trading days immediately preceding the closing date (after excluding the highest and lowest closing prices and on a split adjusted basis giving effect to the Reverse Stock Split), or such greater number of Class A ordinary shares as shall constitute eighty-five percent (85%) of the fully-diluted shares of the post-closing Company, which shall result in at least 85% of the fully-diluted shares of the Combined Company, and existing Company shareholders and investors in this offering will together own no more than 15% of the fully-diluted shares of the Combined Company.

iii

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

●	“Fiscal year” refers to the period from January 1 of each calendar year to December 31 of the calendar year.

●	“IP” refers to intellectual property.

●	“IPO” means the initial public offering by the Company of 3,750,000 Class A ordinary shares (on a pre-split basis not reflecting the Reverse Stock Split) consummated on August 29, 2025.

●	“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of July 14, 2026, by and among the Company, the Target Shareholder and EnChem, as it may be amended and supplemented from time to time.

●	“Korea” refers to the Republic of Korea.

●	“R&D” refers to research and development.

●	“Securities and Exchange Commission,” “SEC,” “Commission” or similar terms refer to the U.S. Securities and Exchange Commission.

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

●	“Securities Act” refers to the Securities Act of 1933, as amended.

●	“Target Shareholder” or “EnChem Korea” refers to EnChem Co., Ltd., a corporation organized under the laws of the Republic of Korea, which wholly owns EnChem America, Inc.

●	“United States,” “U.S.” and “US” refer to the United States of America.

INDUSTRY AND MARKET DATA

This prospectus includes information with respect to market and industry conditions and market share from third-party sources or based upon estimates using such sources when available. We have not, directly or indirectly, sponsored or participated in the publication of any of such materials. We believe that such information and estimates are reasonable and reliable. We also assume the information extracted from publications of third-party sources has been accurately reproduced. We understand that the Company would be liable for the information included in this prospectus if any part of the information was incorrect, misleading or imprecise to a material extent.

iv

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read the entire prospectus, including the financial statements of the Company and EnChem and the related notes and management’s discussion and analysis incorporated herein by reference. You should also consider, among other things, the matters described under “Risk Factors” in each case appearing elsewhere in this prospectus. Unless otherwise stated, all references to “us,” “our,” “Growhub,” “we,” the “Company,” the “group” and similar designations refer to THE GROWHUB LIMITED, a Cayman Islands exempted company with limited liability and all references to “EnChem” refer to EnChem America, Inc., a Georgia corporation.

Overview of Growhub

We operate at the intersection of technology, supply chain management, and environmental sustainability. We have developed a dual-focus approach addressing two critical global challenges: food supply chain integrity and climate change mitigation.

Our business comprises two main divisions:

1.	Traceability and Authenticity Solutions – our foundational business, providing technology-enabled traceability for food and consumer products across the supply chain; and

2.	Carbon Project Development – an expanding division that develops high-integrity carbon credit projects, including nature-based solutions and emissions reduction initiatives, leveraging our experience in data verification and government partnerships.

Industry Overview

Food Traceability Market

According to Insight Ace Analytic, the global food traceability market was valued at approximately USD 24.98 billion in 2025 and is projected to reach USD 70.67 billion by 2035, growing at a CAGR of 11.4%. Consumer demand for transparency and safety, along with stricter government regulations, is driving adoption globally.

The rise of food adulteration and foodborne diseases has highlighted the need for comprehensive traceability systems. According to the World Bank’s 2019 report, The Economic Burden of Foodborne Diseases, total productivity loss in low- and middle-income countries was approximately USD 95.2 billion, with annual treatment costs of USD 15 billion. By implementing traceability solutions, companies can enhance supply chain efficiency, minimize food fraud, improve product quality, reduce waste, and build consumer trust.

Carbon Markets and Nature-Based Solutions

The global carbon credit market is experiencing significant growth. Industry reports project the voluntary carbon market to reach USD 50–100 billion by 2030, driven by corporate net-zero commitments, Article 6 of the Paris Agreement, and increasing regulatory pressure. Nature-based solutions—including reforestation, afforestation, and improved forest management—are gaining particular traction.

Demand is shifting from low-cost avoidance credits toward high-integrity removal credits, with removals projected to grow at approximately 56% CAGR. Asia accounts for more than half of global emissions while hosting some of the world’s most significant natural carbon sinks, representing a substantial opportunity for carbon project development. Governments across the region are actively structuring cooperation projects under Article 6, moving from framework to implementation.

1

OUR SOLUTIONS

Traceability and Authenticity Solutions

Our traceability solutions provide comprehensive tracking of products from origin to consumer. We equip organizations with tools to verify product authenticity, combat counterfeiting, and ensure supply chain integrity.

How Our Traceability Solutions Work

Our system captures data at key points across the supply chain, including harvesting, processing, distribution, and retail. Data collected may include product condition, location, temperature, and other relevant metrics. Each checkpoint can be supported by certificates, reports, and data from third-party applications and devices.

Once data is uploaded, it undergoes a validation process to ensure accuracy and completeness, after which it is recorded in a tamper-proof manner. Our system integrates with a wide range of third-party applications and devices, with data validation protocols mitigating risks related to the quality and consistency of third-party data inputs.

Key Solutions

●	Traceability Solution – enables organizations to track products from raw materials to final product. Includes a consumer-facing web application that displays product provenance via QR code, customizable by language and location.
●	Anti-Counterfeit Solution – monitors product movements using geolocation-logged labels and unique authentication keys. Consumers are warned if a key has been tampered with or used before.
●	Carbon Management Solution – helps organizations track carbon emissions across manufacturing, logistics, and energy consumption using client-provided data and IoT device integration. We collaborate with reputable audit firms to independently verify client data.

Carbon Project Development

Building on our experience in data verification and government partnerships, we develop high-integrity carbon credit projects focusing on:

●	Nature-Based Solutions – reforestation, afforestation, and improved forest management projects that generate removal credits with biodiversity and community co-benefits;
●	Government Partnerships – working with national and sub-national governments to operationalize Article 6 cooperation agreements under the Paris Agreement;
●	Technology-Enabled Verification – deploying data verification capabilities to monitor project performance and ensure the integrity of emissions reduction claims.

We have active carbon project collaborations with governments including Bhutan, Indonesia, and Bosnia and Herzegovina.

MARKET OPPORTUNITY

The food traceability market in the Asia Pacific continues to expand rapidly. According to KBV Research, the region’s food traceability market is expected to witness a growth rate of 9.6% CAGR from 2023 to 2030. The United Nations Population Fund estimates that Asia Pacific is home to 60% of the world’s population, and we believe this large population base fuels demand for traceability technologies and services.

Concurrently, the carbon credit market in Asia presents a complementary growth opportunity. As governments implement carbon pricing mechanisms and corporate buyers seek verified, high-quality credits, we believe our government partnerships and verification capabilities position us well to capture value in this emerging market.

2

MONETIZATION STRATEGY

We generate revenue from traceability solutions through service-based fees, technology enhancements, data analytics, and IT consultancy services. For the years ended December 31, 2025 and 2024, IT consultancy services represented 31% and 74% of our total revenue, respectively. For the six months ended June 30, 2026, IT consultancy services represented 0% of our total revenue. The primary driver of revenue during this period was from our carbon-related business.

For carbon project development, we generate revenue through project development fees, carbon credit sales, and government partnership arrangements.

STRATEGIC PARTNERSHIPS

We have strategically partnered with governmental organizations and academic institutions worldwide:

●	Bhutan (March 2026) – commenced a pilot trial for traceability solutions on agricultural products, with discussions ongoing for carbon project collaboration.
●	Japan (January 2026) – entered a comprehensive definite agreement with Kyoto Sangyo University for joint research on AI applications for carbon projects and entrepreneurship education.
●	Bosnia and Herzegovina (September 2025) – entered a strategic partnership focused on nature-based carbon projects under Article 6.
●	Vietnam (July 2024) – memorandum of understanding to introduce food traceability systems for local premium produce.
●	Indonesia – discussions underway for traceability technology and potential carbon project collaboration.

OUR COMPETITIVE STRENGTHS

Established Government Partnerships

Our relationships with governments such as Bhutan, Australia, Bosnia and Herzegovina, and Japan provide political goodwill and client referrals. Many of our clients come through government referrals. When government agencies endorse our solutions, businesses take notice.

Dual-Revenue Business Model

Our business model is built on two complementary revenue streams: traceability solutions (service-based fees, technology enhancements, data analytics, IT consultancy) and carbon project development (project development fees, carbon credit sales, government partnership arrangements). This diversifies our income sources and provides resilience across market cycles.

Experienced Management Team

Our senior management team comprises seasoned professionals with years of collaboration with government officials and political leaders. We understand the delicate balance between business interests and public policy, navigating political dynamics, regulatory frameworks, and cultural nuances effectively.

Global Footprint with Local Expertise

Our solutions span multiple countries, adapting to local languages, regulations, and cultural nuances while maintaining global standards. Whether tracking agricultural products from Bhutan or developing carbon projects in Bosnia and Herzegovina, our approach adapts to local conditions.

3

Recent Developments

Merger Agreement with EnChem

The Merger Agreement provides that, among other things and upon the terms and subject to satisfaction or waiver of the conditions set forth therein, the following transactions will occur (together with the other agreements and transactions contemplated by the Merger Agreement, the “Merger”), and in accordance with the Georgia Business Corporation Code, as amended:

The Merger.

The Merger is a reverse merger transaction. The Company has incorporated a wholly owned subsidiary in the State of Georgia, named “Merger Sub, Inc.” (the “Merger Sub”). On the Closing Date, Merger Sub will merge with and into EnChem (the “Target”), the separate corporate existence of Merger Sub will cease, and the Target will be the surviving corporation and a wholly-owned subsidiary of the Company. Following the Closing, the Target Shareholder will hold at least 85% of the fully-diluted shares of the Company, all of the members of the Company’s board of directors will be directors designated by the Target, all of the Company’s current directors and executive officers will have resigned, and, for financial reporting purposes, EnChem will be treated as the accounting acquirer and the Company as the accounting acquiree. Following the Merger, the Company will be controlled by the Target Shareholder, a corporation organized under the laws of the Republic of Korea, the Company’s operations will consist principally of EnChem’s electrolyte manufacturing business in Commerce, Georgia, together with the continuation of the Company’s traceability and carbon project development businesses, and the Company expects to continue to qualify as a foreign private issuer. See “—Management Following Merger.”

Merger Consideration. Upon consummation of the Merger (the “Closing”), among other things, the Company will acquire all outstanding equity interests in the Target in exchange for newly issued Class A ordinary shares of the Company (the “Class A ordinary shares”) in a transaction exempt from the registration requirements under the Securities Act.

The Merger values the Target at an equity value of a minimum of $400,000,000. Upon the effective time of the Merger (the “Effective Time”), all of the issued and outstanding equity of the Target shall be canceled in exchange for the right to receive a number of Class A ordinary shares equal to (i) US$400,000,000 divided by (ii) the average closing price of the Class A ordinary shares on Nasdaq for the twenty (20) trading days immediately preceding the closing date (after excluding the highest and lowest closing prices and on a split adjusted basis giving effect to the Reverse Stock Split), or such greater number of Class A ordinary shares as shall constitute eighty-five percent (85%) of the fully-diluted shares of the post-closing Company (the “Merger Consideration”). As of immediately following the Closing and after giving effect to the Class B Conversion (as defined below), the Class A ordinary shares shall constitute the only class of shares of the Company that is issued or outstanding. For this purpose, the fully-diluted shares of the Company are determined as of immediately following the Closing, after giving effect to the Reverse Stock Split, the Class B Conversion, the issuance of the Merger Consideration and the issuance of any Company Class A ordinary shares in this offering.

The board of directors of the Company has unanimously approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby.

Amended and Restated Memorandum and Articles of Association; Company Reverse Stock Splits; Class B Conversion

Pursuant to the terms of the Merger Agreement, prior to the Effective Time, the Company has amended and restated its memorandum and articles of association (the “Third A&R Memorandum and Articles of Association”) to provide for, among other things, changes in the authorized share capital of the Company.

Pursuant to the terms of the Merger Agreement and the Third A&R Memorandum and Articles of Association, and as approved by our shareholders on November 12, 2026, prior to the Effective Time the Company will effect a one-for-ten (1-for-10) reverse stock split of its issued and outstanding Class A ordinary shares and Class B ordinary shares (the “Reverse Stock Split”), which is expected to become effective on December 2, 2026. As a result of the Reverse Stock Split, every ten issued and outstanding Class A ordinary shares and Class B ordinary shares will be combined into one Class A ordinary share or one Class B ordinary share, as applicable, and the par value per share will increase from $0.0005 to $0.005. No fractional shares will be issued in connection with the Reverse Stock Split; any fractional share resulting from the Reverse Stock Split will be rounded up to the nearest whole share. Upon effectiveness of the Reverse Stock Split, the number of Class A ordinary shares outstanding will decrease from approximately 14,866,470 to approximately 1,486,647, and the number of Class B ordinary shares outstanding will decrease from 10,433,340 to approximately 1,043,334. The Reverse Stock Split will not affect any shareholder’s percentage ownership interest in the Company, except to the extent of the treatment of fractional shares. The Reverse Stock Split is intended to enable the Company to satisfy the minimum bid price requirement under Nasdaq’s initial listing standards in connection with the new listing application required as a condition of the Panel’s exception and the Closing. The Merger Consideration is stated after giving effect to the Reverse Stock Split. See “Reverse Stock Split.”

On the date and time at which the Closing is actually held (the “Closing Date”), and prior to the Effective Time, the majority shareholders of the Company (the “Company Majority Shareholders”) will, pursuant to and in accordance with a shareholder voting agreement by and among the Company, the Target Shareholder, and the Company Majority Shareholders entered into contemporaneously with the Merger Agreement (the “Shareholder Voting Agreement”), convert all of their Class B ordinary shares of the Company to Class A ordinary shares, with all the attendant rights and obligations and on a 1:1 basis (the “Class B Conversion”).

Conditions to Closing

The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, as well as other conditions, including the following: (i) a new registration statement on Form F-1 to be filed by the Company with the SEC after the date of the Merger Agreement (the “Company Registration Statement”) shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order suspending the effectiveness of the Company Registration Statement or similar order shall be in effect with respect to the Company Registration Statement, (ii) the Class A ordinary shares comprising the Merger Consideration shall have been approved for listing on NASDAQ pursuant to a listing application, subject to official notice of issuance, (iii) from the date of the Merger Agreement through the Closing, (A) the Class A ordinary shares shall have remained listed on NASDAQ and trading therein shall not have been suspended by NASDAQ or the SEC (other than in connection with the listing application), (B) no final decision of the NASDAQ Hearings Panel denying the continued listing of the Class A ordinary shares on NASDAQ shall have been issued, and (C) either (x) the panel shall have granted the continued listing of the Class A ordinary shares on NASDAQ, including pursuant to an exception under Nasdaq Listing Rule 5815(c) the terms and conditions of which are reasonably acceptable to the Target Shareholder, or (y) NASDAQ shall have confirmed in writing that the Company has regained compliance with all applicable continued listing requirements of NASDAQ, (iv) the Class B Conversion shall have been consummated on the Closing Date and prior to the Effective Time, and (v) all members of the board of directors of the Company and all executive officers of the Company shall have executed and delivered written resignation letters effective as of the Effective Time, and the directors designated by the Target shall have been appointed to the board of directors of the Company, effective as of the Closing.

4

Covenants

The Merger Agreement contains certain covenants and agreements of the parties, including, among others, covenants providing for (i) the parties to conduct their respective businesses in the ordinary course through the Closing, (ii) the parties to use their commercially reasonable efforts to ensure that the Merger will qualify for the Intended Tax Treatment (as defined under the Merger Agreement), (iii) the Company and the Target to jointly prepare and the Company to file with the SEC the Company Registration Statement, (iv) the Company to hold an extraordinary general meeting to obtain the requisite approval of the Company shareholders (the “Company Shareholders Approval”), (v) the Target, the Target Shareholder and the Company to furnish each other and their respective representatives reasonable access through the Closing to their properties, appropriate officers and employees, and books and records, (vi) until the Effective Time, neither party to solicit or accept offers or proposals regarding alternative transactions and (vii) the parties to use reasonable best efforts to consummate the Merger.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by the Company, the Merger Sub, the Target Shareholder and the Target. The representations and warranties of the parties will not survive the Closing.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including (i) by the mutual written agreement of the Company and the Target Shareholder, (ii) by written notice from the Target Shareholder or the Company, if the Closing shall not have occurred on or prior to December 2, 2026, (iii) by the Company or Target Shareholder upon written notice to the other party, in the event of a breach of any representation, warranty, covenant or agreement, and which, with respect to any such breach that is capable of being cured, is not cured within thirty (30) days after receipt of written notice thereof, (iv) by any party thereto, upon written notice to the other parties, if (A) a NASDAQ hearing panel issues a final decision denying the continued listing of the Class A ordinary shares on NASDAQ, (B) trading in the Class A ordinary shares is suspended by NASDAQ or the SEC, or the Class A ordinary shares are delisted from NASDAQ, or (C) any exception granted by a NASDAQ hearing panel pursuant to Nasdaq Listing Rule 5815(c) expires or is terminated without the Company having regained compliance with all applicable continued listing requirements of NASDAQ, or (v) by written notice from either the Target Shareholder or the Company, if the Company Shareholders Approval shall not have been obtained at the extraordinary general meeting.

Ancillary Documents

Shareholder Voting Agreement

On July 14, 2026, in connection with the execution of the Merger Agreement, the Company, the Target Shareholder and the Company Majority Shareholders entered into the Shareholder Voting Agreement, pursuant to which, among other things, the Company Majority Shareholders agreed to vote all of their shares of the Company in favor of the Company Shareholders Approval matters and against any acquisition proposal from any person other than the Target Shareholder, to convert all of such shares to Company Class A ordinary shares on or prior to the Closing Date, and not to transfer such shares during the term of the Shareholder Voting Agreement. The Shareholder Voting Agreement terminates automatically upon the earlier to occur of the Closing and the termination of the Merger Agreement.

Lock-Up Agreement; Registration Rights Agreement; Indemnity Agreements

The Merger Agreement contemplates that, at or prior to the Closing, the Company will enter into (i) a lock-up agreement with the Target Shareholder, which will contain customary terms and conditions and will become effective as of the Closing, (ii) a registration rights agreement with the Target Shareholder, which will contain customary terms and conditions including providing for customary demand, shelf and piggyback registration rights in respect of the Company Class A ordinary shares constituting the Merger Consideration, and (iii) indemnification agreements with each post-Closing director and officer of the Company. Each of these agreements will be entered into in connection with the Merger on terms to be mutually agreed upon between the respective parties and will contain customary terms and conditions.

5

Reasons for the Merger

In the course of its evaluation of the Merger, the Merger Agreement and the contemplated transactions, the Growhub board held meetings and consulted with Growhub’s management, and reviewed and assessed a significant amount of information and, in reaching its decision to approve the Merger, the Merger Agreement and the contemplated transactions, the Growhub board considered the following factors:

●	the historical and current information concerning Growhub’s business, financial performance, financial condition, including Growhub’s cash position, operations, management and competitive position, the nature of the industry generally, and its short- and long-term strategic objectives and the related risks and the belief that the combination of EnChem’s and Growhub’s businesses would create more value for Growhub shareholders in the long-term than Growhub could create as an independent, stand-alone company;

●	that Growhub’s board of directors and its advisors undertook a comprehensive and thorough process of reviewing and analyzing potential strategic transactions, including the acquisition of new assets or companies, and reverse mergers to identify the opportunity that would, in the Growhub board of directors’ opinion, create the most value for Growhub’s shareholders;

●	the Growhub board of directors’ belief, based in part on the judgment, advice and analysis of Growhub’s management with respect to the potential strategic, financial and operational benefits of the Merger (which judgment, advice and analysis was informed in part by the business, technical, financial, accounting, intellectual property and legal due diligence investigation performed by Growhub with respect to EnChem), that the Merger is more favorable to Growhub’s shareholders than the potential value that might have resulted from other strategic options available to Growhub;

●	the strength of the balance sheet of the Combined Company;

●	that the Combined Company is expected to be led by an experienced senior management team and board of directors;

●	the financial analysis completed by Growhub’s management;

●	the Growhub board of directors’ belief that the Merger would provide existing Growhub shareholders a significant opportunity to participate in the potential growth of the Combined Company following the Merger;

●	that Growhub’s board of directors reviewed and considered the terms of the Merger Agreement, including the parties’ respective representations, warranties and covenants, and the conditions to their respective obligations to consummate the Merger, the issuance of shares of Growhub Class A ordinary shares and the other transactions contemplated by the Merger Agreement.

●	In the course of its deliberations, Growhub’s board of directors also considered a variety of risks and other countervailing factors related to the Merger and other transactions contemplated by the Merger Agreement, including among others:

●	the substantial expenses to be incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement;

●	the possible volatility, at least in the short term, of the trading price of Growhub’s Class A ordinary shares resulting from the announcement of the Merger Agreement;

●	the risk that the Merger might not be consummated in a timely manner or at all and the potential adverse effect of the public announcement of the Merger Agreement or on the delay or failure to complete the transactions contemplated by the Merger Agreement on Growhub’s financial position;

●	the potential for litigation relating to the proposed transactions and the associated costs, burden and inconvenience involved in defending those proceedings;

●	various other risks associated with the Combined Company and the Merger, including those described in the sections titled “Risk Factors” beginning on page 16 and “Special Note Regarding Forward-Looking Statements” elsewhere in this prospectus.

The foregoing information and factors considered by Growhub’s board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by Growhub’s board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the other transactions contemplated by the Merger Agreement and the complexity of these matters, Growhub’s board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of Growhub’s board of directors may have given different weight to different factors. Growhub’s board of directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Growhub’s management team and advisors, and considered the factors overall to be favorable to, and to support, its determination.

This explanation of the Growhub board of directors’ reasons for approving the Merger Agreement and the transactions contemplated thereby and the other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section titled “Special Note Regarding Forward-Looking Statements” elsewhere in this prospectus.

The Target Shareholder’s Reasons for the Merger

In evaluating the Merger, the board of directors of the Target Shareholder weighed a number of factors, both favorable and unfavorable. The factors weighing in favor of the Merger included:

●	the opportunity to expand EnChem’s business in the United States and to establish a base for attracting investment;

●	the opportunity for the Combined Company to raise capital in the U.S. capital markets; and

●	the fact that the Target Shareholder will hold at least 85% of the outstanding shares of the Combined Company, will designate all of the members of the board of directors of the Combined Company at the Closing, and will continue to participate in any future growth and appreciation in the value of the Combined Company.

The Target Shareholder’s board also considered a number of potentially negative factors, including:

●	the risks and costs associated with EnChem operating as a subsidiary of a public company, including increased legal, accounting, compliance, reporting and governance obligations;

●	the Company’s financial condition, its history of net losses, its need for additional capital and its non-compliance with Nasdaq’s continued listing requirements;

●	the risk that the Merger is not completed, including if the Company does not demonstrate compliance with Nasdaq’s initial listing standards on or before December 2, 2026;

●	the risk that the market price of the Company’s Class A ordinary shares following the Merger may not reflect the intrinsic value of the Combined Company and may be subject to significant volatility; and

●	the other risks described in the section entitled “Risk Factors.”

Although the foregoing discussion sets forth the principal factors considered by the Target Shareholder’s board, it is not intended to be exhaustive and may not include all of the factors considered by the Target Shareholder’s board, and each member of the board may have considered different factors or given different weight to each factor. The above factors are not presented in any order of priority. In view of the variety of factors, the amount of information and the complexity of the matters considered, the Target Shareholder’s board did not find it practicable to, and did not, make specific assessments of, or assign relative weights to, the specific factors considered.

Business of the Combined Company

As of the date of this prospectus, Growhub is currently continuing to conduct and generate revenue from its business operations. For the six months ended June 30, 2026, Growhub has generated revenue from its operations of US$478,608, and GrowHub’s operations are expected to continue after the Merger. The anticipated business operations of the Combined Company will be EnChem’s business operations of manufacture and sale of electrolytes and additives for rechargeable batteries and electric double-layer capacitors (EDLCs) and the continuation of GrowHub’s business operations of providing technology-enabled traceability for food and consumer products and developing carbon credit projects. See “Growhub’s Business” beginning on page 70 and “EnChem’s Business” beginning on page 88 of this prospectus for more information. The Company plans to undergo a name change in connection with the Merger to “EnChem Global” after the closing of the Merger.

Management of the Combined Company

Please refer to “Management – Management Following Merger” for more details.

Reverse Stock Split

Except as otherwise indicated, information in this prospectus, other than as set forth in our financial statements and the notes thereto, reflects a one for ten (1-for-10) reverse stock split of our Class A and Class B ordinary shares, which we refer to as the “Reverse Stock Split,” effective on December 2, 2026.

Nasdaq Hearing and Panel’s Determination to Grant the Company Extended Period for continued listing on Nasdaq.

On December 5, 2025, the Company received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq Staff”) notifying the Company that the minimum bid price per share of its Class A ordinary shares was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the Minimum Bid Price requirement. Nasdaq had provided the Company with an 180 calendar days compliance period, or until June 1, 2026, to regain compliance with Nasdaq’s Minimum Bid Price requirement.

On May 28, 2026, the Company received another written notification from the Nasdaq Staff dated May 26, 2026 indicating that, based on the reported shareholders’ deficit of $2,299,129 of the Company as reported in its Form 20-F for the period ended December 31, 2025, filed with the SEC on May 15, 2026, the Company does not meet the minimum shareholders’ equity criteria of $2,500,000 in stockholders’ equity required under the Equity Rule 5550(b)(1) for continued listing.

On June 5, 2026, the Company received a Staff Determination Letter from the Nasdaq Staff, notifying the Company that the Nasdaq Staff has determined to delist the Company’s securities from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company requested a hearing (the “Hearing”) to appeal the delisting process before the Panel.

The Hearing was held on July 16, 2026, at which the Company’s management and outside counsel presented its compliance plan, including the completion of the proposed Merger. On July 29, 2026, the Company received the Decision Letter from Nasdaq, in which the Panel informed the Company that it granted the Company an exception for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5815(c), subject to the conditions described in the Decision Letter. Specifically, the Panel outlined in the Decision Letter that such exception is subject to regaining compliance with all Nasdaq initial listing rules on or before December 2, 2026. The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on the Nasdaq inadvisable or unwarranted.

Nasdaq listing rules require an issuer to meet the initial listing standards of the applicable market to continue to be listed on such market following a change of control transaction. The Merger constitutes a change of control transaction. Accordingly, pursuant to the applicable Nasdaq listing rules and the terms of the Decision Letter, in order for the Company’s Class A ordinary shares to remain listed on Nasdaq, the Company is required to submit a new listing application and to receive approval from Nasdaq, confirming it meets all initial listing standards. The approval of the new Nasdaq listing application and continuing listing on Nasdaq is one of the conditions to the Closing of the Merger.

There is no assurance that the Company’s new Nasdaq listing application will be approved and that the Company will meet all initial listing requirements for its Class A ordinary shares to remain listed on Nasdaq by December 2, 2026.

If we fail to meet these requirements, the Merger will not be consummated, and our Class A ordinary shares will be delisted from Nasdaq.

6

Cash Transfers and Dividend Distribution

Cash may be transferred between and among THE GROWHUB LIMITED and its subsidiaries through capital contributions, dividends, intercompany loans or payments for intercompany sales and services in the ordinary course of business. From the Company’s IPO up to the date of this prospectus, THE GROWHUB LIMITED has transferred an aggregate of $4,287,200 to its Singapore subsidiary, The Growhub Innovations Company Pte Ltd. (“Growhub Innovations Singapore”).

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay any indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our board of directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our board of directors may deem relevant. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium, provided that in no circumstances may a dividend be paid if following such payment the Company would be unable to pay its debts as they fall due in the ordinary course of business.

COMPANY’S BUSINESS STRATEGY

Geographic Expansion with Government-First Approach

Our strategic approach to expansion focuses on collaboration with government entities and academic institutions. We have developed robust ties in Australia, Bhutan, Japan, Singapore, Vietnam, Indonesia, Malaysia, and Bosnia and Herzegovina. Our primary focus has been on expanding our carbon project pipeline across Asia and Europe, while continuing to grow our traceability solutions in existing and new markets.

Carbon Project Pipeline Development

Our priorities include advancing existing agreements with Bosnia and Herzegovina, Bhutan, and Malaysia from feasibility to implementation; expanding government partnerships to additional jurisdictions seeking Article 6 cooperation; and securing corporate offtake agreements to provide upfront project financing.

Deepening Market Presence

We plan to intensify efforts in existing markets by expanding traceability solutions to additional products, scaling carbon projects from pilot to commercial implementation, and leveraging government partnerships to secure referrals.

Strategic Academic Partnerships

Our collaboration with Kyoto Sangyo University, formalized in January 2026, remains a cornerstone of our innovation strategy, focusing on joint research for AI applications in carbon projects. We plan to explore similar academic partnerships in other jurisdictions.

7

Company’s Securities

Our authorized share capital is divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each Class A ordinary share will be entitled to one vote and each Class B ordinary share will be entitled to 10 votes. Due to the Class B ordinary shares’ voting power, the holders of Class B ordinary shares have a concentration of voting power, which limits the holders of Class A ordinary shares’ ability to influence corporate matters. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. (See “Description of Share Capital”). Pursuant to the Merger Agreement and the Shareholder Voting Agreement, on the Closing Date but prior to the Effective Time, Chan Choon Yew Lester and his wholly-owned entities Initium Novum Capital Pte. Ltd., Vita Nova Ventures Pte. Ltd. and EMJ Capital Holdings Pte. Ltd. will effect the Class B Conversion.

Summary Risk Factors

The following summarizes some, but not all, of the risks provided below. Please carefully consider all of the information discussed in “Risk Factors” in this registration statement for a more thorough description of these and other risks.

Risks Related to the Merger

●	Risks related to not completing the Merger.

●	Risks related to some Growhub and EnChem officers and directors having interests in the Merger that are different from yours and that may influence them to support or approve the Merger without regard to your interests.

●	Risks related to the possibility that market price of the Combined Company’s shares may decline as a result of the Merger.

●	Risks related to Growhub and EnChem shareholders not realizing a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

●	Risks related to Growhub and EnChem being prohibited from seeking out alternative business combinations before the Merger is complete, especially if it is never consummated.

●	Risks related to management of the Combined Company.

Risks Related to the Company’s Business

●	The Company does not have a long operating history as an integrated group.

●	We may incur losses in the future.
●	Our historical financial and operating results are not a guarantee of our future performance.

●	If we are unable to attract new customers, our business will be harmed.

●

If our platform fails to perform properly due to defects, interruptions, delays in performance. or similar problems, and if we fail to develop enhancements to resolve any defect, interruption, delay, or other problems, we could lose customers, become subject to service performance or warranty claims or incur significant costs.

8

●	If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements, or preferences, our products may become less competitive.

●	We receive a substantial portion of our revenues from a limited number of customers, and the loss of, or a significant reduction in usage by, one or more of our major customers would result in lower revenues and could harm our business.

●	Security incidents and attacks on our platform could lead to significant costs and disruptions that could harm our business, financial results, and reputation.

●	Interruption or failure of our information technology and communications systems due to natural disasters, human error or malicious acts could impair our ability to effectively provide our services and products, which could damage our brand and reputation and adversely affect our operating results.

●	Our business generates and processes a large amount of data, and the improper use or disclosure of such data may harm our reputation and business.

●	Our sales to highly regulated organizations and government entities are subject to several challenges and risks.

●	We operate in an emerging and evolving market, which may develop more slowly or differently than we expect. If our market does not grow as we expect, or if we cannot expand our services to meet the demands of this market, our revenue may decline, or fail to grow, and we may incur operating losses.

●	Our growth strategy depends on increasing revenue from our GrowHub Platform, which has to date accounted for only a small portion of our revenue. If market growth for our GrowHub Platform lags behind expectations due to various factors, our business would be adversely affected.

●	We rely on the performance of highly skilled personnel, including our management and other key employees, and the loss of one or more of such personnel, or of a significant number of our team members, could harm our business.

●	The failure to attract and retain additional qualified personnel could prevent us from executing our business strategy.

●	We rely on third-party hosting providers that may be difficult to replace.

●	If we fail to offer high quality support, our business may be harmed.

●	Unfavorable conditions in our industry or the global economy or reductions in information technology spending could harm our business.

●	Any damage to the reputation and recognition of our brand names, including negative publicity against us, may materially and adversely affect our business operations and prospects.

●	Our insurance may not provide adequate coverage for all potential loss and claims relating to our business operations and/or assets, and any uninsured losses incurred, may be substantial and therefore adversely affect our operations and financial results.

●	Our future strategic acquisitions, including the proposed Merger, or investments and partnerships could pose various risks, increase our leverage, dilute existing shareholders and significantly impact our ability to expand our overall profitability.

●	The wars in Ukraine and in the Middle East and the on-going wars among the U.S., Israel and Iran may materially and adversely affect our business and results of operations.

9

Risks Related to Doing Business in Singapore

●	We are subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

●	Any adverse material changes to the Singapore market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious diseases, could have a material adverse effect on our business, results of operations and financial condition.

●	We are subject to risks associated with operating in the rapidly evolving Southeast Asia region, and we might therefore be exposed to various risks inherent in operating and investing in the region.

●	We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

Risks Related to our Class A Ordinary Shares and this Offering

●	This offering is being made on a best-efforts basis and we may sell fewer than all of the Class A ordinary shares offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

●	Our share price may fluctuate significantly following the closing of this offering, and you may lose all or part of your investment, and litigation may be brought against us.

●	Certain recent public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A ordinary shares.

●	We are a “controlled company” within the meaning of the Nasdaq Stock Market listing rules and upon completion of this offering will continue to be a “controlled company” and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	We may require additional funding in the form of equity or debt for our future growth which will cause dilution in shareholders’ equity interest.

●	We have no plans to pay dividends.

10

●	We incur and will continue to incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

●	If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

●	Investors may have difficulty enforcing judgments against us, our directors and management.

●	The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	Upon the closing of the Merger and the completion of this offering we expect to continue qualifying as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	As a foreign private issuer, we do not expect to be subject to certain Nasdaq corporate governance rules applicable to U.S. listed companies.

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in the Class A ordinary shares to significant adverse U.S. income tax consequences.

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A ordinary shares, the price of our Class A ordinary shares and trading volume could decline.

●	Negative publicity relating to our Group or our directors, Executive Officers or controlling shareholder may materially and adversely affect our reputation and Class A ordinary share price.

●	Our dual-class voting structure may render our Class A ordinary shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A ordinary shares.

Risks Related to EnChem

●	The battery market continues to evolve and is highly competitive, and we may not be successful in competing in this market or establishing and maintaining confidence in our long-term prospects among current and future partners and customers.

●	Our future growth and success are dependent upon consumers’ willingness to adopt EVs.

●	We rely heavily on owned and licensed intellectual property, including patent rights, trade secrets, copyrights, trademarks, and know-how, and we may be unable to protect and maintain access to these intellectual property rights.

●	If we fail to effectively manage our future growth, we may not be able to market and sell our electrolyte.

●	EnChem faces significant, evolving competition which, if it fails to properly address, could adversely affect its business, results of operations, and financial condition.

●	There is substantial doubt about our ability to continue as a going concern.

11

Corporate Structure

The chart below illustrates our corporate structure and identifies our subsidiaries prior to the EnChem Merger:

The GrowHub Limited (Cayman Islands)
100%
The Growhub Innovations Company Limited (British Virgin Islands)
100%
The GrowHub Innovations Company Pte. Ltd. (Singapore)
100%
GrowHub Vietnam Limited Liability Company (Vietnam)
100%
GrowHub (Apac) Pte. Ltd (Singapore)
100%
GrowHub Technologies Pte. Ltd. (Singapore)
100%
GrowHub Innovation Centre Pty Ltd (Australia)
100%
GrowHub Distribution (Singapore) Pte. Ltd. (Singapore)
100%
GrowHub Trading Pty Ltd (Australia)
100%
GrowHub Malaysia Sdn. Bhd. (Malaysia)
100%
GrowHub Japan Co., Ltd. (Japan)

Name	Background	Ownership
THE GROWHUB LIMITED (“Growhub Cayman”)	Incorporated on April 12, 2024 as an exempted company with limited liability under the laws of Cayman Islands.	See “Security Ownership of Certain Beneficial Owners and Management” and “Principal Shareholders of the Combined Company” for details of our shareholding structures immediately prior to and after the Merger.

THE GROWHUB INNOVATIONS COMPANY LIMITED (“Growhub BVI”)	Incorporated on April 12, 2024 as a BVI business company under the laws of British Virgin Islands.	100% owned by Growhub Cayman.

The Growhub Innovations Company Pte. Ltd. (“Growhub Innovations Singapore”)	Incorporated on August 17, 2020 as a private company limited by shares under the laws of Singapore.	100% owned by Growhub BVI.

12

Growhub (Apac) Pte. Ltd (“Growhub Apac”). The name of Growhub Apac has been changed to GrowHub Carbon Pte Ltd.	Incorporated on January 6, 2020 as a private company limited by shares under the laws of Singapore.	100% owned by Growhub Innovations Singapore.

Growhub Technologies Pte. Ltd. (“Growhub Technologies”)	Incorporated on March 23, 2022 as a private company limited by shares under the laws of Singapore.	100% owned by Growhub Innovations Singapore.

Growhub Innovation Centre Pty Ltd (“Growhub Innovations Australia”). Growhub Innovations Australia has filed for closure due to consolidation for efficiency.	Incorporated on March 17, 2022 as a limited by shares company under the laws of Australia.	100% owned by Growhub Innovations Singapore.

Growhub Vietnam Limited Liability Company (“Growhub Vietnam”). Growhub Vietnam has filed for closure due to consolidation for efficiency.	Incorporated on October 9, 2024 as a limited liability company under the laws of Vietnam.	100% owned by Growhub Innovations Singapore after February 15, 2025.

Growhub Distribution (Singapore) Pte. Ltd. (“Growhub Distribution”). The name of Growhub Distribution has been changed to GrowHub Capital Pte Ltd.	Incorporated on February 11, 2020 as a private company limited by shares under the laws of Singapore.	100% owned by Growhub Carbon.

Growhub Trading Pty Ltd (“Growhub Trading”). Growhub Trading has filed for closure due to consolidation for efficiency.	Incorporated on April 3, 2020 as a limited by shares company under the laws of Australia.	100% owned by Growhub Apac (now GrowHub Carbon Pte Ltd.).

Growhub Malaysia Sdn. Bhd. (“Growhub Malaysia”). Growhub Malaysia has filed for closure due to consolidation for efficiency.	Incorporated on February 28, 2022 as a company limited by shares under the laws of Malaysia.	100% owned by Growhub Apac (now GrowHub Carbon Pte Ltd.).

Growhub Japan Co., Ltd (“Growhub Japan”). Growhub Japan has filed for closure due to consolidation for efficiency.	Incorporated on July 30, 2021 as a limited liability company under the laws of Japan.	100% owned by Growhub Apac (now GrowHub Carbon Pte Ltd.).

Our controlling shareholder currently, directly and indirectly, owns 100% of our outstanding Class B ordinary shares, representing approximately 87.53% of our total voting power.

13

Implications of Being a Foreign Private Issuer

The Company is considered a “foreign private issuer.” In its capacity as a foreign private issuer, the Company is exempted from certain rules under the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, the Company’s officers, directors and principal shareholders are exempt from “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Class A ordinary shares. Moreover, the Company is not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission (“SEC”), as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, the Company is not required to comply with Regulation FD, which restricts the selective disclosure of material information.

The Company may take advantage of these exemptions until such time as it is no longer a foreign private issuer. The Company would cease to be a foreign private issuer at such time when more than 50% of its outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of the Company’s executive officers or directors are U.S. citizens or residents; (2) more than 50% of its assets are located in the United States; or (3) its business is administered principally in the United States.

The Company has taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Notes on Prospectus Presentation

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of pharmaceutical industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Accordingly, actual events or circumstances may differ materially from events and circumstances that are assumed in this information and you are cautioned not to give undue weight to such data.

Company Corporate Information

Our principal executive office is located at 1 Paya Lebar Link 4th Floor, Paya Lebar Quarters One, Singapore 408533. Our registered office in the Cayman Islands is located at Our registered office in the Cayman Islands is located at the offices of Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002 Cayman Islands, and the phone number of our registered office is +65 8899 0760. Our agent for service of process in the U.S. is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The Company’s website https://thegrowhub.co/. The information on our website is not part of this prospectus.

14

The Offering

Issuer:	THE GROWHUB LIMITED

Class A ordinary shares being offered	Up to 2,006,961 Class A ordinary shares

Price per share	The assumed public offering price is $4.31 per share, which represents the closing price of our Class A ordinary shares as reported on Nasdaq Capital Market on November 6, 2026 (presented on a post-split basis to reflect the Reverse Stock Split). The final offering price will be determined through negotiation between the Company, the placement agent and the investors and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

Class A ordinary shares outstanding prior to this offering	1,486,647 Class A ordinary shares.

Trading Symbol	Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “TGHL.”

Transfer Agent	Transhare Corporation

Risk Factors	Investing in our securities involves a high degree of risk and purchasers of our securities may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our securities beginning on page 16.

Use of Proceeds	We intend to use the net proceeds we receive from this offering for working capital and the business operations of the Combined Company. See “Use of Proceeds” for additional information.

Except as otherwise indicated, all information in this prospectus assumes:

●	that the public offering price is $4.31 per Class A ordinary share;

●	no exercise of outstanding warrants; and

●	the conversion of an aggregate of 1,043,334 Class B ordinary shares held by the Company Majority Shareholders into 1,043,334 Class A ordinary shares (presented on a post-split basis to reflect the Reverse Stock Split).

15

RISK FACTORS

Investing in the Company’s securities involves a high degree of risk. You should carefully consider the following risks and all other information contained in this prospectus, including the Company’s financial statements, consolidated financial statements and the related notes, before making an investment decision regarding the Company’s securities. The risks and uncertainties described below are those significant risk factors, currently known and specific to the Company that it believes are relevant to an investment in its securities. If any of these risks materialize, the Company’s business, financial condition or results of operations could suffer, the price of our Class A ordinary shares could decline and you could lose part or all of your investment.

RISKS RELATED TO THE MERGER

If the Merger Agreement with EnChem is not consummated, Growhub’s share price could decline.

The consummation of the Merger with EnChem is subject to a number of closing conditions, including approval by our shareholders, completion of review by Nasdaq of the listing of additional securities application of our Class A ordinary shares to be issued in connection with the closing of the Merger, and other customary closing conditions. The Company is targeting a closing of the transaction in the fourth quarter of 2026.

If the EnChem Merger is not consummated, Growhub may be subject to a number of material risks, and its share price could be adversely affected, as follows:

●	Growhub has incurred and expects to continue to incur significant expenses related to the Merger with EnChem, even if the EnChem Merger is not consummated.

●	The Merger Agreement contains covenants restricting Growhub’s solicitation of competing acquisition proposals and the conduct of Growhub’s business between the date of signing the Merger Agreement and the closing of the Merger. As a result, significant business decisions and transactions before the closing of the Merger require the consent of EnChem. Accordingly, Growhub may be unable to pursue business opportunities that would otherwise be in its best interest as a standalone company. Growhub has invested significant time and resources in the transaction process and if the Merger Agreement is terminated Growhub will have a limited ability to continue its current operations without obtaining additional financing.

●	Growhub’s collaborators and other business partners and investors in general may view the failure to consummate the EnChem Merger as a poor reflection on its business or prospects.

●	Some of Growhub’s collaborators and other business partners may seek to change or terminate their relationships with Growhub as a result of the Merger or the failure thereof.

●	As a result of the EnChem Merger, current and prospective employees could experience uncertainty about their future roles within the combined company. This uncertainty may adversely affect Growhub’s ability to retain its key employees, who may seek other employment opportunities.

●	Growhub’s management team may be distracted from day-to-day operations as a result of the EnChem Merger.

●	Nasdaq could determine to delist Growhub’s Class A ordinary shares which could have an adverse effect on the value of Growhub’s Class A ordinary shares and any future ability to raise capital.

In addition, if the Merger Agreement is terminated and Growhub’s board of directors determines to seek another business combination, it may not be able to find a third party willing to provide equivalent or more attractive consideration than the consideration to be provided by each party in the EnChem Merger. In such circumstances, Growhub’s board of directors may elect to, among other things, divest all or a portion of Growhub’s business, and in such case, the consideration that Growhub receives may be less attractive than the consideration to be received by Growhub pursuant to the Merger Agreement.

If the conditions to the Merger Agreement are not met, the Merger will not occur.

Specified conditions must be satisfied or waived to complete the Merger. These conditions are set forth in the Merger Agreement. Growhub and EnChem cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Merger will not occur or will be delayed, and Growhub and EnChem each may lose some or all of the intended benefits of the Merger.

16

Some Growhub and EnChem officers and directors have interests in the Merger that are different from yours and that may influence them to support or approve the Merger without regard to your interests.

Certain officers and directors of Growhub and EnChem have interests in the Merger that are different from yours, including, among others, continued indemnification following the resignation of Growhub’s directors and executive officers effective as of the Effective Time. These interests, among others, may influence the officers and directors of Growhub and EnChem to support or approve the Merger.

No fairness opinion was obtained in connection with the Merger

In connection with determination of consideration of the Merger, Growhub did not request any independent investment banker or other professional to provide a fairness opinion. The consideration to be received by the Target Shareholder in the Merger, which values EnChem at an equity value of a minimum of $400,000,000, was reached through negotiation by Growhub and EnChem, and was found to be fair to the shareholders of Growhub by Growhub’s board of directors. In determining whether to obtain a fairness opinion in connection with consideration of the merger, Growhub’s board considered the cost of such an opinion as well as, among other factors the extensive negotiations with EnChem, and Growhub’s current market value and its financial position. The reports of EnChem’s independent registered public accounting firm include an explanatory paragraph expressing substantial doubt about EnChem’s ability to continue as a going concern, and EnChem’s results of operations have fluctuated significantly from period to period. The valuation may not reflect the price at which the Combined Company’s Class A ordinary shares will trade following the Closing, and investors should not rely on it as an indicator of the current or future market value of the Combined Company’s Class A ordinary shares.

The market price of the combined company’s shares may decline as a result of the Merger.

The market price of the combined company’s shares may decline as a result of the Merger for a number of reasons, including if:

●	the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts;

●	the effect of the Merger on the combined company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

●	investors react negatively to the effect on the combined company’s business and prospects from the Merger.

Growhub and EnChem shareholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If the combined company is unable to realize the strategic and financial benefits currently anticipated from the Merger, Growhub shareholders will have experienced substantial dilution of their ownership interest without receiving any commensurate benefit. Significant management attention and resources will be required to operate the two companies. Delays in this process could adversely affect the combined company’s business, financial results, financial condition and share price following the Merger. Even if the combined company were able to operate the two businesses successfully, there can be no assurance that this operation will result in the realization of the full benefits of synergies, innovation and operational efficiencies that may be possible from this integration and that these benefits will be achieved within a reasonable period of time.

Following the Merger, our current shareholders and investors in this offering will have a significantly reduced ownership and voting interest in the Combined Company, and the number of Class A ordinary shares issued to the Target Shareholder may increase.

Immediately after the Closing, the Target Shareholder is expected to own at least 85% of the fully-diluted shares of the Company, and our existing shareholders and investors in this offering are expected to own, together, no more than 15% of the fully-diluted shares of the Company. The Merger Consideration consists of a number of Class A ordinary shares equal to (i) US$400,000,000 divided by (ii) the average closing price of the Class A ordinary shares on Nasdaq for the twenty (20) trading days immediately preceding the closing date (after excluding the highest and lowest closing prices and on a split adjusted basis giving effect to the Reverse Stock Split), or such greater number of Class A ordinary shares as shall constitute eighty-five percent (85%) of the fully-diluted shares of the post-closing Company, determined immediately following the Closing after giving effect to the Reverse Stock Split, the Class B Conversion, the issuance of the Merger Consideration and the issuance of any Class A ordinary shares in this offering. The actual percentage of the fully-diluted shares of the Combined Company owned by the Target Shareholder will be determined based on the calculation described above and may be greater than 85% of such shares, and the actual percentage of the fully-diluted shares of the Combined Company owned by the existing Company shareholders and investors in this offering will be determined based on the calculation described above and may be less than 15% of such shares. As a result, to the extent the Merger Consideration is determined by reference to 85% of the fully-diluted shares of the Company, the more Class A ordinary shares we sell in this offering, the more Class A ordinary shares will be issued to the Target Shareholder, and investors in this offering will not increase their aggregate percentage ownership of the Company by purchasing additional shares.

All of our current directors and executive officers will resign at the Closing, and the Combined Company may be unable to retain the personnel needed to operate our existing businesses or to remediate our internal control weaknesses.

It is a condition to the Closing that all members of our board of directors and all of our executive officers deliver written resignation letters effective as of the Effective Time, and that the directors designated by the Target be appointed to our board of directors. Following the Closing, the Combined Company will be highly dependent on management and directors designated by the Target, who have limited experience with our traceability and carbon project development businesses and with operating a company listed in the United States. The loss of our current directors and executive officers could disrupt the operation of our existing businesses, our relationships with government partners and customers, and our efforts to maintain and improve our internal control over financial reporting, and could materially and adversely affect the Combined Company’s business, financial condition and results of operations.

17

The representations and warranties in the Merger Agreement will not survive the Closing, and we will have no indemnification or other recourse against the Target Shareholder for liabilities of EnChem.

The representations and warranties of the parties to the Merger Agreement will not survive the Closing, and the Merger Agreement does not provide for post-Closing indemnification. As a result, if any representation or warranty of the Target or the Target Shareholder proves to be inaccurate, or if EnChem has liabilities that were not disclosed or anticipated, the Combined Company will bear the resulting losses without recourse against the Target Shareholder. Any adverse outcome in litigation, or any other liabilities of EnChem, would be borne by the Combined Company and its shareholders, including investors in this offering.

The Merger may require regulatory approvals and clearances, which, if delayed, not granted, or granted with unacceptable conditions, could prevent, substantially delay, or impair consummation of the Merger.

Completion of the Merger [may require] [is conditioned upon] the receipt of certain regulatory approvals and clearances, including [any filings or approvals required by the Committee on Foreign Investment in the United States (“CFIUS”) and any approvals required under the laws of the Republic of Korea]. There can be no assurance that any such approvals or clearances will be obtained, and governmental authorities could impose conditions, limitations or costs as a condition to approval. In addition, the change in the ownership and control of the Company resulting from the Merger could affect EnChem’s eligibility for the advanced manufacturing production credit under Section 45X of the Internal Revenue Code, including under rules relating to foreign entities of concern. Any conditions, limitations, or delays in obtaining regulatory approvals could have the effect of delaying or impeding consummation of the Merger or imposing additional costs or limitations on the Combined Company following completion of the Merger.

Both the Company and EnChem have received going concern opinions, and the Combined Company may be unable to obtain the capital required to fund its operations and continue as a going concern.

Each of the Company and EnChem has received a going concern opinion from its independent registered public accounting firm, as described under “—Risks Related to the Company” and “—Risks Related to EnChem’s Business and Operations.” The Combined Company will require substantial additional capital to fund its working capital needs and refinance EnChem’s bank borrowings. Because there is no minimum offering amount required as a condition to closing this offering, the net proceeds of this offering may be significantly less than anticipated and may not be sufficient to address the liquidity needs of either business. If the Combined Company cannot obtain sufficient capital to meet its obligations as they come due, it may be unable to continue as a going concern.

Combining the businesses of the Company and EnChem may be more difficult, costly or time-consuming than expected.

The integration process may involve unforeseen difficulties and may require a disproportionate amount of management and financial resources. Potential difficulties the Combined Company may encounter include combining the companies’ operations and corporate functions; harmonizing operating practices, internal controls, and other policies, procedures, and processes; maintaining existing agreements with customers, suppliers, and government partners; addressing differences in business backgrounds, corporate cultures, and management philosophies across Singapore, the United States and Korea; and consolidating the companies’ administrative and information technology infrastructure, including EnChem’s systems shared with EnChem Korea. The integration process could result in the loss of key employees or customers, inconsistencies in standards, controls, procedures, and policies, and higher than expected integration costs, any of which could adversely affect the Combined Company’s business, financial condition and results of operations.

18

During the pendency of the Merger, Growhub and EnChem will be subject to contractual limitations set forth in the Merger Agreement that restrict the parties’ ability to enter into business combination transactions with another party.

Covenants in the Merger Agreement impede the ability of Growhub or EnChem to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the Merger is not completed, the parties may be at a disadvantage to their competitors. In addition, while the Merger Agreement is in effect and subject to limited exceptions, each party is prohibited from soliciting, initiating, encouraging or taking actions designed to facilitate any inquiries or the making of any proposal or offer that could lead to the entering into certain extraordinary transactions with any third party, such as a sale of assets, an acquisition of Growhub’s securities, a tender offer for Growhub’s securities, a Merger or other business combination outside the ordinary course of business. Any such transactions could be favorable to such party’s shareholders.

Growhub and EnChem may become involved in securities litigation or shareholder derivative litigation in connection with the Merger, and this could divert the attention of Growhub and EnChem management and harm the Combined Company’s business, and insurance coverage may not be sufficient to cover all related costs and damages.

Securities litigation or shareholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or announcement of a business combination transaction. Growhub and EnChem may become involved in this type of litigation in connection with the Merger, and the Combined Company may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the business of Growhub, EnChem and the Combined Company.

If any of the events described in “Risks Related to EnChem’s Business and Operations” occur, those events could cause the potential benefits of the Merger not to be realized.

EnChem’s business is expected to constitute a significant portion of the business of the Combined Company following the Merger. As a result, the risks described below in the section entitled “Risks Related to EnChem’s Business and Operations” beginning on page 43 are among the most significant risks to the Combined Company if the Merger is completed. To the extent any of the events in the risks described in the sections referenced in the previous sentence occur, those events could cause the potential benefits of the Merger not to be realized and the market price of the Combined Company’s shares to decline.

The pro forma financial statements are presented for illustrative purposes only and may not be an indication of the Company’s financial condition or results of operations following the completion of the Merger.

The pro forma financial statements contained in this prospectus are presented for illustrative purposes only and may not be an indication of the Company’s financial condition or results of operations following the completion of the Merger for several reasons. The pro forma financial statements have been derived from the historical financial statements of Growhub and EnChem, and adjustments and assumptions have been made regarding the Combined Company after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. As a result, the actual financial condition and results of operations of the Combined Company following the completion of the Merger may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Combined Company’s financial condition or results of operations following the Merger. Any decline or potential decline in the Combined Company’s financial condition or results of operations may cause significant variations in the market price of the Combined Company’s securities.

The Combined Company will need to raise additional capital by issuing securities or debt or through licensing or other strategic arrangements, which may cause dilution to the Combined Company’s shareholders or restrict the Combined Company’s operations or impact its proprietary rights.

The Combined Company may be required to raise additional funds sooner than currently planned. If either or both of Growhub or EnChem hold less cash at the time of the Merger Closing than the parties currently expect, the Combined Company will need to raise additional capital sooner than expected. Additional financing may not be available to the Combined Company when it needs it or may not be available on favorable terms. To the extent that the Combined Company raises additional capital by issuing equity securities, such an issuance may cause significant dilution to the Combined Company’s shareholders’ ownership and the terms of any new equity securities may have preferences over the Combined Company’s Class A ordinary shares. Any debt financing the Combined Company enters into may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of the Combined Company’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments. In addition, if the Combined Company raises additional funds through licensing, partnering or other strategic arrangements, it may be necessary to relinquish rights to some of the Combined Company’s technologies and proprietary rights, or grant licenses on terms that are not favorable to the Combined Company.

The Combined Company’s failure to raise capital as and when needed would have a negative effect on its financial condition and its ability to pursue the Combined Company’s business strategy and the Combined Company may be unable to continue as a going concern.

19

RISKS RELATED TO THE COMPANY

There is substantial doubt about our ability to continue as a going concern.

We incurred a net loss of approximately S$17.20 million (approximately US$13.38 million) for the year ended December 31, 2025, and a net loss of approximately S$503,784 (approximately US$389,271) for the six months ended June 30, 2026 (unaudited). As of June 30, 2026, our total current liabilities exceeded our total current assets by approximately S$3,472,738, we had accumulated losses of approximately S$24,449,985, and we had cash and cash equivalents of only S$16,844. In addition, our working capital loan from a related party of S$3,242,408 is classified as current and is repayable within 60 calendar days upon demand. These conditions raise substantial doubt about our ability to continue as a going concern. The reports of our independent registered public accounting firms on our consolidated financial statements for the years ended December 31, 2025 and 2024 each include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern, and our ability to continue as a going concern is dependent on continuing financial support from our largest financial sponsor.

We may need to raise additional funds. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. Our related-party sponsor is not obligated to continue to provide funding or to refrain from demanding repayment. If we are unable to obtain additional financing when it is needed, or if repayment of the related-party loan is demanded, we will need to restructure our operations and possibly divest all or a portion of our business. We may seek additional capital through a combination of equity offerings and debt financings. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, and could increase our expenses, require that our assets secure such debt, or provide for high interest rates, discounted conversion prices, or other unfavorable terms. Equity financing, if obtained, could result in dilution to our then-existing shareholders. If we are unsuccessful in securing additional funding, we may be required to cease operations which could result in our shareholders losing all or almost all of their investment.

We currently rely on loans from our Chief Executive Officer as our principal source of liquidity, and the loss or reduction of that support, or a demand for repayment, could materially affect our business.

We currently finance our operations primarily from loans from related parties. Chan Lester @ Chan Choon Yew, our Chief Executive Officer, Chairman and controlling shareholder, entered into a loan agreement on January 10, 2025 to provide working capital loans of up to S$8 million to our subsidiaries, with an outstanding balance of S$3,242,408 as of June 30, 2026. Prior to 2025, our operations were funded by working capital loans from Chan Michael @ Chan Soong Cheam, the father of our Chief Executive Officer. These loans are unsecured, bear interest at 3.0% per annum and are repayable within 60 calendar days upon demand. Until our business operations generate sufficient revenue to finance our operations, and unless we are able to obtain additional capital through equity or debt financings, we will remain substantially dependent on these related-party loans. Our Chief Executive Officer is not obligated to continue to provide funding. If he were to delay, reduce, or terminate his funding, or to demand repayment, whether due to changes in his own financial position, the Merger or for any other reason, our ability to meet our ongoing capital needs and continue executing our business plan could be materially and adversely affected. Our dependence on a single funding source may also limit our financial flexibility and increase our risk profile from the perspective of potential investors and other financing counterparties. In addition, our Chief Executive Officer will resign at the Closing, and there can be no assurance that his loans will remain outstanding on their current terms thereafter.

We have a history of losses, negative cash flows from operating activities, negative working capital and [negative net tangible book value].

As of June 30, 2026, our total current liabilities exceeded our total current assets by approximately S$3,472,738, and our net tangible book value was approximately $(2.65) million. For the six months ended June 30, 2026, our net cash used in operating activities was S$1,217,871. Our ability to achieve profitability, positive cash flows from operating activities and a net working capital surplus will depend on many factors, including the successful growth of our traceability and carbon project development businesses. Because our liabilities exceed our tangible assets, in the event of a liquidation, our creditors, including our related-party lenders, would be entitled to be repaid before any amounts could be distributed to our shareholders, and our shareholders could receive nothing.

20

The Company does not have a long operating history as an integrated group.

The Company was incorporated as a holding company on April 12, 2024. While our businesses have been in operation since 2020, we do not have a long history of running an integrated group with standardized policies and procedures as compared to our competitors and on which our past performance may be judged. Given our limited operating history and the rapidly evolving market in which we compete and a new business that we may acquire, we may encounter operational, financial and other difficulties as we establish and expand our operations, product and service developments, sales and marketing, technology and general and administrative capabilities.

We may incur losses in the future.

For the years ended December 31, 2024 and December 31, 2025, the Company recorded net loss of S$2.36 million (approximately US$1.73 million) and S$17.20 million (approximately US$13.38 million), respectively. For the six months ended June 30, 2026, the Company recorded net loss of S$503,784 (approximately US$389,271). We anticipate that our operating expenses will increase in the foreseeable future as we seek to maintain and continue to grow our business, attract potential customers and further enhance our service offering. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may continue to incur net losses in the future and may be unable to achieve or maintain sufficient cash flows or profitability on a quarterly or annual basis for the foreseeable future.

Our historical financial and operating results are not a guarantee of our future performance.

Our annual and periodic financial results vary from year to year and from period to period, in response to a number of factors that we cannot predict, such as general business outlook and sentiment, economic market conditions, employment rates, inflation and interest rates and consumer confidence. As such, our annual and periodic financial results are not a guarantee of our future economic performance and undue reliance should not be placed on such results for future speculative purposes.

If we are unable to attract new customers, our business will be harmed.

To grow our business, we must continue to attract new customers. To do so, we must successfully convince potential customers of the benefits and the value of our GrowHub Platform. This may require significant and costly sales efforts that are targeted at larger enterprises and senior management of these potential customers. These factors significantly impact our ability to add new customers and increase the time, resources, and sophistication required to do so. In addition, numerous other factors, many of which are out of our control, may now or in the future impact our ability to acquire new customers, including potential customers’ commitments to other providers, real or perceived costs of switching to our platform, our failure to expand, retain, and motivate our sales and marketing personnel, our failure to develop or expand relationships with potential customers and channel partners, failure by us to help our customers to successfully deploy our platform, negative media or industry or financial analyst commentary regarding us or our solutions, litigation, and deteriorating general economic conditions. Any of these factors could impact our ability to attract new customers to our platform. As a result of these and other factors, we may be unable to attract new customers, which would harm our business.

If our platform fails to perform properly due to defects, interruptions, delays in performance, or similar problems, and if we fail to develop enhancements to resolve any defect, interruption, delay, or other problems, we could lose customers, become subject to service performance or warranty claims or incur significant costs.

Our operations are dependent upon our ability to prevent system interruption. The applications underlying our GrowHub Platform are inherently complex and may contain material defects or errors, which may cause disruptions in availability or other performance problems. We have from time to time found defects in our platform and may discover additional defects in the future that could result in data unavailability, unauthorized access to, loss, corruption, or other harm to our customers’ data. These defects or errors could also be found in third-party applications on which we rely.

21

We host our GrowHub Platform on Polygon, a third-party blockchain platform. We depend, in part, on our third-party facility providers’ ability to protect these facilities against damage or interruption from natural disasters, power or telecommunications failures, criminal acts, and similar events. In some cases, third-party cloud providers run their own platforms that we access, and we are, therefore, vulnerable to their service interruptions. In the event that there are any errors in software, failures of hardware, damages to a facility, or misconfigurations of any of our services, we could experience lengthy interruptions to our platform as well as delays and additional expenses in arranging new facilities and services. Our customers may choose to divert their traffic away from our platform as a result of such interruptions or delays.

The occurrence of any defects, errors, disruptions in service, or other performance problems, interruptions, or delays with our platform, whether in connection with the day-to-day operations or otherwise, could result in:

●	loss of customers;
●	reduced customer usage of our platforms;
●	lost or delayed market acceptance and sales of our products;
●	delays in payment to us by customers;
●	injury to our reputation and brand;
●	legal claims, including warranty and service level agreement claims against us; or
●	diversion of our resources, including through increased service and warranty expenses or financial concessions, and increased insurance costs.

The costs incurred in correcting any material defects, errors, or other performance problems in our platform may be substantial and could harm our business.

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements, or preferences, our products may become less competitive.

The market in which we compete is relatively new and subject to rapid technological change, evolving industry standards and regulatory changes, as well as changing customer needs, requirements, and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis. If we are unable to develop and sell new products that satisfy our customers and provide enhancements, new features, and capabilities to our platform that keep pace with rapid technological and industry change, our revenue and operating results could be adversely affected. If new technologies emerge that enable our competitors to deliver competitive products and applications at lower prices, more efficiently, more conveniently, or more securely, such technologies could adversely impact our ability to compete. If our platform does not allow us or our customers to comply with the latest regulatory requirements, our existing customers may decrease their usage on our platform and new customers will be less likely to adopt our platform.

Our platform must also integrate with a variety of network, hardware, mobile, and software platforms and technologies, and we need to continuously modify and enhance our products and platform capabilities to adapt to changes and innovation in these technologies. If developers widely adopt new software platforms, we would have to attempt to develop new versions of our products and enhance our platform’s capabilities to work with those new platforms. These development efforts may require significant engineering, marketing, and sales resources, all of which would affect our business and operating results. Any failure of our platform’s capabilities to operate effectively with future infrastructure platforms, technologies, and software platforms could reduce the demand for our platform. If we are unable to respond to these changes in a cost-effective manner, our products may become less marketable and less competitive or obsolete, and our business may be harmed.

22

We receive a substantial portion of our revenues from a limited number of customers, and the loss of, or a significant reduction in usage by, one or more of our major customers would result in lower revenues and could harm our business.

Our future success is dependent on establishing and maintaining successful relationships with a diverse set of customers. We currently receive a significant portion of our revenues from a limited number of customers. It is likely that we will continue to be dependent upon a limited number of customers for a significant portion of our total revenues for the foreseeable future, as such short-term dependence is inherent in our project-based business nature. Although we would not rely on any single customer for recurring revenue in the long run, the loss of one or more key customers during an on-going project or in the middle of our collaboration would reduce our revenues for the fiscal year in which we rely on the projects with those customers for income. If we fail to maintain existing customers or develop relationships with new customers, our business would be harmed.

Security incidents and attacks on our platform could lead to significant costs and disruptions that could harm our business, financial results, and reputation.

Our business is dependent on providing our customers with fast, efficient, and reliable data on our GrowHub Platform. We transmit and store our customers’ information, data, and encryption keys as well as our own; customer information and data may include personally identifiable data of and about their end-users. Maintaining the security and availability of our platform, network, and internal IT systems and the security of information we hold on behalf of our customers is a critical issue for us and our customers. Attacks on our customers and our own network are frequent and take a variety of forms, including DDoS attacks, infrastructure attacks, botnets, malicious file attacks, cross-site scripting, credential abuse, ransomware, bugs, viruses, worms, and malicious software programs. Malicious actors can attempt to fraudulently induce employees or suppliers to disclose sensitive information through spamming, phishing, or other tactics. In addition, unauthorized parties may attempt to gain physical access to our facilities in order to infiltrate our information systems. We have in the past been subject to cyber-attacks from third parties, including parties who we believe are sponsored by government actors. Since our customers share our multi-tenant architecture, an attack on any one of our customers could have a negative effect on other customers. These attacks have significantly increased the bandwidth used on our platform and have strained our network. If attacks like these were to occur in the future and if we do not have the systems and processes in place to respond to them, our business could be harmed.

Security incidents, whether as a result of third-party action, employee or customer error, technology impairment or failure, malfeasance or criminal activity, or hostile state actors, could result in unauthorized access to, or loss or unauthorized disclosure of, this information, litigation, indemnity obligations, and other possible liabilities. Further, certain of our insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other types of damages or liability arising from gross negligence or intentional misconduct of us and our suppliers and we cannot assure you that we are adequately insured against the risks that we face.

In recent years, cyber-attacks have increased in size, sophistication, and complexity, increasing exposure for our customers and us. The costs to us to avoid or alleviate cyber or other security problems and vulnerabilities may be significant. However, our efforts to address these problems and vulnerabilities may not be successful. Any significant breach of our security measures could:

●	lead to the dissemination of proprietary information or sensitive, personal, or confidential data about us, our employees, or our customers—including personally identifiable information of individuals involved with our customers and their end-users;
●	lead to interruptions or degradation of performance in our platform;
●	threaten our ability to provide our customers with access to our platform;
●	generate negative publicity about us;
●	result in litigation and increased legal liability or fines; or
●	lead to governmental inquiry or oversight.

The occurrence of any of these events could harm our business or damage our brand and reputation, lead to customer credits, loss of customers, higher expenses, and possibly impede our present and future success in retaining and attracting new customers. A successful security breach or attack on our infrastructure would be damaging to our reputation and could harm our business. Similar security risks exist with respect to our business partners and the third-party vendors that we rely on for aspects of our information technology support services and administrative functions. As a result, we are subject to the risk that cyber-attacks on our business partners and third-party vendors may adversely affect our business even if an attack or breach does not directly impact our systems. It is also possible that security breaches sustained by our competitors could result in negative publicity for our entire industry that indirectly harms our reputation and diminishes demand for our platform.

23

Interruption or failure of our information technology and communications systems due to natural disasters, human error or malicious acts could impair our ability to effectively provide our services and products, which could damage our brand and reputation and adversely affect our operating results.

We depend on the continuing operation of our information technology and communications systems to provide our products and services. Most of our businesses rely almost exclusively on the Internet to provide services to our users and clients. Any damage to or failure of our digital systems, our physical infrastructure or the telecommunications infrastructure more broadly could result in interruptions in our services, which could damage our brand and reputation and could result in decreased use of our services and cause us to incur significant costs or financial losses.

Our systems are vulnerable to damage or interruption from natural disasters, acts of war or terrorist attacks, fires, power loss, hardware and software defects and malfunctions and telecommunications failures. For example, a significant portion of our Japan business is located in the Kansai region, which has a high risk of major earthquakes. Our disaster recovery and business continuity plans may not address all contingencies that could arise in the event of a major disruption of services, which could harm our reputation, business, financial condition and results of operations. We rely on third parties to a significant extent for that technological infrastructure. For example, we heavily rely on the stability and security of Polygon network for providing our services including but not limited to product trading for businesses. As a result, our business also depends on the measures that such third parties take to ensure the continuity of their services.

In addition, despite our implementation of information security measures such as encryption and security protocols, our systems and the Internet generally are vulnerable to computer viruses, worms, and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions, and we may be vulnerable to coordinated attempts to overload our systems with data, resulting in denial or reduction of service to some or all of our users for a period of time. In addition, we have observed a high level of attention in the information technology industry to the risk of cyber-attacks that could result in unauthorized access to confidential or sensitive information, including personal information, misappropriation of assets, corruption of data or operational disruption.

To combat cyber-attacks, we have policies and procedures in place to prevent or limit the effect of possible security breaches of our information technology systems, but there can be no assurance that our policies and procedures will be sufficient to protect our systems. For example, our businesses must provide secure transmission of confidential information over public networks, and many of our users routinely provide us with personal information. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of confidential information. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology we use to protect such personal and transaction data.

If our efforts to combat these malicious applications or cyber-attacks are unsuccessful, or if our services and products have actual or perceived vulnerabilities, clients, potential clients and other third parties accessing our platforms may lose confidence in our information security and cease or decline to do business or otherwise interact with us. Moreover, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Certain of our businesses may not be insured against losses caused by security breaches, and any insurance policies we hold may not cover or may not be adequate to reimburse us for such losses. We are also exposed to targeted attempts by third parties to access and misuse our systems. In addition, we depend on third parties for certain services with respect to the implementation and maintenance of our information systems and accordingly some system problems and failures may be outside of our control.

24

Our business generates and processes a large amount of data, and the improper use or disclosure of such data may harm our reputation and business.

Our business generates and processes a large quantity of transaction data. We face certain risks inherent in handling large volumes of data and in protecting the security of such data, including those relating to:

●	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees; and
●	addressing concerns related to privacy and sharing, safety, security and other factors.

We are subject to laws and regulations of Singapore and other countries and regions relating to the collection, use, retention, security and transfer of identifiable information with respect to our customers, suppliers and employees. In many cases, these laws not only apply to third-party transactions, but may also restrict cross-border transfers of identifiable information. Several jurisdictions have passed laws in this area, and other jurisdictions are considering imposing additional restrictions. These laws continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices. Any failure, or perceived failure, by us to comply with any privacy policies or regulatory requirements or laws, rules and regulations related to privacy protection could result in proceedings or actions against us by government authorities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and severely disrupt our business.

In addition, the secure transmission of confidential information over public networks is essential for maintaining user confidence. We do not have control over the security measures of the Polygon network, and their security measures may not be adequate. We could be exposed to litigation and possible liability if we fail to safeguard confidential user information, which could harm our reputation and our ability to attract or retain users, and may materially and adversely affect our business.

Our work with regulated organizations and government entities is subject to several challenges and risks.

We sell to customers in industries such as food, agriculture and consumer products, which are subject to food safety, labeling, import and export and similar requirements, and we work with national and sub-national government ministries, agencies and other governmental organizations in jurisdictions including Bhutan, Vietnam, Indonesia and Bosnia and Herzegovina. Our work with such entities is subject to a number of challenges and risks. These relationships can be expensive and time-consuming to develop, often requiring significant upfront time and expense, including pilot programs and memoranda of understanding, without any assurance that these efforts will generate revenue. Government requirements and priorities may change and in doing so restrict our ability to work with these entities. Government participation in our projects may also be affected by public sector budgetary cycles and funding authorizations.

Further, governmental entities may demand contractual provisions that differ from our standard arrangements, including terms that can lead them to obtain broader rights in our products and services, or in the data generated through our platform, than would be standard. Such entities may have statutory, contractual, or other legal rights to terminate their arrangements with us due to a default or for other reasons, and any such termination may harm our business.

Risks Related to Our Traceability Solutions

We operate in an emerging and evolving market, which may develop more slowly or differently than we expect. If our market does not grow as we expect, or if we cannot expand our services to meet the demands of this market, our revenue may decline, or fail to grow, and we may incur operating losses.

The market for product traceability technology is in an early stage of development. There is considerable uncertainty over the size and rate at which this market will grow, as well as whether our platform will be widely adopted. Our success will depend, to a substantial extent, on the widespread adoption of our platform as an alternative to other traditional food traceability solutions. Some organizations may be reluctant or unwilling to use our platform for a number of reasons, including concerns about additional costs, uncertainty regarding the reliability, and security of cloud-based offerings or lack of awareness of the benefits of our platform. Our ability to expand sales of our product into new and existing markets depends on several factors, including potential customer awareness of our platform; introduction and market acceptance of enhancements to our platform or new applications that we may introduce; our ability to attract, retain and effectively train sales and marketing personnel; our ability to develop relationships with partners; the effectiveness of our marketing programs; the pricing of our services; and the success of our competitors. If we are unsuccessful in developing and marketing our product into new and existing markets, or if organizations do not perceive or value the benefits of our platform, the market for our product might not continue to develop or might develop more slowly than we expect, either of which may harm our business.

We face intense competition from larger, more established track-and-trace, supply chain software and authentication companies, and we may not be able to compete effectively.

The market for traceability, anti-counterfeiting and supply chain transparency solutions is highly competitive, fragmented and subject to rapid technological change. We compete with large enterprise software and supply chain management providers, established track-and-trace and product authentication companies, certification and labeling organizations, blockchain-based start-ups, and in-house solutions developed by our customers. Many of our current and potential competitors have longer operating histories, substantially greater financial, technical, sales and marketing resources, larger customer bases, broader product offerings, greater brand recognition and more established relationships with retailers, distributors and regulators than we do. These competitors may be able to respond more quickly to new technologies, regulatory requirements or customer needs, bundle traceability functionality with other products at little or no additional cost, devote greater resources to product development and promotion, or adopt more aggressive pricing. In addition, the barriers to entry for basic product tracking and QR-code provenance applications are relatively low, and new entrants, including competitors with greater access to capital, may enter our markets. Although we believe our government relationships differentiate us, such relationships are generally not exclusive and may not prevent competitors from serving the same customers or markets. Our subscription revenue was S$23,556 for the year ended December 31, 2025, and we may be unable to gain or maintain market share against competitors with greater scale. Increased competition could result in pricing pressure, reduced margins, longer sales cycles, loss of customers and failure to achieve broad market acceptance of our platform, any of which could materially and adversely affect our business, financial condition and results of operations.

25

If our platform records, transmits or displays inaccurate or incomplete data, or fails to operate as expected, including in connection with a product recall or food safety incident, we could be subject to liability, reputational harm and loss of customers.

Our platform captures and displays data at multiple points across the supply chain, including harvesting, processing, distribution and retail, and relies in part on information, certificates, reports and data supplied by customers, their suppliers and third-party applications and devices. We do not independently verify all such data, and errors, omissions or manipulation by third parties, as well as software defects, system outages, cyberattacks or failures of third-party infrastructure on which we rely, could cause our platform to record or display inaccurate or incomplete information. Customers, regulators and consumers may rely on our platform to identify the origin of products, to verify authenticity or to trace products in the event of contamination, food-borne illness or a product recall. If our platform fails to provide accurate or timely information in such circumstances, we could face claims for damages, contractual indemnification obligations, regulatory inquiries and negative publicity, even if the underlying error originated with a customer or third party. Contractual limitations of liability may not be enforceable or may not protect us against all such claims, and we may not maintain insurance sufficient to cover such liabilities, or at all. Any of these events could materially and adversely affect our reputation, business, financial condition and results of operations.

Our customers may use our platform to make provenance, authenticity or sustainability claims to consumers that are inaccurate or misleading, which could expose us to claims, regulatory scrutiny and reputational harm.

Our traceability solution includes a consumer-facing web application that displays product provenance via QR code, and our customers may use information generated through our platform to support marketing statements regarding a product’s origin, authenticity, quality, safety or sustainability. We have limited ability to control the content of such statements or how customers present them. If a customer’s claims are inaccurate, incomplete or misleading, or if consumers or regulators perceive that information displayed through our platform is unreliable, we could become subject to consumer protection, advertising or unfair trade practice claims or investigations in the jurisdictions in which our customers’ products are sold, and our brand and the perceived integrity of our platform could be harmed. Regulators in a number of jurisdictions have increased their focus on product origin and environmental marketing claims, which may increase these risks. Any such claims, investigations or negative publicity, whether or not meritorious, could be costly to defend, divert management attention and materially and adversely affect our business and results of operations.

Demand for our traceability solutions depends in part on government regulation and ESG disclosure requirements, and any delay, relaxation or change in such requirements could reduce demand for our platform.

We believe that demand for food and product traceability is driven in significant part by government food safety regulations, import and export requirements and ESG-related disclosure guidance adopted in certain jurisdictions in the Asia Pacific region and elsewhere. The adoption, scope and timing of such requirements are uncertain and outside our control. Governments may delay, relax, repeal or decline to adopt traceability or ESG-related requirements, may adopt requirements that favor particular technologies, standards or local providers, or may impose requirements with which our platform does not comply without costly modification. Corporate commitments to supply chain transparency and sustainability may also weaken as a result of economic conditions, political developments or changes in investor sentiment. If regulatory or market drivers develop more slowly than we expect, or not at all, demand for our platform may not grow as anticipated, which could materially and adversely affect our business, financial condition and results of operations.

We rely on referrals and endorsements from governmental organizations to acquire traceability customers, and the loss of, or a change in, these relationships could adversely affect our ability to grow.

We acquire traceability clients primarily through referrals from governmental organizations with whom we collaborate, and government endorsements drive client acquisition in our traceability business. These relationships are generally informal or documented in memoranda of understanding, pilot arrangements or similar non-binding instruments, and governmental organizations are under no obligation to continue to refer clients to us or to endorse our platform. Changes in government leadership, policy priorities, budgets or personnel, procurement or anti-corruption rules, or the endorsement of competing providers could reduce or eliminate these referrals. In addition, pilot programs, such as our pilot trial in Bhutan, may not result in commercial deployments. If we are unable to maintain these relationships or to develop independent sales and marketing channels, our ability to attract new customers and grow revenue could be materially and adversely affected.

Our sales cycles can be long and unpredictable, and implementation of our platform requires participation by multiple parties across our customers’ supply chains, which may cause our results to fluctuate.

Selling our traceability solutions often requires us to educate prospective customers, including enterprises and governmental organizations, regarding the benefits of our platform, and customers frequently undertake lengthy evaluation, pilot, budgeting and approval processes before committing to a subscription or project. The effectiveness of our platform also depends on the participation of growers, processors, distributors, retailers and other parties in a customer’s supply chain, many of which may lack the technical capability or incentive to capture and upload data. As a result, the time between initial contact and revenue generation is difficult to predict, implementation may be delayed, and anticipated sales may not occur. For example, our professional service revenue decreased by 85.42% from 2024 to 2025, primarily due to a shortage of IT consultancy and software implementation projects awarded and recognized. Because of our small revenue base, the timing of a limited number of contracts may cause our results to fluctuate significantly from period to period.

26

Our growth strategy depends on increasing revenue from our GrowHub Platform, which has to date accounted for only a small portion of our revenue. If market growth for our GrowHub Platform lags behind expectations due to various factors, our business would be adversely affected.

For the years ended December 31, 2025 and 2024, subscription revenue from our GrowHub Platform was S$23,556 and S$21,712, respectively, and a substantial portion of our revenue was derived from IT consultancy services and the sale of goods. For the six months ended June 30, 2026, our revenue was derived primarily from professional service revenue. Our growth strategy depends on increasing adoption of, and revenue from, our GrowHub Platform, and we may not succeed in doing so. Our ability to grow platform revenue could suffer due to:

●	any decline in demand for our GrowHub Platform;
●	the failure of our GrowHub Platform to achieve market acceptance;
●	the market for traceability technology not continuing to grow, or growing more slowly than we expect;
●	the introduction of products and technologies that serve as a replacement or substitute for, or represent an improvement over, our GrowHub Platform;
●	technological innovations or new standards that our GrowHub Platform does not address;
●	sensitivity to current or future prices offered by us or our competitors;
●	our customers’ development of their own traceability platform; and
●	our inability to release enhanced versions of our GrowHub Platform on a timely basis.

If the market for our GrowHub Platform grows more slowly than anticipated or if demand for our GrowHub Platform does not grow as quickly as anticipated, whether as a result of competition, pricing sensitivities, product obsolescence, technological change, unfavorable economic conditions, uncertain geopolitical environment, budgetary constraints of our customers, or other factors, we may be unable to grow our platform revenue and may remain dependent on IT consultancy services and the sale of goods, which have fluctuated significantly from period to period, and our business would be harmed.

We rely on the performance of highly skilled personnel, including our management and other key employees, and the loss of one or more of such personnel, or of a significant number of our team members, could harm our business.

We believe our success has depended, and continues to depend, on the efforts and talents of senior management and key personnel, including Chan Choon Yew Lester, our Founder, Director, Chairman of the Board of Directors, and Chief Executive Officer. From time to time, there may be changes in our management team resulting from the hiring or departure of executives and key employees, which could disrupt our business. We also are dependent on the continued service of our existing software engineers because of the complexity of our platform. Our senior management and key employees are employed on an at-will basis. We cannot ensure that we will be able to retain the services of any member of our senior management or other key employees or that we would be able to timely replace members of our senior management or other key employees should any of them depart. The loss of one or more of our senior management or other key employees could harm our business.

The failure to attract and retain additional qualified personnel could prevent us from executing our business strategy.

To execute our business strategy, we must attract and retain highly qualified personnel. Competition for executive officers, software developers, sales personnel, and other key employees in our industry is intense. In particular, we compete with many other companies for software developers with high levels of experience in designing, developing, and managing cloud-based software, as well as for skilled sales and operations professionals. In addition, we believe that the success of our business and corporate culture depends on employing people with a variety of backgrounds and experiences, and the competition for such diverse personnel is significant. While the market for such talented personnel is particularly competitive in Singapore, where our headquarters is located, it is also competitive in other markets where we maintain operations. Many of the companies with which we compete for experienced personnel have greater resources than we do and can frequently offer such personnel substantially greater compensation than we can offer. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business would be harmed.

27

We rely on third-party hosting providers that may be difficult to replace.

We rely on third-party hosting services such as Polygon, Google, Amazon Web Services and other cloud or platform service providers that facilitate the offering of our platform. Some of these third-party hosting services may currently or in the future offer competing products to ours and therefore may not continue to be available on commercially reasonable terms, or at all. These providers may be unwilling to do business with us if they view our platform as a competitive threat. Any loss of the right to use any of our hosting providers could impair our ability to offer our platform until we are able to obtain alternative hosting providers.

If we fail to offer high quality support, our business may be harmed.

Our customers rely on our support team to assist them in using our platform effectively and resolve technical and operational issues. High-quality support is important for the renewal and expansion of our agreements with existing customers. The importance of maintaining high quality support will increase as we expand our business and pursue new customers. If we do not help our customers quickly resolve issues and provide effective ongoing support, our ability to maintain and expand our relationships with existing and new customers could suffer and our business could be harmed. Further, increased demand for customer support, without corresponding revenue, could increase costs and adversely affect our business. In addition, as we continue to grow our operations and expand internationally, we will need to be able to provide efficient customer support that meets our customers’ needs globally at scale and our customer support team will face additional challenges, including those associated with delivering support and documentation in multiple languages. Our failure to do so could harm our business.

Unfavorable conditions in our industry or the global economy or reductions in information technology spending could harm our business.

Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our customers and potential customers. Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy in the Asia Pacific region or globally, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political turmoil, natural catastrophes, warfare, and terrorist attacks on the United States, Europe, the Asia Pacific region, or elsewhere, could cause a decrease in business investments, including spending on information technology, which would harm our business. To the extent that our platform and our products are perceived by customers and potential customers as too costly, or difficult to deploy or migrate to, our revenue may be disproportionately affected by delays or reductions in general information technology spending. Also, our competitors, many of whom are larger and have greater financial resources than we do, may respond to market conditions by lowering prices and attempting to lure away our customers. In addition, the increased pace of consolidation in certain industries may result in reduced overall spending on our products. We cannot predict the timing, strength, or duration of any economic slowdown, instability, or recovery, generally or within any particular industry.

Any damage to the reputation and recognition of our brand names, including negative publicity against us, may materially and adversely affect our business operations and prospects.

We depend on our reputation and brand names in many aspects of our business operations. However, we cannot assure you that we will be able to maintain a positive reputation or brand name in the future. Our reputation and brand names may be materially and adversely affected by a number of factors, many of which are beyond our control, including:

●	adverse associations with third party suppliers from whom we cooperate;
●	lawsuits and regulatory investigations against us or otherwise relating to our services or industry;
●	improper or illegal conduct by our employees, suppliers and other parties, that is not authorized by us; and
●	adverse publicity associated with us, our services or our industry, whether founded or unfounded.

Any damage to our brand names or reputation as a result of these or other factors may cause our services to be perceived unfavorably by consumers and the existing and prospective employees, suppliers and other parties, and our business operations and prospects could be materially and adversely affected as a result.

28

Our insurance may not provide adequate coverage for all potential loss and claims relating to our business operations and/or assets, and any uninsured losses incurred, may be substantial and therefore adversely affect our operations and financial results.

We maintain insurance coverage against, among other things, directors and officers liability insurance and travel insurance for our employees. However, our insurance coverage may not adequately protect us against all potential claims, damages and liabilities that we may incur in the course of our business operations, which may result in an adverse effect on our business. If we are held responsible for any damages, liabilities or losses and our insurance is insufficient or unavailable to cover the claims, there would be an adverse effect on our business, results of operations and financial position.

In addition, there is no guarantee that insurance coverage will always be available to us at economically favorable premiums (or at all) or that, in the event of a claim, the level of insurance currently maintained by us or in the future is or will be adequate or cover the entire claim/liability. We may be subject to liabilities which have not been insured adequately at all. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

With respect to losses which are covered by our insurance policies, it may be a difficult and lengthy process to recover such losses from insurers. In addition, we may be unable to recover the amount from the insurer. Even if we are able to recover certain losses from our insurers, our premiums might increase and it might be hard for us to renew our insurance policies. Therefore, if we are held liable for uninsured losses or amounts and claims for insured losses exceeding our insurance coverage, our operations and financial results may be adversely affected.

Our future strategic acquisitions, including the proposed Merger, or investments and partnerships could pose various risks, increase our leverage, dilute existing shareholders and significantly impact our ability to expand our overall profitability.

Acquisitions, including the proposed Merger, involve inherent risks, such those relating to increased leverage and debt service requirements and post-acquisition integration challenges, which could have a material and adverse effect on our results of operations and/or cash flow and could strain our human resources. We may be unable to successfully implement effective cost controls or achieve expected synergies as a result of a future acquisition. Acquisitions may result in our assumption of unexpected liabilities and the diversion of management’s attention from the operation of our business. Acquisitions may also result in our having greater exposure to the industry risks of the businesses underlying the acquisition. Strategic investments and partnerships with other companies expose us to the risk that we may not be able to control the actions of our investees or partners, which could decrease the amount of benefits we realize from a particular relationship. We are also exposed to the risk that our partners in strategic investments and infrastructure may encounter financial difficulties that could lead to a disruption of investee or partnership activities, or an impairment of assets acquired, which could adversely affect future reported results of operations and shareholders’ equity. Acquisitions may subject us to new or different regulations or tax consequences which could have an adverse effect on our operations.

In addition, we may be unable to obtain the financing necessary to complete acquisitions on attractive terms or at all. If we raise additional funds through future issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A ordinary shares. Future equity financings would also decrease our earnings per share and the benefits derived by us from such new ventures or acquisitions might not outweigh or exceed their dilutive effect. Any additional debt financing we secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities. Realization of any of the foregoing risks associated with future strategic acquisitions, investments and partnerships could materially and adversely affect our business, results of operations and financial condition.

29

The wars in Ukraine and in the Middle East and the on-going wars among the U.S., Israel and Iran may materially and adversely affect our business and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As of the date of this prospectus, to the best knowledge of the Company, we (i) do not have any direct business or contracts with any Russian or Ukraine entity as a supplier or customer, (ii) do not have any knowledge whether any our customers or suppliers have any direct business or contracts with any Russian entity, (iii) our business segments, lines of service, projects, or operations are not materially impacted by supply chain disruptions by the war in Ukraine, and (iv) have not been financially affected by the war in Ukraine. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond our control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine, and we have not taken any actions to mitigate such potential risks. Our board of directors will continue to monitor any potential risks that might arise due to the war in Ukraine which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Similarly, the war among the U.S., Israel and Iran is unpredictable and may expand into a regional or even possibly a global conflict. To date, this newest chapter in the long Middle East conflict has not resulted in any material adverse impact on the Company, but a prolonged conflict and/or significant escalation of hostilities would likely cause disruption in international relations and global trade, which in turn would likely adversely affect our business and the price of our Class A ordinary shares.

Risks Related to Our Carbon Project Development Division

The reduction or elimination of carbon credit programs, corporate net-zero commitments or government climate policies could reduce demand for, and the prices of, the carbon credits generated by our projects.

Our Carbon Project Development Division depends on demand for carbon credits driven by voluntary corporate net-zero commitments, Article 6 of the Paris Agreement and government climate policies. These commitments and policies could be reduced, delayed, modified or withdrawn, including as a result of economic contraction, trade disputes or changes in government, and the categories of projects or credits that qualify for recognition could be narrowed. In addition, buyer demand is shifting from avoidance credits toward removal credits, and carbon credit prices have historically been volatile. Any reduction in demand for, or the prices of, the carbon credits our projects generate could materially and adversely affect the revenue and prospects of our Carbon Project Development Division.

We have no operating history in carbon project development, our carbon projects are at an early stage, and carbon projects typically require long development cycles before generating revenue.

Our Carbon Project Development Division is a new line of business, and we have no operating track record in developing carbon projects or selling carbon credits. Our projects in Bosnia and Herzegovina, Bhutan and Malaysia remain at the feasibility stage. Carbon projects generally require extended periods for feasibility studies, government approvals, project design, validation, implementation and monitoring before any credits are issued, and we may devote significant management time and resources to projects that are delayed, modified or abandoned without recovering our costs. Expanding into this business may also expose us to unforeseen costs, liabilities and regulatory requirements and place us at a competitive disadvantage relative to more established carbon project developers.

Revenue from carbon credit sales may be delayed and uneven because credits can be sold only after verification and issuance.

Carbon credits generally may be issued and sold only after emissions reductions or removals have been monitored, reported and verified over a monitoring period and certified by a crediting standard and registry, a process that can take several years. As a result, revenue from carbon credit sales, if any, may be recognized in irregular amounts and significantly later than the related project costs are incurred. Crediting standards may also change their methodologies, and registries may delay, decline to issue, or cancel credits. Given the substantial doubt about our ability to continue as a going concern, delays in receiving carbon revenue could materially and adversely affect our liquidity.

30

We have not entered into offtake agreements for our carbon projects, and we may be unable to secure offtake agreements or project financing, or to sell carbon credits in an illiquid market, and our counterparties may fail to perform their obligations.

Our strategy for our Carbon Project Development Division depends in part on securing corporate offtake agreements to provide upfront financing for our projects. [As of the date of this prospectus, we have not entered into any offtake agreements or definitive agreements for the sale of carbon credits.] We may be unable to enter into offtake agreements on acceptable terms, or at all, and without such agreements or other project financing we may be unable to fund the feasibility, development, validation and monitoring costs of our projects, particularly in light of the substantial doubt about our ability to continue as a going concern. Even if we enter into offtake or credit sale agreements, purchasers, government partners and other counterparties, [including brokers or other intermediaries through which we may sell credits,] may fail to perform their obligations, whether due to financial distress, changes in their business plans or climate commitments, disputes over contract interpretation, project delays or otherwise, and not all counterparties may be creditworthy. Enforcing our contractual rights against counterparties, some of which may be located outside Singapore or may be governmental entities, could be time-consuming, costly and uncertain in outcome. In addition, voluntary carbon markets are characterized by limited liquidity, fragmented participants and individually negotiated transactions, and each sale may require extensive due diligence, contract negotiation and registry approvals. As a result, we may be unable to sell carbon credits in the volumes, at the prices or within the timeframes we anticipate, which could create mismatches between our cash inflows and outflows. Any of these events could materially and adversely affect our liquidity, business, financial condition and results of operations.

We may be unable to obtain or maintain the government authorizations, permits and consents required for our carbon projects.

Our carbon projects require authorizations, permits and consents from host-country governments, including, where applicable, authorizations under Article 6 of the Paris Agreement. Obtaining these approvals is time-consuming and uncertain, and host-country governments may delay, refuse, condition or withdraw them, or may revise their nationally determined contributions in ways that reduce the credits available to our projects. Any of these events could cause us to delay or abandon projects.

Our government partnerships, memoranda of understanding and pilot arrangements may not be legally binding or exclusive, may not result in definitive agreements and may be adversely affected by changes in host-country governments or officials.

Our carbon project pipeline is based largely on strategic partnerships, memoranda of understanding, pilot arrangements and ongoing discussions with national and sub-national governments, including in Bhutan, Indonesia, Malaysia and Bosnia and Herzegovina. Many of these arrangements are preliminary, and some remain subject to further negotiation and the execution of definitive agreements. They may not be legally binding or enforceable, may not grant us exclusive rights to any project area, and may impose commitments that, if not met, permit the government counterparty to terminate them. In addition, because we structure our carbon business directly with government ministries, elections, changes in government, policy shifts, reorganizations or the departure of officials with whom we work could delay or terminate these arrangements. We can give no assurance that any of these arrangements will result in definitive agreements, that pilots will advance beyond the pilot or feasibility stage, or that government counterparties will not work with competing project developers or develop projects on their own. If any of these arrangements does not proceed, is terminated or is not exclusive, we may lose our investment in the related project and our competitive position could be impaired.

31

Increasing scrutiny of climate-related claims, including allegations of “greenwashing,” and evolving sustainability disclosure requirements could expose us or our buyers to liability and increase our costs.

Public statements regarding sustainability and the quality of carbon credits are subject to increasing scrutiny by regulators, non-governmental organizations and the media, and private parties have brought claims under securities and consumer protection laws alleging that sustainability-related statements were misleading. Because we describe our carbon projects as high-integrity, we, or buyers that rely on our credits to support their climate claims, could become subject to investigations, enforcement actions or litigation. In addition, sustainability and climate-related disclosure requirements in the jurisdictions in which we or our buyers operate are evolving and may be inconsistent, which could increase our compliance costs. Conversely, any relaxation of enforcement or climate policy could reduce demand for high-integrity credits.

Risks Related to Doing Business in Singapore

We are subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

We are required to comply with the laws of Singapore, certain of which are capable of extra-territorial application, as well as the constitution of our Singapore operating subsidiaries. In particular, we are required to comply with certain provisions of the Securities and Futures Act 2001 of Singapore (the “SFA”), which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

The laws of Singapore and of the United States differ in certain significant respects. The application of Singapore law, in particular, the Companies Act, may, in certain circumstances, impose more restrictions on us, our directors and officers than would otherwise be applicable to U.S. corporations, including those incorporated in Delaware. For example, the Companies Act requires a director to use reasonable diligence in the discharge of the duties of his or her office and, in certain circumstances, imposes liability for specified contraventions of particular statutory requirements or prohibitions. Additionally, under the Employment of Foreign Manpower Act 1990 of Singapore, we are also required to ensure that each foreign worker employed by us has a valid work pass, and in particular, the number of foreign workers employed under certain work passes (e.g. Work Permits and S Pass holders) are subject to a quota and certain other limitations. Generally, we are also required to take out mandatory insurance for accidents which arise in the course of an employee’s employment under the Work Injury Compensation Act 2019 of Singapore.

Any adverse material changes to the Singapore market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious diseases, could have a material adverse effect on our business, results of operations and financial condition.

During the fiscal years ended December 31, 2025 and December 31, 2024, most of our revenue was derived from our operations in Singapore. Any adverse circumstances affecting the Singapore market, such as an economic recession, epidemic outbreak or natural disaster or other adverse incident, may adversely affect our business, financial condition, results of operations and prospects. Any downturn in the industry which we operate in resulting in the postponement, delay or cancellation of contracts and delay in recovery of receivables is likely to have an adverse impact on our business and profitability.

32

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower net sales due to weakened demand, unfavorable changes in product price/mix, or lower profit margins. For example, global economic downturns may adversely impact some of our customers who are particularly sensitive to business and consumer spending.

During economic downturns or recessions, there can be a heightened competition and increased pressure to reduce brokerage and trading fees as our customers may reduce their demand for our services. If we reduce brokerage and trading fees significantly, the result could be a negative impact on our financial condition or results of operations, profitability and cash flows.

An epidemic or outbreak of communicable diseases may also adversely affect our business, financial condition, results of operations and prospects. The COVID-19 epidemic resulted in a global health crisis, causing disruptions to social and economic activities, business operations and supply chains worldwide, including in Singapore. Measures taken by the Singapore government to tackle the spread of COVID-19 have included, among others, border closures, quarantine measures and lockdown measures.

In the event of a resurgence of COVID-19 and/or any other infectious diseases, if a substantial number of our employees are infected with and/or are suspected of being infected, and our employees are required to be quarantined and/or hospitalized, this may disrupt our ability to render services which may have a material adverse effect on our business operations and reputation of our Group.

We are subject to risks associated with operating in the rapidly evolving Southeast Asia region, and we might therefore be exposed to various risks inherent in operating and investing in the region.

We derive some of our revenue from our operations in countries located in Southeast Asia, and we intend to continue to develop and expand our business and penetration in the region. Our operations in Southeast Asia are subject to various risks related to the economic, political and social conditions of the countries in which we operate, including risks related to the following:

●	currencies may be devalued or may depreciate or currency restrictions or other restraints on transfer of funds may be imposed;
●	the effects of inflation within Southeast Asia generally and/or within any specific country in which we operate may increase our cost of operations;
●	health epidemics, pandemics or disease outbreaks (including the COVID-19 outbreak) may affect our operations and demand for our services. For example, if the ports in certain Southeast Asia regions do not operate, no orders will be received from customers with vessels based in those ports, which could affect our revenue; and
●	political changes may lead to changes in the business, legal and regulatory environments in which we operate. Volatile political situations in certain Southeast Asian countries could impact our business. For example, in Myanmar, following the military taking power in February 2021, there have been and continue to be mass protests and instability disrupting business activities. In Thailand, the risk of protest movements continues to exist and may increase political instability. In Malaysia, there have been several changes in the governing party in the past few years.

Any disruptions in our business activities or volatility or uncertainty in the economic, political or regulatory conditions in the markets we operate in could adversely affect our business, financial condition, results of operations and prospects.

33

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

We are subject to various anti-corruption laws, including the Prevention of Corruption Act 1960, which prohibits any person from making improper gratification as an inducement to or reward for any person doing or forbearing to do anything in respect of any matter or transaction, or any member, officer or servant of a public body doing or forbearing to do anything in respect of any matter or transaction in which such public body is concerned. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or agents that could be in violation of various anti-corruption laws. We have implemented safeguards and policies to discourage these practices by our employees and agents but we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees or agents. If our employees or agents violate our policies or we fail to maintain adequate record keeping and internal accounting practices to accurately record our transactions, we may be subject to regulatory sanctions. Violations of the Prevention of Corruption Act 1960 or other anti-corruption laws, or allegations of any such acts, could damage our reputation and subject us to civil or criminal investigations in the United States and in other jurisdictions. Those and any related shareholder lawsuits could lead to substantial civil and criminal, monetary and nonmonetary penalties and cause us to incur significant legal and investigatory fees which could adversely affect our business, combined financial condition and results of operations.

We are subject to privacy, data protection and data localization laws in multiple jurisdictions, and any actual or deemed failure to comply could adversely affect our business.

We receive, collect, use, disclose, transmit, and store information relating to our customers, their supply chains, our government partners and our employees. Our collection and processing of such data may subject us to privacy, cybersecurity and data protection laws in the jurisdictions in which we or our customers and partners operate. These laws evolve frequently and may be inconsistent from one jurisdiction to another, and certain of them restrict cross-border transfers of personal data or require that certain data be stored locally. In addition, government partners may require that data relating to their agricultural products, land or carbon projects be hosted within their jurisdiction or remain under their control. Complying with these requirements may be onerous and costly and may impair our ability to operate our platform on a centralized basis. Our failure, or the failure by our business partners or customers using our services, to comply with applicable laws or obligations relating to privacy, cybersecurity, data protection or data localization could damage our reputation, discourage customers and government partners from working with us, or result in fines, investigations or proceedings by governmental agencies and private claims, any of which could adversely affect our business, financial condition and results of operations.

Risks Related to Our Class A Ordinary Shares and this Offering

This offering is being made on a best-efforts basis and we may sell fewer than all of the Class A ordinary shares offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

This offering is being made on a best-efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering; provided however, we will not close this offering, unless the Merger is also closed and Nasdaq has provided the requisite approval for the Company’s Class A ordinary shares to continue trading on the Nasdaq Capital Market. Because there is no minimum number of securities or amount of proceeds required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth within this prospectus.

Our share price may fluctuate significantly following the closing of this offering, and you may lose all or part of your investment, and litigation may be brought against us.

There is no assurance that the market price for our Class A ordinary shares will not decline subsequent to the closing of this offering. The prices at which our Class A ordinary shares will trade following your purchase in this offering may fluctuate significantly and rapidly as a result of, among others, the following factors, some of which are beyond our control:

●	variation in our results of operations;
●	perceived prospects and future plans for our business and the general outlook of our industry;
●	changes in securities analysts’ estimates of our results of operations and recommendations;
●	announcements by us of significant contracts, acquisitions, strategic alliances or joint ventures or capital commitments;
●	the valuation of publicly-traded companies that are engaged in business activities similar to ours;
●	additions or departures of key personnel;
●	fluctuations in stock market prices and volume;
●	involvement in litigation;
●	general economic and stock market conditions; and
●	discrepancies between our actual operating results and those expected by investors and securities analysts.

There is no guarantee that our Class A ordinary shares will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares. You may not realize a return on your investment in our Class A ordinary shares and you may even lose your entire investment in our Class A ordinary shares.

34

In addition, the stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices of securities. These fluctuations often have been unrelated or disproportionate to the operating performance of publicly-traded companies. In the past, following periods of volatility in the market price of a particular company’s securities, an investor may lose all or part of his or her investment, and litigation has sometimes been brought against that company. If similar litigation is instituted against us, it could result in substantial costs and divert our senior management’s attention and resources from our core business.

Certain recent public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A ordinary shares.

Our Class A ordinary shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A ordinary shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A ordinary shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A ordinary shares. In addition, investors of our Class A ordinary shares may experience losses, which may be material, if the price of our Class A ordinary shares declines after this offering or if such investors purchase shares of our Class A ordinary shares prior to any price decline.

Holders of our Class A ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A ordinary shares. As a result of this volatility, investors may experience losses on their investment in our Class A ordinary shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A ordinary shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A ordinary shares and understand the value thereof.

We are a “controlled company” within the meaning of the Nasdaq Stock Market listing rules and upon completion of this Offering will continue to be a “controlled company” and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under the Nasdaq Stock Market listing rules because Chan Choon Yew Lester, through his wholly-owned entities Initium Novum Capital Pte. Ltd., Vita Nova Ventures Pte. Ltd. and EMJ Capital Holdings Pte. Ltd., holds 100% of our outstanding Class B ordinary shares, which represents approximately 87.53% of the total voting power at the date of this prospectus. After the proposed closing of the Merger, we anticipate that we will continue to be a controlled company, in which the Target Shareholder will beneficially own at least 85% of our fully-diluted shares and, following the Class B Conversion, at least 85% of the voting power.

Pursuant to our Third A&R memorandum and articles of association, an ordinary resolution to be passed at a shareholders’ meeting requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding and issued ordinary shares cast at a meeting. A special resolution will be required for important matters such as making changes to our Third A&R memorandum and articles of association. As a result, the controlling shareholder will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. In addition, for so long as we remain a controlled company under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. We do not currently plan to utilize the exemptions available for controlled companies, but instead, we plan to rely on the exemption available for foreign private issuers to follow our home country governance practices. If we cease to be a foreign private issuer or if we cannot rely on the home country governance practice exemptions for any reason, we may decide to invoke the exemptions available for a controlled company as long as we remain a controlled company. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

35

We may require additional funding in the form of equity or debt for our future growth which will cause dilution in shareholders’ equity interest.

We may pursue opportunities to grow our business through joint ventures, strategic alliance, acquisitions or investment opportunities. However, there can be no assurance that we will be able to obtain additional funding on terms that are acceptable to us or at all. If we are unable to do so, our future plans and growth may be adversely affected.

An issue of Class A ordinary shares or other securities to raise funds will dilute Shareholders’ equity interests and may, in the case of a rights issue, require additional investments by shareholders. Further, an issue of Class A ordinary shares below the then prevailing market price will also affect the value of Class A ordinary shares then held by investors.

Dilution in Shareholders’ equity interests may occur even if the issue of shares is at a premium to the market price. In addition, any additional debt funding may restrict our freedom to operate our business as it may have conditions that:

●	limit our ability to pay dividends or require us to seek consents for the payment of dividends;
●	increase our vulnerability to general adverse economic and industry conditions;
●	require us to dedicate a portion of our cash flow from operations to repayments of our debt, thereby reducing the availability of our cash flow for capital expenditures, working capital and other general corporate purposes; and
●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

Volatility or uncertainty of the credit markets could limit our ability to borrow funds or cause our borrowings to be more expensive in the future. As such, we may be forced to pay unattractive interest rates, thereby increasing our interest expense, decreasing our profitability and reducing our financial flexibility if we take on additional debt financing.

We have no plans to pay dividends.

We plan to reinvest all of our future earnings, to the extent we have earnings, in order to expand our product and services offerings and to cover operating costs and capital needs, and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. As we are a company with a limited operating history, we may not be able to generate, at any time, sufficient surplus cash that would be available for distribution to the holders of our Shares as a dividend. Therefore, you should not expect to receive immediate cash dividends on Class A ordinary shares. Consequently, investors may need to rely on sales of their Class A ordinary shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. In addition, the laws of the Cayman Islands impose restrictions on our ability to declare and pay dividends.

We incur and will continue to incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

We incur and will continue to incur significant legal, accounting, insurance and other expenses as a result of being a public company. Laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act of 2010, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and Nasdaq, will significantly increase our costs as well as the time that must be devoted to compliance matters. We expect that compliance with these laws, rules, regulations and standards will substantially increase our expenses, including our legal and accounting costs, and make some of our operating activities more time-consuming and costly. These public company obligations also will require attention from our senior management and could divert their attention away from the day-to-day management of our business. We also expect these laws, rules, regulations and standards to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as officers. As a result of the foregoing, we expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our financial performance and could cause our results of operations and financial condition to suffer. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Shares, fines, sanctions and other regulatory actions and potential civil litigation.

36

If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

In connection with the audits of our consolidated financial statements for the fiscal years ended December 31, 2024 and 2025 and as of December 31, 2024 and 2025, we and our independent registered public accounting firm identified material weaknesses in our internal controls over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal controls over financial reporting. There is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis. The material weakness identified is related to lack of sufficient personnel adequately trained in and have appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and related disclosures to fulfil U.S. GAAP and SEC financial reporting requirements. We are currently in the process of implementing several measures to address the material weaknesses identified, including expanding the capabilities of existing accounting and financial personnel by implementing regular and continuous U.S. GAAP training programs, and preparing comprehensive accounting policies, manuals and closing procedures to improve the quality and accuracy of our period-end financial closing process. We may incur significant costs in the implementation of these measures. We also have a limited number of employees and resources leading to inadequate segregation of duties for certain key functions. We intend to continue enhancing our internal control environment through the implementation of additional financial reporting policies and procedures, increased oversight by management and the audit committee, greater use of system-based controls and automation, and the engagement of additional accounting and finance resources as our operations grow.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal disclosure controls and procedures over our financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in our reports that we will file with the SEC will be recorded, processed, summarized, and reported within the time periods and as otherwise specified in SEC rules, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal Executive Officers and financial officers. We are also continuing to improve our internal controls over financial reporting.

Ensuring that we have effective disclosure controls and procedures and internal controls over financial reporting in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be re-evaluated frequently. Our internal controls over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. Beginning with our second annual report on Form 20-F after we become a company whose securities are publicly listed in the United States, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to make a formal assessment of the effectiveness of our internal controls over financial reporting, and once we cease to be an emerging growth company, we will be required to include an attestation report on internal controls over financial reporting issued by our Independent Registered Public Accounting Firm. During our evaluation of our internal controls, if we identify one or more material weaknesses in our internal controls over financial reporting, we will be unable to assert that our internal controls over financial reporting are effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls over financial reporting in the future. Any failure to maintain internal controls over financial reporting could severely inhibit our ability to accurately report our financial condition, or results of operations.

37

Investors may have difficulty enforcing judgments against us, our directors and management.

The Company is incorporated under the laws of the Cayman Islands and a majority of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

Harney Westwood & Riegels Singapore LLP, our counsel with respect to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, and entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. In addition, there is uncertainty regarding Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule of making such a determination in relation judgments obtained from the U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;
(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
(c)	is final;
(d)	is not in respect of taxes, a fine or a penalty;
(e)	was not obtained by fraud; and
(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Further, shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, a list of the current directors of the company, the register of mortgages and charges and any special resolutions passed by our shareholders) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Third A&R memorandum and articles of association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands (which is our home country), also differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our Board of Directors or our controlling shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Description of Share Capital—Differences in Corporate Law”.

38

Also, our principal executive offices and substantially all of our assets are located in Singapore. It is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States; or (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal) in the federal or state courts of the United States (provided that it has jurisdiction over the parties subject to such judgment) under which a fixed or ascertainable sum of money is payable, may generally be enforced as a debt in the Singapore courts. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment or earlier foreign judgement recognized in Singapore that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

Our corporate affairs are governed by the Third A&R memorandum and articles of association, by the Companies Act and common law of Cayman Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands and our Third A&R memorandum and articles of association. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. For instance, while under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders, under Cayman Islands law, our controlling shareholders do not owe any such fiduciary duties to our company or to our minority shareholders. Accordingly, our controlling shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

39

Upon the closing of the Merger and the completion of this offering, we expect to continue qualifying as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, Directors and principal Shareholders are exempt from the “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our Shareholders may not know on a timely basis when our officers, directors and principal Shareholders purchase or sell our ordinary shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain and maintain directors and officers liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our Board of Directors.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our outstanding voting securities are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, Directors, Executive Officers and controlling shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

40

As a foreign private issuer, we do not expect to be subject to certain Nasdaq corporate governance rules applicable to U.S. listed companies.

As a foreign private issuer, we are entitled to rely on a provision in Nasdaq’s corporate governance rules that allows us to follow Cayman Islands corporate law with regards to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on Nasdaq.

In addition, our Audit Committee is not subject to additional Nasdaq requirements applicable to listed U.S. companies, including an affirmative determination that all members of the audit committee are “independent,” using more stringent criteria than those applicable to the Company under relevant SEC rules. Nasdaq’s corporate governance rules require listed U.S. companies to, among other things, seek shareholder approval for the implementation of certain equity compensation plans and issuances of shares, which the Company is not required to follow as a foreign private issuer. However, we will voluntarily have a majority of independent directors and our audit committee consists of three independent directors.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in the Class A ordinary shares to significant adverse U.S. income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this annual report captioned “Material U.S. Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A ordinary shares, the price of our Class A ordinary shares and trading volume could decline.

The trading market for our Class A ordinary shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A ordinary shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A ordinary shares and the trading volume to decline.

Negative publicity relating to our Group or our directors, Executive Officers or Controlling Shareholder may materially and adversely affect our reputation and Class A ordinary share price.

Negative publicity or announcements relating to our Group or any of our directors, executive officers or controlling shareholder, whether with or without merit, may materially and adversely affect the reputation and goodwill of our Group in our industry, consequently affecting our relationships with our customers and car dealers. In addition, such negative publicity may affect market perception of our Group and the performance of our Class A ordinary share price.

41

Negative publicity or announcements may include, among others, newspaper reports of accidents at our work places, unsuccessful attempts in joint ventures, acquisitions or take-overs, any involvement we may have in litigation or insolvency proceedings, and unfavorable or negative articles on any of our directors, executive officers or controlling shareholder. Any claims and legal actions brought forward by our customers may also have a negative impact on our brand image. If our customers, suppliers or sub-contractors subsequently lose confidence in us, this could result in the termination of business relationships or fewer referrals or invitations to tender or quote for facilities services or other contracts. To this end, our business, financial condition, results of operations and prospects may be adversely impacted.

Our dual-class voting structure may render our Class A ordinary shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A ordinary shares.

As of the date of this prospectus, we have a dual class of ordinary shares. Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Ordinary shares may prevent the inclusion of our Class A ordinary shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A ordinary shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A ordinary shares.

In addition, holders of Class B ordinary shares are entitled to ten votes per share, and Class B ordinary shares may be converted into the same number of Class A ordinary shares by the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances. Upon the transfer of any Class B ordinary share by a holder thereof to any person other than certain permitted transferees or a change in beneficiary owner of such Class B ordinary shares, such Class B ordinary share will be automatically and immediately converted into one Class A ordinary share.

As of the date of this prospectus, Chan Choon Yew Lester beneficially owns all of our Class B ordinary shares representing approximately 87.53% of the aggregate voting power of our total issued and outstanding share capital. As a result of the dual-class share structure and the concentration of ownership, holders of Class B ordinary shares will have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions.

While in connection with the contemplated Merger, Chan Choon Yew Lester and his wholly-owned entities Initium Novum Capital Pte. Ltd., Vita Nova Ventures Pte. Ltd. and EMJ Capital Holdings Pte. Ltd., entered into the Shareholder Voting Agreement, pursuant to which, on the Closing Date of the Merger, they agreed to convert all of their Class B ordinary shares of the Company to Class A ordinary shares, with all the attendant rights and obligations and on a 1:1 basis, such that following the Class B Conversion, the Class A ordinary shares will be the only class of ordinary shares of the Company that is issued and outstanding, there is no guarantee that the Merger will be consummated.

Investors in our Class A Ordinary Shares likely will face immediate and substantial dilution in the net tangible book value per share and may experience future dilution.

The offering price is likely to be substantially higher than our current net tangible book value per share. If we were liquidated immediately following this offering, each investor subscribing for this offering would receive less than the price they paid for their Class A ordinary shares. Please refer to the section titled “Dilution” of this prospectus for more information.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

The management of the Combined Company will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section titled “Use of Proceeds” and in such order of priority as the management may determine in its discretion, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by the management to apply these funds effectively could harm the business of the Combined Company.

The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price.

Sales of substantial amounts of our Class A ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Class A ordinary shares held by the Selling Shareholder may also be sold in the public market in the future pursuant to the Selling Shareholder Prospectus subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and any applicable lock-up agreements.

The resale of Class A ordinary shares by the Selling Shareholder may cause the market price of our Class A ordinary shares to decline.

The resale of Class A ordinary shares by the Selling Shareholders, as well as the issuance of Class A ordinary shares in this offering, could result in resales of our Class A ordinary shares by our current shareholders concerned about the potential dilution of their holdings. In addition, the resale of Class A ordinary shares by the Selling Shareholder could have the effect of depressing the market price for our Class A ordinary shares.

42

RISKS RELATED TO ENCHEM’S BUSINESS AND OPERATIONS

Unless otherwise stated, all references to “EnChem,” and similar designations under this section, Risks Related to EnChem’s Business and Operations, refer to EnChem America, Inc., a Georgia corporation, and its wholly-owned subsidiary EnChem Materials, Inc. a private Georgia limited liability company.

Risks Related to the Business and Industry

The pace of battery technology development is not predictable. Expectations for when we will achieve various technical and production-level performance objectives depend in large part upon assumptions, estimates, measurements, testing, analyses, and data developed and performed by us, which may be incorrect or flawed.

Our expectations for when we will achieve various technical and production objectives reflect our current expectations and estimates. Whether and when we achieve these objectives depend on a number of factors, many of which are outside our control, such as:

●	the extent of consumer acceptance of EVs generally and those deploying our products in particular;
●	competition, including from established and future competitors in the battery industry or from competing technologies that may be used to power EVs as well as increased competition from China;
●	unanticipated technical or manufacturing challenges or delays;
●	difficulties identifying or constructing the necessary manufacturing facilities;
●	other technological developments that could adversely impact the commercial potential of our technology;
●	adverse developments in our customer relationships, including termination of our relationships, changes in our customers’ timetables and business plans, or turnover in key personnel at our customers;
●	our ability to manage our growth;
●	our ability to manage our relationships with key suppliers and the availability of the raw materials we need to procure from them;
●	whether we can obtain sufficient capital when required to build and maintain safety protocols and specialized climate-controlled facility setups and sustain and grow our business;
●	our ability to retain existing key management, integrate new hires, and attract, retain, and motivate qualified personnel; and
●	the overall strength and stability of domestic and international economies.

Unfavorable changes in any of these or other factors beyond our control have impeded, and could continue to impede, our ability to achieve our objectives when planned. We may continue to experience unfavorable changes in factors beyond our control, and such unfavorable changes could have a material adverse effect on our business, prospects, results of operations, and financial condition.

EnChem may not complete the Merger or may be delayed in completing the Merger.

The consummation of the proposed Merger is at the early stages and will be subject to the completion of obtaining applicable corporate, regulatory and other third-party approvals and the fulfillment of customary closing conditions. There is no certainty and EnChem can provide no assurances that the Merger will be consummated on the terms or timeframe currently contemplated, or at all. If the Merger is not completed as contemplated, EnChem could suffer adverse consequences, including the loss of investor confidence and reputational harm. In addition, any delay in completing the merger could cause EnChem not to realize some or all of the benefits that it expects to achieve if the merger is successfully completed within the expected timeframe. There is no guarantee that EnChem will find an alternative entity with which to merge.

If EnChem borrows money to expand its business, the likelihood that investors may lose some or all of their investment may increase.

EnChem anticipates that it may incur debt for financing its growth. EnChem’s ability to borrow funds will depend upon a number of factors, including the condition of the financial markets. If EnChem receives debt financing, it will have priority in any liquidation over the claims of holders of its stockholders, which could increase the risk of loss of your investment. In addition, EnChem’s payment obligations with respect to any indebtedness could divert funds away from its operations, marketing and product development efforts.

The ongoing uncertainty in global economic conditions may negatively impact EnChem’s business, operating results or financial condition.

The continuing unfavorable global economic conditions and uncertainty have caused a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy and extreme volatility in credit, equity and fixed income markets. These macroeconomic conditions could negatively affect EnChem’s business, operating results or financial condition in a number of ways. For example, potential future clients may be unable to fund purchases of products and services, which could cause them to delay, decrease or cancel purchases of EnChem’s products and services or to not pay EnChem or to delay paying EnChem for previously purchased products and services. EnChem’s clients may cease business operations or conduct business on a greatly reduced basis.

43

EnChem faces significant, evolving competition which, if it fails to properly address, could adversely affect its business, results of operations, and financial condition.

The markets for electrolyte manufacturing are intensely competitive, and EnChem faces significant competition from a number of different sources. Several of EnChem’s competitors have substantially greater name recognition and financial, technical, product development and marketing resources than EnChem does. There has been significant merger and acquisition activity among a number of its competitors in recent years. Transaction induced pressures, or other related factors may result in negative market dynamics that could adversely affect EnChem’s business, results of operations and financial condition.

EnChem competes in all of its markets with other major electrolyte companies. Competitive pressures and other factors, such as new product introductions by EnChem or its competitors, may result in price or market share erosion that could adversely affect its business, results of operations and financial condition. Also, there can be no assurance that EnChem’s products will achieve broad market acceptance or will successfully compete with other similar products available in the market.

EnChem may engage in future acquisitions, which may be expensive and time consuming and from which it may not realize anticipated benefits.

EnChem may acquire additional businesses, technologies, and products if EnChem determines that these additional businesses, technologies, and products are likely to serve its strategic goals. The specific risks EnChem may encounter in these types of transactions include but are not limited to the following:

●	potentially dilutive issuances of its securities, the incurrence of debt and contingent liabilities and amortization expenses related to intangible assets with indefinite useful lives, which could adversely affect its results of operations and financial condition;

●	using cash as acquisition currency may adversely affect interest or investment income, which may in turn adversely affect its earnings and /or earnings per share;

●	difficulty in fully or effectively integrating any acquired technologies or software products into its current products and technologies, which would prevent EnChem from realizing the intended benefits of the acquisition;

●	difficulty in predicting and responding to issues related to product transition such as development, distribution and client support;

●	the possible adverse effect of such acquisitions on existing relationships with third party partners and suppliers of technologies and services;

●	the possibility that staff or clients of the acquired company might not accept new ownership and may transition to different technologies or attempt to renegotiate contract terms or relationships, including maintenance or support agreements;

●	the possibility that the due diligence process in any such acquisition may not completely identify material issues associated with product quality, product architecture, product development, intellectual property issues, key personnel issues or legal and financial contingencies, including any deficiencies in internal controls and procedures and the costs associated with remedying such deficiencies;

●	difficulty in entering geographic and business markets in which EnChem has no or limited prior experience; and

●	the possibility that acquired assets become impaired, requiring EnChem to take a charge to earnings which could be significant.

44

A failure to successfully integrate acquired businesses or technology could, for any of these reasons, have an adverse effect on EnChem’s financial condition and results of operations.

EnChem’s operations are dependent upon its key personnel. If such personnel were to leave unexpectedly, EnChem may not be able to execute its business plan.

EnChem’s future performance depends in significant part upon the continued service of its key employees and senior management personnel. These personnel have acquired specialized knowledge and skills with respect to EnChem’s business. Because at the time of this filing EnChem has 71 full-time employees, EnChem believes that it has a relatively small number of employees when compared to other leading companies in its industry, its dependence on maintaining its relationships with key employees is particularly significant. EnChem is also dependent on its ability to attract high quality personnel, particularly in the areas of research and development.

The industry in which EnChem operates is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that EnChem’s current employees will continue to work for it. Loss of services of key employees could have an adverse effect on EnChem’s business, results of operations and financial condition. Furthermore, EnChem may need to grant equity incentives to key employees and provide other forms of incentive compensation to attract and retain such key personnel. Equity incentives may be dilutive to EnChem’s per share financial performance. Failure to provide such types of incentive compensation could jeopardize EnChem’s recruitment and retention capabilities.

There is substantial doubt about our ability to continue as a going concern.

EnChem incurred a net loss of approximately $1,920,000 for the year ended December 31, 2025, and as of that date EnChem’s total current liabilities exceeded its total current assets by approximately $9,198,000. In addition, EnChem’s notes payable to banks of approximately $34,347,000 are classified as current, and the related credit facilities mature within one year after the date these consolidated financial statements are available to be issued. These conditions raise substantial doubt about EnChem’s ability to continue as a going concern. Although EnChem recorded net loss of approximately $212,275 for the six months ended June 30, 2026 (unaudited), as of June 30, 2026, EnChem’s total current liabilities continued to exceed its total current assets by approximately $8,070,000, and its notes payable to banks of approximately $31,134,000 remained classified as current. EnChem’s revolving line of credit with Bank of Hope currently matures on January 13, 2027. EnChem’s ability to meet its obligations depends on the renewal or refinancing of its credit facilities and the collection of amounts due from the Parent, including a loan receivable from the Parent that increased from $4,900,000 at December 31, 2025 to approximately $13,890,000 at June 30, 2026. Neither the renewal or refinancing of these facilities nor the collection of amounts due from the Parent is within EnChem’s control or supported by committed arrangements, and management was unable to conclude that its plans are probable of being effectively implemented.

EnChem may need to raise additional funds. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing when it is needed, we will need to restructure our operations and possibly divest all or a portion of our business. We may seek additional capital through a combination of equity offerings and debt financings. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, and could increase our expenses, require that our assets secure such debt, or provide for high interest rates, discounted conversion prices, or other unfavorable terms. Equity financing, if obtained, could result in dilution to our then-existing stockholders. If we are unsuccessful in securing additional funding, we may be required to cease operations which could result in our shareholders losing all or almost all of their investment.

Our business depends on our ability to manage our relationships with existing and future customers, suppliers, and contractors, and we may not successfully manage these business relationships.

We rely on a number of third parties in connection with performance on our contracts. Our customers, suppliers, and contractors may have economic, business, or legal interests or goals that are inconsistent with ours. As a result, it may be challenging for us to resolve issues that arise in respect of the performance of our contracts. Any significant disagreements with these third parties may impede our ability to perform our contractual obligations. In addition, if our counterparties are unable or unwilling to meet their economic or other obligations under our agreements, we may be required to fulfill those obligations alone. Turnover in key personnel at our counterparties could adversely impact our ability to work productively with such counterparties and delay or impede our ability to achieve contractual milestones, requirements, or other objectives.

We rely heavily on complex equipment for our operations, and the production of our technology involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We rely heavily on complex equipment for our operations and the production of our electrolyte. Integrating this equipment into the production of our electrolyte is time intensive and requires us to work closely with the equipment providers to ensure that it works properly with our technology. This integration involves a degree of uncertainty and risk and may result in the delay in the scaling up of production or cause us to incur additional costs.

45

Our current manufacturing facilities require, and we expect that our future manufacturing facilities will require, large-scale machinery. Such machinery may unexpectedly malfunction and require repairs and spare parts to resume operations, which may not be available when needed. Because we generally do not maintain redundancies in our facilities, unexpected malfunctions of our production equipment may significantly affect our operational efficiency..

Problems with our manufacturing equipment could result in it not performing to our expectations, personal injury or death, loss of production equipment, damage to our manufacturing facilities, monetary losses, delays, unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs, and potential legal liabilities, any one of which could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Substantial increases in the prices for our raw materials and components, some of which are obtained from a limited number of sources where demand may exceed supply, could materially and adversely affect our business.

We rely on third-party suppliers for materials, components, and equipment necessary to produce electrolyte, including key supplies, such as lithium salt (LiPF6), EC, EMC, DMC,. We face risks relating to the timely availability, adequate quality, and consistency of these materials and components, including that we will be subject to demand shortages and supply chain challenges and generally may not have sufficient purchasing power to eliminate the risk of price increases for the raw materials and tools we need. If we are unable to enter into commercial agreements with our current suppliers or our replacement suppliers on favorable terms, or these suppliers experience difficulties meeting our requirements, the development and commercial progression of our technology may be delayed.

Separately, we may be subject to various supply chain requirements regarding, among other things, conflict minerals and labor practices. We may be required to incur substantial costs to comply with these requirements, which may include locating new suppliers if certain issues are discovered. We may not be able to find any new suppliers for certain raw materials or components required for our operations, or such suppliers may be unwilling or unable to provide us with products.

Any disruption in the supply of materials, components, or equipment could temporarily disrupt the production of our electrolyte until we obtain the required material. Changes in business conditions, unforeseen circumstances, governmental changes, transportation disruptions, and other factors beyond our control or which we do not currently anticipate could also affect our suppliers’ ability to deliver components or equipment to us on a timely basis. Currency fluctuations, trade barriers, tariffs, or shortages and other general economic or political conditions may limit our ability to obtain key materials, components, and equipment for our electrolyte or significantly increase freight charges, raw material costs, and other expenses associated with our business.

Accidents and severe weather conditions, natural disasters, or other catastrophic events could adversely impact our facilities and operations.

Some of our operations involve the manufacture and handling of a variety of explosive and flammable materials, which could expose our employees to a number of potential occupational hazards. We may experience accidents from time to time. Among other things, we could experience leaks and ruptures, explosions, fires, transportation accidents involving our products, chemical spills, other discharges or releases of toxic or hazardous substances or gases, and other environmental and workplace safety incidents. Any such accident could harm our employees, damage our facilities, or adversely impact our operations.

Severe weather conditions, natural disasters, and other natural events, such as floods, fires, earthquakes, typhoons, and health pandemics could also affect our facilities and operations. Further, our facilities and operations could also be adversely impacted by other events outside of our control, including power loss, telecommunications failures, cyberattacks, wars, riots, break-ins, and terrorist attacks. Damage to our facilities or disruption of our operations could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Further, we cannot guarantee that associated losses, claims, or liabilities will be covered by our insurance or any rights of indemnity or contribution that we have against others. We also cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or in sufficient amounts to cover all of our potential losses. A loss that is uninsured or which exceeds policy limits could require us to pay substantial amounts, which could have a material adverse effect on our business, prospects, results of operation, and financial condition.

46

Risks Related to Industry and Market Trends

The battery market continues to evolve and is highly competitive, and we may not be successful in competing in this market or establishing and maintaining confidence in our long-term prospects among current and future partners and customers.

The battery market in which we compete continues to evolve and is highly competitive. Many of our current competitors have, and future competitors may have, greater resources than we do and may be able to devote greater resources to the development of their current and future technologies. These competitors may also have greater access to customers and may be able to establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and competitive positioning.

The battery industry also competes with other emerging or evolving technologies, such as natural gas, advanced diesel, and hydrogen-based fuel cell powered vehicles. Developments in alternative technologies or improvements in battery technologies made by competitors may adversely impact the sales, pricing, and gross margins of our products. As technologies change, we will attempt to upgrade or adapt our products to continue to provide products with the latest technology. However, our products may become obsolete or we may not be able to adapt to changes in or to create the necessary technology to effectively compete. If we are unable to keep up with competitive developments, including if competing technologies achieve lower prices or other emerging technologies enjoy greater policy support, our competitive position and growth prospects may be harmed.

In addition, Tier 1 battery manufacturers, OEMs, and other customers may be less likely to purchase our electrolyte if they are not convinced that our business will succeed in the long term. Similarly, suppliers and other third parties may be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed in the long term. Accordingly, in order to build and maintain our business, we must instill and maintain confidence among current and future partners, customers, suppliers, and other parties in our long-term financial viability and prospects. Maintaining such confidence may be complicated by certain factors, including those that are largely outside of our control, such as:

●	our limited operating history;

●	unexpected costs that Tier 1 battery manufacturer, OEM, and other potential partners may be required to incur to scale manufacturing, delivery, and service operations to meet demand for EVs containing our technology or products;

●	competition and uncertainty regarding the future of EVs;

●	the development and adoption of competing technologies that are less expensive and/or more effective than our products; and

●	our eventual production and sales performance compared with market expectations.

Our future growth and success are dependent upon consumers’ willingness to adopt EVs.

Our growth and future demand for our products are highly dependent upon the adoption by consumers of alternative fuel vehicles in general and EVs in particular. The market for new energy vehicles is still rapidly evolving, characterized by changing technologies, competitive pricing and factors, evolving government regulation and industry standards, and changing consumer demands and behaviors. For example, the federal government has eliminated certain incentives and subsidies that favor EVs, which could adversely impact demand for our technology. If the market for EVs in general does not develop as expected, or develops more slowly than expected, our business, prospects, results of operation, and financial condition could be materially and adversely affected.

47

Risks Related to Intellectual Property

We rely heavily on owned and licensed intellectual property, including patent rights, trade secrets, copyrights, trademarks, and know-how, and we may be unable to protect and maintain access to these intellectual property rights.

Our success depends on our ability to protect and maintain our intellectual property rights, and we may not be able to prevent unauthorized use of our owned and licensed intellectual property. We rely on a combination of the intellectual property protections afforded by patent, copyright, trademark, and trade secret laws in the United States and other jurisdictions, as well as license agreement and other contractual protections, to establish, maintain, and enforce rights and competitive advantage in our technology. Despite our efforts to protect our intellectual property rights, third parties, including our vendors, customers, and consultants, have and may in the future attempt to copy or otherwise obtain and use our intellectual property without our consent or may decline to license or defend necessary intellectual property rights to us on terms favorable to our business. Further, our technology and intellectual property may be subject to theft or compromise via more indirect routes. For example, our products or components thereof may be reverse engineered by partners, customers, or other third parties, which could result in infringement of our patents or theft of our know-how or trade secrets.

Detecting and addressing unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take to prevent misappropriation may not be sufficient. Any enforcement efforts we undertake, including litigation, could require involvement of the licensor, be time-consuming and expensive, and divert management’s attention. Additionally, existing intellectual property laws and contractual remedies may not provide the protection needed to safeguard our intellectual property. For example, a significant portion of our patent rights have been obtained through licenses. Because we do not own those patent rights, we have less control over their maintenance and enforcement, which may limit our ability to maintain any competitive advantage those patent rights provide. Failure to adequately protect our owned and exclusively-licensed intellectual property may result in our competitors using our intellectual property to offer products, loss of our competitive advantage, and harm to our reputation and could have a material adverse effect on our business, prospects, results of operations, and financial condition.

If the Intangible Asset License Agreement with EnChem Korea is terminated, EnChem’s business, financial condition and results of operations would be materially harmed.

EnChem relies on the Intangible Asset License Agreement with EnChem Korea for the right to use product formulations, specifications, registered and unregistered patents, manufacturing-related technical assistance, trade names and trademarks developed and owned by EnChem Korea. EnChem does not have an in-house research and development department, as all research and development is conducted by EnChem Korea. The license renews automatically each year but may be terminated by either party on 30 days’ prior written notice, and neither party may transfer its rights and duties under the license without the other’s prior written consent. If the license is terminated, or if EnChem Korea ceases to provide technical support, EnChem may be unable to manufacture or sell its products, and its business, financial condition and results of operations would be materially harmed. Because EnChem Korea will control the Combined Company following the Merger, EnChem Korea’s interests with respect to the license may conflict with those of our other shareholders. In addition, EnChem pays a royalty equal to 5% of revenue to EnChem Korea during periods in which EnChem records operating profit. The U.S. Internal Revenue Service or the Korean National Tax Service may disagree with the arm’s-length nature of this royalty. If such a disagreement were to occur, and our position was not sustained, EnChem could be required to pay additional taxes, interest and penalties, which could result in higher effective tax rates and reduced cash flows.

We have not performed exhaustive searches or analyses of the intellectual property landscape of the battery industry and cannot guarantee that our technology, or its ultimate integration into EVs, does not infringe intellectual property rights of third parties. We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and cause us to incur substantial costs.

Others, including our competitors, may hold or obtain intellectual property rights that would prevent, limit, or interfere with our ability to make, use, develop, sell, license, lease, or market our technology or products. From time to time, we may receive inquiries from third parties relating to whether we are infringing their intellectual property rights and third parties may seek court declarations that they are not infringing upon our intellectual property rights. The defense of infringement claims may divert management’s attention, and we may incur significant expenses in addressing these matters. If we are determined to have infringed upon a third party’s intellectual property rights, we may be required to:

●	cease selling, leasing, incorporating, or using products that incorporate the challenged intellectual property;

●	pay substantial damages;

●	obtain a license from the holder of the intellectual property right, which may not be available on commercially reasonable terms or at all; or

●	redesign our products at significant expense.

We license patents and other intellectual property from EnChem Korea and may face claims that our use of this intellectual property infringes the rights of others. In such cases, we may seek indemnification from our licensor as permitted by our license agreement, but our rights to indemnification may depend on a number of factors, such as our use of the technology and whether we choose to retain control over conduct of the litigation. If our rights to indemnification are unavailable or insufficient to cover our costs and losses, future infringement claims could have a material adverse effect on our business, prospects, results of operations, and financial condition.

If we fail to effectively manage our future growth, we may not be able to market and sell our electrolyte.

The battery market in which we compete continues to evolve and is highly competitive. We intend to use our cash on hand to execute on our near-term objectives, which include strengthening relationships with our customers through continued execution, promoting electrolyte product competitiveness, and remaining fiscally disciplined. That said, our management team has considerable discretion in the application of the funds available to us. We may invest these funds in a manner that does not improve our ability to market and sell our electrolyte and ultimately result in a significant, or any, return for our stockholders. In addition, pending its use, we may invest our cash on hand in a manner that does not produce income or that loses value. Failure to effectively manage our growth could have a material adverse effect on our business, prospects, results of operations, and financial condition.

48

We may not succeed in establishing, maintaining, and strengthening our brand, which could adversely impact customer acceptance of our technology.

Our business and prospects depend on our ability to develop, maintain, and strengthen our brand. The battery industry is intensely competitive, and we may not be successful in building, maintaining, and strengthening our brand. Some of our current and potential competitors, including many OEMs around the world, have greater name recognition, broader customer relationships, and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, we may lose the opportunity to build a critical mass of customers, which could adversely impact customer acceptance of our technology and have a material adverse effect on our business, prospects, results of operations, and financial condition.

Risks Related to Finance and Accounting

Incorrect estimates or assumptions by management in the preparation of our consolidated financial statements could adversely impact our reported assets, liabilities, income, revenue, or expenses.

The preparation of our consolidated financial statements requires management to make critical accounting estimates and assumptions that affect the reported amounts of assets, liabilities, stockholders’ equity, revenue, income, and expenses during the reporting periods. Incorrect estimates and assumptions by management could result in reported amounts that are overstated or understated and have a material adverse effect on our business, prospects, results of operations, and financial condition.

Risks Related to Legal and Regulatory Compliance

We have been, and may in the future be, subject to lawsuits, regulatory actions, or government investigations and inquiries which could lead us to incur significant costs or harm our reputation.

From time to time, we have been, and may become involved in significant litigation, regulatory actions, or government investigations and inquiries as well as legal proceedings and investigations arising in the normal course of business, such as commercial or contractual disputes; indemnity or warranty claims; disputes with potential customers, former employees, and suppliers; intellectual property matters; personal injury claims; environmental issues; tax matters; and employment matters. For example, on October 24, 2025, JWA Co., Ltd. filed a complaint in the U.S. District Court for the Northern District of Georgia against EnChem and EnChem Korea, alleging misappropriation of trade secrets and seeking damages, injunctive relief, attorneys’ fees, and costs. The litigation is ongoing, and we are currently unable to predict its outcome. Further, we may become subject to product liability claims if our products do not perform as expected or malfunction.

The defense of lawsuits, regulatory actions, or government investigations and inquiries may divert our management’s attention, and we may incur significant expenses in addressing these matters. In the future, we may be required to pay damages or settlements or become subject to injunctions or other equitable remedies, and such claims or liabilities may not be covered by our insurance or by any rights of indemnity or contribution that we have against others. Although we maintain insurance in amounts we believe to be adequate, we may incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage. The outcome of litigation, regulatory actions, and government investigations and inquiries is often difficult to predict, and future litigation, regulatory actions, or government investigations and inquiries could have a material adverse effect on our business, prospects, results of operations, and financial condition. Additionally, even if unsuccessful, a lawsuit, regulatory action, or government investigation could generate substantial negative publicity about our technology and business, and impede our ability to secure additional insurance coverage on commercially acceptable terms or at reasonable costs, any one of which could have a material adverse effect on our business, prospects, results of operations, and financial condition.

49

We are subject to substantial regulation, and changes to, or failure by us to comply with, these regulations could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our technology is subject to substantial regulation under international, federal, state, and local laws, import laws and regulations, and other trade regulations, and we incur significant costs in complying with these regulations. The U.S. government has made and continues to make significant changes in U.S. trade policy and has taken certain actions that could adversely impact U.S. trade, including imposing tariffs on certain goods imported into the United States, increasing scrutiny on foreign direct investment, and modifying export control laws applicable to certain technologies. In retaliation, other countries have implemented, and continue to evaluate, additional trade controls on a wide range of U.S. products and companies. Sustained uncertainty about, or worsening of, current global economic conditions and further escalation of trade tensions between the United States and its trading partners could result in a global economic slowdown and changes to global trade. Compliance with, and monitoring of, applicable regulations may be difficult, time-consuming, and costly. Any changes in the laws and regulations to which we or our partners, contractors, suppliers, or customers are subject, or any changes in enforcement, administration, or interpretation of such laws or regulations, could interfere have a material adverse effect on our business, prospects, results of operations, and financial condition.

Additionally, we and our partners, contractors, suppliers, and customers are subject to numerous international, federal, state, and local environmental health and safety laws and regulations, including those pertaining to management, storage, transportation and disposal of chemicals and wastes; emissions and contamination; and land use, fire code, and zoning. These laws and regulations may require us or our partners, contractors, suppliers, or customers to obtain permits; comply with procedures or restrictions; or incur significant capital, operating, and other costs associated with compliance. For example, our manufacturing process creates regulated air emissions, and we are required to utilize emissions control technology as a result. Our facilities are also subject to environmental permitting requirements, and permitting agencies with discretionary authority may refuse to issue required permits or impose costly permit conditions. Such actions could increase the cost, or lengthen the timeline, of developing additional manufacturing facilities. Future changes in permitted uses or conflicts with non-governmental organizations regarding the use of land for our manufacturing facilities could delay or prevent us from building additional research and development and manufacturing facilities, which could have a material adverse effect on our business, prospects, results of operations, and financial condition. Further, we rely on third-party contractors to ensure compliance with certain laws and regulations, including those relating to the disposal of wastes. If we are unable to secure contractors for key supply chain and disposal services, we could incur increased costs for compliance with environmental health and safety laws and regulations. Any determination that we or our contractors have violated these laws and regulations could subject us to, among other things, civil and criminal penalties, other liabilities under such laws and regulations, and liabilities for any impacts to human health or natural resources, any one of which could have a material adverse effect on our business, prospects, results of operations, and financial condition.

We may be adversely impacted by a disruption or failure of our information technology infrastructure, data security breach, or failure to comply with privacy laws.

Our information technology infrastructure is critically important to our business operations. We rely heavily on a host of computer software and hardware systems, including our financial, accounting, and other data processing systems and the systems of third-party service providers. These information technology systems, many of which are managed by third parties or used in connection with shared service centers, may be susceptible to damage, disruptions, or shutdowns due to factors outside of our control, such as failures during the process of upgrading or replacing software, databases, or components thereof; maintenance or security issues or errors; issues with migration of applications to the “cloud;” power outages; hardware or software failures; cyberattacks and other cyber incidents; telecommunication failures; denial of service; user errors; or natural disasters, terrorist attacks, or other catastrophic events. Some of our information technology systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities.

We and our third-party service providers face various security threats on a regular basis, including ongoing cybersecurity threats to and attacks on our and their information technology infrastructure. Cyberattack techniques change often, may not immediately be recognized, and can originate from a wide variety of sources. There has been an increase in the frequency, sophistication, and ingenuity of the data security threats we and our service providers face. We expect cyberattacks will continue to accelerate on a global basis in frequency and impact as threat actors increasingly use artificial intelligence and other techniques to circumvent security controls, evade detection, and remove forensic evidence. We have experienced threats to our data and systems, and existing measures may not prevent or limit the impact of a future incident. Additionally, the laws and enforcement mechanisms to protect our intellectual property from unauthorized use in new technologies like artificial intelligence and machine learning technologies are evolving and may be inadequate. Any unauthorized access to, acquisition of, or use of data belonging to us or our partners, contractors, suppliers, customers, or employees could result in loss or theft of confidential information or intellectual property, financial loss or misappropriation of funds, a disruption of our business, damage to our reputation and competitive position, and exposure to regulatory intervention and fines, and other liability, any one of which could have a material adverse effect on our business, prospects, results of operations, and financial condition. Additionally, if our partners, contractors, suppliers, and customers experience a breach or system failure, their business could be disrupted, which could result in a disruption in our supply chain or our research and development activities.

We incur significant costs in building and maintaining our information technology infrastructure; protecting against or remediating breaches, incidents, and disruptions; and monitoring and complying with evolving and complex data privacy regulations, which costs may increase over time. We are subject to a variety of laws and regulations regarding privacy, data protection, and data security, and many jurisdictions require companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data. We may expend significant resources to notify third parties of a breach, and our insurance coverage may not be sufficient to cover claims or liabilities related to a breach or incident. Further, we may be unable to comply with changes in data privacy regulations in the necessary timeframe or at reasonable cost, and any failure or alleged or perceived failure to comply with applicable data privacy regulations could result in regulatory investigations and proceedings, fines and other liability, and damage to our reputation.

Changes in relevant tax laws or regulations, an adverse interpretation of these items by tax authorities, or changes to our obligations as a result of expanded business operations could adversely impact our effective tax rate and tax liability.

We are subject to income, withholding, and other tax obligations in the United States and the Republic of Korea and may become subject to taxation in additional international, state, and local jurisdictions with respect to income, operations, and subsidiaries related to those jurisdictions. Our future effective tax rates may fluctuate widely. Our effective tax rate in a given financial reporting period may be materially impacted by a variety of factors, such as the composition of operating income by tax jurisdiction; changes in deferred tax assets and liabilities, application of accounting and tax standard, and our pre-tax operating results; and new or revised tax legislation.

Additionally, we record tax expense based on our estimates of future payments, which may include reserves for uncertain tax positions in multiple tax jurisdictions, and valuation allowances related to certain net deferred tax assets. At any one time, many tax years may be subject to audit or examination by various taxing jurisdictions, and the results of these audits, examinations, and negotiations with taxing authorities may affect the ultimate settlement of these issues. Increases in our effective tax rate and tax liability could have a material adverse effect on our business, prospects, results of operations, and financial condition.

50

TRADEMARKS, SERVICE MARKS AND TRADENAMES

This prospectus contains trademarks, service marks and trade names of others, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus are included without the ® and ™ symbols. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or unrelated parties.

USE OF PROCEEDS

The Company estimates that the net proceeds to the Company from the issuance and sale of Class A ordinary shares in this offering will be approximately $7,611,747, based on an assumed offering price of $4.31 per Class A ordinary share, after deducting placement agent fees and offering expenses payable by us.

As of the date of this prospectus, we intend to use proceeds we receive from the offering for working capital and business operations of the Combined Company.

The foregoing represents the Company’s current intentions based upon the Company’s present plans and business conditions to allocate and use the net proceeds of this offering. However, the nature, amounts and timing of the Company’s actual expenditures may vary significantly depending on numerous factors. As a result, the Company’s management has and will retain broad discretion over the allocation of the net proceeds from this offering. The Company may find it necessary or advisable to use the net proceeds from this offering for other purposes, and it will have broad discretion in the application of net proceeds from this offering. If an unforeseen event occurs or business conditions change, the Company may use the proceeds of this offering differently than as described in this prospectus. Pending its use of the net proceeds from this offering, the Company intends to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and U.S. government securities.

51

DIVIDEND POLICY

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay any indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our ordinary shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium, provided that in no circumstances may a dividend be paid if following such payment the Company would be unable to pay its debts as they fall due in the ordinary course of business.

52

CAPITALIZATION

The following table sets forth Growhub’s capitalization as of June 30, 2026:

●	on an actual basis;

●	on a pro forma as adjusted basis, giving effect to (i) the issuance and sale of 2,006,961 shares of Growhub’s Class A ordinary shares in this offering at an assumed public offering price of $4.31 per share, which is the last reported sales price of Growhub’s Class A ordinary shares on the Nasdaq Capital Market on November 6, 2026 (presented on a post-split basis to reflect the Reverse Stock Split), after deducting the estimated placement agent fees and estimated offering expenses payable by Growhub; (ii) the issuance of an estimated 92,807,425 of Growhub’s Class A ordinary shares to be issued at the Merger Closing (based on an assumed average closing price of Growhub’s Class A ordinary shares on Nasdaq for the twenty (20) trading days immediately preceding the Merger closing date (after excluding the highest and lowest closing prices and on a split adjusted basis giving effect to the Reverse Stock Split) of $4.31; and (iii) the conversion of 1,043,334 Class B ordinary shares into Class A ordinary shares.

The pro forma information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined at pricing.

You should read the following table in conjunction with the section titled “Use of Proceeds” in this prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Growhub” and each of Growhub’s and Enchem’s consolidated financial statements and related notes thereto, and the pro forma financial information, all included in this registration statement of which this prospectus forms a part for the three months ended June 30, 2026. For accounting purposes, the Merger is expected to be treated as a reverse acquisition, with Enchem being treated as the accounting acquirer and the financial statements of Enchem becoming the financial statements of the Company after the closing of the Merger.

	Actual	Pro Forma as Adjusted
Cash and cash equivalents	$13,015	$9,427,124
Working capital loan from a related party	2,505,409	4,940,590
Notes payable to bank	-	31,134,171
Shareholders’ equity
Class A ordinary shares, $0.005 par value; 75,000,000 shares authorized as of June 30, 2026, actual, pro forma and adjusted pro forma; 1,486,647 issued and outstanding as of June 30, 2026, actual and 99,351,328 shares issued and outstanding as of June 30, 2026, pro forma as adjusted (presented on a post-split basis to reflect the Reverse Stock Split)	7,527	486,917
Class B ordinary shares, $0.005 par value; 25,000,000 shares authorized as of June 30, 2026 actual, pro forma, and adjusted pro forma, 1,043,334 shares issued and outstanding as of June 30, 2026, actual, nil shares issued and outstanding as of June 30, 2026, proforma as adjusted (presented on a post-split basis to reflect the Reverse Stock Split)	5,318	-
Additional paid-in capital	15,993,716	126,024,625
Accumulated deficit	(18,892,504)	(13,644,218)
Accumulated other comprehensive income	233,546	-
Total stockholders’ (deficit) equity	(2,652,397)	112,867,324
Total capitalization	$(146,988)	$148,942,085

The number of Class A ordinary shares, pro forma in the table above, is based on an aggregate of 1,486,647 shares of Growhub’s Class A ordinary shares outstanding as of June 30, 2026 and excludes the following:

●	37,500 Class A ordinary shares of Growhub issuable upon the exercise of the representative warrants issued as compensation to the representative in Growhub’s IPO.

53

DILUTION

If you invest in Growhub’s securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price and the pro forma as adjusted net tangible book value per share of Growhub’s Class A ordinary shares after this offering.

Growhub’s net tangible book value on June 30, 2026 was approximately $(2.65) million, or $(1.05) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

Pro forma as adjusted net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of Growhub’s Class A ordinary shares in this offering and the pro forma as adjusted net tangible book value per share of Growhub’s Class A ordinary shares immediately after completion of this offering and the Merger Closing. After giving effect to (i) the sale by Growhub in this offering of Class A ordinary shares at a public offering price of $4.31 per Class A ordinary share, which was the last reported sale price of Growhub’s Class A ordinary shares on the Nasdaq Capital Market on November 6, 2026, and after deducting the estimated placement agent fees and estimated offering expenses that Growhub will pay and (ii) the issuance of an estimated 2,006,961 Growhub’s Class A ordinary shares to be issued at the Merger Closing, Growhub’s pro forma as adjusted net tangible book value as of June 30, 2026 would have been approximately $99.31 million or $1.02 per Class A ordinary share. This amount represents an immediate increase in net tangible book value of $2.07 per share to existing shareholders and an immediate dilution of $3.31 per share to investors in this offering.

Assumed public offering price		$4.31
Net tangible book value per share as of June 30, 2026	$(1.05)
Increase per share attributable to new investors in this offering	2.07
Pro forma as adjusted net tangible book value per share after giving effect to the offering and the Merger Closing		$1.02
Dilution per share to new investors purchasing securities in this offering		$3.31

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

The number of Class A ordinary shares, pro forma in the table above, is based on an aggregate of 1,486,647 shares of Growhub’s Class A ordinary shares and the conversion of 1,043,334 Class B ordinary shares into Class A ordinary shares outstanding as of June 30, 2026 and excludes the following:

●	37,500 Class A ordinary shares of Growhub issuable upon the exercise of the representative warrants issued as compensation to the representative in Growhub’s IPO.

In addition, Growhub may choose to raise additional capital due to market conditions or strategic considerations even if Growhub believes it has sufficient funds for Growhub’s current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to Growhub’s shareholders.

54

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

For the year ended December 31, 2024, Customer A, B, C and D accounted for 40%, 17.1%, 18.2% and 11.1% of the Company’s total revenue and 68.5%, 29.4%, nil% and nil% of the Company’s total accounts receivable as of December 31, 2024, respectively. For the year ended December 31, 2025, Customer C accounted for 51.1% of the Company’s total revenue and nil% of the Company’s total accounts receivables as of December 31, 2025.

For the year ended December 31, 2024, Vendor A and B accounted for 63.8% and 11.3% of the Company’s total purchases, and nil% and 11.1% of the accounts payable as of December 31, 2024, respectively. For the year ended December 31, 2025, Vendor C accounted for 14.8% of the Company’s total purchases, and nil% of the accounts payable as of December 31, 2025.

For the six months ended June 30, 2026, Customer A, B and C accounted for 36.4%, 31.8%, and 27.3% of the Company’s total revenue and nil%, nil%, nil% of the Company’s total accounts receivable, respectively.

For the six months ended June 30, 2026. Vendor A and B accounted for 52% and 46% of the Company’s total purchases, and nil%, and nil% of the accounts payable, respectively.

Inflation Risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Interest Rate Risk

We are exposed to cash flow interest rate risk in relation to bank loans with variable interest rates which is partially offset by bank balances held at variable rates. It is the Group’s policy to keep its borrowings at variable rates at a minimum so as to minimize the fair value interest rate risk.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through regularly evaluating the collectability of financial assets, based on a combination of factors such as credit worthiness, past transaction history, current economic industry trends and changes in payment patterns. We identify credit risk collectively based on industry and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. To manage liquidity risk, the Group monitors and maintains a level of cash and cash equivalents deemed adequate by the management to finance the Group’s operations and mitigate the effects of fluctuations in cash flows.

As of December 31, 2025, the Group has an outstanding working capital loan due to a related party in the amount of S$3.15 million. As of June 30, 2026, the Company had a working capital loan payable to a related party of S$3,242,408 (US$2,505,409). We intend to utilize part of the proceeds from this offering to repay this loan. See “Related Party Transactions.” Management monitors the Company’s liquidity position regularly.

Foreign Exchange Risk

While our reporting currency and combined revenues are denominated in the U.S. dollar, most of our operating expenses are denominated in Singapore Dollar. As a result, we are exposed to foreign exchange risk as our operating expense may be affected by fluctuations in the exchange rate between the U.S. dollar and the Singapore Dollar. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

55

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are subject to known and unknown risks and uncertainties. Actual results and the timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those set forth in the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus. We have prepared our financial statements in accordance with U.S. GAAP.

Pursuant to the Merger Agreement, upon consummation of the Merger, Merger Sub will merge into EnChem America, and EnChem will become our wholly owned subsidiary. Pursuant to the Merger Agreement the Company will issue a certain number of Class A ordinary shares to the Target Shareholder constituting a number of Class A ordinary shares equal to (i) US$400,000,000 divided by (ii) the average closing price of the Class A ordinary shares on Nasdaq for the twenty (20) trading days immediately preceding the closing date (after excluding the highest and lowest closing prices and on a split adjusted basis giving effect to the Reverse Stock Split), or such greater number of Class A ordinary shares as shall constitute eighty-five percent (85%) of the fully-diluted shares of the post-closing Company. As a result, Target Shareholder will become the controlling shareholder of the Company.

Actual results and the timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those set forth in the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus. We have prepared our financial statements in accordance with U.S. GAAP.

Overview of the Company Business

GrowHub Limited is an investment holding company incorporated on April 12, 2024 under the laws of the Cayman Islands. Headquartered in Singapore. The Company, including its subsidiaries span the Asia Pacific region and render both services and sale of goods to its customers. Along with the provision of a product traceability service for companies, the Company trades in food, agriculture, skincare, and other products, and provides IT professional services.

Prior to 2023, the Company provided professional services in the form of software development and consultancy services through its IT consultancy division of in-house developers. In 2023, management undertook a strategic review and made a transformative shift to develop the GrowHub Platform (the “Platform”) into the SaaS model.

In addition to the professional and subscription services mentioned, the Company, through its subsidiary GrowHub Apac (now GrowHub Carbon Pte Ltd.), engages in the trade of food, skincare and other fast-moving consumer goods by utilizing its network in Australia, Japan, Malaysia and Singapore to expand in the Asia Pacific region.

On August 23, 2024, the Group completed an internal reorganization pursuant to which GrowHub Innovations Singapore ultimately became a wholly-owned subsidiary of GrowHub BVI, and GrowHub BVI became a wholly owned subsidiary of THE GROWHUB LIMITED. Upon completion of the aforementioned, the Company became the ultimate holding company of our operating subsidiaries.

Business Divisions

As of the date of this prospectus, the Company operates through the following business divisions: the GrowHub Platform, the IT Consultancy Division, and the Carbon Project Development Division.

56

1. GrowHub Platform

GrowHub Platform is the proprietary traceability blockchain that operates a public blockchain system whereby all data can be transmitted directly to the cloud and shown on public technology solution. This technology is central to the Company’s operations. The GrowHub Platform stands as the cornerstone of our Company’s operations, serving as our main business and flagship offering. This platform is built on the SaaS model making it easily available and scalable to organizations from start-ups to large enterprises. Food suppliers, distributors, retailers, and other stakeholders pay a recurring fee to access The GrowHub Platform’s three key features:

●	Traceability Solution;
●	Anti-counterfeit Solution; and
●	Carbon management Solutions.

Subscription tiers may vary based on the features selected, the level of functionality and usage volume required by the customer, offering scalability and flexibility to meet diverse business needs. Monthly subscriptions range from US$160 to US$300. Going forward, we will be focusing our attention on attracting and onboarding more customers.

2. IT Consultancy Services

The Company provides software development and consulting services through its in-house technology team and generates revenue from customized projects and retainer arrangements.

3. Carbon Project Development

Building on our experience in data verification and government partnerships, we develop high-integrity carbon credit projects focusing on:

●	Nature-Based Solutions – reforestation, afforestation, and improved forest management projects that generate removal credits with biodiversity and community co-benefits;
●	Government Partnerships – working with national and sub-national governments to operationalize Article 6 cooperation agreements under the Paris Agreement; and
●	Technology-Enabled Verification – deploying data verification capabilities to monitor project performance and ensure the integrity of emissions reduction claims.

We have active carbon project collaborations with governments including Bhutan, Indonesia, and Bosnia and Herzegovina.

Product Trading Facilitation Division

Prior to and during 2023, the Company operated a normal trading operation where we purchased goods and sold them to our customers on a wholesale basis. Moving forward to 2024, we focused more on facilitation of trade where customers can consign their goods to the Company, fully utilizing the Company’s distribution network in the Asia Pacific region. Due to our expansive network of suppliers and retailers, we will be able facilitate seamless placement of products from our Platform in both traditional retail and increasingly popular online channels. By analyzing transaction data, consumer behavior patterns, and market trends inherent to the Platform, the Company will utilize artificial intelligence (“AI”) technology to develop optimum product placement strategies and actionable insights that can maximize revenue generation for the Company and our network of partners. Using AI, our system gathers data from the QR code scans, various ecommerce websites where our products are sold, as well as transaction records. From there, our AI system integrates disparate data sets, ensuring comprehensive and consistent data for analysis. AI algorithms detect and correct errors and standardize them to ensure accuracy and reliability for analyses.

Our AI models analyze historical data to predict future trends. The analytics enable our clients to better understand the preferences of consumers, their interaction frequencies, and from these data to forecast future sales. These insights help our clients tailor their marketing strategies to more effectively target their desired market segment, increasing the chances of successful engagement and sales. This Division has ceased operation since January 1, 2026 due to its low margin consideration.

Material corporate actions completed or initiated during the six months ended June 30, 2026 include:

●	Discontinuation of our low-margin Product Trading Facilitation Division effective January 1, 2026;
●	Deregistration of several overseas operating subsidiaries during late 2025;
●	Board approval for statutory liquidation proceedings for our wholly-owned Japanese subsidiary, GrowHub Japan Co., Ltd. in March 2026 (the entity remains fully consolidated as of June 30, 2026);

As of June 30, 2026, we continue to operate our core GrowHub Platform SaaS business and IT consultancy services. For further description of our business divisions, please refer to our 2025 Annual Report.

Our results have been affected by significant ongoing uncertainties including: (i) substantial doubt about our ability to continue as a going concern; (ii) Nasdaq conditional listing exemption with a deadline of December 2, 2026; and (iii) the proposed Merger with EnChem America, Inc., which may or may not be consummated. See Note 14 to our unaudited condensed consolidated financial statements.

57

Key Factors Affecting the Results of Our Group’s Operations

Our operating results are primarily affected by those factors set out in the section titled “Risk Factors” in this prospectus and those set out below:

Environmental, Social and Governance (“ESG”) Changes and Enforcement

ESG refers to a set of criteria used by investors and stakeholders to evaluate a company’s sustainability and ethical practices. On a global level, ESG is being championed by various stakeholders, including governments, businesses, investors and civil society. Certain countries in APAC, such as Japan, China, Singapore and Australia have already introduced guidance for listed companies on disclosure of ESG-related information in their annual reports. Corporate leaders are also voluntarily adopting ESG principles and practices as part of their business strategies as they recognize the importance of sustainability, ethical conduct and good governance for long term value creation, risk management and stakeholder engagement. As society in general becomes more conscious of what they are consuming, they will decide to learn more about the origin of the food products and utilize the traceability function provided by companies on the Platform. This in turn will drive more companies to implement and account for sustainability initiatives across their supply chain, accelerating the growth of the Company.

Investments in Artificial Intelligence and Data Analytics

We are committed to staying at the forefront of technological advancements, and our ongoing investment in AI ensures that we can continue to innovate and enhance our Platform, providing a better user experience. Investment in data analytics ensures that we remain agile, customer-centric and provide value to companies and individual consumers. Armed with the AI-driven analytics, we can better tailor our product offerings to meet specific customer needs and drive further adoption.

Inflation

Inflation may impact the cost of the food products globally, potentially leading to compressed profit margins. Inflation tends to drive up the prices of the raw materials needed in food products, eventually leading to an increase in cost at each step of the supply chain. This increase in food product costs can be attributed to various factors, including adverse weather conditions such as droughts, floods, hurricanes or other natural disasters which can damage crops, reduce yields and disrupt supply chains. When supply decreases, prices tend to rise. Fluctuations in energy prices, particularly crude oil prices, can impact transportation and production costs as well. These prices may be passed on to consumers. However, in the fiercely competitive environment, we may encounter challenges when attempting to pass on increased food product costs to customers through higher product prices. Consumers and businesses alike are often sensitive to price changes, and aggressive pricing strategies may negatively affect our revenue and our costs.

Fluctuation in exchange rates

We operate in multiple markets, which exposes us to the effects of fluctuations in currency exchange rates as we report our financials and key operational metrics in SGD. In the event that such fluctuations in the relevant foreign currency are substantial and we are unable to pass on our costs to our customers, our earnings, financial position, and results of operation may be affected.

Critical Accounting Policies

The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results are described below. Refer to “Note 2 — Summary of significant accounting policies” to the consolidated financial statements included elsewhere in this prospectus for more detailed information regarding our critical accounting policies.

Revenue recognition

The Company accounts for its revenue under ASC Topic 606, Revenue from Contracts with Customers. The five-step model defined by ASC Topic 606 requires the Company to:

(1) identify its contracts with customers;

58

(2) identify its performance obligations under those contracts;

(3) determine the transaction prices of those contracts;

(4) allocate the transaction prices to its performance obligations in those contracts; and

(5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

Revenues are generally recognized upon the transfer of control of promised products or services provided to our customers, reflecting the amount of consideration we expect to receive for those products or services.

Professional service revenue

Professional service revenue is generated through one-time or non-recurring projects with existing or new customers. Consultancy advisory services include feasibility studies and proposal of technology solutions that enhance the customers’ distribution networks and outreach of their products or services in Asia. Other projects include customized development works for specific needs of the clients, AI-based data analytics and market intelligence. A written service agreement detailing the scope of consultancy advisory services, defined milestones, performance obligations delivery, contractual value, and payment terms, is signed by both customer and the Company (service provider) prior to the commencement of the project. The service revenue contract is priced at a fixed fee rate for each performance obligation. The chargeable fee is based on a competitive market rate for a similar service offer. The revenue is recognized upon achieving the agreed project milestones and fulfilling the contractual obligations.

Platform subscription revenue

Platform subscription revenue is generated from the Company’s proprietary Web3 enabled cloud-based platform that offers users access to the platform for traceability and data analytics across the entire value chain. Web3 is a new iteration of the World Wide Web which incorporates concepts such as decentralization, blockchain technologies, and token-based economics. The GrowHub Platform embraces the principles of Web3 by utilizing blockchain, with an aim to ensure that products are traceable across the supply chain, from production to consumer, facilitating transparency and trust. Currently, the core of Web3 concept and feature for our platform – blockchain-based traceability – is fully operational. The GrowHub Platform conforms to open standards for Web3, such as the ERC 1155 standard. An open standard is a publicly accessible and usable specification that ensures interoperability and flexibility across different systems and platforms; and the ERC 1155 standard is a token standard on the Ethereum blockchain that allows for the creation and management of multiple types of tokens, both fungible and non-fungible, within a single smart contract. In addition, some of our services which are yet to be enabled on the platform are designed with the capability to be operated by our clients directly on blockchain through our smart contracts, which aligns with Web3 principles by leveraging blockchain technology, smart contracts, and open standards to create a decentralized, interoperable, and user-empowered platform.

For generation of platform subscription revenue, a written software subscription service agreement detailing the extent of access rights granted, duration of the access, contractual value, and payment terms, is signed by both customer and the Company (SaaS provider). The subscription revenue contract is priced at per user login. Under this per-active user pricing model, customers pay a predetermined fee for each login user who actively uses the Company’s SaaS product within a defined period, typically monthly or annually. The SaaS revenue is recognized ratably over the agreed subscription period.

Sales of goods

Transaction-based revenue generated through delivery of identified goods to customers at the agreed price. The Company acts as a pass-through and therefore minimizes the risk of inventory. Customers place orders via the Company’s in-house ecommerce platform or external ecommerce marketplaces. Upon successful delivery of non-defective goods and accepts the good in the original state with no demand of refund or good return by the customer, revenue is recognized.

59

Consignment sales

Acting as principal

Transaction-based revenue is generated through the sale of goods to end customers, at the point control transfers under a consignment arrangement. The Company acts as the principal, retaining control and inventory risk until the sale is made. Revenue is recognized at the agreed retail price less any applicable consideration paid to the consignee (e.g., commission or fees) upon the completion of the sales transaction to the end customer.

Acting as agent

Transaction-based revenue is generated through assisting the Consignor (i.e. Supplier) to place out its product portfolio over the distribution network of Consignee (channel partners). Upon the successful delivery and acceptance of goods by the end customer, an agreed-upon agency fee is deposited into the Company’s designated bank account. Consignment sales is recognized at net basis upon the completion of the sales transaction to the final consumer.

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. These principles require us to make certain estimates and judgments that affect the amounts reported in our consolidated financial statements.

Recent Accounting Pronouncements

A discussion of recent accounting pronouncements is included in “Note 2—Summary of Significant Accounting Policies to our audited consolidated financial statements” included elsewhere in this prospectus.

Results of Operations

The following table summarizes the unaudited condensed consolidated results of our operations for the six months ended June 30, 2025 and 2026, respectively.

	For Six Months Ended June 30,
	2025	2026		Variance
	S$	S$	US$	S$	% Change
Revenue	63,337	619,397	478,608	556,060	877.94%

Purchases and other direct costs	(56,996)	(90,299)	(69,774)	(33,303)	58.43%
Employee benefits expenses	(779,586)	(230,517)	(178,120)	549,069	(70.43)%
Professional fees	(648,659)	(422,128)	(326,178)	226,531	(34.92)%
Depreciation and amortization expenses	(25,373)	(13,375)	(10,335)	11,998	(47.29)%
Operating lease expenses	(64,657)	(24,326)	(18,797)	40,331	(62.38)%
Other expenses	(209,193)	(115,671)	(89,379)	93,522	(44.71)%
Loss from operations	(1,721,127)	(276,919)	(213,975)	1,444,208	(83.91)%

Non-operating income (expense):
Other income (expense), net	(17,252)	(45,009)	(34,777)	(27,757)	160.89%
Loss on disposal of plant and equipment	-	(302)	(233)	(302)	-%
Loss on write-off of intangible assets	-	(53,976)	(41,707)	(53,976)	-%
Interest expense	(106,223)	(47,917)	(37,025)	58,306	(54.89)%
Total non-operating expense, net	(123,475)	(147,204)	(113,742)	(23,729)	19.22%

Loss before tax expense	(1,844,602)	(424,123)	(327,717)	1,420,479	(77.01)%

Income tax expenses	-	(79,661)	(61,554)	(79,661)	100.00%
Net loss	(1,844,602)	(503,784)	(389,271)	1,340,818	(72.69)%

Revenue

Our total revenue increased by S$556,060, or 877.94%, from S$63,337 for the six months ended June 30, 2025 to S$619,397 (US$478,608) for the six months ended June 30, 2026. Revenue is derived primarily from professional service revenue related to our carbon solution project.

Purchases and other direct costs

Our purchases and other direct costs increased by S$33,303, or 58.43%, from S$56,996 for the six months ended June 30, 2025 to S$90,299 (US$69,774) for the six months ended June 30, 2026. The increase was primarily due to higher purchase costs resulting from expanded transaction volumes.

Employee benefits expenses

Our employee benefits expenses decreased by S$549,069, or 70.43%, from S$779,586 for the six months ended June 30, 2025 to S$230,517 (US$178,120) for the six months ended June 30, 2026. The decrease was primarily attributable to a combination of strategic business realignment, the closure of certain subsidiaries, and headcount reductions.

60

Professional fees

Professional fees decreased by S$226,531, or 34.92%, from S$648,659 for the six months ended June 30, 2025 to S$422,128 (US$326,178) for the six months ended June 30, 2026. The decrease was primarily due to lower audit, legal and other advisory service fees compared with the prior period, as the IPO-related professional work completed in August 2025 wound down.

Depreciation and amortization expenses

Our depreciation and amortization expenses decreased by S$11,998, or 47.29%, from S$25,373 for the six months ended June 30, 2025 to S$13,375 (US$10,335) for the six months ended June 30, 2026. The decrease was primarily due to lower depreciation of plant and equipment and lower amortization of intangible assets.

Operating lease expenses

Our operating lease expenses decreased by S$40,331, or 62.38%, from S$64,657 for the six months ended June 30, 2025 to S$24,326 (US$18,797) for the six months ended June 30, 2026. The decrease was mainly due to the termination of certain lease agreements.

Other expenses

Other expenses decreased by S$93,522, or 44.71%, from S$209,193 for the six months ended June 30, 2025 to S$115,671 (US$89,379) for the six months ended June 30, 2026. The decrease was primarily attributable to changes in the Company’s corporate strategy and the deregistration of certain subsidiaries.

Other income (expense), net

Our other income (expense), net increased by S$27,757, or 160.89%, from S$(17,252) for the six months ended June 30, 2025 to S$(45,009) (US$34,777) for the six months ended June 30, 2026.

Loss on disposal of plant and equipment and write-off of intangible assets

For the six months ended June 30, 2026, we recognized a loss on disposal of plant and equipment of S$302 (US$233), compared to nil for the six months ended June 30, 2025. In addition, we recognized a loss on write-off of intangible assets of S$53,976 (US$41,707) for the six months ended June 30, 2026, as all intangible assets had been fully written off as of June 30, 2026 (see Note 5 to the unaudited condensed consolidated financial statements). There was no such loss for the six months ended June 30, 2025.

Interest expense

Interest expenses for the six months periods ended June 30, 2025 and June 30, 2026 were S$106,223 and S$47,917, respectively. The decrease was primarily attributable to the reduction in the average outstanding borrowing balance during the period.

Net loss

As a result of the foregoing, our net loss decreased by S$1,340,818, or 72.69%, from S$1,844,602 for the six months ended June 30, 2025 to S$503,784 (US$389,271) for the six months ended June 30, 2026.

61

B. Liquidity and Capital Resources

As of June 30, 2026, we had cash and cash equivalents of S$16,844, compared with S$1,163,928 as at December 31, 2025. Our current liabilities exceeded current assets by S$3,472,738 as of June 30, 2026, and we had accumulated losses of S$24,449,985. These conditions raise substantial doubt about our ability to continue as a going-concern within one year after the date of issuance of these unaudited condensed consolidated financial statements. Our ability to continue as a going-concern is dependent on continuing financial support from our largest financial sponsor. See Note 2 to our unaudited condensed consolidated financial statements.

We have an unsecured working-capital demand loan due to a related-party sponsor in the principal amount of S$3,242,408 as of June 30, 2026, which is repayable within 60 calendar days upon demand. Any early demand for repayment could materially adversely affect our short-term liquidity.

Beyond June 30, 2026, our liquidity will depend on our ability to generate revenue from new customer contracts and to secure additional equity or debt financing. Our liquidity outlook is further affected by Nasdaq listing compliance risks and uncertainties relating to the proposed EnChem America, Inc. business combination.

	For Six Months Ended June 30,
	2025	2026		Variance
	S$	S$	US$	S$	% Change
Liquidity and capital resources:
Cash and cash equivalents at the beginning of the year/period	546,288	1,163,928	899,367	617,640	113%

Net cash used in operating activities	(1,204,036)	(1,217,871)	(941,048)	(13,835)	1%
Net cash used in investing activities	(327,875)	(1,799)	(1,390)	326,076	(99)%
Net cash generated from financing activities	1,265,345	34,237	26,455	(1,231,108)	(97)%
Foreign currency translation	(4,583)	38,349	29,631	42,932	(937)%

Net decrease in cash and cash equivalents	(271,149)	(1,147,084)	(886,352)	(875,935)	323%

Cash and cash equivalents at the end of the period	275,139	16,844	13,015	(258,295)	(94)%

Cash Flows from Operating Activities

For the six months ended June 30, 2026, net cash used in operating activities was S$1,217,871 (US$941,048), compared to net cash used in operating activities of S$1,204,036 during the six months ended June 30, 2025, an increase in cash used of S$13,835.

Net cash used in operating activities for the six months ended June 30, 2026 was attributed to the net loss of S$503,784, adjusted for non-cash items which included depreciation and amortization of S$13,375, working capital loan interest of S$47,917, loss on disposal of plant and equipment of S$302, intangible assets written off of S$53,976, and operating lease expenses of S$24,326, totaling S$139,896. This, together with the net cash outflow arising from the net change in operating assets and liabilities of S$853,983, primarily attributable to a decrease in accruals and other payables of S$453,074 and an increase in account receivables of S$412,998.

Net cash used in operating activities for the six months ended June 30, 2025 was attributed to the net loss of S$1,844,602, adjusted for non-cash items which included depreciation and amortization of S$25,373, working capital loan interest of S$106,223, and operating lease expenses of S$64,657, totaling S$196,253. This was offset against net cash inflow arising from the net change in operating assets and liabilities of S$444,313, primarily attributable to decreases in accounts receivable of S$135,707 and other current assets of S$259,294, and an increase in accruals and other payables of S$120,574, net of other movements.

62

Cash Flows from Investing Activities

For the six months ended June 30, 2026, net cash used in investing activities was S$1,799 (US$1,390), compared to net cash used in investing activities of S$327,875 during the six months ended June 30, 2025.

Net cash used in investing activities for the six months ended June 30, 2026 consisted of the purchase of plant and equipment of S$1,799.

Net cash used in investing activities for the six months ended June 30, 2025 consisted of the purchase of plant and equipment of S$100,301 and S$227,574 for the acquisition of a subsidiary under common control.

Cash Flows from Financing Activities

For the six months ended June 30, 2026, net cash generated from financing activities was S$34,237 (US$26,455), compared to net cash generated from financing activities of S$1,265,345 during the six months ended June 30, 2025.

This amount represented proceeds of S$2,243,996 from a working capital loan from a related party, partially offset by loan repayments of S$2,209,759.

Net cash generated from financing activities for the six months ended June 30, 2025 consisted of proceeds from working capital loan of S$3,245,153, partially offset by repayments of working capital loan of S$1,639,153 and deferred offering costs of S$340,655.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.

The proposed EnChem America, Inc. merger represents a future executory contract and is not considered an off-balance-sheet arrangement under SEC rules.

Critical Accounting Estimates and Recent Accounting Pronouncements

There were no material changes to our critical accounting estimates or significant accounting pronouncements evaluations during the six-month period ended June 30, 2026. Please refer to Note 2 in our 2025 Annual Report and to Note 2 of our unaudited condensed consolidated interim financial statements.

Subsequent-Event Matters

Material subsequent events after June 30, 2026 are fully described in Note 14 to our unaudited condensed consolidated financial statements.

Results of Operations

The following table summarizes the consolidated results of our operations for the year ended December 31, 2024, and 2025, respectively.

	For Years Ended December 31,
	2024	2025		Variance
	SGD	SGD	USD	SGD	% Change
Revenue	237,014	83,032	64,574	(153,982)	(64.97)%

Purchases and other direct costs	(166,694)	(99,519)	(77,396)	67,175	(40.30)%
Inventory write-off	(112)	(1,675)	(1,303)	(1,563)	1,395.54%
Employee benefits expenses	(850,806)	(1,484,837)	(1,154,758)	(634,031)	74.52%
Professional fees	(621,563)	(12,911,970)	(10,041,639)	(12,290,407)	1,977.34%
Depreciation and amortization expenses	(27,899)	(44,162)	(34,345)	(16,263)	58.29%
Operating lease expenses	(71,094)	(125,625)	(97,699)	(54,531)	76.70%
Other expenses	(808,971)	(2,338,978)	(1,819,023)	(1,530,007)	189.13%
Loss from operations	(2,310,125)	(16,923,734)	(13,161,589)	(14,613,609)	632.59%

Non-operating income (expense):
Other income (expense), net	102,042	(96,886)	(75,348)	(198,928)	(194.95)%
Loss on disposal of plant and equipment	-	(89,375)	(69,507)	(89,375)	-
Interest expense	(159,482)	(90,807)	(70,621)	68,675	(43.06)%
Total non-operating expense, net	(57,440)	(277,068)	(215,476)	(219,628)	382.36%

Loss before tax expense	(2,367,565)	(17,200,802)	(13,377,065)	(14,833,237)	626.52%

Income tax credit	3,750	215	167	(3,535)	(94.27)%
Net loss	(2,363,815)	(17,200,587)	(13,376,898)	(14,836,772)	627.66%

63

Revenue

Our revenue consists of three main categories. The following table provides financial information for each of these operating groups.

	For Years Ended December 31,
	2024	2025		Variance
	SGD	SGD	USD	SGD	% Change
Revenue:
Professional service revenue	175,510	25,598	19,907	(149,912)	(85.42)%
Subscription revenue	21,712	23,556	18,320	1,844	8.49%
Sale of goods	37,990	33,878	26,347	(4,112)	(10.82)%
Consignment sales	1,802	-	-	1,802	100.00%
Total	237,014	83,032	64,574	(153,982)	(64.97)%

Revenue as a percentage of total:
Professional service revenue	74%	31%	31%
Subscription revenue	9%	28%	28%
Sale of goods	16%	41%	41%
Consignment sales	1%	-%	-%
Total	100%	100%	100%

Our principal revenue sources for the years ended December 31, 2024 and 2025 were professional services, Platform subscription, sale of goods and consignment sales. Our total revenue decreased by S$153,982, or 64.97%, from S$237,014 for the year ended December 31, 2024, to S$83,032. The decrease was primarily due to weaker professional services revenue.

Professional service revenue decreased by S$149,912, or 85.42%, from S$175,510 for the year ended December 31, 2024 to S$25,598 for the year ended December 31, 2025. The drop was primarily due to the shortage of IT consultancy and software implementation projects awarded and recognized. However, our clients still increasingly sought customized solutions and advisory services tailored to their digital transformation objectives, driving higher engagement and billings in the coming year.

Subscription revenue remain consistent with a minor increase of S$1,844, or 8.49%, from S$21,712 for the year ended December 31, 2024 to S$23,556 for the year ended December 31, 2025. We continue onboarding new enterprise customers seeking our traceability and anti-counterfeit technologies.

Revenue from the sale of goods remain consistent with a minor decrease of S$4,112, or 10.82%, from S$37,990 for the year ended December 31, 2024, to S$33,878 for the year ended December 31, 2025.

Consignment sales decreased by S$1,802, or 100%, to nil for the year ended December 31, 2025. Consignment sales plan has ceased during the year due to margin too low.

Our purchases and other direct costs decreased by S$67,175, or 40.30%, from S$166,694 for the year ended December 31, 2024, to S$99,519 for the year ended December 31, 2025. The decrease was primarily due to the decrease in software development costs.

64

Our inventory write-offs increased by S$1,563 or 1,395.54%, from S$112 for the year ended December 31, 2024, to S$1,675 for the year ended December 31, 2025. The increase was primarily due to more consumable stocks obsolete.

Our employee benefits expenses increased by S$634,031, or 74.52%, from S$850,806 for the year ended December 31, 2024, to S$1,484,837 for the year ended December 31, 2025. The increase was primarily attributable to the increase head count and staff cost for buildup entire management and technology team in 2025.

Our Professional fees increased by S$12,290,407, or 1,977.34%, from S$621,563 for the year ended December 31, 2024, to S$12,911,970 for the year ended December 31, 2025. The significant increase was due to the business and relationship development, marketing, and technology consultancy service after the IPO.

Our depreciation and amortization expenses increased by S$16,263, or 58.29%, from S$27,899 for the year ended December 31, 2024, to S$44,162 for the year ended December 31, 2025. The increase was due to the new plant and equipment depreciating in 2025.

Our operating lease expenses increased by S$54,531, or 76.70%, from S$71,094 for the year ended December 31, 2024, to S$125,625 for the year ended December 31, 2025. The increase was mainly due to higher rental rates following the renewal of our office and operational space leases to accommodate business expansion.

Our other expenses increased by S$1,530,007, or 189.13%, from S$808,971 for the year ended December 31, 2024, to S$2,338,978 for the year ended December 31, 2025. The increase was primarily attributable to the write-off of intangible assets of S$1,990,000 due to technology outdated by fast pace developing in the market.

Liquidity and Capital Resources

	For Years Ended December 31,
	2024	2025		Variance
	SGD	SGD	USD	SGD	% Change
Liquidity and capital resources:
Cash and cash equivalents at the beginning of the year	15,013	546,288	424,848	531,275	3,538.77%

Net cash used in operating activities	(3,288,867)	(14,040,955)	(10,919,652)	(10,752,088)	326.92%
Net cash used in investing activities	(32,419)	(5,523)	(4,296)	26,896	(82.96)%
Net cash generated from financing activities	3,853,603	14,435,089	11,226,171	10,581,486	274.59%
Foreign currency translation	(1,042)	229,029	178,116	230,071	(22,079.75)%

Net increase in cash and cash equivalents	531,275	617,640	480,339	86,365	16.26%

Cash and cash equivalents at the end of the year	546,288	1,163,928	905,187	617,640	113.06%

Cash Flows from Operating Activities

For the year ended December 31, 2025, net cash used in operating activities was S$14,040,955, compared to net cash used in operating activities of S$3,288,867 during the year ended December 31, 2024.

For the year ended December 31, 2025, net cash used in operating activities was attributed to the net loss of S$17,200,587, adjusted for non-cash items which included depreciation of plant and equipment, amortization of intangible assets, inventory written off, loss on disposal of plant and equipment, loss on lease termination, intangible assets written off, interest on working capital loan, provision for expected credit losses and operating lease expenses, totaling S$2,341,644. This was offset against net cash inflow arising from the net change in operating assets and liabilities of S$817,988.

65

For the year ended December 31, 2024, net cash used in operating activities was attributed to the net loss of S$2,363,815, adjusted for non-cash items which included depreciation of plant and equipment, amortization of intangible assets, provision for stock obsolescence, interest on working capital loan, provision for expected credit losses and operating lease expenses, totaling S$262,462. This was offset against net cash outflow arising from the net change in operating assets and liabilities of S$935,897.

Cash Flows from Investing Activities

For the year ended December 31, 2025, net cash used in investing activities was S$5,523, compared to net cash used in investing activities of S$32,419 during the year ended December 31, 2024.

Net cash used in investing activities for the year ended December 31, 2025, consisted of purchase of plant and equipment of S$1,597 and S$12,791 for the acquisition of subsidiary under common control. This is partially offset by proceeds from disposal of plant and equipment of S$8,865.

Net cash used in investing activities for the year ended December 31, 2024, consisted of purchase of plant and equipment of S$22,768 and S$9,651 for the acquisition of subsidiary under common control.

Cash Flows from Financing Activities

For the year ended December 31, 2025, net cash generated from financing activities was S$14,435,089, compared to net cash generated from financing activities of S$3,853,603 during the year ended December 31, 2024.

Net cash provided by financing activities for the year ended December 31, 2025, consisted of the proceeds from the issuance of shares of S$16,836,905, partially offset by repayment of working capital loan of S$2,401,816.

Net cash provided by financing activities for the year ended December 31, 2024, consisted of the proceeds from working capital loan of S$1,264,280, and proceeds from the issuance of shares of S$3,341,021. This is net of deferred offering costs of S$751,698.

The following table summarizes the consolidated results of our operations for the year ended December 31, 2023, and 2024, respectively.

	For Years Ended December 31,
	2023	2024		Variance
	SGD	SGD	USD	SGD	% Change
Revenue	128,531	237,014	173,484	108,483	84.40%

Purchases and other direct costs	(110,525)	(166,694)	(122,013)	(56,169)	50.82%
Inventory write-off	(172,303)	(112)	(82)	172,191	(99.93)%
Employee benefits expenses	(753,302)	(850,806)	(622,754)	(97,504)	12.94%
Professional fees	(235,595)	(621,563)	(454,959)	(385,968)	163.83%
Depreciation and amortization expenses	(49,359)	(27,899)	(20,421)	21,460	(43.48)%
Operating lease expenses	(61,806)	(71,094)	(52,038)	(9,288)	15.03%
Other expenses	(456,826)	(808,971)	(592,134)	(352,145)	77.09%
Loss from operations	(1,711,185)	(2,310,125)	(1,690,917)	(598,940)	35.00%

Non-operating income (expense):
Other income, net	37,459	102,042	74,690	64,583	172.41%
Interest expense	(119,716)	(159,482)	(116,734)	(39,766)	33.22%
Total non-operating expense, net	(82,257)	(57,440)	(42,044)	24,817	(30.17)%

Loss before tax expense	(1,793,442)	(2,367,565)	(1,732,961)	(574,123)	32.01%

Income tax (expense) credit	(2,902)	3,750	2,745	6,652	229.22%
Net loss	(1,796,344)	(2,363,815)	(1,730,216)	(567,471)	31.59%

66

Revenue

Our revenue consists of three main categories. The following table provides financial information for each of these operating groups.

	For Years Ended December 31,
	2023	2024		Variance
	SGD	SGD	USD	SGD	% Change
Revenue:
Professional service revenue	76,826	175,510	128,466	98,684	128.45%
Subscription revenue	4,284	21,712	15,892	17,428	406.82%
Sale of goods	47,421	37,990	27,807	(9,431)	(19.89)%
Consignment sales	-	1,802	1,319	1,802	100%
Total	128,531	237,014	173,484	108,483	84.40%

Revenue as a percentage of total:
Professional service revenue	60%	74%	74%
Subscription revenue	3%	9%	9%
Sale of goods	37%	16%	16%
Consignment sales	-%	1%	1%
Total	100%	100%	100%

Our principal revenue sources for the years ended December 31, 2023 and 2024 were professional services, Platform subscription, sale of goods and consignment sales. Our total revenue increased by S$108,483, or 84.40%, from S$128,531 for the year ended December 31, 2023, to S$237,014. The increase was primarily driven by higher professional services and platform subscription revenue.

Professional service revenue increased by S$98,684, or 128.45%, from S$76,826 for the year ended December 31, 2023 to S$175,510 for the year ended December 31, 2024. The growth was primarily due to the resumption and expansion of IT consultancy and software implementation projects, following the successful launch of our GrowHub Platform. Our clients increasingly sought customized solutions and advisory services tailored to their digital transformation objectives, driving higher engagement and billings.

Subscription revenue increased by S$17,428, or 406.82%, from S$4,284 for the year ended December 31, 2023 to S$21,712 for the year ended December 31, 2024. The substantial growth reflects the continued scaling of our Platform’s user base, following its initial launch in the second half of 2023. As our marketing efforts intensified and the market increasingly embraced ESG-focused solutions, we successfully onboarded new enterprise customers seeking our traceability and anti-counterfeit technologies.

Revenue from the sale of goods decreased by S$9,431, or 19.89%, from S$47,421 for the year ended December 31, 2023, to S$37,990 for the year ended December 31, 2024. The decrease was primarily due to the transition of our trading model towards consignment and agency arrangements, resulting in lower direct sales volume as we focused on higher-margin service and platform revenue streams.

Consignment sales increased by S$1,802, or 100%, from nil for the year ended December 31, 2023, to S$1,802 for the year ended December 31, 2024. This increase was primarily attributable to a strategic shift in our business model toward consignment-based transactions, which significantly reduced our exposure to inventory-related risks such as obsolescence or write-offs. Under this model, we operate both as a principal and as an agent across various product lines, generating commission income through the facilitation of consignment sales. We intend to continue expanding this revenue channel by identifying additional high-potential products and entering into strategic partnerships with new consignment partners, both domestically and internationally.

67

Our purchases and other direct costs increased by S$56,169, or 50.82%, from S$110,525 for the year ended December 31, 2023, to S$166,694 for the year ended December 31, 2024.The increase was primarily due to an increase in software development costs that is partially offset by a reduction in the purchases of goods due to the transition to the consignment-based trading model.

Our inventory write-offs decreased by S$172,191 or 99.93%, from S$172,303 for the year ended December 31, 2023, to S$112 for the year ended December 31, 2024. The decrease was primarily due to our transition to a consignment-based trading model, which effectively eliminated inventory risk and resulted in very minimal write-offs for the year.

Our employee benefits expenses increased by S$97,504, or 12.94%, from S$753,302 for the year ended December 31, 2023, to S$850,806 for the year ended December 31, 2024. The increase was primarily attributable to the accrual of annual wage supplements for certain staff to 2024.

Our Professional fees increased by S$385,968, or 163.83%, from S$235,595 for the year ended December 31, 2023, to S$621,563 for the year ended December 31, 2024. The significant increase was largely driven by advisory and legal services associated with fundraising and business expansion activities.

Our depreciation and amortization expenses decreased by S$21,460, or 43.48%, from S$49,359 for the year ended December 31, 2023, to S$27,899 for the year ended December 31, 2024. The decrease was due to the write-off of certain intangible assets in 2023.

Our operating lease expenses increased by S$9,288, or 15.03%, from S$61,806 for the year ended December 31, 2023, to S$71,094 for the year ended December 31, 2024. The increase was mainly due to higher rental rates following the renewal of our office and operational space leases to accommodate business expansion.

Our other expenses increased by S$350,145, or 76.31%, from S$458,826 for the year ended December 31, 2023, to S$808,971 for the year ended December 31, 2024. The increase was primarily attributable to an increase in the incurrence of referral fees of S$584,634 for customer acquisition efforts in 2024. Further details of other expenses are provided in Note 12 to the accompanying financial statements.

Liquidity and Capital Resources

	For Years Ended December 31,
	2023	2024		Variance
	SGD	SGD	USD	SGD	% Change
Liquidity and capital resources:
Cash and cash equivalents at the beginning of the year	18,448	15,013	10,988	(3,435)	(18.62)%

Net cash used in operating activities	(1,141,746)	(3,288,867)	(2,407,309)	(2,147,121)	188.06%
Net cash used in investing activities	(34,974)	(32,419)	(23,729)	2,555	(7.31)%
Net cash generated from financing activities	1,174,503	3,853,603	2,820,672	2,679,100	228.10%
Foreign currency translation	(1,218)	(1,042)	(763)	176	(14.45)%

Net (decrease) increase in cash and cash equivalents	(3,435)	531,275	388,871	534,710	(15,566.52)%

Cash and cash equivalents at the end of the year	15,013	546,288	399,859	531,275	3,538.77%

68

Cash Flows from Operating Activities

For the year ended December 31, 2024, net cash used in operating activities was S$3,288,867, compared to net cash used in operating activities of S$1,141,746 during the year ended December 31, 2023.

For the year ended December 31, 2024, net cash used in operating activities was attributed to the net loss of S$2,363,815, adjusted for non-cash items which included depreciation of plant and equipment, provision for stock obsolescence, interest on working capital loan, provision for expected credit losses and operating lease expenses, totaling S$262,462. This was offset against net cash outflow arising from the net change in operating assets and liabilities of S$1,187,514.

For the year ended December 31, 2023, net cash used in operating activities was attributed to the net loss of S$1,796,344, adjusted for non-cash items which included depreciation of plant and equipment, provision for stock obsolescence, interest for working capital loan, intangible assets written off, gain on lease modification, and operating lease expenses, totaling S$194,638. This was offset against net cash inflow arising from the net change in operating assets and liabilities of S$115,354.

Cash Flows from Investing Activities

For the year ended December 31, 2024, net cash used in investing activities was S$32,419, compared to net cash used in investing activities of S$34,974 during the year ended December 31, 2023.

Net cash used in investing activities for the year ended December 31, 2024, consisted of purchase of plant and equipment of S$22,768 and S$9,651 for the acquisition of subsidiary under common control.

Net cash used in investing activities for the year ended December 31, 2023, consisted of purchase of intangible assets of S$34,974.

Cash Flows from Financing Activities

For the year ended December 31, 2024, net cash generated from financing activities was S$3,853,603, compared to net cash generated from financing activities of S$1,174,503 during the year ended December 31, 2023.

Net cash provided by financing activities for the year ended December 31, 2024, consisted of the proceeds from working capital loan of S$1,264,280, and proceeds from the issuance of shares of S$3,341,021. This is net of deferred offering costs of S$751,698.

Net cash provided by financing activities for the year ended December 31, 2023, consisted of the partial repayment of a working capital loan to a related party, Chan Michael @ Chan Soong Cheam, of S$312,352, and proceeds from the issuance of shares of S$1,592,430. This is net of deferred offering costs of S$105,575.

Working Capital

We believe that our Group has sufficient working capital for our requirements for at least the next 12 months from December 31, 2025, in the absence of unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand and cash flows from our operations.

Beyond December 31, 2025, we expect that the Company’s liquidity and working capital will be dependent upon its ability to obtain new revenue-generating customer contracts, and to secure equity and/or debt financing, including but not limited to, loans from related parties and issuance of equity.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.

69

GROWHUB’S BUSINESS

Our Company operates at the intersection of technology, supply chain management, and environmental sustainability. We have developed a dual-focus approach addressing two critical global challenges: food supply chain integrity and climate change mitigation.

Our business comprises two main divisions:

1.	Traceability and Authenticity Solutions – our foundational business, providing technology-enabled traceability for food and consumer products across the supply chain; and
2.	Carbon Project Development – an expanding division that develops high-integrity carbon credit projects, including nature-based solutions and emissions reduction initiatives, leveraging our experience in data verification and government partnerships.

Corporate History

Our founder, Mr. Chan Choon Yew Lester, began collaborating with the Western Australia state government in 2017. Together with the Peel Development Commission, the Shire of Murray, and other Australian government agencies, they embarked on a mission to develop a commercial strategy for the Peel Food Zone. This vast area covers over 42,000 hectares of land in Western Australia. Their shared vision included several key objectives: increasing agricultural exports to Asia, adding value to food production, and enhancing overall productivity within the region.

Our Company was founded with a clear vision for transparency and fraud prevention in the food supply chain. Our operations began with the incorporation of GrowHub Apac in Singapore in January 2020. In the same year, we further incorporated two other Singapore subsidiaries, namely GrowHub Innovations Singapore and GrowHub Distribution, and one subsidiary in Australia, namely GrowHub Trading. In 2021, we expanded our operations to Japan with the incorporation of GrowHub Japan in June 2021. Our operations continued to grow and in 2022, three additional subsidiaries within our Group were incorporated: GrowHub Technologies, GrowHub Innovations Australia and GrowHub Malaysia.

In contemplation and preparation for this Offering, in April 2024, GrowHub Cayman was incorporated as a Cayman Islands exempted company to act as the listing vehicle of our Group, and GrowHub BVI was incorporated as a BVI business company which will eventually act as the intermediate holding company and be wholly owned by GrowHub Cayman pursuant to the reorganisation. On August 23, 2024, in preparation for this offering, our Group completed an internal reorganization pursuant to which GrowHub Innovations Singapore ultimately became a wholly-owned subsidiary of GrowHub BVI, and GrowHub BVI became a wholly owned subsidiary of GrowHub Cayman. Upon completion of the aforementioned, the Company became the ultimate holding company of our operating subsidiaries.

Currently, our subsidiaries Growhub Innovations Australia, Growhub Vietnam, Growhub Trading, Growhub Malaysia, and Growhub Japan have filed for closure due to consolidation for efficiency.

70

Corporate Structure

The chart below illustrates our corporate structure and identifies our subsidiaries prior to the EnChem Merger:

The GrowHub Limited (Cayman Islands)
100%
The Growhub Innovations Company Limited (British Virgin Islands)
100%
The GrowHub Innovations Company Pte. Ltd. (Singapore)
100%
GrowHub Vietnam Limited Liability Company (Vietnam)
100%
GrowHub (Apac) Pte. Ltd (Singapore)
100%
GrowHub Technologies Pte. Ltd. (Singapore)
100%
GrowHub Innovation Centre Pty Ltd (Australia)
100%
GrowHub Distribution (Singapore) Pte. Ltd. (Singapore)
100%
GrowHub Trading Pty Ltd (Australia)
100%
GrowHub Malaysia Sdn. Bhd. (Malaysia)
100%
GrowHub Japan Co., Ltd. (Japan)

Name	Background	Ownership
THE GROWHUB LIMITED (“Growhub Cayman”)	Incorporated on April 12, 2024 as an exempted company with limited liability under the laws of Cayman Islands.	See “Security Ownership of Certain Beneficial Owners and Management” and “Principal Shareholders of the Combined Company” for details of our shareholding structures immediately prior to and after the Merger.

THE GROWHUB INNOVATIONS COMPANY LIMITED (“Growhub BVI”)	Incorporated on April 12, 2024 as a BVI business company under the laws of British Virgin Islands.	100% owned by Growhub Cayman.

The Growhub Innovations Company Pte. Ltd. (“Growhub Innovations Singapore”)	Incorporated on August 17, 2020 as a private company limited by shares under the laws of Singapore.	100% owned by Growhub BVI.

Growhub (Apac) Pte. Ltd (“Growhub Apac”). The name of Growhub Apac has been changed to GrowHub Carbon Pte Ltd.	Incorporated on January 6, 2020 as a private company limited by shares under the laws of Singapore.	100% owned by Growhub Innovations Singapore.

Growhub Technologies Pte. Ltd. (“Growhub Technologies”)	Incorporated on March 23, 2022 as a private company limited by shares under the laws of Singapore.	100% owned by Growhub Innovations Singapore.

Growhub Innovation Centre Pty Ltd (“Growhub Innovations Australia”). Growhub Innovations Australia has filed for closure due to consolidation for efficiency.	Incorporated on March 17, 2022 as a limited by shares company under the laws of Australia.	100% owned by Growhub Innovations Singapore.

Growhub Vietnam Limited Liability Company (“Growhub Vietnam”). Growhub Vietnam has filed for closure due to consolidation for efficiency.	Incorporated on October 9, 2024 as a limited liability company under the laws of Vietnam.	100% owned by Growhub Innovations Singapore after February 15, 2025.

Growhub Distribution (Singapore) Pte. Ltd. (“Growhub Distribution”). The name of Growhub Distribution has been changed to GrowHub Capital Pte Ltd.	Incorporated on February 11, 2020 as a private company limited by shares under the laws of Singapore.	100% owned by Growhub Carbon.

Growhub Trading Pty Ltd (“Growhub Trading”). Growhub Trading has filed for closure due to consolidation for efficiency.	Incorporated on April 3, 2020 as a limited by shares company under the laws of Australia.	100% owned by Growhub Apac (now GrowHub Carbon Pte Ltd.).

Growhub Malaysia Sdn. Bhd. (“Growhub Malaysia”). Growhub Malaysia has filed for closure due to consolidation for efficiency.	Incorporated on February 28, 2022 as a company limited by shares under the laws of Malaysia.	100% owned by Growhub Apac (now GrowHub Carbon Pte Ltd.).

Growhub Japan Co., Ltd (“Growhub Japan”). Growhub Japan has filed for closure due to consolidation for efficiency.	Incorporated on July 30, 2021 as a limited liability company under the laws of Japan.	100% owned by Growhub Apac (now GrowHub Carbon Pte Ltd.).

Our controlling shareholder currently, directly and indirectly, owns 100% of our outstanding Class B ordinary shares, representing approximately 87.53% of our total voting power.

71

Industry Overview

Food Traceability Market

According to Insight Ace Analytic, the global food traceability market was valued at approximately USD 24.98 billion in 2025 and is projected to reach USD 70.67 billion by 2035, growing at a CAGR of 11.4%. Consumer demand for transparency and safety, along with stricter government regulations, is driving adoption globally.

The rise of food adulteration and foodborne diseases has highlighted the need for comprehensive traceability systems. According to the World Bank’s 2019 report, The Economic Burden of Foodborne Diseases, total productivity loss in low- and middle-income countries was approximately USD 95.2 billion, with annual treatment costs of USD 15 billion. By implementing traceability solutions, companies can enhance supply chain efficiency, minimize food fraud, improve product quality, reduce waste, and build consumer trust.

Carbon Markets and Nature-Based Solutions

The global carbon credit market is experiencing significant growth. Industry reports project the voluntary carbon market to reach USD 50–100 billion by 2030, driven by corporate net-zero commitments, Article 6 of the Paris Agreement, and increasing regulatory pressure. Nature-based solutions—including reforestation, afforestation, and improved forest management—are gaining particular traction.

Demand is shifting from low-cost avoidance credits toward high-integrity removal credits, with removals projected to grow at approximately 56% CAGR. Asia accounts for more than half of global emissions while hosting some of the world’s most significant natural carbon sinks, representing a substantial opportunity for carbon project development. Governments across the region are actively structuring cooperation projects under Article 6, moving from framework to implementation.

OUR CORPORATE VISION AND MISSION

Our vision is to empower the world to consume with confidence.

Our mission is to enhance transparency throughout the supply chain by harnessing advancing technology, fostering trust, and amplifying stakeholder voices. Building on this foundation, we have expanded our mission to include climate action through the development of high-integrity carbon projects that support global sustainability goals.

OUR SOLUTIONS

Traceability and Authenticity Solutions

Our traceability solutions provide comprehensive tracking of products from origin to consumer. We equip organizations with tools to verify product authenticity, combat counterfeiting, and ensure supply chain integrity.

How Our Traceability Solutions Work

Our system captures data at key points across the supply chain, including harvesting, processing, distribution, and retail. Data collected may include product condition, location, temperature, and other relevant metrics. Each checkpoint can be supported by certificates, reports, and data from third-party applications and devices.

Once data is uploaded, it undergoes a validation process to ensure accuracy and completeness, after which it is recorded in a tamper-proof manner. Our system integrates with a wide range of third-party applications and devices, with data validation protocols mitigating risks related to the quality and consistency of third-party data inputs.

Key Solutions

●	Traceability Solution – enables organizations to track products from raw materials to final product. Includes a consumer-facing web application that displays product provenance via QR code, customizable by language and location.
●	Anti-Counterfeit Solution – monitors product movements using geolocation-logged labels and unique authentication keys. Consumers are warned if a key has been tampered with or used before.
●	Carbon Management Solution – helps organizations track carbon emissions across manufacturing, logistics, and energy consumption using client-provided data and IoT device integration. We collaborate with reputable audit firms to independently verify client data.

Carbon Project Development

Building on our experience in data verification and government partnerships, we develop high-integrity carbon credit projects focusing on:

●	Nature-Based Solutions – reforestation, afforestation, and improved forest management projects that generate removal credits with biodiversity and community co-benefits;
●	Government Partnerships – working with national and sub-national governments to operationalize Article 6 cooperation agreements under the Paris Agreement;
●	Technology-Enabled Verification – deploying data verification capabilities to monitor project performance and ensure the integrity of emissions reduction claims.

We have active carbon project collaborations with governments including Bhutan, Indonesia, and Bosnia and Herzegovina.

72

MARKET OPPORTUNITY

The food traceability market in Asia Pacific continues to expand rapidly. According to KBV Research, the region’s food traceability market is expected to witness a growth rate of 9.6% CAGR from 2023 to 2030. The United Nations Population Fund estimates that Asia Pacific is home to 60% of the world’s population, and we believe this large population base fuels demand for traceability technologies and services.

Concurrently, the carbon credit market in Asia presents a complementary growth opportunity. As governments implement carbon pricing mechanisms and corporate buyers seek verified, high-quality credits, we believe our government partnerships and verification capabilities position us well to capture value in this emerging market.

MONETIZATION STRATEGY

We generate revenue from traceability solutions through service-based fees, technology enhancements, data analytics, and IT consultancy services. For the years ended December 31, 2025 and 2024, IT consultancy services represented 31% and 74% of our total revenue, respectively. For the six months ended June 30, 2026, IT consultancy services represented 0% of our total revenue. The primary driver of revenue during this period was from our carbon-related business.

For carbon project development, we generate revenue through project development fees, carbon credit sales, and government partnership arrangements.

STRATEGIC PARTNERSHIPS

We have strategically partnered with governmental organizations and academic institutions worldwide:

●	Bhutan (March 2026) – commenced a pilot trial for traceability solutions on agricultural products, with discussions ongoing for carbon project collaboration.
●	Japan (January 2026) – entered a comprehensive definite agreement with Kyoto Sangyo University for joint research on AI applications for carbon projects and entrepreneurship education.
●	Bosnia and Herzegovina (September 2025) – entered a strategic partnership focused on nature-based carbon projects under Article 6.
●	Vietnam (July 2024) – memorandum of understanding to introduce food traceability systems for local premium produce.
●	Indonesia – discussions underway for traceability technology and potential carbon project collaboration.

OUR COMPETITIVE STRENGTHS

Established Government Partnerships

Our relationships with governments such as Bhutan, Australia, Bosnia and Herzegovina, and Japan provide political goodwill and client referrals. Many of our clients come through government referrals. When government agencies endorse our solutions, businesses take notice.

Dual-Revenue Business Model

Our business model is built on two complementary revenue streams: traceability solutions (service-based fees, technology enhancements, data analytics, IT consultancy) and carbon project development (project development fees, carbon credit sales, government partnership arrangements). This diversifies our income sources and provides resilience across market cycles.

Experienced Management Team

Our senior management team comprises seasoned professionals with years of collaboration with government officials and political leaders. We understand the delicate balance between business interests and public policy, navigating political dynamics, regulatory frameworks, and cultural nuances effectively.

73

Global Footprint with Local Expertise

Our solutions span multiple countries, adapting to local languages, regulations, and cultural nuances while maintaining global standards. Whether tracking agricultural products from Bhutan or developing carbon projects in Bosnia and Herzegovina, our approach adapts to local conditions.

OUR BUSINESS STRATEGIES

Geographic Expansion with Government-First Approach

Our strategic approach to expansion focuses on collaboration with government entities and academic institutions. We have developed robust ties in Australia, Bhutan, Japan, Singapore, Vietnam, Indonesia, Malaysia, and Bosnia and Herzegovina. Our primary focus has been on expanding our carbon project pipeline across Asia and Europe, while continuing to grow our traceability solutions in existing and new markets.

Carbon Project Pipeline Development

Our priorities include advancing existing agreements with Bosnia and Herzegovina, Bhutan, and Malaysia from feasibility to implementation; expanding government partnerships to additional jurisdictions seeking Article 6 cooperation; and securing corporate offtake agreements to provide upfront project financing.

Deepening Market Presence

We plan to intensify efforts in existing markets by expanding traceability solutions to additional products, scaling carbon projects from pilot to commercial implementation, and leveraging government partnerships to secure referrals.

Strategic Academic Partnerships

Our collaboration with Kyoto Sangyo University, formalized in January 2026, remains a cornerstone of our innovation strategy, focusing on joint research for AI applications in carbon projects. We plan to explore similar academic partnerships in other jurisdictions.

Sales and Marketing

Our sales approach is relationship-driven and government-centric. We acquire clients primarily through referrals from governmental organizations with whom we collaborate. These referrals stem from our reputation for delivering value and successful project execution. In our carbon project development business, we engage directly with government ministries to structure partnerships under Article 6 of the Paris Agreement. In our traceability solutions business, government endorsements drive client acquisition.

Research and Development

We partner with leading universities (e.g., Kyoto Sangyo University), and other technology firms for AI related development or specific hardware integration. Most of our research and development are conceptualised in-house, and if there are collaborations, we typically retain the intellectual property rights.

Competition

In our traceability solutions business, competitors include other technology providers. However, many lack the government endorsements we have developed over years of collaboration with national and sub-national governments. In our carbon project development business, our established government partnerships under Article 6 of the Paris Agreement create significant barriers to entry. Once we enter into a government partnership for a carbon project, that relationship ensures long-term exclusivity and prevents competitors from entering the same project area in the short to medium term. We believe our government-first approach is a sustainable competitive advantage that is difficult to replicate.

74

Insurance

As of the date of this prospectus, we maintain insurance coverage to safeguard against potential risks and liabilities associated with our businesses and operations. We hold travel insurance for senior management who travel internationally for business purposes, covering medical emergencies, trip cancellations, and other travel-related risks. We also maintain directors and officers liability insurance, which provides coverage for our directors and officers against claims arising from alleged wrongful acts in their capacity as corporate fiduciaries, including breaches of duty, negligence, and other governance-related matters. We believe our insurance coverage is adequate for our current operations and is consistent with industry practice for companies of our size and stage.

Intellectual Property

Trademark

As of the date of this prospectus, we hold the following registered trademark which is material to our business:

Country	Registered Owner	Trademark	Registration Date	Trademark Number	Class
Singapore	GrowHub Innovations Singapore		May 5, 2023	40202209433Y	35

Domain

We have a registered domain, https://thegrowhub.co/. The information contained on this website is not a part of this prospectus.

Since our inception, there have not, to our knowledge, been any infringements of intellectual property rights owned by the Company, including but not limited to any claims and threatened claims or proceedings initiated by us; and we have not been subject to any third party claims relating to intellectual property made against us.

As of the date of this prospectus, we have not entered into any licensing agreements relating to our intellectual property with any third parties; and except for off the shelf software, we do not license intellectual property from any third party.

Employees

As of the date of this prospectus, we have a workforce of 7 employees who are located in Singapore. The following table sets forth the number of our employees as of the date of this prospectus, by function:

	Number	% of Total
Management(Note)	2	29%
Technology	1	25%
Business development, operations and sales	2	29%
Administration and finance	1	14%
Client relations	1	14%
Total	7	100%

Note: Our Chief Executive Officer and Interim Chief Financial Officer is also responsible for overseeing the finance of our Group.

Our success depends, in part, on our ability to attract, retain and motivate qualified employees that share our values. We place great emphasis on our corporate culture to ensure that we maintain consistently high standards where we operate. We believe that we maintain a good working relationship with our employees, and we have not experienced any significant labor disputes.

We enter into standard labor contracts and confidentiality agreements with our employees.

75

Properties

Our principal place of business is located at 1 Paya Lebar Link, 4th Floor, Paya Lebar Quarters 1, Singapore 408533. Our Singapore office is leased under 2 leases which will expire on February 29, 2028. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

Legal Proceedings

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. The Company is and has not been a party to any litigation, arbitration or administrative proceedings that we believe would, individually or taken as a whole, have a material adverse effect on our business, financial condition or results of operations, and, insofar as we are aware, no such litigation, arbitration or administrative proceedings are pending, threatened, or contemplated.

REGULATIONS

We are subject to all relevant laws and regulations of Singapore and may be affected by policies which may be introduced by their respective governments from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that materially affect our operations, including the licenses, permits and approvals typically required for the conduct of our business, and the relevant regulatory bodies, below.

As of the date of this prospectus, our directors believe that we are not in breach of any laws or regulations applicable to our business operations that would materially affect our business operations, and our Group is in compliance with all the applicable laws and regulations that are material to our business operations. The Group may be subject to certain fines/penalties arising from its ordinary course of business from time to time.

Singapore

Regulations on Employment

The rights of all employees employed under a contract of service with our Company and its subsidiaries are governed under the Employment Act 1968 of Singapore (“Employment Act”) in particular, their rights to annual leave, sick leave and maternity leave, amongst others. In respect of (a) workmen who receive salaries not exceeding S$4,500 a month and (b) employees (other than workmen or persons employed in a managerial or an executive position) who receive salaries not exceeding S$2,600 a month, the Employment Act governs additional aspects of their conditions of service such as hours of work, overtime and rest day, amongst others.

Regulations on Data Protection and Information Security

The Personal Data Protection Act 2012 of Singapore (“PDPA”) governs the collection, use and disclosure of the personal data of individuals by organizations, and is administered and enforced by the regulator, the Personal Data Protection Commission. The PDPA sets out data protection obligations which all organizations are required to comply with in undertaking activities relating to the collection, use or disclosure of personal data. A failure to comply with any of the above can subject an organization to a fine of up to the higher of S$1,000,000 or, 10% of the organization’s annual turnover in Singapore (for an organization whose annual turnover in Singapore exceeds S$10,000,000).

Regulations on Anti-Money Laundering and Prevention of Terrorism Financing

The primary anti-money laundering legislation in Singapore is the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore (“CDSA”) provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits.

The Terrorism (Suppression of Financing) Act 2002 of Singapore (“TSOFA”) is the primary legislation for the combating of terrorism financing. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism. Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability.

76

Management’s Discussion and Analysis of Financial Condition and Results of Operations of EnChem

Unless otherwise stated, all references to “EnChem,” and similar designations in this section refer to EnChem America, Inc., a Georgia corporation, and its wholly-owned subsidiary EnChem Materials, Inc., a private Georgia corporation.

Overview

EnChem is a corporation organized under the laws of the State of Georgia and is primarily engaged in the manufacture and sale of secondary battery electrolytes.

EnChem operates under a technology license agreement with its parent company, EnChem Korea, and shares integrated systems with EnChem Korea, including its quality management system (“QMS”), manufacturing execution system (“MES”) and SAP enterprise resource planning (“ERP”) system.

EnChem’s revenue peaked at $163.6 million in fiscal year ended December 31, 2024 and decreased by 29% year-over-year to $115.3 million in fiscal year ended December 31, 2025.

EnChem’s operating margin declined from 14.7% in fiscal year ended December 31, 2024 to negative 0.1% in fiscal year ended December 31, 2025. Accordingly, EnChem is at an inflection point, seeking to emerge from what it views as the bottom of the cyclical adjustment while simultaneously pursuing a reassessment of its capital structure through a Nasdaq listing.

EnChem’s principal manufacturing facility is located at 648 GA-334, Commerce, Georgia, on approximately 282 acres of land owned by EnChem. The facility holds IATF 16949, ISO 9001, ISO 14001, ISO 45001 and ISO 37301 certifications.

According to an internal survey conducted by EnChem’s sales team, in 2025, EnChem established a dominant position in the U.S. electrolyte market by holding an estimated 49% share of the North American electrolyte market, ranking first, compared with approximately 23% for Soulbrain and 13% for Capchem. During the first through fourth quarters of 2025, EnChem supplied approximately 20,500 tons of electrolyte to five major battery manufacturers in North America. Based on 2025 revenue, Panasonic accounted for 32%, Ultium Cells collectively accounted for 30.8%, Tesla accounted for 11%, SKBA accounted for 9% and AESC accounted for 8%, representing approximately 90.8% of total revenue in the aggregate.

Electrolyte products represented approximately 98% of EnChem’s product mix in both fiscal years 2024 and 2025, while NMP products represented approximately 2%.

Factors Affecting Our Financial Condition and Results of Operations

The principal factors affecting EnChem’s financial condition and results of operations include: (i) the cyclicality and volatility of the secondary battery industry; (ii) the procurement structure and foreign exchange exposure associated with raw materials, including lithium salts; (iii) capital expenditures and fixed-cost burdens associated with production capacity expansion; (iv) customer production schedules and changes in product mix; (v) policy-related benefits, including the Advanced Manufacturing Production Credit (“AMPC”); and (vi) the liquidity position and financial support structure of EnChem’s parent.

Historical operating results, presented in thousands of U.S. dollars, show that revenue decreased from $163.6 million in 2024 to $115.3 million in 2025, a decrease of 29%.

77

Gross profit decreased from $47.7 million in 2024 to $20.0 million, representing a gross margin of 17.4%, in 2025.

Operating income (loss) was $24.0 million, representing an operating margin of 14.7%, in 2024, and $(0.1) million, representing an operating margin of negative 0.1%, in 2025.

Selling and administrative expenses decreased from $23.7 million in 2024 to $20.1 million in 2025.

Total assets were $172.7 million as of December 31, 2024, and $158.5 million as of December 31, 2025. Total liabilities were $76.7 million and $64.4 million, respectively, while total equity was $96.0 million and $94.1 million, respectively.

The debt-to-equity ratio improved from 79.9% as of December 31, 2024 to 68.5% as of December 31, 2025.

From a liquidity perspective, total borrowings increased from $13.0 million as of December 31, 2024 to $34.3 million as of December 31, 2025. Cash and cash equivalents decreased from $8.7 million as of December 31, 2024 to $1.7 million as of December 31, 2025, resulting in increased pressure on short-term liquidity.

Inventory, however, decreased from $38.0 million as of December 31, 2024 to $19.8 million as of December 31, 2025, partially reducing EnChem’s working capital requirements.

Cyclicality, Volatility and Seasonality of the Secondary Battery Electrolyte Industry

The electrolyte industry is highly sensitive to demand conditions in downstream markets such as electric vehicles and ESS. Quarterly operating results may fluctuate significantly depending on inventory adjustments by customers, including battery cell manufacturers and automotive OEMs, as well as the timing of customer plant operations.

During the first half of 2026, the North American electric vehicle market experienced a near-term adjustment in shipments associated with changes in government subsidy policies and what has been referred to as a “chasm” in EV demand.

EnChem’s year-over-year change in revenue reflected the combined effects of changes in battery plant operating schedules by automotive customers and restructuring of supply arrangements. In particular, supply to the Ultium Cells UC1 line was suspended beginning in November 2025 due to a customer plant shutdown, and deliveries are expected to resume following the restart of the facility in September 2026.

This demonstrates the extent to which electrolyte sales may be directly affected by operating decisions at a relatively small number of large customer production lines.

In contrast, demand for battery energy storage systems (“BESS”) has grown rapidly, driven in part by increasing power demand associated with artificial intelligence data centers and broader grid infrastructure requirements.

According to the U.S. Energy Information Administration (“EIA”), U.S. developers planned approximately 24 GW of new utility-scale ESS installations in 2026, approximately 60% higher than the approximately 15 GW of new installations in 2025. On-site generation packages combining gas-fired generation with large-scale battery storage, as well as UPS and battery backup unit (“BBU”) applications, are emerging as new sources of baseline demand.

78

Orders related to these applications began to increase meaningfully during the second half of 2025, and EnChem expects this market to become an important growth driver going forward.

EnChem is currently undergoing quality qualification processes for the mass-production supply of LFP electrolyte to global battery manufacturers establishing ESS production facilities in North America.

Government policy represents another source of volatility. U.S. regulations under the Inflation Reduction Act, including restrictions relating to Foreign Entities of Concern (“FEOC”) and Prohibited Foreign Entities (“PFE”), the minimum 60% U.S.-content requirement under the 2026 MACR framework, and tariffs applicable to Chinese ESS batteries in 2026 may restrict access to the U.S. market for Chinese competitors such as Tinci and Capchem while creating structural barriers to entry that may benefit EnChem, which operates a local manufacturing facility in Georgia.

Electrolyte products generally have a relatively short shelf life of approximately three to six months and are classified as hazardous materials, making long-distance transportation more difficult. Accordingly, when demand recovers, the availability of local production capacity may be an important factor affecting a supplier’s ability to respond.

EnChem views recent periods as a time of strategic adjustment followed by a period of increased shipment volumes.

Foreign Exchange Rate Fluctuations

EnChem’s functional currency is the U.S. dollar, and its revenue is primarily denominated in U.S. dollars.

However, EnChem procures raw materials, including LiPF6, EC, EMC, DMC, FEC, VC and PRS, from suppliers in Korea, including Foosung and Chunbo, and from suppliers in China, including Shinhwa, Henan COD and Jiangsu HSC. Accordingly, appreciation of the Korean won or Chinese yuan against the U.S. dollar may increase the U.S. dollar-equivalent cost of such raw materials.

In particular, dependence on Chinese supply chains for lithium salts and other key minerals may expose EnChem to a combination of foreign exchange, tariff and trade-policy risks. Nevertheless, EnChem does not rely on a single supplier for a substantial portion of its raw materials, has access to alternative sources for its principal raw materials and plans its purchases toward the end of each year based on non-binding customer forecasts.

EnChem’s intercompany arrangements with EnChem Korea also involve foreign exchange and tax-related considerations. Under EnChem’s license agreement with EnChem Korea, EnChem is required to pay a royalty equal to 5% of revenue only when it records operating profit. The 5% royalty rate is required to satisfy arm’s-length transfer-pricing principles under applicable U.S. and Korean transfer-pricing guidelines and may therefore be subject to review by the U.S. Internal Revenue Service and the Korean National Tax Service. Any future transfer-pricing adjustments could affect estimated operating profit and related valuation results.

EnChem has also incurred bank borrowings from Bank of Hope to fund working capital and raw material purchases. In addition, EnChem has historically monetized its AMPC tax credits generated for each of fiscal years 2023 through 2025 through sales to third-party purchasers.

Capital Expenditures and Expansion of Production Capacity

The annual production capacity of EnChem’s Georgia facility is expected to increase from 150,000 tons as of March 31, 2026 to 200,000 tons by the end of 2026, representing an increase of 50,000 tons. An additional 200,000 tons of annual production capacity is planned at a new facility in Indiana during 2027 and 2028, which would bring EnChem’s total U.S. annual production capacity to 400,000 tons.

EnChem’s U.S. expansion trajectory included an increase in annual production capacity to 40,000 tons in 2023, 100,000 tons in 2024 and 150,000 tons in 2025.

With respect to ancillary capacity, following the award of an R-NMP supply contract for BOSK’s Tennessee operations in 2023, EnChem expanded its R-NMP production capacity at the Georgia facility from 20,000 tons to 40,000 tons annually. In 2025, EnChem also constructed a new CNT slurry production facility.

79

EnChem’s strategic focus, however, has recently shifted from large-scale new capacity additions toward increasing utilization of existing facilities. Proceeds raised through the proposed merger are expected to be used primarily to increase utilization of existing production facilities, secure raw materials, support customer qualification processes and develop ESS-related products rather than to fund large-scale new capacity expansion.

EnChem’s cost projections also reflect an anticipated increase in fixed costs associated with the planned commencement of operations at the Indiana facility in 2028. Accordingly, the new facility is expected to increase EnChem’s fixed-cost burden over the medium term.

Because electrolyte manufacturing has a relatively high fixed-cost component, increased utilization generally reduces fixed costs per unit and improves profitability. As a result, the pace of utilization recovery at EnChem’s existing Georgia facility, which had annual capacity of 150,000 tons as of March 31, 2026, is expected to be a key factor affecting near-term profitability.

The planned 200,000 tons of additional capacity in Indiana may be viewed as an expansion option to be pursued following confirmation of demand from ESS and next-generation projects.

Changes in Product Mix

EnChem’s current product mix remains highly concentrated in electrolyte products, which accounted for approximately 98% of revenue in both fiscal years 2024 and 2025. NMP products accounted for approximately 2%.

Within its electrolyte business, EnChem primarily supplies products for xEV applications, including formulations for high-capacity batteries, high-power fast-charging batteries and cost-efficient mass-market vehicles.

EnChem has also developed a portfolio covering high-safety electrolytes for ESS applications, electrolytes for IT and mobile applications, including cylindrical, prismatic and polymer batteries, and formulations compatible with a range of cathode chemistries, including high-nickel NCM, high-voltage LCO, LFP and manganese-based chemistries.

EnChem also offers products designed for silicon, hard-carbon and soft-carbon anodes, as well as electrolytes for electric double-layer capacitors (“EDLCs”).

Based on revenue for the first through fourth quarters of 2025, Panasonic accounted for 32% of EnChem’s revenue, Ultium Cells collectively accounted for 30.8%, SKBA accounted for 18%, Tesla accounted for 11% and AESC accounted for 8%. These five customers collectively represented approximately 99.8% of total revenue.

EnChem’s product mix is evolving in three principal directions.

First, EnChem is seeking to increase its exposure to ESS applications relative to EV applications. In response to rapid growth in ESS demand associated with AI data centers, EnChem is conducting quality qualification for mass-production LFP electrolyte supply, and in May 2026 it commenced ESS electrolyte supply to ESGM.

Second, EnChem is expanding into adjacent battery materials. These include recycled NMP (“R-NMP”), CNT conductive-material slurry, which was commercialized in June 2024, CI insulating coating solutions, which were commercialized in December 2025, and next-generation dispersants. EnChem expects revenue contributions from new businesses, including NMP and CNT slurry, to increase over time.

Third, EnChem is pursuing vertical integration of its value chain. Through EnChem Korea’s establishment of a joint venture in the Saemangeum area of Korea, EnChem Korea is preparing to expand into the manufacture and sale of lithium salt, including LiPF6.

EnChem expects in-house LiPF6 production to contribute to reducing dependence on China-based supply chains, improving cost competitiveness and supporting compliance with Non-FEOC requirements.

One risk associated with EnChem’s product mix is that its selling prices are generally structured on a cost-plus basis. EnChem assumes that higher raw material costs associated with non-China sourcing can be passed through to customers through higher selling prices. However, actual selling prices and margins may vary depending on fluctuations in lithium salt and other raw material prices, delays in implementing non-China sourcing and customer cost-reduction (“CR”) pressures.

80

Ability to Pursue Further Operating Cost Reductions

EnChem has four principal levers available to reduce operating costs and improve profitability.

First, EnChem seeks to maximize benefits from government incentive programs. The AMPC under Section 45X of the Inflation Reduction Act provides a tax credit equal to 10% of qualifying production costs for certain electrode active materials, including electrolyte products.

EnChem monetized the tax credits generated for each of fiscal years 2023, 2024 and 2025 through sales to third-party purchasers. EnChem recognized approximately $1.6 million in 2023, $11.8 million in 2024 and $9.3 million in 2025 as reductions to cost of goods sold. The amount recognized in the first quarter of 2026 was not significant.

EnChem expects to receive approximately KRW 25.0 billion of AMPC benefits in 2026, which it expects to contribute to improved profitability.

However, realization of these benefits depends on EnChem continuing to increase the proportion of non-China raw materials and U.S.-based direct labor above the applicable eligibility thresholds. In addition, the applicable credit percentage is expected to remain at 100% through 2029 and then decline to 75% in 2030, 50% in 2031, 25% in 2032 and 0% beginning in 2033. Accordingly, any inability to realize such credits could materially affect EnChem’s operating value and profitability.

Second, EnChem seeks to optimize raw material procurement. The gradual implementation of non-China raw materials, together with cost-plus pricing mechanisms that seek to pass through increases in raw material costs, has contributed to improved profitability since the second quarter of 2026.

Third, EnChem expects to benefit from operating leverage as utilization rates increase. Because electrolyte manufacturing has a relatively high fixed-cost component, increasing utilization of EnChem’s Georgia facility, which had annual production capacity of 150,000 tons as of March 31, 2026, is expected to reduce fixed cost per unit.

Fourth, EnChem seeks to improve organizational and procurement efficiency. Shared integrated systems with EnChem Korea, including QMS, MES and SAP, and shared procurement infrastructure are intended to limit indirect costs. In addition, the royalty payable to EnChem Korea is conditional upon EnChem recording operating profit and is equal to 5% of revenue only during profitable periods, thereby reducing the royalty burden during periods in which EnChem incurs operating losses.

Critical Accounting Policies

The preparation of our financial statements requires us to make difficult, complex and subjective judgments in making the appropriate estimates and assumptions that affect the amounts reported in our financial statements. By their nature, these judgments are subject to an inherent degree of uncertainty. These judgments are based on our historical experience, terms of existing contracts, our observation of trends in the relevant industry, information provided by our customers and information available from other outside sources, as appropriate. While we believe that our estimates and judgments are reasonable under the circumstances in which they were made, there can be no assurance that our judgments will prove to be correct or that actual results reported in future periods will not differ from our expectations reflected in our accounting treatment of certain items. See Note 3 of the notes to the Audited Financial Statements for our critical accounting estimates and assumptions.

81

Results of Operations – 2025 Compared to 2024

The following table presents selected income statement data and changes therein for 2025 and 2024.

	For the Year Ended December 31,		Changes
	2025	2024	Amount	%
Revenue	115,329,101	163,556,984	(48,227,883)	-29%
Cost of sales	95,302,244	115,820,891	(20,518,647)	-18%
Gross profit	20,026,858	47,736,094	(27,709,236)	-58%
Selling and administrative expenses	20,089,289	23,689,284	(3,599,995)	-15%
Finance income	31,064	283,831	(252,767)	-89%
Finance expenses	1,388,660	839,100	549,559	65%
Other income(expenses)	(430,994)	392,537	(823,531)	-210%
Profit before income tax	(1,851,021)	23,884,077	(25,735,098)	-108%
Income tax expense	68,777	546,361	(477,584)	-87%
Profit(loss) for the year	(1,919,798)	23,337,716	(25,257,515)	-108%

	For the Year Ended December 31,		Changes
	2025	2024	Amount	%
Revenue	115,329,101	163,556,984	(48,227,883)	-29%
Cost of sales	95,302,244	115,820,891	(20,518,647)	-18%
Gross profit	20,026,858	47,736,094	(27,709,236)	-58%

Revenue, cost of sales and gross profit. Revenue decreased by $48.2 million, or 29%, to $115.3 million in 2025 from $163.6 million in 2024. Cost of sales decreased by $20.5 million, or 18%, to $95.3 million from $115.8 million. Because revenue declined more rapidly than cost of sales, gross profit decreased by $27.7 million, or 58%, to $20.0 million from $47.7 million. Gross margin decreased to 17.4% in 2025 from 29.2% in 2024.

82

	For the Year Ended December 31,		Changes
	2025	2024	Amount	%
Salaries & Wages	1,939,670	2,020,044	(80,374)	-4%
Employee Benefits	449,036	589,916	(140,881)	-24%
Travel Expense	266,275	349,771	(83,496)	-24%
Entertainment Expense	49,616	39,783	9,833	25%
Communication Expense	14,211	9,560	4,651	49%
Utilities Expense	2,584	5,182	(2,599)	-50%
Taxes and Dues	850,088	227,678	622,410	273%
Depreciation Expense	1,110,442	885,150	225,292	25%
Rent & Lease Expense	89,379	114,931	(25,552)	-22%
Repairs & Maintenance	8,365	10,332	(1,968)	-19%
Insurance Expense	1,104,790	1,052,194	52,596	5%
Automobile Expense	31,431	31,212	219	1%
Freight Expense	9,329,658	7,527,857	1,801,801	24%
Education & Training Expense	-	3,720	(3,720)	-100%
Printing & Publication Expense	350	5,828	(5,478)	-94%
Office Supplies Expense	53,154	251,450	(198,296)	-79%
Professional Fees	2,885,166	10,314,431	(7,429,265)	-72%
Bad Debt Expense	165,048	188,637	(23,589)	-13%
Amortization of Intangible Assets	99,086	57,580	41,506	72%
Impairment Loss on Property, Plant and Equipment	1,640,940	-	1,640,940
Total	20,089,289	23,685,259

	For the Year Ended December 31,		Changes
	2025	2024	Amount	%
Finance income	31,064	283,831	(252,767)	-89%
Finance expenses	1,388,660	839,100	549,559	65%

Selling and administrative expenses; finance income and finance expenses.

Based on the summary results above, selling and administrative expenses decreased by $3.6 million, or 15%, to $20.1 million in 2025 from $23.7 million in 2024. Finance income decreased by $0.3 million, or 89%, to approximately $31 thousand in 2025 from approximately $0.3 million in 2024, while finance expenses increased by $0.5 million, or 65%, to $1.4 million in 2025 from $0.8 million in 2024. Other income (expenses) changed from other income of $0.4 million in 2024 to other expenses of $0.4 million in 2025. Reflecting these changes, EnChem recorded a loss before income tax of $1.9 million in 2025, compared with profit before income tax of $23.9 million in 2024. Net loss was $1.9 million in 2025, compared with net profit of $23.3 million in 2024.

For the six months ended June 30, 2026 (unaudited), EnChem’s total net sales decreased by approximately $4.97 million, or 9.0%, to $50.38 million from $55.34 million for the six months ended June 30, 2025, including net sales to related parties of $1.67 million. Gross profit increased to $11.78 million from $7.17 million, and EnChem recorded operating income of $0.93 million, compared with an operating loss of $2.01 million for the six months ended June 30, 2025. Interest expense increased to $1.58 million from $0.57 million. As a result, EnChem recorded net loss of $0.21 million for the six months ended June 30, 2026, compared with a net loss of $2.68 million for the six months ended June 30, 2025.

83

Income Tax Expense

Our income tax expense decreased by $0.5 million, or 87%, to $0.1 million in 2025 from $0.5 million in 2024.

Profit for the Period

Primarily due to the factors described above, our profit for the year decreased by $25.3 million, or 108%, resulting in a net loss of $1.9 million in 2025, compared with net profit of $23.3 million in 2024. Our net profit margin decreased to (1.7)% in 2025 from 14.3% in 2024.

Liquidity and Capital Resources

Capital Resources and Requirements

Our principal liquidity requirements arise from the funding of our ongoing operations, capital expenditures and debt service obligations. We currently use, and expect to continue to use, cash primarily for the following purposes:

●	capital expenditures, including expenditures relating to our manufacturing facilities and equipment;
●	operating expenses, including purchases of raw materials, payroll and other working capital requirements; and
●	payment of principal and interest on our outstanding borrowings.

Our principal sources of liquidity have historically consisted of cash generated from operations and proceeds from borrowings. Our ability to fund our operations and capital requirements in the future will depend on, among other things, our operating performance, the timing and amount of capital expenditures, working capital requirements and our ability to obtain financing on acceptable terms when needed.

Cash Flows

The following table sets forth our cash flows for the periods indicated:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Net cash provided by operating activities	5,618,934	14,082,974
Net cash used in investing activities	(28,627,127)	(21,126,848)
Net cash provided by (used in) financing activities	15,996,580	6,914,993
Net increase in cash and cash equivalents	(7,011,613)	(128,881)
Cash and cash equivalents at the beginning of the period	8,663,486	8,792,367
Cash and cash equivalents at the end of the period	1,651,873	8,663,486

For the years ended December 31, 2024 and 2025, net cash provided by operating activities was $14 million and $5.6 million, respectively.

84

For the years ended December 31, 2024 and 2025, net cash used in investing activities was $21.1 million and $28.6 million, respectively. Our investing cash outflows have primarily reflected the capital requirements associated with our business and manufacturing operations.

For the years ended December 31, 2024 and 2025, net cash provided by financing activities was $6.9 million and $16.0 million, respectively. Financing cash flows may vary significantly from period to period depending on the timing of borrowings and repayments and our capital requirements.

As a result of the foregoing, cash and cash equivalents were $1.7 million as of December 31, 2025.

Liquidity

The following table summarizes selected measures relevant to our liquidity and capital structure as of the dates indicated:

	As of December 31, 2025	As of December 31, 2024
① Total liabilities	64,433,815	76,696,037
② Total equity	94,107,878	96,027,676
③ Cash and cash equivalents, short-term financial instruments and short-term investment assets	1,651,873	8,663,486
④ Total borrowings	34,347,426	12,975,220
Liabilities-to-equity ratio (①÷②)	68.47%	79.87%
Net borrowing ratio ((④-③)÷②)	34.74%	4.49%

As of December 31, 2025, we had total liabilities of $64.4 million and total equity of $94.1 million. Our liabilities-to-equity ratio was 68.47% as of December 31, 2025.

As of December 31, 2024 and 2025, total borrowings were $13.0 million and $34.3 million, respectively, and our net borrowing ratios were 4.49% and 34.74%, respectively.

In light of our operating cash requirements, capital expenditure plans and debt service obligations, we monitor our liquidity position on an ongoing basis. To the extent internally generated cash is insufficient to satisfy our funding requirements, we may seek additional financing, subject to market conditions and the availability of financing on acceptable terms.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks arising from changes in foreign currency exchange rates and interest rates. We do not currently have material exposure to equity price risk from an investment portfolio.

Foreign Currency Risk

Our reporting currency and functional currency are the U.S. dollar. Accordingly, our exposure to foreign currency risk arising from our financial statements is limited. However, to the extent we enter into transactions denominated in currencies other than the U.S. dollar, we may be exposed to fluctuations in foreign currency exchange rates.

Interest Rate Risk

Interest rate risk is the risk that our interest expense may fluctuate as a result of changes in market interest rates. We are exposed to interest rate risk primarily through our variable-rate borrowings and may incur additional variable-rate debt from time to time to fund capital expenditures, working capital requirements or the refinancing of existing indebtedness. An increase in market interest rates would increase our interest expense on variable-rate borrowings and could adversely affect our results of operations and cash flows.

Equity Price Risk

We do not currently hold a material portfolio of equity securities that is exposed to fluctuations in quoted market prices. Accordingly, we do not believe that we have material equity price risk as of the date of this prospectus.

Results of Operations – Six Months Ended June 30, 2026 Compared to Six Months Ended June 30, 2025

The following table presents selected income statement data and changes therein for the six months ended June 30, 2026 and 2025.

	For the Six Months Ended June 30,		Changes
	2026	2025	Amount	%
Revenue	50,377,547	55,342,638	(4,965,091)	-9%
Cost of sales	38,598,585	48,171,441	(9,572,856)	-20%
Gross profit	11,778,962	7,171,197	4,607,765	64%
Selling and administrative expenses	10,845,016	9,180,911	1,664,105	18%
Finance income	282,407	20,169	262,238	1,300%
Finance expenses	1,580,749	567,762	1,012,987	178%
Other income(expenses)	207,815	(94,259)	302,074	N/M
Profit before income tax	(156,581)	(2,651,566)	2,494,985	N/M
Income tax expense	55,693	29,209	26,484	91%
Profit(loss) for the period	(212,275)	(2,680,776)	2,468,501	N/M

	For the Six Months Ended June 30,		Changes
	2026	2025	Amount	%
Revenue	50,377,547	55,342,638	(4,965,091)	-9%
Cost of sales	38,598,585	48,171,441	(9,572,856)	-20%
Gross profit	11,778,962	7,171,197	4,607,765	64%

85

Revenue, cost of sales and gross profit. Revenue decreased by $5.0 million, or 9%, to $50.4 million in the six months ended June 30, 2026 from $55.3 million in the six months ended June 30, 2025. Electrolyte sales decreased by $5.7 million, or 11%. Volume fell 19%, which was partly offset by an increase of about 20% in average selling price per kilogram. The lower volume mainly reflected the suspension of purchases by Ultium Cells LLC, whose purchases fell to $1.7 million from $18.9 million. Higher sales to Tesla, Inc., Panasonic Procurement Corporation of America, and AESC US LLC partly offset this decline. Cost of sales decreased by $9.6 million, or 20%, to $38.6 million from $48.2 million. The decrease was mainly due to lower volume, partly offset by an increase of about 6% in cost per kilogram as lithium salt and additive prices rose. Cost of sales in both periods was reduced by unusual items. In the six months ended June 30, 2026, these were $4.4 million of customs duty refunds, mainly relating to duties paid in 2025. In the six months ended June 30, 2025, it was a $4.8 million advanced manufacturing production credit (AMPC) under Section 45X. We did not recognize AMPC in 2026 because our production is not expected to meet the applicable material assistance cost ratio requirement. As cost of sales declined more rapidly than revenue, gross profit increased by $4.6 million, or 64%, to $11.8 million from $7.2 million. Gross margin increased to 23.4% from 13.0%.

	For the Six Months Ended June 30,		Changes
	2026	2025	Amount	%
Salaries & Wages	921,705	884,673	37,033	4%
Employee Benefits	190,446	212,242	(21,796)	-10%
Travel Expense	87,732	97,552	(9,820)	-10%
Entertainment Expense	18,146	14,673	3,473	24%
Communication Expense	11,267	3,489	7,779	223%
Utilities Expense	3,205	447	2,758	617%
Taxes and Dues	5,454	-	5,454	N/M
Depreciation Expense	558,028	553,979	4,048	1%
Rent & Lease Expense	50,198	36,451	13,747	38%
Repairs & Maintenance	7,990	318	7,672	2413%
Insurance Expense	574,579	519,611	54,968	11%
Automobile Expense	21,080	11,640	9,440	81%
Freight Expense	3,990,852	5,054,533	(1,063,681)	-21%
Education & Training Expense	-	-	-	N/M
Printing & Publication Expense	-	295	(295)	-100%
Office Supplies Expense	166,582	20,535	146,047	711%
Professional Fees	1,503,652	1,614,853	(111,201)	-7%
Bad Debt Expense	231,777	121,236	110,541	91%
Amortization of Intangible Assets	67,142	34,384	32,758	95%
Impairment Loss on Property, Plant and Equipment	-	-	-	N/M
Royalty expense	2,435,181	-	2,435,181	N/M
Total	10,845,016	9,180,911	1,664,105	18%

	For the Six Months Ended June 30,		Changes
	2026	2025	Amount	%
Finance income	282,407	20,169	262,238	1,300%
Finance expenses	1,580,749	567,762	1,012,987	178%

Selling and administrative expenses; finance income and finance expenses.

Based on the summary results above, selling and administrative expenses increased by $1.7 million, or 18%, to $10.8 million in the six months ended June 30, 2026 from $9.2 million in the six months ended June 30, 2025. The increase primarily reflected $2.4 million of royalty expense in the 2026 period, partly offset by a $1.1 million decrease in freight expense. Finance income increased by $0.3 million to $0.3 million from approximately $20 thousand, while finance expenses increased by $1.0 million, or 178%, to $1.6 million from $0.6 million. Other income (expenses) improved by $0.3 million, changing from an expense of $0.1 million to income of $0.2 million. Reflecting these changes, loss before income tax narrowed to $0.2 million from $2.7 million. Net loss narrowed to $0.2 million from $2.7 million.

Income Tax Expense

Our income tax expense increased by approximately $26 thousand, or 91%, to approximately $56 thousand in the six months ended June 30, 2026 from approximately $29 thousand in the six months ended June 30, 2025.

Profit for the Period

Primarily due to the factors described above, our loss for the six months ended June 30, 2026 narrowed by $2.5 million, or 92%, to $0.2 million from $2.7 million in the six months ended June 30, 2025. Our net loss margin improved to 0.4% from 4.8%.

86

Liquidity and Capital Resources

Capital Resources and Requirements

Our principal liquidity requirements arise from the funding of our ongoing operations, capital expenditures and debt service obligations. We currently use, and expect to continue to use, cash primarily for the following purposes:

●	capital expenditures, including expenditures relating to our manufacturing facilities and equipment;
●	operating expenses, including purchases of raw materials, payroll and other working capital requirements; and
●	payment of principal and interest on our outstanding borrowings.

Our principal sources of liquidity have historically consisted of cash generated from operations and proceeds from borrowings. Our ability to fund our operations and capital requirements in the future will depend on, among other things, our operating performance, the timing and amount of capital expenditures, working capital requirements and our ability to obtain financing on acceptable terms when needed.

Cash Flows

The following table sets forth our cash flows for the periods indicated:

	First Half Ended June 30, 2026	First Half Ended June 30, 2025
Net cash provided by operating activities	15,134,416	4,084,840
Net cash used in investing activities	(11,942,957)	(12,675,930)
Net cash provided by (used in) financing activities	(3,496,726)	2,381,145
Net increase in cash and cash equivalents	(305,267)	(6,209,944)
Cash and cash equivalents at the beginning of the period	1,651,873	8,663,486
Cash and cash equivalents at the end of the period	1,346,607	2,453,542

For the six months ended June 30, 2026 and 2025, net cash provided by operating activities was $15.1 million and $4.1 million, respectively.

For the six months ended June 30, 2026 and 2025, net cash used in investing activities was $11.9 million and $12.7 million, respectively. Our investing cash outflows have primarily reflected the capital requirements associated with our business and manufacturing operations.

For the six months ended June 30, 2026, net cash used in financing activities was $3.5 million, compared with net cash provided by financing activities of $2.4 million in the six months ended June 30, 2025. Financing cash flows may vary significantly from period to period depending on the timing of borrowings and repayments and our capital requirements.

As a result of the foregoing, cash and cash equivalents were $1.3 million as of June 30, 2026, compared with $2.5 million as of June 30, 2025.

Liquidity

Our principal sources of liquidity have been cash from operations and borrowings under our bank credit facilities. Net cash provided by operating activities was $15.1 million for the six months ended June 30, 2026. This mainly reflected the collection of $9.3 million of AMPC receivable and a $9.6 million increase in accounts payable. As of June 30, 2026 and December 31, 2025, total borrowings were $31.1 million and $34.4 million, respectively. Cash and cash equivalents were $1.3 million and $1.7 million, respectively.

In light of our operating cash requirements, capital expenditure plans and debt service obligations, we monitor our liquidity position on an ongoing basis. To the extent internally generated cash is insufficient to satisfy our funding requirements, we may seek additional financing, subject to market conditions and the availability of financing on acceptable terms.

The borrowings consist of a KEB Hana Bank credit line of $4.2 million, which matures on November 23, 2026, and a Bank of Hope revolving line of credit of $26.9 million, which was extended to January 13, 2027. We are in discussions with both lenders regarding renewal.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks arising from changes in foreign currency exchange rates and interest rates. We do not currently have material exposure to equity price risk from an investment portfolio.

Foreign Currency Risk

Our reporting currency and functional currency are the U.S. dollar. Accordingly, our exposure to foreign currency risk arising from our financial statements is limited. However, to the extent we enter into transactions denominated in currencies other than the U.S. dollar, we may be exposed to fluctuations in foreign currency exchange rates.

Interest Rate Risk

Interest rate risk is the risk that our interest expense may fluctuate as a result of changes in market interest rates. We are exposed to interest rate risk primarily through our variable-rate borrowings and may incur additional variable-rate debt from time to time to fund capital expenditures, working capital requirements or the refinancing of existing indebtedness. An increase in market interest rates would increase our interest expense on variable-rate borrowings and could adversely affect our results of operations and cash flows.

Equity Price Risk

We do not currently hold a material portfolio of equity securities that is exposed to fluctuations in quoted market prices. Accordingly, we do not believe that we have material equity price risk as of the date of this prospectus.

87

ENCHEM BUSINESS

Unless otherwise stated, all references to the “Company,” “we” or “EnChem,” and similar designations in this section refer to EnChem America, Inc., a Georgia corporation, and its wholly-owned subsidiary EnChem Materials, Inc., a private Georgia corporation.

Overview

EnChem is a corporation incorporated under the laws of the State of Georgia. EnChem is primarily engaged in the manufacture and sale of electrolytes and additives for rechargeable batteries and electric double-layer capacitors (EDLCs). EnChem is also diversifying its business portfolio into new areas, including the recycling of waste N-Methyl-2-Pyrrolidone (NMP) generated from battery manufacturing processes, carbon nanotube (CNT) materials, insulating coating solutions, and next-generation dispersants.

EnChem operates under an intangible asset license agreement with EnChem Korea, sharing an integrated technology platform and operational framework. EnChem’s primary manufacturing facility is located at the State of Georgia, and serves major North American battery and electric vehicle manufacturers, including Tesla, Inc., Panasonic Procurement Corporation of America, Ultium Cells LLC, AESC US LLC, and Toyota Battery Manufacturing.

Since entering the U.S. market in 2023, EnChem has achieved a compound annual growth rate (CAGR) of approximately 20.75% through 2025. As of 2026, EnChem has secured annual electrolyte production capacity of approximately 150,000 tons. This capacity is more than sufficient to meet the entire current demand of the U.S. market, which is estimated at approximately 60,000 tons. In addition, EnChem has established a highly scalable production platform that enables it to flexibly undertake significant capacity expansions in line with the expected rapid growth of the North American battery and electric vehicle markets.

History and Corporate Structure

EnChem was initially organized as a limited liability company named as EnChem America LLC in September 2019 in the State of Georgia and was converted to a corporation named as EnChem America, Inc. on June 21, 2022. In June 2022, EnChem America established Enchem Materials, Inc., a Georgia corporation, for localization of as a wholly owned subsidiary.

Our Industry

Industry Overview

EnChem specializes in the manufacture and sale of electrolytes, one of the four key materials used in lithium-ion batteries. The electrolyte industry is characterized by multiple and significant barriers to entry, including the following:

High Technological Barriers

Electrolytes must be customized to the battery form factors and specifications of individual customers. Advanced technological capabilities, particularly in organic additives, are required to achieve high-performance characteristics such as extended battery life, fast-charging capability, and prevention of thermal runaway.

Need for Localized Production

Due to the relatively short shelf life of electrolytes, generally ranging from three to six months, as well as their classification as hazardous materials, long-distance transportation is subject to practical limitations. As a result, local production facilities located in close proximity to customers’ manufacturing sites are critical to ensuring stable and timely supply.

Supply Chain and Geopolitical Barriers

As a result of global geopolitical and regulatory developments, including the U.S. Inflation Reduction Act (IRA), the industry is increasingly shifting toward supply chains with reduced dependence on China. Accordingly, suppliers with localized manufacturing capabilities and established local logistics networks are increasingly well positioned to compete in the market.

88

Key Domestic and International Markets

During the first half of 2026, the North American electric vehicle (EV) market experienced a temporary slowdown, or “chasm,” together with short-term shipment adjustments resulting from changes in government subsidy policies. However, demand for battery energy storage systems (BESS), particularly demand associated with AI data centers, has increased significantly and is expected to offset the slowdown in EV-related demand beginning in the second half of 2026.

Against this backdrop, major global battery manufacturers, including LG Energy Solution, SK On, Samsung SDI, Panasonic and Tesla, are expanding their local production capabilities.

While Chinese electrolyte manufacturers, including Tinci and Capchem, continue to rank among the largest global suppliers by production volume, the competitive environment in the U.S. market is materially different.

The U.S. market increasingly favors localized, non-Chinese supply chains capable of satisfying applicable U.S. regulatory requirements, including requirements under the IRA and FEOC/PFE-related regulations, while maintaining eligibility for applicable government incentives and regulatory approvals. EnChem believes that it is particularly well positioned in this environment due to its established U.S. manufacturing footprint.

Unlike many of its Chinese competitors, EnChem established electrolyte production capacity of more than 100,000 tons per year in Georgia, United States, at an early stage. Based on its extensive customer base and supply volume, EnChem currently holds a leading market share position in the U.S. electrolyte market. According to an internal survey conducted by EnChem’s sales team, in 2025, EnChem established a dominant position in the U.S. electrolyte market by holding an estimated 49% share of the North American electrolyte market, ranking first, compared with approximately 23% for Soulbrain and 13% for Capchem. Throughout the first through fourth quarters of 2025, EnChem supplied approximately 20,500 tons of electrolyte products to five major battery manufacturers in North America. EnChem has increased its North American sales volume target for 2026 to approximately 30,000 tons, representing approximately 46% growth compared with 2025. In addition, EnChem expects to receive approximately $10,666,300 in benefits under the Advanced Manufacturing Production Credit (AMPC) program in 2026, which is expected to contribute to improved profitability.

Market Opportunities

Opportunities Arising from the U.S. IRA and FEOC-Related Supply Chain Requirements

The evolving U.S. regulatory framework, including the Inflation Reduction Act (the “IRA”) and restrictions relating to Foreign Entities of Concern (“FEOC”) and Prohibited Foreign Entities (“PFE”), has increased the importance of establishing battery supply chains that reduce reliance on Chinese suppliers. As a result, automotive OEMs and battery cell manufacturers operating in North America are increasingly seeking qualified suppliers with localized, non-Chinese production capabilities.

EnChem was an early entrant in establishing large-scale electrolyte manufacturing capacity in North America and has developed a localized production and supply infrastructure to serve its customers in the region. EnChem believes that its established manufacturing footprint, customer relationships and local supply capabilities position it favorably to address the increasing demand for locally produced electrolyte products that satisfy applicable U.S. regulatory and supply chain requirements. With U.S. tariffs on Chinese ESS batteries increasing to 48.4% in 2026, Chinese competitors without established local supply chains face higher barriers to entry into the U.S. market. EnChem believes that this development will further reinforce its competitive position in the North American electrolyte market.

89

Potential Recovery in EV Demand and Growth of the BESS Market

EV Market. EnChem expects demand for EV-related electrolytes in North America to benefit over time from continued investment in EV production capacity, new vehicle launches by major manufacturers, the resumption and expansion of production by certain automotive OEMs, and continued growth in EV sales by Hyundai Motor, Kia and other manufacturers. Although the North American EV market has experienced periods of slower growth, EnChem believes that the long-term expansion of EV adoption and localized battery manufacturing may support continued demand for electrolyte products.

BESS Market. In addition to the EV market, the U.S. battery energy storage system (“BESS”) market represents a significant potential growth opportunity. Increasing electricity demand associated with AI data centers, constraints in transmission and grid infrastructure, the expansion of renewable energy generation, and growing demand for backup power solutions, including battery backup units (“BBUs”), are contributing to increased demand for large-scale energy storage systems.

EnChem believes that growth in BESS applications may diversify its end-market exposure and provide an additional source of demand for its electrolyte products, particularly during periods of slower growth in the EV market.

Potential Margin Improvement Through Vertical Integration of Key Raw Materials

Lithium salts, including LiPF6, represent a significant portion of electrolyte production costs and are an important component of the battery materials supply chain. EnChem Korea is pursuing the internalization and vertical integration of lithium salt production capabilities, with a particular focus on establishing a stable supply of materials that can satisfy applicable Non-FEOC requirements in North America.

Through this strategy, EnChem seeks to enhance its cost competitiveness, improve supply chain stability and reduce its exposure to fluctuations in the availability and pricing of key raw materials. If successfully implemented, EnChem believes that such vertical integration could contribute to improved margins and greater control over its supply chain.

Based on these factors, EnChem believes that its localized manufacturing footprint, established customer relationships, diversified end-market opportunities and ongoing vertical integration initiatives provide a foundation for sustainable growth and may further strengthen its competitive position as a global electrolyte supplier.

Our Competitive Strengths

Technological Expertise

EnChem possesses proprietary technology built on a team of highly experienced electrolyte specialists. Leveraging this technological expertise, we develop advanced electrolyte formulations and electrolyte additives, and continue to expand supply to leading global rechargeable battery manufacturers and electric double-layer capacitor (EDLC) manufacturers.

Dominant Market Position in North America

EnChem has consistently maintained its dominant market share as the leading electrolyte producer in North America. As of the date of this prospectus, while supplying fresh electrolyte products, EnChem has never experienced a logistics-related incident, including transportation issues or delivery delays attributable to logistics. This outstanding track record is one of the key reasons for our customers’ high level of satisfaction.

Beneficiary of U.S. Regulatory Mandates Targeting Supply Chain Diversification away from China

Driven by the gradual exclusion of Chinese supply chains in North America, EnChem is poised to further expand its market share.

90

Cost Savings through Expansion into Adjacent Chemical Businesses

EnChem has expanded and continues to expand into adjacent chemical businesses that are highly complementary to its electrolyte operations, including LiPF6, NMP recycling, and CNT slurry. Through these adjacent chemical businesses, EnChem can reduce costs by sharing utilities and allocating personnel efficiently, while offering clients a comprehensive, one-stop solution.

Our Strategies

EnChem is pursuing a long-term growth strategy designed to maintain and strengthen its leadership position in the North American electrolyte market. Beyond expanding production capacity, EnChem’s strategy focuses on enhancing its customer portfolio, strengthening a China-independent raw material supply chain, securing leadership in next-generation battery materials, expanding into adjacent chemical businesses, advancing localized supply capabilities, and improving operational efficiency.

The North American battery market is evolving rapidly, with demand expanding beyond electric vehicles to include energy storage systems (ESS), next-generation mobility applications, high-power cylindrical batteries, and LFP-based battery platforms. EnChem intends to proactively respond to these structural market changes and further reinforce its competitive position through the following strategic initiatives.

Strengthening Strategic Customer Relationships and Supply Reliability

Electrolytes are critical battery materials that directly affect battery performance, cycle life, and safety. As a result, battery manufacturers increasingly prioritize product quality, supply reliability, local technical support, and long-term production capability over price alone when selecting suppliers.

Accordingly, EnChem is strengthening its ability to support a broad range of battery chemistries and form factors, including NCM and LFP batteries, cylindrical and pouch cells, prismatic LFP batteries, and electrolyte solutions for ESS applications, while maintaining a stable supply base for its existing customers in North America.

Beyond supplying products, EAI seeks to strengthen its position as a strategic partner by proactively supporting customers’ technology roadmaps and manufacturing strategies. Over the long term, this strategy is expected to diversify EnChem’s customer base and enhance revenue stability.

Building a China-Independent and Resilient Supply Chain

As global supply chains continue to evolve amid increasing geopolitical uncertainty, securing a China-independent supply chain for critical battery materials has become an increasingly important competitive factor for North American battery manufacturers. In particular, strengthened U.S. supply chain policies and customers’ growing emphasis on supplier diversification have made the origin of electrolyte materials and key raw materials an important evaluation criterion.

To address these changes, EnChem has proactively diversified its raw material sourcing.

Historically, certain raw materials were sourced primarily from suppliers in China. EnChem has since expanded and diversified its supplier base to include qualified suppliers in Korea and Japan, thereby reducing concentration risk and enhancing supply continuity and flexibility.

With respect to LiPF6, one of the key raw materials used in electrolyte production, EnChem Korea is currently developing a manufacturing facility in the Saemangeum Industrial Complex in Korea. EnChem Korea is expected to lead the initial development, stabilization and ramp-up of the facility. However, given that a significant portion of the anticipated demand for non-China-origin LiPF6 is expected to arise from the North American market, EnChem is expected to play an increasingly important role in the commercialization, customer integration and future expansion of this supply chain as production scales.

91

Through these initiatives, EnChem seeks to establish a more diversified and regionally resilient raw material sourcing platform that supports its North American operations, responds to evolving customer sourcing requirements and reduces exposure to supply disruptions and geographic concentration.

Expanding into Adjacent Chemical Businesses

EnChem is expanding into adjacent chemical businesses that are highly complementary to its electrolyte operations, including LiPF6, NMP recycling, and CNT slurry.

Global battery manufacturers are increasingly seeking strategic partners capable of providing integrated material solutions with enhanced supply chain stability, rather than sourcing individual materials independently.

In response to this trend, EnChem intends to broaden its customer relationships by expanding beyond electrolytes and evolving into a comprehensive chemical solutions provider for battery manufacturers.

In particular, in-house LiPF6 production is expected to strengthen raw material competitiveness, while expansion into NMP recycling and CNT slurry represents attractive opportunities in adjacent higher-value-added businesses.

Over the long term, EnChem plans to develop a broader battery materials portfolio capable of meeting customers’ comprehensive material requirements, thereby enhancing both long-term growth and profitability beyond its traditional electrolyte business.

Expanding Production Capacity and Strengthening Local Supply Capabilities

EnChem has already established a competitive manufacturing footprint in North America and is pursuing a strategy to further optimize and enhance its local production capabilities in line with evolving customer demand.

EnChem’s objective is not simply to increase production capacity, but to establish a supply structure capable of supporting its existing customer base while efficiently accommodating new growth opportunities, including ESS applications and next-generation battery programs.

92

To achieve this objective, EnChem continues to strengthen its localized manufacturing and supply system, enabling faster responses to customers’ production schedules, technical requirements, and quality standards.

As the North American ESS market expands alongside the electric vehicle market, EnChem intends to broaden the application of its products while enhancing the strategic value of its localized supply chain. This approach is expected to provide a scalable manufacturing platform capable of supporting future capacity expansion and reliable customer supply as market demand continues to grow.

Enhancing Operational Efficiency and Cost Competitiveness

Within the global battery industry, manufacturing efficiency and cost competitiveness have become as important as technological innovation in determining long-term profitability. Given recent industry conditions, sustainable growth increasingly requires improvements in both earnings quality and cash generation.

Accordingly, EnChem is pursuing a strategy focused not only on expanding market share but also on optimizing manufacturing processes, improving production efficiency, strengthening raw material procurement, and enhancing the stability of its localized supply chain to improve both profitability and operational performance.

In particular, broader adoption of China-independent raw materials, improvements in product mix, expanded production automation, and enhanced operational efficiency are expected to play significant roles in strengthening the profitability of EnChem’s North American business.

Ultimately, EnChem believes its long-term leadership in the North American electrolyte market will be built not only on production scale, but also on reliable supply, technological leadership, and efficient operations that support sustainable and profitable growth.

Competition

Competitor	Overview	Client	Key Competitiveness
Tinci

Tinci is a China-based competitor and is the world’s largest electrolyte supplier in terms of annual production and supply volume. Tinci maintains a global production and supply network across China, other parts of Asia, Europe and other regions.

To address increasing customer demand for non-China-based supply chains, Tinci has entered into an OEM manufacturing arrangement with Duksan to supply electrolyte products manufactured outside China.

		Tesla	Tinci previously manufactured electrolyte products at its Shenzhen facility in China and supplied them to Tesla’s Gigafactory Texas (“GFTX”). However, due to increased U.S. tariffs on imported finished electrolyte products and Tesla’s efforts to reduce its reliance on China-based supply chains, Tinci no longer directly supplies such products from China. Tinci currently serves certain U.S. demand through its OEM arrangement with Duksan.
Capchem

Capchem is a China-based competitor and is the world’s second-largest electrolyte supplier in terms of annual production and supply volume.

Capchem is developing a local manufacturing and supply platform for lithium-ion battery chemicals in the United States through Capchem USA, with commercial production currently expected to commence around 2028.

		Ultium Cells	Capchem currently manufactures electrolyte products at its facility in Poland and supplies Ultium Cells’ Ohio facility in the United States. Compared with Capchem’s current supply model, EnChem believes that Enchem’s U.S.-based production and delivery capabilities provide logistical advantages, including shorter transportation distances and reduced exposure to import tariffs and international freight costs.
Soulbrain	Soulbrain is a Korea-based materials company engaged in the production of electrolytes and lead tabs. Soulbrain has a longstanding business relationship with Samsung SDI and maintains operations in North America, including an electrolyte manufacturing facility in Kokomo, Indiana.	SDI, LGES Panasonic

Soulbrain supplied a portion of the electrolyte requirements for a new SK On project in North America during 2025. Currently, however, Enchem supplies the relevant volume. EnChem believes that its proximity to the applicable customer facilities and its ability to support canister logistics contributed to its competitive position for this business.

Soulbrain also supplies Panasonic’s Nevada facility. Based on EnChem’s understanding of competitive market conditions, Soulbrain has pursued a competitive pricing strategy in connection with certain customer programs, which could place pressure on profitability.

93

Competitor	Overview	Client	Key Competitiveness
Dongwha Electrolyte	Dongwha Electrolyte, an affiliate of Dongwha Enterprise, is an electrolyte manufacturer with a global production network spanning Korea, China, Malaysia and Hungary. It also operates an electrolyte manufacturing facility in Tennessee, United States.	Panasonic, LGES

Based on EnChem’s understanding, Dongwha Electrolyte has not yet commenced material commercial-scale production and supply to U.S. customers from its U.S. operations. Dongwha Electrolyte is seeking to qualify as a vendor for customers including Panasonic and LG Energy Solution (“LGES”).

Until its U.S. production volume reaches sufficient scale, its U.S. operations may be subject to relatively high fixed and overhead costs on a per-unit basis. EnChem also understands that Dongwha Electrolyte has adopted competitive pricing in seeking to expand its U.S. customer base, which could place pressure on profitability during the ramp-up period.

Duksan	Duksan operates an electrolyte manufacturing facility in Tennessee, United States. Following the establishment of an OEM manufacturing partnership with China-based Tinci, Duksan has been supplying electrolyte products to the U.S. market and serves as a local manufacturing platform for certain Tinci products sold in the United States.	AESC, Tesla, SKON

Through its OEM arrangement with Tinci, Duksan currently supplies electrolytes for Tesla’s ESS applications and commenced supplying AESC’s ESS business in the second quarter of 2026. Duksan is also expected to supply electrolytes for SK On’s approximately 1 GWh ESS project in North America beginning in 2027.

Based on EnChem’s understanding, Duksan’s current U.S. supply volumes remain relatively limited. As a result, its U.S. operations may experience relatively high fixed and overhead costs on a per-unit basis until production volumes increase. EnChem understands that Duksan has also pursued competitive pricing as part of its efforts to expand market share, which could place pressure on profitability.

Our Operation

The following describes EnChem’s core operating cycle, from customer order intake through manufacturing, quality assurance, delivery, and collection.

STEP 1

Customer Order Intake

Purchase orders (“POs”) are received from key customers pursuant to executed Master Agreements governing the terms of supply. Orders are received and confirmed through multiple channels, including Electronic Data Interchange (EDI), direct access to customer-operated supply chain portals, and telephone or email communication. EAI personnel directly access and monitor each channel to ensure timely receipt and confirmation of all incoming orders. Upon receipt, each PO is reviewed for quantity, delivery schedule, product specifications, and delivery destination, and is subsequently entered into EnChem’s internal management systems.

STEP 2

Raw Material Procurement

Key raw materials required for electrolyte production — including LiPF6, EC, EMC, DMC, FEC, VC, and PRS — are procured in close coordination with EnChem Korea’s raw material purchasing and procurement departments. Logistics and shipment tracking are managed through the transportation systems of third-party logistics partners. Primary suppliers are located in China (including Shinghwa Inc., Henan COD Chemical Co., Ltd., and Jiangsu HSC New Energy Materials Co., Ltd.) and Korea (including Foosung Co., Ltd., Lotte Daesan Petrochemical, and Chunbo Co., Ltd.). All incoming raw materials are subject to quality inspection (QC Inspection) upon receipt, and only materials that pass inspection are released for use in production.

STEP 3

Production Planning

The production team develops manufacturing schedules based on order volume, current inventory levels, and customer delivery requirements. EAI operates its production, quality, and logistics workflows based on the same integrated system framework as EnChem Korea, utilizing QMS (Quality Management System), MES (Manufacturing Execution System), and SAP (Enterprise Resource Planning). These business process flows are continuously reviewed and updated in alignment with EnChem Korea’s standard operating procedures and adapted to meet North American regulatory and customer requirements.

94

STEP 4

Manufacturing

All manufacturing operations are conducted at EnChem’s single production facility in Commerce, Georgia. The production process follows a sequential workflow: raw material weighing and blending → chemical analysis → filling → sealing and labeling. All manufacturing activities are conducted in accordance with production standards and standard operating procedures (SOPs) developed under the technology licensed from EnChem Korea. Throughout the manufacturing process, EnChem complies with applicable environmental regulatory requirements, including the NPDES permit and Air Quality permit issued by the Georgia Environmental Protection Division (EPD), and the Large Quantity Generator (LQG) registration maintained with the U.S. EPA and Georgia EPD.

STEP 5

Quality Control & Assurance

Finished electrolyte products are tested in EnChem’s on-site analytical laboratory for chemical composition, purity, moisture content, and other parameters. Products that meet the applicable customer-specific delivery specifications are approved for shipment, and a Certificate of Analysis (CoA) is issued for each batch. Quality data is recorded and tracked through the QMS platform. Products that do not meet specifications are subject to rework or disposal in accordance with established procedures.

STEP 6

Delivery & Shipping

Finished goods are shipped in accordance with the delivery terms and destination requirements specified in each customer PO. Primary delivery locations span the continental United States, including Ohio and Tennessee (Ultium Cells LLC), Tennessee (AESC US LLC), North Carolina (Toyota Battery Manufacturing), Georgia (SKBA, HSAGP, and LioChem), Kentucky (ANP), and California (Tesla, Inc. and Panasonic Procurement Corporation of America). A Proof of Delivery (POD) and commercial invoice are issued upon completion of each delivery.

STEP 7

Invoicing & Collection

Invoices are generated upon confirmed delivery, with payment terms governed by the applicable Master Agreement with each customer. The management team monitors accounts receivable on a regular basis and manages financial data through internal management systems, including SAP.

Internal Systems & Operational Infrastructure

EnChem operates within an integrated systems framework shared with EnChem Korea. EnChem utilizes a Quality Management System (QMS), Manufacturing Execution System (MES), and SAP ERP platform to manage production, quality, logistics, and financial data in an integrated manner. This systems infrastructure is maintained on the same operational foundation as EnChem Korea and is continuously updated and adapted to reflect North American regulatory requirements and customer specifications.

Compliance

Environmental compliance obligations are fulfilled through regular filings with the U.S. Environmental Protection Agency (EPA), including Toxic Release Inventory (TRI) reporting and Tier II chemical inventory reporting to applicable state and local authorities. EnChem also maintains compliance with applicable import and trade regulations governing the procurement of raw materials, as well as federal and state employment laws, including requirements related to wages, hours, worker classification, and workplace safety.

95

Our Products

For the fiscal years ended December 31, 2024 and 2025, EnChem’s revenue was generated from two product categories: electrolyte and NMP, accounting for approximately 98% and 2% of total revenue, respectively.

Our customized electrolyte solutions have been applied in the following applications.

Electric Vehicles (“EV”)

EnChem offers a comprehensive electrolyte portfolio designed for a wide range of EV applications, including high-capacity electrolytes for extended driving ranges, high-power electrolytes for fast charging, and cost-effective electrolytes for mass-market EVs.

Energy Storage Systems (“ESS”)

EnChem supplies high-safety electrolytes designed to minimize fire risks and is well positioned to benefit from the rapid growth of the ESS market.

IT & Mobile Applications

EnChem supplies customized electrolytes for cylindrical, prismatic, and polymer batteries used in IT and mobile applications.

Cathode Applications

EnChem supplies electrolytes optimized for a broad range of cathode chemistries, including premium high-nickel Nickel, Cobalt, and Manganese (NCM), high-voltage Lithium Cobalt Oxide (LCO), cost-competitive lithium iron phosphate (LFP), which is increasingly gaining global market adoption, and manganese-based cathode materials.

Anode Applications

In addition to electrolytes for artificial and natural graphite anodes, EnChem has proactively developed electrolyte solutions for silicon (Si) anodes, a key technology for next-generation batteries, as well as hard-carbon and soft-carbon anodes.

Other Applications

EnChem continues to diversify its portfolio through electrolytes for electric double-layer capacitors (EDLCs) and high-performance chemical materials for electronic applications.

Going forward, EnChem expects the revenue contribution from its new business segments, including NMP and carbon nanotube (CNT) slurry, to increase. Through its environmentally friendly waste-NMP recycling business, EnChem seeks to respond to increasingly stringent global ESG requirements. Its resource recycling system is also designed to help customers meet their carbon emission reduction objectives.

EnChem is also diversifying its business portfolio into new areas, including CNT (carbon nanotube) conductive materials, ceramic insulation (CI) insulating coating solutions designed to enhance battery safety and reduce fire risks, and next-generation dispersants.

96

Customer Services

EnChem has a total of 15 employees responsible for customer service in North America, of whom 8 are technical support personnel (technicians).

EnChem provides customer service through the following channels:

●	External Stakeholder Grievance and Inquiry Channel: It is available through EnChem’s website at External Stakeholder Grievance and Inquiry Channel.
●	Official E-mail Channels: EnChem maintains three official e-mail contacts.

In addition, customers may directly contact the relevant sales and quality assurance (“QA”) personnel through approximately 15 designated e-mail accounts, telephone contacts and messaging channels.

EnChem’s after-sales service policies include (i) Product Quality Warranty. The applicable warranty period varies by product and generally ranges from six to twelve months; and (ii) Quality Service and Claims Coverage. EnChem provides quality-related services covering matters such as product claims, customer complaints, product safety and traceability.

Raw Materials and Suppliers

The raw materials used in our electrolyte manufacturing process include lithium salt (LiPF6), EC, EMC, DMC, FEC, VC, and PRS. We source our raw materials from suppliers in Korea and China.

Key raw materials used in electrolyte production, such as LiPF6, are linked to lithium prices and are therefore subject to price volatility. To mitigate this volatility and stabilize input costs, EnChem manages the associated risks through two key measures.

Short-term: EnChem has raw material price pass-through arrangements with major customers, under which fluctuations in raw material prices are reflected in product selling prices, thereby helping protect margins.

Long-term: EnChem Korea is developing its own lithium salt production facility to internalize production and establish a cost structure that is less exposed to fluctuations in external market prices.

We are not dependent on any one supplier for a substantial portion of our raw material, and we believe that we generally have access to alternative sources of supply for our principal raw materials.

Our purchasing strategy prioritizes the capability of a supplier to meet our development and production requirements. Our principal raw material suppliers are selected primarily based on the technical requirements established by our quality control staff and purchase staff. Our purchases are generally planned every three months based on high-accuracy sales forecasts.

97

Sales, Distribution and Logistics

Distribution Model & Logistics Method – Electrolyte

EnChem distributes its electrolyte products through the following methods:

-	Electrolytes are manufactured by EnChem and delivered directly to customers.
-	Electrolytes are manufactured by EnChem, stored at VMI (Vendor Managed Inventory) locations, and subsequently delivered to customers.

Distribution Model & Logistics Method – R-NMP

EnChem collects C-NMP from customers using tanker trucks and transports it to Enchem America’s facilities. The collected C-NMP is then processed and purified at Enchem America’s facilities, and the resulting R-NMP is delivered back to customers using tanker trucks.

Direct Sales Force

EnChem conducts its sales activities directly through its own in-house sales personnel and maintains direct relationships with its customers. EnChem does not engage any independent sales agents and conducts its sales activities solely through offline direct sales.

As of fiscal year ended December 31, 2025, EnChem’s sales team consisted of a total of 14 employees. EnChem does not operate a separate sales commission or incentive compensation program.

Distribution Network

EnChem does not use any third-party distributors. All sales are conducted directly with customers.

Research and Development (“R&D”)

EnChem does not have an in-house R&D department, as all R&D function is handled by EnChem Korea. When customers request samples, technical staff from EnChem Korea are dispatched locally to manufacture and supply them. Under the Intangible Asset License Agreement, EnChem is granted broad rights to use technical information and other intangible assets developed and owned by Enchem Korea in its manufacturing and sales activities. The licensed assets include product formulations, specifications, registered and unregistered patents, and manufacturing-related technical assistance and support. The Intangible Asset License Agreement also broadly provides for the use of identical or similar intangible assets, trade names and registered and unregistered trademarks are expressly included within its scope.

Manufacturing

All manufacturing operations are conducted at EnChem’s single production facility in Commerce, Georgia. The production process follows a sequential workflow: raw material weighing and blending → chemical analysis → filling → sealing and labeling. All manufacturing activities are conducted in accordance with production standards and standard operating procedures (SOPs) developed under the technology licensed from EnChem Korea. EnChem holds IATF 16949, ISO 9001, ISO 14001, ISO 45001, ISO 37301 certifications. Throughout the manufacturing process, EnChem complies with applicable environmental regulatory requirements, including the NPDES permit and Air Quality permit issued by the Georgia Environmental Protection Division (EPD), and the Large Quantity Generator (LQG) registration maintained with the U.S. EPA and Georgia EPD.

98

System Certification Status														
ISO 9001			ISO 14001			ISO 45001			ISO 37301			IATF 16949		
Certification Date	Expiry Date	Initial Issued Date Certificate No. Authority	Certification Date	Expiry Date	Initial Issued Date Certificate No. Authority	Certification Date	Expiry Date	Initial Issued Date Certificate No. Authority	Certification Date	Expiry Date	Initial Issued Date Certificate No. Authority	Certification Date	Expiry Date	Initial Issued Date Certificate No. Authority
2024-10-30	2027-10-28	2024-10-30 QI322024 ICR	2024-10-30	2027-10-28	2024-10-30 EI194724 ICR	2024-10-30	2027-10-28	2024-10-30 OHI49424 ICR	2024-10-29	2027-10-28	2024-10-29 KC006124 ICR	2025-11-27	2028-12-15	2022-12-16 TS/414/22 CISQ AUTOMOTIVE

ENCHEM AMERICA, INC
ISO 9001:2015
ISO 14001:2015
ISO 45001:2018
KS A ISO 37301:20
CERTIFICATE No. TS/414/22
ENCHEM AMERICA, INC.
IATF 16949:2016
CISQ AUTOMOTIVE

99

Quality Control

We believe that our advanced production capabilities and our reputation for high quality and reliable products have been important factors in attracting and retaining customers. We have implemented quality inspection and testing procedures at our manufacturing facility. At the same time, we utilize advanced management software as an important tool to improve our quality control system. Our quality control procedures are mainly carried out as follows:

Types of Outgoing Quality Inspection

Product Quality Verification and Packaging Condition Control

OQC confirms both the electrolyte's analytical quality and the shipment package condition against customer-approved specifications before release.

1 Product Quality Inspection

Perform all required tests using customer-approved specifications and prescribed analytical methods. For electrolyte products, verify the same critical characteristics controlled during the production process.

Seven Verification Areas

#	Area	What is verified	Method
1	Composition	Solvents, salt, and additives	GC / IC or approved method
2	Moisture	Trace water content	Karl Fischer
3	Acidity (HF)	Acidic impurities as HF	Potentiometric titration
4	Color	Discoloration / degradation	APHA (Pt-Co)
5	Density	Mixture identity and consistency	Digital density meter
6	Ionic Conductivity	Ion transport condition	Conductivity meter
7	Impurities	Metals, Cl^-, and SO_4^{2-}	ICP / AAS / IC

Test scope, method, specification, and sampling frequency must follow the approved customer agreement.

Both Must Pass

2 Packaging & Appearance Inspection

Inspect each shipment package against customer-specific packaging requirements to confirm correct identification, protection, and shipping readiness.

- Product model and production information
- Quantity and package configuration
- Container exterior: dents, damage, leakage, and cleanliness
- Attached parts: appearance and functional condition
- Label accuracy and legibility
- Nitrogen pressure within the approved range
- Seal, cap, valve, and closure integrity
- Outer packaging protection against contamination

Why It Matters — Packaging protects product quality until customer use and provides the customer's first physical impression of the product.

Abnormality Found → Hold Shipment → Notify Quality / Production / Logistics → Correct & Re-inspect

OQC provides clear guidance to Production and Logistics and tracks corrective action to closure.

OQC Release Criteria

Analytical Results PASS + Packaging Inspection PASS + Documentation Correct → Approve Shipment & Issue COA

Any Requirement FAILS → Shipment Hold

OQC = Outgoing Quality Control | GC = Gas Chromatography | IC = Ion Chromatography | ICP = Inductively Coupled Plasma Analysis | AAS = Atomic Absorption Spectroscopy | COA = Certificate of Analysis

100

101

Marketing

EnChem focuses on targeted marketing specifically tailored to the global electric vehicle and battery industries.

For strategic brand promotion, EnChem participates as a major exhibitor in leading battery industry exhibitions, including the China International Battery Fair (CIBF), one of the world’s largest battery trade shows, and InterBattery, Korea’s largest battery exhibition. Through these events, EnChem showcases its differentiated electrolyte technologies on a global platform and strengthens its business network with leading battery cell manufacturers and automotive OEM customers.

Intellectual Property

Our intellectual property is important to our business. We rely on our trademarks, know-how, trade secrets, and confidentiality procedures to protect our intellectual property rights. We rely on the Intangible Asset License Agreement with EnChem Korea to make broad use of EnChem Korea’s technical information and intellectual property in support of our business operations. As of the date of this prospectus, we owned 2 registered trademarks in the U.S.

Employees

As of December 31, 2025, 2024, and 2023, EnChem had 71, 63, and 38 full-time employees, respectively.

In addition, EnChem utilized 62, 53, and 62 temporary workers through staffing agency as of December 31, 2025, 2024, and 2023, respectively, representing approximately 46.6%, 45.7%, and 62.0% of the total workforce.

EnChem believes that it maintains positive working relationships with its employees and, to date, has not experienced any material labor disputes or work stoppages.

The following table sets forth the number of our employees by function as of December 31, 2025.

102

Function	Number of Employees	Percentage of Total
Logistics (SCM)	18	25.40%
Manufacturing	17	23.90%
Quality	12	16.90%
Administration (HR/GA)	7	9.90%
Sales	4	5.60%
Finance	4	5.60%
Maintenance	3	4.20%
CEO Office	3	4.20%
EHS	2	2.80%
Corporate Management	1	1.40%
Total	71	100%

Properties

As of the date of this prospectus, EnChem’s principal executive offices and manufacturing sites are located at 648 GA-334, Commerce, GA 30530, USA, where EnChem owns premises in an aggregate of approximately 282 Acres. This facility is used for manufacturing, quality control and general office space.

EnChem also owns nine housing spaces in Georgia with an aggregate of approximately 25,108 square feet, which are being used to provide dormitories for employees.

EnChem believes its facilities are adequate and suitable for its current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate any such expansion of its operations.

Insurance

EnChem maintains property insurance policies covering its equipment, manufacturing facilities and inventory. These insurance policies cover losses due to fire, earthquake, flood and other natural disasters. EnChem also maintains workers’ compensation insurance, employment practices liability insurance, commercial general liability insurance, commercial umbrella liability insurance, commercial automobile liability insurance for hazardous materials transportation. EnChem considers its insurance coverage to be consistent with market practice.

Environment Matters

EnChem manages its environmental compliance in accordance with applicable EPA and Georgia EPD regulations and permit requirements.

The primary compliance areas are as follows:

Air Emissions: EnChem operates an Activated Carbon Tower (ACT) and wet scrubbers under its Synthetic Minor Air Permit and performs required inspections, monitoring, recordkeeping, and reporting.

Industrial Stormwater: EnChem maintains a SWPPP and conducts required inspections, sampling, laboratory analysis, and reporting under the NPDES Industrial Stormwater Permit.

103

Process Wastewater: Process wastewater is not treated or discharged on-site. It is collected and transported off-site for treatment and disposal by authorized third-party waste management companies.

Hazardous Waste: Hazardous waste is managed in accordance with RCRA and Georgia EPD requirements, including waste determination, labeling, storage, inspections, manifest management, and off-site disposal.

Chemical Reporting: EnChem manages applicable Tier II and TRI reporting obligations under EPCRA and chemical import and use requirements under TSCA.

Spill Prevention: EnChem maintains an SPCC Plan, secondary containment, and emergency response measures to prevent and manage spills.

EnChem maintains the following environmental permits and registrations:

Air Quality Permit: Georgia EPD Air Quality Permit No. 2899-157-0067-S-01-0 for the construction and operation of the facility and its air emission sources.

Industrial Stormwater Permit: Coverage under the NPDES Industrial Stormwater General Permit No. GAR050000 for stormwater discharges associated with industrial activity.

Hazardous Waste Generator Registration: EPA ID No. GAD981270150, registered as an active Large Quantity Generator (LQG) under RCRA.

Material Contracts

Master Purchase Agreement with Ultima Cells

EnChem and Ultium Cells LLC (“Ultium Cells” or “Buyer”) are parties to a Master Purchase Agreement, which was originally entered into on or about September 22, 2020, and amended on July 14, 2023, for the purchase of approximately 11,913,430 metric tons of liquid electrolytes, to be paid and delivered based on the terms of the agreement. If any intellectual property is jointly developed between the Seller and Buyer, such proprietary information will result in joint ownership. The parties are subject to additional obligations of confidentiality in connection with the terms of the agreement. In the event of a breach or failure of delivery of payment, the parties agree to resolve in accordance with the remedies of the Agreement, including replacement supply, recall and reinspection. The Agreement automatically renews for 12-month periods unless either party provides written notice of termination at least six (6) months before December 31, 2028, the date when the renewal term expires.

Purchase Agreement with Tesla, Inc.

EnChem and Tesla, Inc. (“Tesla” or “Buyer”) are parties to a General Terms and Conditions for Procurement of Production and Pre-Production Products, which was originally entered into on May 1, 2023, for all goods and services covered under subsequent purchase orders between the Buyer and EnChem. Each of the parties will retain its existing technology, but any technology developed in connection with the terms, will be owned by Tesla. The parties are subject to additional obligations under a non-disclosure agreement whereby the contract terms, ordering relationships, and Tesla’s unreleased product designs must be kept confidential. A breach of such confidential information could reach damages of $5 million or 25% of sales. If delivery is delayed, the Seller may be required to expedite affected products, additional personnel, and substitute products at its own additional cost. Tesla may terminate at any time by written notice or if EnChem’s supplier is involved in ESG violations or unlawful conduct. A material breach by either party permits termination 30 days after written notice.

104

Master Global Purchasing Agreement (MGPA) with Panasonic Energy Corporation of North America

EnChem Korea, EnChem, and Panasonic Energy Corporation of North America (“Purchaser”) are parties to a Master Global Purchasing Agreement (the “MGPA”) for the sale and delivery of electrolyte products. The parties originally entered into the MGPA on January 1, 2024, for the goods and services covered under the individual purchase and sale agreements (“Individual Agreements”) under the MGPA between the Seller, Authorized Seller Affiliate, and the Purchaser. The terms of such Individual Orders will be governed by the MGPA and further tailored to the specific purchase order. Delivery prices will be agreed based on specifications, quantity, delivery schedule, payment terms, quality, raw material/labor/freight costs, market trends, overhead and profit, and renegotiation will only be permitted if these pricing factors change. After 12 months, remedies remain free of charge if the Seller is at fault. The Seller must compensate Panasonic for losses or damages, with such scope and amounts to be negotiated in good faith. The Seller maintains necessary insurance for supplied materials and products made from them at its own expense. Unless the parties decide to terminate the agreement in writing at least one month prior to expiry, the contract terms will automatically renewed for additional one-year periods.

Intangible License Agreement with EnChem Korea

EnChem and EnChem Korea are parties to an Intangible License Agreement (the “License”), which was originally entered into on January 1, 2023 to obtain the right to use intangible assets developed by Licensor. The License includes the right to (i) assets include product mix, specifications, registered and unregistered patents, and all other technical assistance and support related to manufacturing if it is required, trade names, registered and unregistered trademarks, creations, etc. developed and owned by Licensor (ii), use identical or similar intangible assets, and (iii) to define the amount of royalty for the use of intangible assets. In return, the Licensee will pay 5% of the sales revenue to Licensor as royalties for the use of such intangible assets. The term of the License automatically renews each year unless either party give 30 days prior written notice to the other party for the termination. The royalty shall be computed annually and shall be remitted to the bank account opened in the name of Licensor in the Republic of Korea. The Licensee must report to Licensor the recorded sales revenue on a monthly, quarterly, or semiannual basis. Neither parties may transfer rights and duties under this License to a third party without prior mutual written consent.

Master Supply Agreement with SK Battery America, Inc.

EnChem and SK Battery America, INC. (“SK”) entered into a Master Supply Agreement on December 1, 2023. SK entered into the agreement on behalf of itself and/or any affiliate of itself to be designated in a subsequent purchase order for the products from EnChem. EnChem must conform to SK’s quality control standard and inspection systems and follow delivery specifications set forth in the agreement. The agreement has a term of ten (10) years and set to expire on December 2033, subject to an earlier termination or breach by either party.

105

Regulation Permissions

Name of License/Permission	Issuing Authority	Validity
Air Quality Permit No. 2899-157-0067-S-01-0	Georgia Department of Natural Resources, Environmental Protection Division (Georgia EPD)	Issued December 17, 2020. No fixed expiration date is stated; subject to modification, suspension, or revocation.
NPDES Industrial Stormwater General Permit Coverage – GAR050000	Georgia EPD	June 1, 2022 – May 31, 2027
RCRA Hazardous Waste Generator Registration – EPA ID GAD981270150, Large Quantity Generator	U.S. EPA / Georgia EPD	Active; last notification date: November 25, 2024
Certificate of Occupancy – Permit No. BLDC-21-0286	Jackson County Government, Georgia	Issued August 5, 2022; valid for the life of the building, provided that the building, systems, and occupancy classification remain unchanged.
Certificate of Occupancy – Permit No. BLDC-21-0306	Jackson County Government, Georgia	Issued August 19, 2022; valid for the life of the building, subject to the stated conditions.
Certificate of Occupancy – Permit No. BLDC-21-0404	Jackson County Government, Georgia	Issued August 19, 2022; valid for the life of the building, subject to the stated conditions.
Certificate of Occupancy – Permit No. BLDC-21-0363	Jackson County Government, Georgia	Issued August 19, 2022; valid for the life of the building, subject to the stated conditions.
Certificate of Occupancy – Permit No. BLOC-23-0698	Jackson County Government, Georgia	Issued November 29, 2023; valid for the life of the building, subject to the stated conditions.

Legal Proceedings

We may from time to time become involved in legal proceedings or be subject to claims in the normal course of our business. We are not currently involved in any legal proceedings that management believes are adverse to us and that would have a material adverse effect on our business, financial condition, results of operations or cash flows, except as detailed below. Regardless of the outcome, litigation will adversely affect us due to the cost of defense and settlement, the diversion of administrative resources, and other factors.

On October 24, 2025, JWA Co., Ltd. filed a complaint in the U.S. District Court for the Northern District of Georgia against EnChem and EnChem Korea, alleging misappropriation of trade secrets and seeking damages, injunctive relief, attorneys’ fees, and costs. The litigation is ongoing, and we are currently unable to predict its outcome.

106

COMPANY MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding Growhub’s directors and executive officers as of the date of this prospectus. The business address of all of our directors and executive officers is 1 Paya Lebar Link 4th Floor, Paya Lebar Quarter One, Singapore 408533.

Name	Age	Position
Chan Choon Yew Lester	47	Director, Chief Executive Officer, Interim Chief Financial Officer (1), and Chairman of the Board of Directors
Kim Ji Yeon	45	Independent Director
Liu Wing Ki	41	Independent Director
Yam Yuet Hang	37	Independent Director
Jiao Jie	45	Independent Director

(1) On July 31, 2026, Mr. Poh Chit Wen, our Chief Financial Officer tendered his resignation as Chief Financial Officer. On October 22, 2026, our Board of Directors appointed Mr. Chan Choon Yew Lester as Interim Chief Financial Officer.

Mr. Chan Choon Yew Lester has served as our Chairman of the Board of Directors, Director and Chief Executive Officer since April 2024. From July 2016 to December 2022, Mr. Chan served as the chief executive officer of Fund Singapore Pte Ltd, a financial institution engaged in equity-based crowdfunding platform, and venture capital fund management. From July 2009 to June 2016, Mr. Chan served as a director of BeaconRock Consultancy Pte. Ltd., a management consultancy service provider. Mr. Chan obtained a certificate of real property valuation from University of British Columbia, a Master of Business Administration degree from Singapore Management University, and a bachelor’s degree in mechanical engineering as a major and technopreneurship as a minor from National University of Singapore, each of which was attained in 2016, 2012 and 2004, respectively.

Mr. Poh Chit Wen served as our Chief Financial Officer from December 2025 to July 2026. Mr. Poh served as senior manager at Sopa Technology Pte Ltd., a subsidiary of Society Pass Incorporated (Nasdaq: SOPA) from June 2022 to December 2025, where he led and managed all workstreams related to the Society Pass Incorporated’s U.S. IPO and listing on Nasdaq, including SEC filings, audit coordination, financial reporting, and cross-functional project management. From August 2015 to June 2022, Mr. Poh served as assistant finance manager at Nautec Group Pte Ltd, where he covered regional group entities in Singapore, Malaysia, Brunei, United Arab Emirates, Mexico, India and Australia.

Mr. Poh has been a Chartered Accountant of Singapore since 2005 and obtained a bachelor’s degree in accounting from the University of Hertfordshire in 2001.

Ms. Kim Ji Yeon has served as an independent director of our Board of Directors since February 2026. Ms. Kim served as Chief Executive Officer of Duble J Company from November 2024 to December 2025. She previously served in strategy and promotion for CJ ENM, a Creative Solution Company, from September 2023 to September 2024, and in brand and content strategy for tvN and tvN Story from 2011 to 2023. Ms. Kim received a Bachelor’s degree from Yonsei University’s department of media and communications in 2004.

Ms. Liu Wing Ki has served as an independent director of our Board of Directors since February 2026. Ms. Liu has served as Vice President at Sing Hoi International Holding since 2023, where she managed the company’s overall financial position. Prior to her role at Sing Hoi, Ms. Liu was employed at Healthlase Medical Skin Centre from 2019 to 2020, where she was responsible for managing the company’s finance and accounting matters. Ms. Liu received a Bachelor of Arts (Hons) in Accountancy from the University of Portsmouth in 2010.

107

Mr. Yam Yuet Hang has served as an independent director of our Board of Directors since December 2025. Mr. Yam has served as a managing director of Huiyou Business Services Limited, responsible for managing the corporate services business from October 2021 to the present date. Since March 2025, November 2024 and February 2024, Mr. Yam has served as an independent non-executive director of Futian Holdings Limited, Litian Pictures Holdings Limited, and Fullwealth International Group Holdings Limited, respectively. Mr. Yam is also a director of Fullwealth Construction Tech Limited, Huamingxing Digital Hong Kong Limited, and Tung Koon District General Association Sheung Shui Branch Limited since May 2025, Sep 2025 and Jan 2018, respectively. Mr. Yam obtained a Bachelor in Accounting from Macquarie University in 2011, and a Master of Data Science and Business Statistics from the Chinese University of Hong Kong in 2017.

Ms. Jiao Jie has served as an independent director of our Board of Directors since December 2025. Ms. Jiao has extensive experience in initial public offerings, private equity financing, and corporate finance and legal affairs. Ms. Jiao currently serves as an adviser to Play for Dream Inc. She is an independent non-executive director of EPI (Holdings) Limited (HKEX stock code: 689), LVGEM (China) Real Estate Investment Limited (HKEX stock code: 95), Palasino Holdings Limited (HKEX stock code: 2536) and Tianli Holdings Group Limited (HKEX stock code: 117). Ms. Jiao is also an independent non-executive director of TradeGo FinTech Limited (HKEX stock code: 8017), a company listed on the GEM of the Hong Kong Stock Exchange. She is independent director of Quhuo Limited (NASDAQ stock code: QH) and Amber International Holding Limited (NASDAQ stock code: AMBR).

Ms. Jiao holds a Bachelor of Laws degree and a Bachelor of Economics degree from Peking University in the People’s Republic of China (the “PRC”) and a degree of Magister Juris from University of Oxford in the United Kingdom. Ms. Jiao is a CFA charterholder and has obtained the Legal Professional Qualification Certificate from the Ministry of Justice of the PRC. She is also a fellow member of CPA Australia.

Family Relationships

As of the date of this prospectus, there are no family relationships among our Directors and executive officers.

Controlled Company

Mr. Chan Choon Yew Lester, our chief executive officer, director and chairman of the board of directors, through his wholly-owned entities, Initium Novum Capital Pte. Ltd., Vita Nova Ventures Pte. Ltd. and EMJ Capital Holdings Pte. Ltd., currently beneficially owns approximately 87.53% of the aggregate voting power of our outstanding ordinary shares. As a result, we are a “controlled company” within the meaning of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Additionally, our biggest shareholder, Mr. Chan Choon Yew Lester has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets.

108

Board practices.

Foreign Private Issuer

At the date of this prospectus, we are a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Class A ordinary shares.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the Nasdaq rules:

●	Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

●	Exemption from the requirement that our board of directors be composed of independent directors.

●	Exemption from the requirement that our audit committee have a minimum of three members.

●	Exemption from the requirement that we hold annual shareholders’ meetings.

●	Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Board of Directors

Our board of directors consists of five directors. A director who is, directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his or her interest at a meeting of our directors. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein, and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our Company to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any debt, liability or obligation of our Company or of any third party. None of our non-executive directors have a service contract with us that provides for benefits upon termination of service.

109

We recognize the importance and benefit of having a board of directors composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members with respect to attributes such as gender, ethnicity and other factors. In support of this goal, we will consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions; and consider the level of representation of women on our board of directors along with other markers of diversity.

Committees of the Board of Directors

Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is considered a “controlled company.” At the date of this prospectus, we are a “controlled company” as defined under the Nasdaq rules. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain Nasdaq corporate governance rules, including the requirement that a majority of our board of directors consist of “independent directors,” as defined under the Nasdaq rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors.

We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Kim Ji Yeon, Liu Wing Ki, Yam Yuet Hang and Jiao Jie. Jiao Jie is the chairperson of our audit committee. We have determined that each of our audit committee members satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Jiao Jie qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related-party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Yam Yuet Hang, Kim Ji Yeon, Liu Wing Ki and Jiao Jie. Yam Yuet Hang is the chairman of our compensation committee. We have determined that each of our compensation committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

●	selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

110

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Yam Yuet Hang, Kim Ji Yeon, Liu Wing Ki and Jiao Jie. Liu Wing Ki is the chairman of our nominating and corporate governance committee. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our Third A&R memorandum and articles of association, as amended from time to time. Our Company has the right to seek damages if a duty owed by any of our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

111

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our Company; and

●	approving the transfer of shares (including Class A ordinary shares) in our Company, including the registration of such shares in our share register.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of our shareholders, unless the director is appointed on such express terms that he or she shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period). A director will cease to be a director automatically if, among other things, the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally, (ii) dies or is found by our Company to be or becomes of unsound mind, (iii) resigns his or her office by notice in writing to our company, or (iv) is removed from office pursuant to our Third A&R articles of association.

Our officers are selected by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Insider Participation Concerning Executive Compensation

Before the establishment of our Compensation Committee, our chief executive officer, president and chairman, Mr. Chan Choon Yew Lester made all determinations regarding executive officer compensation from the inception of the Company. Since the establishment of our Compensation Committee, it has been making all determinations regarding executive officer compensation (please see above).

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Equity Incentive Plans

2024 Employee Incentive Plan

On October 2, 2024, we adopted the Employee Incentive Plan, or the Plan, to provide a wealth creation opportunity for the employees, advisors, consultants and directors in line with value creation for the Company, drive retention of employees, advisors, consultants and directors for their continued association with the Company, and motivate employees, advisors, consultants and directors by rewarding high performance. Under the Plan, the maximum aggregate number of Shares which may be issued pursuant to all awards (including incentive share options) is 15% of the total issued Class A ordinary shares of our Company from time to time. As of June 30, 2026, no awards or shares have been issued under the Plan.

112

The following paragraphs summarize the key terms of the Plan:

Administration of the Plan. The Plan will be administered by the Employee Incentive Plan Committee of the Company (the “Committee”) in its sole and absolute discretion with such powers and duties as are conferred on it by the Board from time to time. The Committee shall have the power, from time to time, to make and vary such regulations for the implementation and administration of this Plan as it in its absolute discretion deems fit. Any matter pertaining or pursuant to the Plan and any dispute as to the interpretation of the Plan or any rule, regulation, procedure thereunder or as to any rights under the Plan, shall be determined by the Committee and such decision shall be final and binding.

Duration of the Plan. The Plan may be terminated at any time by the Committee or, at the discretion of the Committee, by ordinary resolution of the Company, and if the Plan is so terminated, no further Options shall be offered hereunder.

Eligibility. The Committee shall in its sole and absolute discretion determine if a person is eligible to participate in the Plan, taking into consideration, among other things, role, seniority, length of service, performance history and potential contribution to the Company and/or any of its subsidiaries, and such person shall at least be a confirmed employee of the Company and/or any of its subsidiaries, or an advisor, consultant or director of the Company and/or any of its subsidiaries, and who have attained the age of 21 years (the “Participant”).

Grant of Options. An Option may be granted at any time as may be determined by the Committee in its sole and absolute discretion and may be granted subject to such conditions as may be determined by the Committee in its absolute discretion.

Subscription Price. The subscription price payable for each Option Share in respect of which an Option is exercisable (the “Subscription Price”) shall be determined by the Committee from time to time, provided that in no event shall the subscription price per Option Share be less than the par value of such Option Share.

Option period and vesting schedule. Options shall be exercisable only after vesting. Subject to the occurrence of certain events, the lapsing or the expiry of options as detailed in the Plan, the Options shall be exercisable in whole or in part, before the expiry of seven years from the date of grant of the Option, or such other date as may be determined by the Committee. In the event the following occurs: (i) an initial public offering and listing of shares of the Company or a direct listing of shares of the Company (a “Listing”); or (ii) a change of control in the shares of the Company, (in the case of a Listing, subject to the provisions of the Plan) the Options granted to such Participants shall immediately vest and the Committee will, as soon as practicable and prior to the completion of such event, procure the allotment or transfer to each Participant of the relevant number of Option Shares. In the event of a Listing, subject to applicable law, the Articles of Association of the Company and the rules of the relevant securities exchange: the Participant (a) shall not, prior to the Listing, transfer any Option Shares without the prior written consent of the Committee; (b) shall not, prior to the Listing, transfer any Option Shares without first offering such Option Shares to the Company at a price and on terms no less favorable than those offered to a third party purchaser whose identity shall be disclosed to the Committee; (c) shall agree to be bound by any applicable lock-up restrictions and/or moratorium requirements under applicable law and the rules of the relevant securities exchange, or as otherwise requested by the Committee, for the relevant lock-up period; and (d) may, following the Listing, transfer any Option Shares held by such Participant at any time, subject to compliance with the Company’s Articles of Association.

Exercise of Options. An Option may be exercised, in whole or in part, by a Participant giving notice in writing to the Company in or substantially in the form set out in the Plan, subject to modifications as the Committee may from time to time determine, accompanied by (i) a remittance for the full amount of the aggregate Subscription Price payable in respect of all the Option Shares to be subscribed for upon exercise of the Option to the bank account of the Company, and (ii) any other documentation which the Committee may require in connection with an exercise of the Option.

Transfer Restrictions. An Option shall be personal to the Participant to whom it is granted and, prior to the allotment and/or transfer to the Participant of the Option Shares to which the Option relates, shall not be transferred (other than to a Participant’s personal representative on the death of that Participant), charged, assigned, pledged or otherwise disposed of, in whole or in part, except with the prior approval of the Committee. If a Participant shall do, suffer or permit any such act or thing as a result of which he would or might be deprived of any rights under an Option without the prior approval of the Committee, that Option shall immediately lapse.

Outstanding Equity Awards at Fiscal Year-End

As of June 30, 2026 and December 31, 2025 and 2024, we had no outstanding equity awards.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to all of our directors, officers, and employees. We have made our code of business conduct and ethics publicly available on our website.

Compensation Recovery Policy

We have adopted a compensation recovery policy to provide for the recovery of erroneously-awarded incentive compensation, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, final SEC rules, and applicable listing standards.

113

ENCHEM MANAGEMENT

Directors and Executive Officers

The table below lists EnChem’s officers and directors.

Name	Age	Position
Jung Kang Oh	55	Chief Executive Officer
Chul Min Kim	54	Chief Financial Officer
Yong Sang Bae	51	Secretary

Mr. Jung Kang Oh has served as the Chief Executive Officer since EnChem’s incorporation in September 2019. Mr. Oh has also served as the Representative Director and Chief Executive Officer of ENCHEM Co., Ltd., a manufacturer of lithium-ion battery electrolytes listed on the KOSDAQ Market of the Korea Exchange, since January 2012, when he founded the company. In that capacity, he holds overall responsibility for the management of the company and its subsidiaries, including strategy, capital allocation and global operations. Mr. Oh has also served as President Director of PT Enchem Elyte Indonesia since its incorporation in August 2022; as Representative Director of Wyatt Group Co., Ltd., an investment holding company, since November 2022 (having served as its inside director since its incorporation in June 2022); and as Representative Director of EDL Co., Ltd., a lithium hexafluorophosphate joint venture between ENCHEM Co., Ltd. and Central Advanced Materials Co., Ltd., since May 2023. He also serves as sole director of ENCHEM China Co., Ltd. and ENCHEM Suzhou Co., Ltd. and as Chairman of the Board of ENCHEM Shandong Co., Ltd., ENCHEM’s subsidiaries in the People’s Republic of China since [    ]. Mr. Oh received a Bachelor of Engineering in Chemical Engineering from Ajou University in 1997 and a Master of Engineering in Chemical Engineering from Ajou University Graduate School in 1999.

Mr. Chul Min Kim has served as EnChem’s Chief Financial Officer and Head of Finance since November 2022. Mr. Kim has also served as the Chief Financial Officer and Head of Administration at Samsung Electro-Mechanics (SOLUM) India from January 2020 to November 2022, and as Chief Executive Officer and General Manager of CERAGEM India from September 2015 to December 2019. Prior to that, he served as Deputy General Manager at CERAGEM Indonesia from December 2011 to August 2015. Mr. Kim previously served as Deputy General Manager, Finance & Human Resources at CAS Corporation in South Korea. Mr. Kim received his Bachelor of Science in Accounting at Sangii University in 1998.

Mr. Yong Sang Bae has served as EnChem’s Secretary since January 2023, overseeing our human resources, logistics, compliance, and IT functions. From February 2020 to January 2023, Mr. Bae served as Manager at Samsung SDI Hungary – EV Battery Manufacturing in Budapest, where he acted as a key cross-functional coordinator resolving operational issues across manufacturing, quality, logistics, and finance. From August 2010 to January 2020, he served as the Senior Manager at Samsung Electronics Hungary – Sales & Marketing Office in Budapest. Prior to that, he served as a Senior Consultant at Samsung SDS – Electronics & Manufacturing IT Consulting from March 2004 to July 2010. Mr. Bae received his Bachelor of Science in Physics at Ajou University in South Korea and his Master of Science in Electronic Commerce at Carnegie Mellon University in 2003.

114

MANAGEMENT FOLLOWING MERGER

Immediately following the Merger, the Combined Company board of directors will be composed of five members. Growhub will appoint the following members: Jung Kang Oh, L.P. Green, II, Sung Tak Hong, Jin Sung Kim, and [    ] to the board of directors of the Combined Company. [    ] is expected to be appointed as Chair of the Board of the Combined Company.

The following table lists names, ages and positions of the individuals who are expected to serve as executive officers and directors of the Combined Company following completion of the EnChem Merger.

Name	Age	Position
Executive Officers
Directors
Jung Kang Oh	55	Director Nominee
L.P. Green, II	58	Director Nominee
Sung Tak Hong	54	Director Nominee
Jin Sung Kim	52	Director Nominee

Mr. Jung Kang Oh has served as the Chief Executive Officer since EnChem’s incorporation in September 2019. Mr. Oh has also served as the Representative Director and Chief Executive Officer of ENCHEM Co., Ltd., a manufacturer of lithium-ion battery electrolytes listed on the KOSDAQ Market of the Korea Exchange, since January 2012, when he founded the company. In that capacity, he holds overall responsibility for the management of the company and its subsidiaries, including strategy, capital allocation and global operations. Mr. Oh has also served as President Director of PT Enchem Elyte Indonesia since its incorporation in August 2022; as Representative Director of Wyatt Group Co., Ltd., an investment holding company, since November 2022 (having served as its inside director since its incorporation in June 2022); and as Representative Director of EDL Co., Ltd., a lithium hexafluorophosphate joint venture between ENCHEM Co., Ltd. and Central Advanced Materials Co., Ltd., since May 2023. He also serves as sole director of ENCHEM China Co., Ltd. and ENCHEM Suzhou Co., Ltd. and as Chairman of the Board of ENCHEM Shandong Co., Ltd., ENCHEM’s subsidiaries in the People’s Republic of China since [    ]. Mr. Oh received a Bachelor of Engineering in Chemical Engineering from Ajou University in 1997 and a Master of Engineering in Chemical Engineering from Ajou University Graduate School in 1999.

Mr. L.P. Green, II has been serving as the founder and chief executive officer of Savoy Venture Partners, an early-stage venture capital firm focused on innovations and trends in the enterprise, media, consumer, fintech, healthcare and robotic sectors, since 1996. Mr. Green headed Strategy and P&L Management, managing all operations from finance, product development, marketing, and sales. In 2024, Mr. Green led all aspects of Savoy Venture Partners’ successful acquisition of Golf Illustrated. He was responsible for developing and executing the re-launch of Golf Illustrated’s multimedia investment strategies post-acquisition, turning it into a leading golf media platform. In 2025, Savoy Venture Partners entered a successful exit of Monogram Technologies, Inc., an AI-driven, next-generation orthopedic robotics company, through their acquisition by Zimmer Biomet. Savoy Venture Partners recently participated in a Series D investment in OpenAI. Mr. Green serves as a Life member of the Council on Foreign Relations and a member of the President’s Society of The Aspen Institute, and Corporate Council on Africa. Mr. Green holds a Bachelor of Arts degree in Sociology from the University of South Carolina – Aiken, a Master of Science in Real Estate Development from Columbia University Graduate School of Architecture, a Master of Science in Public Administration from Harvard University – Kennedy School of Government and a Master of Business Administration (MBA) from the Said Business School, University of Oxford.

Mr. Sung Tak Hong is currently one of our Director Nominees. Mr. Hong has also practiced law at Jehyeon Law Firm since 2023, and prior to that, at Hwahyun Law Firm from 2020 to 2023. Mr. Hong began his career at Pyungsan Law Firm in 2002. Throughout his tenure, he has gained extensive experience in the capital markets practice, including initial public offerings, capital raises, M&A transactions, private equity, and regulatory compliance. Mr. Hong received his Bachelor’s degree in Law from Korea University College of Law in 2000 and passed the 41st National Judicial exam in 1999 during his enrollment.

Mr. Jin Sung Kim is currently one of our Director Nominees. Mr. Kim has served as an outside director of Joongang Advanced Materials Co., Ltd., a company listed on the KOSDAQ Market of the Korea Exchange from March 2023 to March 2026. He was involved, during his tenure and in May 2023 on the board, in the establishment and operation of EDL Co., Ltd., a joint venture between Joongang Advanced Materials and EnChem America, Inc. for the manufacture of lithium hexafluorophosphate (LiPF6), a key raw material for secondary batteries. Prior to this, Mr. Kim served as an executive at Come On Ad Communications Co., Ltd. for approximately 20 years focused on communications and market strategy, corporate analysis, and external-relations functions, while also providing consulting services on capital raising and corporate M&A transactions. Mr. Kim received his Bachelor’s degree from Kyonggi University in 2000.

115

Compensation of Company Executive Officers and Directors

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For the years ended December 31, 2025, 2024 and 2023, we paid an aggregate compensation of S$897,932 (approximately US$698,322), S$604,743 and S$474,092, respectively, to our executive officers and directors. We have not set aside any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have also not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

116

COMPANY TRANSACTIONS WITH RELATED PERSONS

Material Transactions with Related Parties

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2025 and June 30, 2026, to the date of this prospectus:

Name of related parties	Relationship with the Company
Chan Michael @ Chan Soong Cheam	Father of Chan Choon Yew Lester, the Founder, Director, Chief Executive Officer, and Chairman of the Board of Directors
Chan Lester @ Chan Choon Yew	The Founder, Director, Chief Executive Officer, and Chairman of the Board of Directors

As of June 30, 2026, the Company had a working capital loan payable to a related party of S$3,242,408 (US$2,505,409), classified as a current liability. No balances were due from related parties.

Chan Lester @ Chan Choon Yew signed a loan agreement of up to S$8 millions loan on January 10, 2025 and provided a working capital loan to The GrowHub Innovations Company Pte. Ltd. and other related entities in the Group a total outstanding balance of S$3,242,408 as of June 30, 2026. The working capital loan is unsecured and bears interest at 3.0% per annum. The working capital loan is repayable within 60 calendar days on demand, and the Company may prepay the loan in whole or in part at any time without penalty.

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2023, 2024 and 2025:

Name of related parties	Relationship with the Company
Chan Michael @ Chan Soong Cheam	Father of Chan Choon Yew Lester, the Founder, Director, Chief Executive Officer, and Chairman of the Board of Directors
Chan Lester @ Chan Choon Yew	The Founder, Director, Chief Executive Officer, and Chairman of the Board of Directors
Growhub Vietnam Limited Liability Company	Entity owned by a shareholder

Due from related party

Chan Michael @ Chan Soong Cheam received an interest-free loan from the Company, which had an outstanding principal amount of S$34,260, S$Nil and S$Nil (US$Nil) as of December 31, 2023, 2024 and 2025, respectively. The interest-free loan has no fixed terms of repayment and is repayable on demand. On January 2, 2024, the outstanding balance of this loan was offset against the amount due to Chan Michael @ Chan Soong Cheam. No amounts remain outstanding under this loan as of January 2, 2024.

GrowHub Vietnam Limited Liability Company provided the software development service to the Company amounted to S$106,482 and S$Nil (US$Nil) for the year ended December 31, 2024 and 2025. The amount due from GrowHub Vietnam Limited Liability Company amounted to S$278,311 (US$203,712) as disclosed in Note 5 represents the reimbursement set-up costs that were incurred in relation to the establishment of operation in Vietnam, prepayment and deposit in relation to software development services procured from Vietnam as of December 31, 2024.

Due to related party

Chan Michael @ Chan Soong Cheam provided a working capital loan to Growhub Carbon and other related entities in the Group in January 2020, which had a total outstanding balance of S$4,091,206, S$5,475,536 and S$Nil (US$Nil) as of December 31,2023, 2024 and 2025, respectively. On November 1, 2024, the amount of working capital loan facility was increased from S$5,000,000 to S$6,000,000 and the liability is reassigned from Carbon to The GrowHub Innovations Company Pte Ltd. Interest expenses payable to Chan Michael @ Chan Soong Cheam were S$119,216 and S$159,482 (US$116,734) for the years ended December 31, 2023 and 2024, respectively. The working capital loan is unsecured and bears interest at 3.0% (2023 and 2024: 3.0%) per annum. The working capital loan is repayable within 60 calendar days on demand, and the Company may prepay the loan in whole or in part at any time without penalty. On January 2, 2024, the balance due from Chan Michael @ Chan Soong Cheam was offset against the amount due to Chan Michael @ Chan Soong Cheam.

Chan Lester @ Chan Choon Yew provided a working capital loan to The Growhub Innovations Company Pte. Ltd. and other related entities in the Group in January 2025, which had a total outstanding balance of S$3,151,736 as of December 31, 2025. Interest expenses payable were S$90,801 (US$70,621) for the years ended December 31, 2025. The working capital loan is unsecured and bears interest at 3.0% per annum. The working capital loan is repayable within 60 calendar days on demand, and the Company may prepay the loan in whole or in part at any time without penalty.

Policies and Procedures for Related Party Transactions

Our Board of Directors established an audit committee, which is tasked with review and approval of all related party transactions. The audit committee reviews the material facts of all related party transactions and either approves or disapproves such transactions. In determining whether to approve a related party transaction, the audit committee considers whether the transaction is on terms no less favorable than terms generally available from an unaffiliated third party and whether the transaction is in the best interests of the Company and its shareholders.

117

ENCHEM TRANSACTIONS WITH RELATED PERSONS

EnChem is a wholly-owned subsidiary of Enchem Korea. EnChem purchases raw materials and fixed assets from EnChem Korea, and licenses technology from EnChem Korea. EnChem also has balances and transactions with affiliates under the common control of EnChem Korea.

EnChem’s related parties consist of EnChem Korea and the following entities under the common control of EnChem Korea:

Related party	Relationship
Enchem Co., Ltd.	EnChem Korea
Enchem Poland Sp. z o.o.	Affiliate under common control of EnChem Korea
Enchem China Co., Ltd.	Affiliate under common control of EnChem Korea
Enchem Hungary KFT	Affiliate under common control of EnChem Korea
Enchem Suzhou Co., Ltd.	Affiliate under common control of EnChem Korea
Enchem Mobility Co., Ltd.	Affiliate under common control of EnChem Korea
Enchem Shandong Co., Ltd.	Affiliate under common control of EnChem Korea
PT Enchem Elyte Indonesia	Affiliate under common control of EnChem Korea
Enchem France SAS	Affiliate under common control of EnChem Korea
Enchem Canada Inc.	Affiliate under common control of EnChem Korea
New Growth Value Investment Fund	Affiliate under common control of EnChem Korea
Shinghwa Advanced Material Group Co., Ltd.	Affiliate under common control of EnChem Korea
Shinghwa Inc.	Affiliate under common control of EnChem Korea
Joongang Advanced Materials Co., Ltd.	Affiliate under common control of EnChem Korea
Kwangmu Co., Ltd.	Affiliate under common control of EnChem Korea

Balances with related parties

Due to related parties	2025	2024
Trade accounts payable – related parties
Enchem Co., Ltd. (Parent)	$641,871	$17,532,457
Shinghwa Advanced Material Group Co., Ltd.	848,832	327,936
Shinghwa Inc.	4,493,799	69,228
Joongang Advanced Materials Co., Ltd.	—	4,218,554
Total trade accounts payable – related parties	5,984,502	22,148,175
Other payables – related parties
Enchem Co., Ltd. (Parent)	117,079	24,431,025
Total other payables – related parties	117,079	24,431,025
Total due to related parties	$6,101,581	$46,579,200

Amounts due to the Parent and to affiliates under common control arise primarily from purchases of raw materials and fixed assets and royalties in the ordinary course of business. These trade and other payables are unsecured, non-interest-bearing, and due on demand.

118

Other payables – related parties consist of amounts payable to the Parent for purchases of fixed assets, accrued interest on the borrowings described below, and royalties. At December 31, 2025, the balance of $117,079 related entirely to fixed asset purchases. At December 31, 2024, the balance of $24,431,025 comprised $7,620,346 for fixed asset purchases, $8,839,173 of accrued interest and $7,971,506 of royalties, of which the accrued interest and the royalty were settled in cash during 2025. Amounts payable for fixed asset purchases correspond to the additions to property, plant and equipment included in accounts payable presented in the consolidated statements of cash flows.

The Company previously had long-term borrowings from the Parent, which bore interest and were unsecured with no fixed repayment terms. On June 29, 2023, the entire outstanding principal of $105,870,000 was converted into common stock and additional paid-in capital. Accrued but unpaid interest of $8,839,173 arising from these borrowings prior to the conversion was not converted and remained outstanding within other payables – related parties at December 31, 2024. This amount was settled during 2025, and no interest payable to the Parent was outstanding at December 31, 2025. No borrowings from the Parent were outstanding at December 31, 2025 or 2024, and no interest expense on borrowings from the Parent was incurred during either year.

Due from related parties	2025	2024
Loan receivable from the Parent	$4,900,000	$—
Trade accounts receivable – related parties	774,751	—
Total due from related parties	$5,674,751	$—

The loan receivable from the Parent of $4,900,000 bears interest at a fixed rate of 6.0% per annum, with interest payable annually, and is unsecured. No financial covenants or guarantees are attached to the agreements. Principal is due on October 31, 2026 and may be prepaid in whole or in part at any time, in which case interest is charged only for the period the funds were outstanding. The maturity date may be extended by written agreement of the parties. At December 31, 2025, accrued interest receivable on the loan was $27,436, which is included in prepaid expenses and other current assets.

Accounts receivable from affiliates under common control of $774,751 relates to sales of goods to Enchem Poland Sp. Z o.o., in the ordinary course of business and is unsecured and non-interest-bearing.

Transactions with the Parent

	2025	2024
Purchases of raw materials	$821,361	$9,748,365
Purchases of fixed assets and other	2,819,774	3,805,367
Royalties	—	7,971,506
Total purchases from the Parent	$3,641,135	$21,525,238
Interest income on loan to the Parent	$27,436	$—

Purchases of raw materials and fixed assets from the Parent are made in the ordinary course of business at prices and on payment terms agreed between the parties, and are settled through the trade and other payable balances described above, which are unsecured, non-interest-bearing, and due on demand.

Royalties are payable to the Parent under an intangible asset license agreement effective January 1, 2023, under which the Parent grants the Company the right to use its product technology, patents, trademarks, and related technical support. The royalty is computed annually at 5.0% of the Company’s net sales revenue, determined after deducting sales discounts and sales to the Parent and other related parties. No royalty is charged for a year in which the Company incurs an operating loss. The agreement renews automatically for successive one-year terms unless either party gives thirty days’ prior written notice of termination.

Royalty expense was $nil and $7,971,506 for the years ended December 31, 2025 and 2024, respectively. No royalty was charged for 2025 because the Company incurred an operating loss for the year. The 2024 royalty was settled in cash during 2025.

Transactions with related parties (affiliates)

	2025	2024
Purchases from Joongang Advanced Materials Co., Ltd.	$1,116,577	$17,594,684
Purchases from Shinghwa Inc.	11,213,720	14,306,575
Purchases from Shinghwa Advanced Material Group Co., Ltd.	1,190,592	2,580,544
Total purchases from affiliates	$13,520,889	$34,481,803
Sales to Enchem Poland Sp. z o.o.,	$774,751	$—
Sales to the Parent	1,073	827
Total sales to related parties	$775,824	$827

Purchases from affiliates under common control consist primarily of raw materials, and sales to Enchem Poland Sp. z o.o. consist of goods, in each case transacted in the ordinary course of business at prices and on payment terms agreed between the parties. The resulting payable and receivable balances are unsecured, non-interest-bearing, have no fixed repayment terms. Settlement occurs as and when agreed between the parties rather than in accordance with stated commercial credit terms, and certain balances have remained outstanding for periods longer than would be customary in transactions with unrelated parties.

The above transactions were carried out on terms agreed between the parties, which are not necessarily indicative of those that would have resulted from transactions with unrelated parties.

119

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary shares as of the date of this prospectus.

●	each of our directors and executive officers who beneficially own our ordinary shares; and

●	each person known to us to own beneficially more than 5.0% of our ordinary shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person is based on 1,486,647 Class A ordinary shares outstanding, and 1,043,334 Class B ordinary shares outstanding as of the date of this prospectus.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. As of the date of the prospectus, we have 3 shareholders of record holding beneficial ownership of 5% or more, none of which are located in the United States.

	Class A ordinary shares Beneficially Owned		Class B ordinary shares Beneficially Owned		% of Total Voting
Name of Beneficial Owners(1)(2)	Number	%	Number	%	Power
Directors and Executive Officers:
Chan Choon Yew Lester(3)	-	-	1,043,334	100.00%	87.53%
All directors and executive officers as a group	-	-	1,043,334	100.00%	87.53%
5% shareholders:
Initium Novum Capital	-	-	317,500	30.43%	26.64%
Vita Nova Ventures	-	-	387,500	37.14%	32.51%
EMJ Capital Holdings	-	-	337,500	32.35%	28.31%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 1 Paya Lebar Link 4th Floor, Paya Lebar Quarter One, Singapore 408533.

(2)	Applicable percentage of ownership is based on 2,529,981 ordinary shares, consisting of 1,486,647 Class A ordinary shares and 1,043,334 Class B ordinary shares outstanding.

(3)	Comprised of 834 Class B ordinary shares owned by Chan Choon Yew Lester of record and an aggregate of 1,042,500 Class B ordinary shares owned by Initium Novum Capital, Vita Nova Ventures and EMJ Capital Holdings, which entities are all wholly owned by Chan Choon Yew Lester. Therefore, Chan Choon Yew Lester has the voting and dispositive control over the shares held by each of these entities.

120

ENCHEM’S SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of EnChem’s common stock. The information below indicates:

●	each person who is known by us to be the beneficial owner of more than five percent (5%) of EnChem’s issued and outstanding shares of common stock;

●	each of EnChem’s directors, executive officers and nominees to become directors; and

●	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and is calculated based on 1,000,000 shares of common stock outstanding as of the date of the prospectus.

Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of any shares of common stock, over which he or she has or shares, directly or indirectly, voting or investment power, or of which he or she has the right to acquire beneficial ownership at any time within 60 days after the date of the prospectus. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The address for the EnChem officers and directors is 648 HWY 334, Commerce, GA 30530.

Shares of common stock beneficially owned
Name of Beneficial Owner	Number	%
Jung Kang Oh	-	-%
Chul Min Kim	-	-%
Yong Sang Bae	-	-%
All executive officers and directors as a group (Three persons)	-	-%

PRINCIPAL SHAREHOLDERS OF THE COMBINED COMPANY

The following table provides information anticipated as of the Merger Closing, regarding beneficial ownership of 5% or more of Class A ordinary shares of the combined company by: (i) each person known to Growhub who beneficially owns more than five percent of Growhub’s common stock; (ii) each of the expected officers and directors of the combined company. The following table assumes (i) Merger Closing will occur concurrently with the consummation of this financing on December 2, 2026; and (ii) 2,006,961 shares of Growhub’s Class A ordinary shares will be issued in this offering (assuming a $8.65 million financing and based on the closing price of Growhub’s Class A ordinary shares of $4.31 on November 6, 2026).

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days after the date of this prospectus. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The shares in the tables do not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Name and Address	Beneficial Ownership	Percent of Class
Stockholders of 5% or more	-	-

Officers and Directors

All Directors and Officers as a group

121

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Class A ordinary shares, including shares issued upon exercise of outstanding options and warrants, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon the completion of this offering, based on the number of shares outstanding as of June 30, 2026, we will have [    ] Class A ordinary shares outstanding. Of these outstanding shares, all of the 2,006,961 Class A ordinary shares sold in this offering will be freely tradable, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

The remaining outstanding shares will be deemed restricted securities as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 promulgated under the Securities Act, which rules are summarized below. In addition, all of our shareholders have entered into market standoff agreements with us or lock-up as further described in “— Lock-Up Agreements” below, under which they agreed not to sell their shares until certain time or performance metrics have been met. Subject to the provisions of Rule 144 or Rule 701, shares are or will be available for sale in the public market as follows:

●	on the date of this prospectus, 3,481,108 Class A ordinary shares (including all shares sold in this offering) are freely transferable in the public market, except for the shares purchased by affiliates which are subject to the volume and other restrictions of Rule 144 as well as the lock-up agreement restrictions described below;

●	the remainder of the shares will be eligible for sale in the public market from time to time thereafter, subject in some cases to the volume and other restrictions of Rule 144, as described below.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of ordinary shares of the same class then outstanding, which will equal approximately [ ] ordinary shares immediately after this offering; or

●	The average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a shareholder who purchased ordinary shares pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information and holding period requirements of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

122

DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM AND ARTICLES OF ASSOCIATION

The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act and the common law of the Cayman Islands.

The share capital of the Company consists of ordinary shares. As of the date hereof, our authorized share capital is US$2,525,000 divided into 505,000,000 ordinary shares of par value US$0.005 each, comprising (i) 500,000,000 Class A ordinary shares of par value of US$0.005 each, and (ii) 5,000,000 Class B ordinary shares of par value US$0.005 each. As of the date of this prospectus, 1,486,647 Class A ordinary shares and 1,043,334 Class B ordinary shares were issued and outstanding. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. We will issue 2,006,961 Class A ordinary shares in this offering, at an assumed offering price of US$4.31.

The following are summaries of material provisions of our Third A&R memorandum and articles of association adopted on [    ], 2026 and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Our Third A&R memorandum and articles of association

Objects of our Company. Under our Third A&R memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Under our Third A&R memorandum and articles of association, our authorized share capital is US$2,525,000 divided into 505,000,000 ordinary shares of par value US$0.005 each, comprising (i) 500,000,000 Class A ordinary shares of par value of US$0.005 each, and (ii) 5,000,000 Class B ordinary shares of par value US$0.005 each.

Conversion. Class B ordinary shares may be converted into the same number of Class A ordinary shares at the option of the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our Shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our Third A&R memorandum and articles of association provide that our board of directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the directors may from time to time think fit. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company.

Holders of our ordinary shares may vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Subject to any rights or restrictions as to voting attached to any shares, every shareholder and every person representing a shareholder by proxy shall have one vote for each Class A ordinary share and 10 votes for each Class B ordinary share of which he or the person represented by proxy is the holder.

123

At any general meeting, a resolution put to the vote of the meeting shall be decided by poll.

An ordinary resolution is a resolution passed by a simple majority of the votes of such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of our Company or a unanimous written resolution of all shareholders entitled to vote at a general meeting of our Company.

A special resolution is a resolution passed by a majority of not less than two-thirds of the votes of such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of our Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a unanimous written resolution of all shareholders entitled to vote at a general meeting of our Company. A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the Third A&R memorandum and articles of association or other constituent document of our Company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Third A&R memorandum and articles of association provide that we may (but are not obliged to) in each financial year hold a general meeting as its annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting.

Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our Shareholders. A quorum required for a meeting of shareholders consists of at least one or more holders of Shares holding not less than an aggregate of one-third of all votes attaching to all Shares in issue and entitled to vote in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative.

A majority of our directors may call general meetings and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a request of one or more shareholders holding as at the date of deposit of the request in aggregate not less than one-third of the voting rights (on a one vote per share basis) in the share capital of the Company. The requisition must state the objects of the meeting and must be signed by or on behalf of each requisitioner and delivered in accordance with the notice provisions of our Third A&R articles of association. If our directors do not within 21 calendar days from the receipt of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitioners, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of three calendar months after the expiration of the said 21 calendar day period.

Winding Up; Liquidation. Subject to applicable law and any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the surplus shall be distributed pari passu among our shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, and (2) if we are wound up and the assets available for distribution among our shareholders are insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the Shares held by them.

124

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Subject to the terms of the allotment, our directors may from time to time make calls upon our shareholders in respect of any moneys unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place for payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the terms of the Companies Act and our Third A&R memorandum and articles of association we may purchase our own shares. In accordance with our Third A&R articles of association, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act have been satisfied, we may issue shares on terms that such shares are subject to redemption at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Board of Directors or by the Shareholders by special resolution. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our Shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

●	the shares transferred are free of any lien in favour of the Company; and
●	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any year.

125

Variations of Rights of Shares. If at any time our share capital is divided into different classes of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the approval of a resolution passed by at least two-thirds of the votes cast by the holders of the shares of that class present and voting in person or by proxy at a separate meeting of such holders. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by any change in voting rights attached to any class, any change in the number of authorised shares of any class, or the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Inspection of Books and Records. Holders of our ordinary shares have no general right under our Third A&R articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our Third A&R memorandum and articles of association authorize our Board of Directors to issue additional ordinary shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares.

Our Third A&R memorandum and articles of association authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our Shareholders to the extent authorized but unissued.

Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our Third A&R memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable. Our authorized, but unissued ordinary shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

126

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Nomination and Removal of Directors and Filling Vacancies on Board. At any time or from time to time, the Board shall have the power to appoint any person as a Director either to fill a casual vacancy on the Board or as an additional Director to the existing Board subject to any maximum number of Directors, if any, as may be determined by the members in general meeting.

Each Director shall hold office for the term, if any, fixed by the terms of his appointment or until his office is vacated pursuant to the Third A&R memorandum and articles of association.

A Director is not required to hold any shares in the company by way of qualification nor is there any specified upper or lower age limit for Directors either for accession to or retirement from the Board.

A Director may be removed from office by an ordinary resolution of the Company (but without prejudice to any claim for damages under any agreement between the Director and the Company) and the Company may by ordinary resolution appoint another in his place.

The office of a Director shall be vacated if he:

(i)	resigns;

(ii)	dies;

(iii)	is declared to be of unsound mind and the Board resolves that his office be vacated;

(iv)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(v)	he is prohibited from being or ceases to be a director by operation of law;

(vi)	without special leave, is absent from meetings of the Board for three consecutive meetings, and the Board resolves that his office is vacated;

(vii)	has been required by Nasdaq Capital Market to cease to be a Director; or

(viii)	is removed from office by a simple majority of the Directors or otherwise pursuant to the Third A&R articles of association.

From time to time the Board may appoint one or more of its body to be managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the company for such period and upon such terms as the Board may determine, and the Board may revoke or terminate any of such appointments. The Board may also delegate any of its powers to committees consisting of such Director(s) or other person(s) as the Board thinks fit, and from time to time it may also revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the Board.

127

Anti-Money Laundering — Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our Directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

128

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a “data controller”, while certain of the Company’s service providers, affiliates and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

129

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfills the Company’s obligation in this respect); (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by accessing their website here: ombudsman.ky.

Differences in Corporate Law

The Companies Act is modeled, to a large extent, after the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits merger and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Act subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

130

Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by either (i) a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, or (ii) seventy-five per cent in value of each class of shareholders with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

The Companies Act also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a takeover offer is made and accepted by holders of not less than 90.0% of the shares within four months after the making of the offer, the offeror may, within a two-month period commencing on the expiration of such four month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained;

●	an act purports to abridge or abolish the individual rights of a shareholder; and

131

●	those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our Third A&R memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default, or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Third A&R articles of association provide that our Shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

132

Under Cayman Islands law, the fiduciary duties owed by a director and officer include (a) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole, (b) a duty to exercise their powers for the purposes for which they were conferred and not for a collateral purpose, (c) a duty to avoid improperly fettering the exercise of future discretion, (d) a duty to avoid any conflict of interest between the director’s duty to the company and the director’s personal interests, and (e) a duty to exercise independent judgment. In addition to the above, directors also owe a duty of care which is not fiduciary in nature. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our Third A&R articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Third A&R articles of association allow our Shareholders holding in aggregate not less than one-third of the voting rights (on a one vote per share basis) in the share capital of our Company to requisition an extraordinary general meeting of our Shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Third A&R articles of association do not provide our Shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our Third A&R articles of association do not provide for cumulative voting. As a result, our Shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Third A&R articles of association, directors may be removed with or without cause, by an ordinary resolution of our Shareholders. In addition, a director’s office shall be vacated if the director (i) resigns, (ii) dies, (iii) is declared to be of unsound mind and the board of directors resolves that his office be vacated; (iv) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally; (v) is prohibited from being or ceases to be a director by operation of law; (vi) without special leave, is absent from meetings of the board of directors for three consecutive meetings, and the board of directors resolves that his office is vacated; (vii) has been required by Nasdaq Capital Market to cease to be a director; or (viii) is removed from office by a simple majority of the directors or otherwise pursuant to any other provisions of our Third A&R articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

133

The Cayman Islands has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands, by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Third A&R articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Third A&R articles of association, if our share capital is divided into more than one class of shares, we may, subject to any rights or restrictions for the time being attached to any class, only vary the rights attached to any class with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the approval of a resolution passed by at least two-thirds of the votes cast by the holders of the shares of that class present and voting in person or by proxy at a separate meeting of such holders. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by any change in voting rights attached to any class, any change in the number of authorised shares of any class, or the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, our Third A&R memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Third A&R memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Third A&R memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

134

PLAN OF DISTRIBUTION

The Company has engaged GT Securities, Inc., or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our Class A ordinary shares offered by this prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the ordinary shares being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering; provided, however, the Company will not close this offering unless the Merger is also closed and Nasdaq has provided the requisite approval for the Company’s Class A ordinary shares to continue trading on the Nasdaq Capital Market. The placement agent may retain sub-agents and selected dealers in connection with this offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement, including but not limited to: (i) a covenant to not enter into variable rate financings for a period of [    ] following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for [    ] from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include, but are not limited to:

- standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

- covenants regarding matters such as registration of shares issued and issuable upon exercise of the pre-funded warrants, no integration with other offerings, no shareholder rights plans, use of proceeds, indemnification of purchasers, reservation and listing of ordinary shares, and no subsequent equity sales for [    ].

Delivery of the Class A ordinary shares offered hereby is expected to occur on or about         , 2026, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per share price and total cash fees we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus.

	Per Class A Ordinary Share
Placement Agent Fees	$
Total		$(1)

We have agreed to pay the placement agent an aggregate fee equal to 5.0% of the aggregate gross proceeds received in the offering. We have also agreed to reimburse the placement agent for its legal fees and expenses and other out-of-pocket expenses. Any individual expense in excess of $5,000, any expenses in excess of $150,000 in the aggregate, and any expenses payable to a third party (other than expenses related to travel in connection with this offering) will be reimbursable only if such expenses were incurred with the prior written approval of the Company.

We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent’s cash fee and expenses payable by us, will be approximately $____. After deducting the fees and expenses due to the placement agent and our estimated expenses in connection with this offering, assuming we sell all of the shares offered hereby, we expect the net proceeds from this offering will be approximately $____ (assuming $____ of gross proceeds are received).

135

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Lock-up Agreements

We and each of the Company’s officers and directors have agreed with the placement agent to be subject to a lock-up period of ____ following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, the Company and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our ordinary shares or any securities convertible into, or exercisable or exchangeable for, ordinary shares, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing and Transfer Agent

Our Class A Ordinary shares are listed on the Nasdaq Capital Market under the symbol “TGHL.” The transfer agent and registrar for our ordinary shares is Transhare Corporation, located at Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater FL 33764.

136

TAXATION

The following are material Cayman Islands tax, Singapore tax and U.S. federal income tax considerations relevant to an investment in our Class A ordinary shares. This discussion does not address all of the tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding Singapore, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our Class A ordinary shares in their particular circumstances.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A ordinary shares, nor will gains derived from the disposal of our Class A ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of our Class A ordinary shares so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

Singapore Taxation

Income Tax

Individual income tax

An individual is considered a tax resident in Singapore for a particular year of assessment (“YA”) if, during the preceding calendar year, he was physically present in Singapore or was employed in Singapore (other than as a director of a company) for 183 days or more, except for temporary absences.

Individual taxpayers (both tax resident and non-tax resident of Singapore) are liable to pay Singapore individual income tax on income accruing in or derived from Singapore, with specific exemptions. Foreign-sourced income received or deemed received in Singapore by an individual taxpayer is generally exempt from income tax in Singapore, irrespective of an individual’s tax residency status in Singapore, except when such income is acquired through a partnership in Singapore by the individual.

Between calendar year 2016 to calendar year 2022 (i.e. YA 2017 to YA 2023), a Singapore tax resident individual is subject to tax at the progressive rates, ranging from 0% to 22%, after deducting qualifying personal reliefs where applicable. With effect from calendar year 2023 (i.e. YA 2024), a Singapore tax resident individual is subject to tax at the progressive rates, ranging from 0% to 24%. Non-Singapore tax resident individuals generally face a flat tax rate of 15% on employment income or the progressive resident tax rates, whichever results in a higher tax amount. All other income derived or accruing in Singapore (such as director’s fee, consultation fees, rental income and all other income) will be subject to a flat tax rate of 22% (up to calendar year 2022 or YA 2023), and 24% (from calendar year 2023 or YA 2024 onwards).

137

Corporate income tax

A company is considered a Singapore tax resident if the control and management of the company’s business is exercised in Singapore. A Singapore tax resident corporate taxpayer is liable to pay Singapore income tax on income accruing in or derived from Singapore and income derived from outside Singapore (i.e. foreign-sourced income) which is received or deemed received in Singapore, unless otherwise exempted.

Tax exemption will be granted to a Singapore tax resident corporate taxpayer on its foreign-sourced dividends, foreign branch profits and foreign-sourced service income (“specified foreign income”) received or deemed to be received in Singapore, subject to satisfaction of the qualifying conditions.

A non-Singapore tax resident corporate taxpayer conducting trade or business in Singapore, is subject to Singapore income tax on income accruing in or derived from Singapore, and foreign-sourced income received or deemed received in Singapore.

The prevailing corporate tax rate in Singapore is 17% and taxpayers are entitled to claim partial tax exemption on the first S$200,000 of a company’s normal chargeable income as follows:

●	75% on the first S$10,000 of normal chargeable income; and

●	50% on the next S$190,000 of normal chargeable income.

Additionally, new start-up companies will, subject to certain conditions, be eligible for partial tax exemption on the first S$200,000 of normal chargeable income in their first three consecutive years of assessment as follows:

●	75% exemption on the first S$100,000 of normal chargeable income; and

●	50% exemption on the next S$100,000 of normal chargeable income.

Capital Gains Tax

Singapore currently does not impose tax on capital gains. Any gains derived from the disposal of our Class A ordinary shares which are considered to be capital in nature will not be subject to tax in Singapore. However, gains arising from the disposal of investments may be considered income in nature and if they arise from or are otherwise connected with the activities of a trade or business carried on in Singapore, they may consequently be subject to Singapore income tax. There are no specific laws or regulations governing whether a gain should be characterised as income or capital in nature. The characterization of gains arising from the disposal of our Class A ordinary shares will depend primarily on the facts and circumstances of each Shareholder. Given that the facts and circumstances of each Shareholder will differ, it is recommended that Shareholders seek advice from their own tax advisers regarding the Singapore tax implications relevant to their individual circumstances.

Singapore offers certainty on the non-taxability of gains derived by a corporate taxpayer from the disposal of ordinary shares (with certain exceptions) between 1 June 2012 and 31 December 2027 (both dates inclusive) where the divesting company has held at least 20% of the ordinary shares in the investee company for a continuous period of at least 24 months immediately preceding the disposal.

All Shareholders and investors are advised to consult their own tax advisers concerning the Singapore income tax implications associated with their subscription for, purchase, holding and disposal of our Shares.

Moreover, Shareholders who have adopted, or are required to adopt, the Singapore Financial Reporting Standards (International) (“SFRS (I)”) 9 (Financial Instruments) may be required to recognize gains or losses in accordance with the provisions of SFRS (I) 9 irrespective of whether there is any disposal of our Class A ordinary shares. If such is the case, any gain or loss on the Class A ordinary shares, if held on revenue account, may be subject to taxation or deductible for Singapore income tax purposes notwithstanding such gain or loss being unrealized. Gains or losses (whether realized or unrealized) arising from our Class A ordinary shares held on capital account will not be subject to tax or deductible. Shareholders potentially subjected to such tax treatment should seek advice from their own accounting and tax advisers regarding the Singapore income tax implications that may arise from the adoption of SFRS (I) 9 in relation to their subscription for, purchase, holding and disposal of our Class A ordinary shares.

138

Goods and Services Tax (“GST”)

The sale of our Class A ordinary shares by a GST-registered investor belonging in Singapore to another person belonging in Singapore is an exempt supply and is therefore not subject to GST. Any input GST (e.g. GST on brokerage) incurred by the GST-registered investor in making such an exempt supply is generally not recoverable from the Comptroller of GST and constitutes an additional cost to the investor, unless certain conditions specified under the GST legislation or certain GST concessions are met by the investor. Where our Class A ordinary shares are sold by a GST-registered investor to a person belonging outside Singapore, and the supply directly benefits:

●	a person who belongs in a country other than Singapore and who is outside Singapore at the time of the sale; or

●	a GST-registered person who belongs in Singapore,

the sale of the Class A ordinary shares qualifies for zero-rating (i.e. subject to GST at 0%). As a general rule, any input GST incurred by a GST-registered investor in the making of this zero-rated supply in the course of or furtherance of his business activities, may be recovered from the Comptroller of GST as input tax credit, subject to the normal input tax recovery rules.

Investors are advised to seek their own tax advice regarding the recoverability of GST incurred on expenses related to the purchase and disposition of our Class A ordinary shares. Services consisting of arranging, broking, underwriting or advising on the issue, allotment or transfer of ownership of our Class A ordinary shares provided by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor’s purchase, sale or holding of our Shares should be subject to GST at the standard rate, presently at 9%. Such services should qualify for zero-rating if these services are contractually supplied to an investor belonging outside Singapore and the supply directly benefits:

●	a person who belongs in a country other than Singapore and who is outside Singapore at the time the services are performed; or

●	a GST-registered person who belongs in Singapore.

Dividend Distributions

Singapore operates under the one-tier corporate taxation system (“One-Tier System”). Under the One-Tier System, the tax paid by a Singapore tax resident company constitutes a final tax. All dividends disbursed by a Singapore tax resident company are exempted from tax in Singapore for Shareholders regardless of their tax residency and whether the Shareholder is a company or an individual. Presently, Singapore does not impose withholding tax on dividends.

All foreign Shareholders/investors are advised to consult their own tax advisers regarding the tax laws of their respective countries of residence pertaining to the dividends received by them and the applicability of any double taxation agreement between their country of residence and Singapore.

139

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A ordinary shares. This summary applies only to U.S. Holders that hold our Class A ordinary shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A ordinary shares through such entities.

140

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our Class A ordinary shares.

Persons considering an investment in our Class A ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Class A ordinary shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Tax Residence of The Growhub Limited for United States Federal Income Tax Purposes

Under U.S. federal income tax law, a corporation is generally considered a tax resident in the jurisdiction of its organization or incorporation. Thus, as a corporation organized under the laws of the Cayman Islands, we should generally be classified as a non-U.S. corporation for U.S. federal income tax purposes. In certain circumstances, however, under Section 7874 of the Code, a corporation organized outside of the U.S. will be treated as a U.S. corporation unless one or more exceptions apply.

Section 7874 is generally implicated when a non-U.S. corporation acquires, directly or indirectly, substantially all of the properties held, directly or indirectly, by a U.S. corporation, including by acquiring all of the stock of the U.S. corporation. If, immediately after such an acquisition, former shareholders of the U.S. corporation are considered to hold, for purposes of Section 7874, 80% or more (by vote or value) of the stock of the acquiring non-U.S. corporation by reason of holding stock of the U.S. corporation, and the acquiring non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the acquiring non-U.S. corporation’s country of organization or incorporation, the acquiring non-U.S. corporation will be treated as a U.S. corporation for United States federal income tax purposes. In such event, the acquiring non-U.S. corporation would be subject to U.S. corporate income tax on its worldwide income, and the income of its non-U.S. subsidiaries could be subject to U.S. tax under the United States federal income tax rules for controlled foreign corporations.

The determination of the percentage of stock of the acquiring non-U.S. corporation treated as held by former shareholders of the U.S. corporation for purposes of Section 7874, or the Section 7874 ownership percentage, is subject to various adjustments and exceptions. Under one such rule, stock of the acquiring non-U.S. corporation held by members of the acquiring non-U.S. corporation’s “expanded affiliated group” is not treated as held by former shareholders of the U.S. corporation by reason of holding stock of the U.S. corporation. For this purpose, an “expanded affiliated group” generally means one or more chains of corporations connected through stock ownership with a common parent corporation, where more than 50% of the stock (by vote and value) of each member other than the common parent is owned directly by one or more other members.

On July 14, 2026, we entered into the Merger Agreement with EnChem and the Target Shareholder, which currently owns all of the outstanding stock of EnChem. Pursuant to the Merger Agreement, Merger Sub, our wholly owned subsidiary, will merge with and into EnChem, with EnChem surviving as our wholly owned subsidiary, and the Target Shareholder will receive our Class A ordinary shares in exchange for its EnChem stock. EnChem, the Target Shareholder, and the Company intend to enter into the Merger Agreement Amendment. Upon completion of the Merger, the Target Shareholder is expected to own a number of Class A ordinary shares equal to (i) US$400,000,000 divided by (ii) the average closing price of the Class A ordinary shares on Nasdaq for the twenty (20) trading days immediately preceding the closing date (after excluding the highest and lowest closing prices and on a split adjusted basis giving effect to the Reverse Stock Split), or such greater number of Class A ordinary shares as shall constitute eighty-five percent (85%) of the fully-diluted shares of the post-closing Company.

141

We expect that the Merger will constitute an indirect acquisition by us of substantially all of the properties held by EnChem, and we do not expect our expanded affiliated group to have substantial business activities in the Cayman Islands following the Merger. However, because the Target Shareholder is expected to own more than 50% of our ordinary shares (by vote and value) immediately after the Merger, we expect that, for U.S. tax purposes, the Target Shareholder will be treated as the common parent of an expanded affiliated group that includes us. As a result, we believe that the Class A ordinary shares received by the Target Shareholder in the Merger will not be treated as held by former shareholders of EnChem for purposes of determining the Section 7874 ownership percentage. Because the Target Shareholder is the sole shareholder of EnChem, we believe that the Section 7874 ownership percentage with respect to the Merger will be substantially less than 60% and that the Merger will not trigger the application of Section 7874. Accordingly, we expect that we will not be treated as a U.S. corporation for United States federal income tax purposes as a result of the Merger.

Notwithstanding, the determination of the Section 7874 ownership percentage and the application of the rules described above are complex and subject to factual and legal uncertainties. Our expectation is based on certain factual assumptions, including that the Target Shareholder will continue to own more than 50% of our ordinary shares (by vote and value), taking into account any transactions related to the Merger, and that no transfer of our ordinary shares or other transaction related to the Merger will cause the ordinary shares received by the Target Shareholder in the Merger to be taken into account in determining the Section 7874 ownership percentage. Moreover, changes to Section 7874 or the U.S. Treasury Regulations promulgated thereunder (or other relevant provisions of United States federal income tax law), which could be given prospective or retroactive effect, could adversely affect the Section 7874 analysis with respect to our status as a non-U.S. corporation for United States federal income tax purposes. As a result, there can be no assurance that the IRS will agree with the position that we should not be treated as a U.S. corporation for United States federal income tax purposes. If the IRS were to prevail with an assertion that the rules described above do not apply with respect to the Merger, or that the Merger or any related transaction violated any of the section 7874 anti-abuse rules or other substance-over-form or similar principles, we could be treated as a U.S. corporation for United States federal income tax purposes.

The remainder of this discussion assumes that we will not be treated as a U.S. corporation for United States federal income tax purposes.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Class A ordinary shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, Class A ordinary shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our Class A ordinary shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Class A ordinary shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

142

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A ordinary shares. Any capital gain or loss will be long term if the Class A ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A ordinary shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A ordinary shares), and (ii) any gain realized on the sale or other disposition of Class A ordinary shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

143

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A ordinary shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A ordinary shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A ordinary shares held at the end of the taxable year over the adjusted tax basis of such Class A ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A ordinary shares over the fair market value of such Class A ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A ordinary shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A ordinary shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

144

EXPENSES OF THIS OFFERING

Set forth below is an itemization of our total expenses, which are expected to be incurred in connection with the offer and sale of the Class A ordinary shares by us. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission registration fee	$752.55
The Nasdaq Capital Market listing fee	$50,000
Legal fees and expenses	$250,000
Accounting fees and expenses	$300,000
Miscellaneous	$5,000
Total	$605,752.55

LEGAL MATTERS

The validity of the Class A ordinary shares being offered by this prospectus and other legal matters relating to Cayman Islands law will be passed upon for the Company by Harneys Westwood & Riegels Singapore LLP. Certain legal matters with respect to the United States federal securities law and New York law will be passed upon for the Company by The Crone Law Group, P.C. Certain legal matters relating to this offering will be passed upon for the placement agent by ArentFox Schiff LLP, Washington, D.C.

EXPERTS

The consolidated balance sheets of THE GROWHUB LIMITED as of December 31, 2025, the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the year ended December 31, 2025, and the related notes, incorporated by referenced in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of Assentsure PAC, an independent registered public accounting firm given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheets of THE GROWHUB LIMITED as of December 31, 2024, the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for each of the years in the two years period ended December 31, 2024, and the related notes, incorporated by referenced in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of Audit Alliance LLP, an independent registered public accounting firm given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheets of EnChem America, Inc. as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2025 appearing elsewhere in this prospectus, have been audited by TAAD LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report (which contains an explanatory paragraph relating to the EnChem’s ability to continue as a going concern as described in Note 1 to the financial statements) given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial statements of EnChem America, Inc. as of June 30, 2026 and for the six-month periods ended June 30, 2026 and 2025, included in this prospectus, TAAD LLP, an independent registered public accounting firm, reported that they applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, their separate report dated November 10, 2026, appearing herein (which includes an explanatory paragraph relating to EnChem’s ability to continue as a going concern), states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. TAAD LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a ‘report’ or a ‘part’ of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this Offering or any purchase or sale of securities in connection with this Offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

145

Harney Westwood & Riegels Singapore LLP (“Harneys”), our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Harneys has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; (vi) is not of a kind the enforcement of which is contrary to the principles of natural justice; and (vii) is not contrary to the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Also, our principal executive offices and substantially all of our assets are located in Singapore. In addition, most of our directors and officers are nationals or residents of Singapore and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

An investor may or may not be able to commence an original action against us or our directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

The Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States; or (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal) in the federal or state courts of the United States (provided that it has jurisdiction over the parties subject to such judgment) under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment or earlier foreign judgement recognized in Singapore that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the recognition or enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive or penal damages against us and our Directors and/or our Executive Officers, we are unaware of any reported decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is recognizable or enforceable in Singapore.

146

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this Offering of our Class A ordinary shares. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement or the exhibits and schedules filed therewith. The rules and regulations of the SEC allow the Company to omit certain information from this prospectus that is included in the registration statement. Statements contained in this prospectus regarding the contents of any contract, agreement or other document are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants, including this registration statement, that file electronically with the SEC. The address is www.sec.gov.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

The Company is subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements file reports with the SEC. Those other reports or other information may be inspected without charge at the location or website described above. As a foreign private issuer, the Company will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Company will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited interim financial information for the first six months of each fiscal year.

The Company maintains a corporate website at https://thegrowhub.co/. Information contained on, or that can be accessed through, the Company’s website does not constitute a part of this prospectus.

147

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 15, 2026, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

(2)	the Company’s Report of Foreign Private Issuer on Form 6-K, filed with the SEC on November 10, 2026, which contains our unaudited consolidated financial statements for the six-month period ended June 30, 2026; and

(3)	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on August 25, 2025, including any amendments and reports filed for the purpose of updating such description.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 1 Paya Lebar Link 4th Floor, Paya Lebar Quarter One, Singapore 408533, Attention: Chan Choon Yew Lester, Chief Executive Officer, +65 8899 0760. Additionally, copies of the documents incorporated herein by reference may be accessed at our website at https://thegrowhub.co/. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our Class A ordinary shares.

148

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined balance sheet is based on historical balance sheets of the THE GROWHUB LIMITED and Enchem America, Inc and has been prepared to reflect the acquisition as if it had been consummated on June 30, 2026. The pro forma combined statements of operations have been prepared to reflect the acquisition as if it had been consummated on January 1, 2026. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 combines the historical consolidated statement of operations for the six months ended June 30, 2026 of the THE GROWHUB LIMITED and Enchem America, Inc.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in connection with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of Growhub as of and for the six-month period ended June 30, 2026 and the related notes included in this prospectus;

●	the historical unaudited financial statements of EnChem as of and for the six-month period ended June 30, 2026 and the related notes included in this prospectus;

●	the historical audited consolidated financial statements of Growhub as of and for the year ended December 31, 2025 and the related notes included in this prospectus;

●	the historical audited financial statements of EnChem as of and for the year ended December 31, 2025 and the related notes included this prospectus;

●	the sections entitled “Growhub Management’s Discussion and Analysis of Financial Condition and Results of Operations of Growhub,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EnChem,” and other financial information relating to Growhub and EnChem.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS AS AT JUNE 30, 2026

(In U.S. dollars except share and per share data)

	THE GROWHUB LIMITED	Enchem and its subsidiary	Adjustments		Proforma As of June 30, 2026
	$	$	$		$
ASSETS
CURRENT ASSETS:
Cash and cash equivalent	13,015	1,346,607	8,067,502	[A]	9,427,124
Accounts receivable, net	319,800	21,493,876	-		21,813,676
Trade accounts receivable – related parties	-	511,306	-		511,306
Loans receivable from parent	-	13,890,000	-		13,890,000
Inventories, net	-	24,913,596	-		24,913,596
Prepayments	-	3,340,612	-		3,340,612
Other current assets	86,100	-	-		86,100
TOTAL CURRENT ASSETS	418,915	65,495,997	8,067,502		73,982,414

Property and equipment, net	1,158	103,747,230	-		103,748,388
Goodwill	-	-	13,556,616	[B]	13,556,616
Operating lease right of use assets	50,762	-			50,762
Other non-current assets	-	2,697,497			2,697,497
TOTAL NON-CURRENT ASSETS	51,920	106,444,727	13,556,616		120,053,263
TOTAL ASSETS	470,835	171,940,724	21,624,118		194,035,677

CURRENT LIABILITIES:
Accounts payable		26,851,151	-		26,851,151
Trade payable-related party		5,865,402	-		5,865,402
Notes payable to banks	-	31,134,171	-		31,134,171
Other payables	-	7,506,369	-		7,506,369
Taxes payable	61,625	80,255	-		141,880
Operating lease liabilities, current	29,995	-	-		29,995
Accrued expenses	505,271	2,172,592	-		2,677,863
Working capital loan from related party	2,505,409	2,435,181	-		4,940,590
TOTAL CURRENT LIABILITIES	3,102,300	76,045,121	-		79,147,421

LONG TERM LIABILITIES
Operating lease liabilities, noncurrent	20,932	-	-		20,932
Financing obligation	-	2,000,000	-		2,000,000
TOTAL NON-NT LIABILITIES	20,932	2,000,000	-		2,020,932
TOTAL LIABILITIES	3,123,232	78,045,121	-		81,168,353

SHAREHOLDERS’ EQUITY:
Class A Ordinary shares, US$0.0005 par value, 75,000,000 shares authorized, 14,866,470 shares issued as of June 30, 2026 respectively.	7,527	-	479,390	[C]	486,917
Common stock, $10 par value, authorized 20,000,000 shares, issued and outstanding 1,000,000 shares as of June 30, 2026.		10,000,000	(10,000,000)	[C]	-
Class B Ordinary shares, US$0.0005 par value, 25,000,000 shares authorized, 10,433,340 shares issued as of June 30, 2026 respectively.	5,318	-	(5,318)	[C]	-
Additional paid in capital	15,993,716	97,539,821	12,491,088	[C]	126,024,625
Accumulated deficit	(18,892,504)	(13,644,218)	18,892,504	[D]	(13,644,218)
Accumulated other comprehensive gain	233,546	-	(233,546)	[E]	-
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(2,652,397)	93,895,603	21,624,118		112,867,324
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	470,835	171,940,724	21,624,118		194,035,677

149

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE SIX MONTHS ENDED JUNE 30, 2026

	THE GROWHUB LIMITED	Enchem and its subsidiaries	Pro forma For the six months ended June 30,2026
	$	$	$
NET REVENUE	478,608	50,377,547	50,856,155

COST OF REVENUE	69,774	38,598,585	38,668,359

GROSS PROFIT	408,834	11,778,962	12,187,796

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	622,809	10,845,017	11,467,826

(LOSS) FROM OPERATIONS	(213,975)	933,945	719,970

Interest income	-	282,407	282,407
Interest expenses	(37,025)	(1,580,749)	(1,617,774)
Other income		207,815	207,815
Other expenses	(76,717)	-	(76,717)
TOTAL OTHER EXPENSE	(113,742)	(1,090,527)	(1,204,269)

LOSS BEFORE INCOME TAX PROVISION	(327,717)	(156,582)	(484,299)

INCOME TAX EXPENSE	61,554	55,693	117,247

NET LOSS	(389,271)	(212,275)	(601,546)

OTHER COMPREHENSIVE LOSS
Foreign currency adjustment	19,851	-	19,851

TOTAL COMPREHENSIVE LOSS	(369,420)	(212,275)	(581,695)

Weight average number of ordinary shares used in computing net loss per share	2,529,981	92,807,425	97,344,367

Basic and dilutive loss per share	(0.15)	(0.00)	(0.01)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 14, 2026, THE GROWHUB LIMITED entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EnChem Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Target Shareholder”) and EnChem America, Inc., a Georgia privately-held corporation and wholly-owned subsidiary of the Target Shareholder (“EnChem”). The Merger Agreement contemplates that at the effective time of the Merger (the “Effective Time”), the Company will acquire 100% of EnChem’s outstanding shares of common stock in exchange for 92,807,425 Class A (post-Reverse Stock Split) ordinary shares of the Company as shall constitute ninety-seven point three five percent (97.35%) of the fully-diluted shares of the Company, which will constitute a change in control resulting in the Company acquiring the business of EnChem. The pro forma financial information is presented based on an issuance of 92,807,425 Class A ordinary shares of the Company, which represents the weighted average number of ordinary shares used in computing net loss per share. Upon consummation of the Merger, EnChem will become a wholly-owned subsidiary of the Company, and the Target Shareholder and existing Company shareholders will own approximately 97.35% and 2.65%, respectively, of the outstanding shares of the post-closing Company (the “Combined Company”).

The agreed equity value of EnChem for purposes of the Merger is a minimum of USD 400,000,000, represented by the issuance of 92,807,425 Class A ordinary shares at a purchase price of USD 4.31 per share, which is the last reported sales price of Growhub’s Class A ordinary shares on the Nasdaq Capital Market on November 6, 2026

In the unaudited pro forma condensed combined financial information included elsewhere in this prospectus, the public offering has been reflected as a pro forma transaction assuming that (i) 2,006,961 Class A ordinary shares are issued and sold at US$4.31 per share (presented on a post-split basis to reflect the Reverse Stock Split)., generating gross proceeds of US$8,650,002, and (ii) the net proceeds thereof, after deducting estimated placement agent fees and offering expenses, are added to the Combined Company’s cash and cash equivalents and stockholders’ equity as of June 30, 2026 ,and (iii) the conversion of Class B ordinary shares into Class A ordinary shares presented on a post-split basis to reflect the Reverse Stock Split.. The pro forma adjustments described above are presented for illustrative purposes only and are based on the assumptions set forth herein. The actual number of Class A ordinary shares issued and sold, the actual offering price per share and the actual gross and net proceeds of the Public Offering may differ, potentially materially, from the assumptions used in the pro forma financial information, and any such differences could result in adjustments to the pro forma amounts presented. Accordingly, the pro forma financial information should not be relied upon as being indicative of the results that would have been obtained had the Public Offering been completed on the assumed terms or at the assumed time, or of the results that may be obtained in the future.

Note 1 Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (herein referred to as “Article 11”).

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of the The GrowHub Limited and Enchem America, Inc and has been prepared to reflect the acquisition as if it had been consummated on June 30, 2026. The pro forma combined statements of operations have been prepared to reflect the acquisition as if it had been consummated on January 1, 2026. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 combines the historical consolidated statement of operations for the six months ended June 30, 2026 of the The GrowHub Limited and Enchem America, Inc.

The Merger is accounted for as a reverse acquisition and a business combination using the acquisition method of accounting in accordance with ASC 805. While GrowHub is the legal acquirer and Enchem was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:(1) Relative voting rights, since the former shareholders of Enchem own 95.34% of GrowHub’ outstanding common shares immediately following the closing of the Merger; (2) Composition of the management, the management of Enchem will assume key positions in the management of GrowHub; (3) Premium, $400,000,000 fair value of the consideration issued significantly exceeded the pre-merger market capitalization of GrowHub. Consequently, Enchem is deemed to be the acquiring company for accounting purposes, and the Merger is accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. Accordingly, the assets and liabilities of GrowHub will be measured at fair value and added to the assets and liabilities of Enchem, and the historical results of operations of Enchem will be reflected in the results of operations of GrowHub following the Merger.

The total acquisition consideration (for accounting purposes) is equal to fair value of the number of equity interests that Enchem would have had to issue to give the owners of GrowHub the same percentage equity interest in the combined company that results from the Merger. The related fair value of equity interests of Enchem is based on preliminary management valuations.

Under the acquisition method of accounting, identifiable assets and liabilities of GrowHub will be recorded based on their estimated fair values as of the Effective Time. Goodwill is calculated as the difference between the estimated acquisition consideration and fair values of identifiable net assets acquired.

150

The estimated acquisition consideration and the preliminary allocation of the estimated acquisition consideration are, in part, based upon a preliminary management valuation, as described below, and GrowHub’s estimates and assumptions, which are subject to change.

Cash	13,015
Accounts receivable, net	319,800
Other current assets	86,100
Right of Use Assets	50,762
Property and equipment,net	1,158
Total assets	470,835
Working capital loan from a related party	2,505,409
Operating lease liabilities, current	29,995
Accrued expenses and other payables	505,271
Tax payable	61,625
Operating lease liabilities, noncurrent	20,932
Total liability	3,123,232
Fair value of Pro forma Net asset	(2,652,397)
Goodwill	13,556,616
Total estimated consideration (for accounting purpose)	10,904,219

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition occurred on the indicated date, or during the operational periods presented, nor is it necessarily indicative of the future financial position or operating results. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The final determination of the fair value of the identifiable net assets acquired may change significantly from these preliminary estimates. The actual acquisition accounting of the Merger will be based on the fair value of the acquisition consideration and the fair values of GrowHub’s assets and liabilities as of the Effective Time.

Note 2 Pro forma Adjustments

The pro forma adjustments in the unaudited pro forma condensed combined financial information, which represent only transaction accounting adjustments, are as follows:

[A] To record the 2,006,961 Class A ordinary shares issued and sold at US$4.31 per share

[B] To record the goodwill from Enchem’s acquisition of GrowHub (for accounting purpose)

[C] To record the exchange of Enchem’s common stock for GrowHub’s common shares and the conversion of Class B ordinary shares into Class A ordinary shares

[D] To eliminate GrowHub’s historical deficit

[E] To eliminate GrowHub’s historical other comprehensive income

Note 3 Loss per share

Net loss per share is calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2026. As the Merger is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger have been outstanding for the entire periods presented.

The accompanying unaudited pro forma condensed combined balance sheet as at December 31, 2025 gives effect to the EnChem Merger as if it had been consummated on December 31, 2025; and the accompanying unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2025 gives effect to the Acquisition as if it had been consummated on January 1, 2025.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2025, combines the historical consolidated balance sheet of Growhub as of December 31, 2025 with the historical balance sheet of EnChem as of December 31, 2025 giving further effect to the pro forma adjustments described in Note 1 to the “Notes To The Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus, as if they had been consummated as of December 31, 2025.

The following unaudited pro forma consolidated combined statements of operations and comprehensive loss for the year ended December 31, 2025 combine the historical consolidated statement of operations of Growhub for the year ended December 31, 2025 and the historical statements of operations of EnChem for the twelve months ended December 31, 2025 giving effect to the pro forma adjustments described in Note 1 to the “Notes To The Unaudited Pro Forma Consolidated Combined Financial Information” included in this prospectus, as if they had been consummated on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in connection with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of EnChem as of and for the year ended December 31, 2025 and the related notes included in this prospectus;

●	the historical audited consolidated financial statements of Growhub as of and for the year ended December 31, 2025 and the related notes included in this prospectus;

●	the historical audited financial statements of EnChem as of and for the year ended December 31, 2025 and the related notes included this prospectus;

●	the sections entitled “Growhub Management’s Discussion and Analysis of Financial Condition and Results of Operations of Growhub,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EnChem,” and other financial information relating to Growhub and EnChem.

151

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS AS AT DECEMBER 31, 2025

(In U.S. dollars except share and per share data)

	THE GROWHUB LIMITED	Enchem and its subsidiary	Adjustments		Proforma As of December 31, 2025
	$	$	$		$
ASSETS
CURRENT ASSETS:
Cash and cash equivalent	905,187	1,651,873	8,067,502	[A]	10,624,562
Accounts receivable, net	690	17,401,064	-		17,401,754
Trade accounts receivable – related parties		774,751	-		774,751
Loans receivable from parent	-	4,900,000	-		4,900,000
Inventories, net	-	19,786,054	-		19,786,054
Prepayments	-	1,440,359	-		1,440,359
Advanced manufacturing production credit (AMPC) receivable, net	-	9,281,685	-		9,281,685
Other current assets	54,051	-	-		54,051
TOTAL CURRENT ASSETS	959,928	55,235,786	8,067,502		64,263,216

Property and equipment, net	328	100,816,095	-		100,816,423
Intangible assets, net	52,051	-	-		52,051
Goodwill	-	-	13,203,348	[B]	13,203,348
Operating lease right of use assets	10,702	-	-		10,702
Other non-current assets	-	2,489,812	-		2,489,812
TOTAL NON-CURRENT ASSETS	63,081	103,305,907	13,203,348		116,572,336
TOTAL ASSETS	1,023,009	158,541,693	21,270,850		180,835,552

CURRENT LIABILITIES:
Accounts payable	148	17,270,650	-		17,270,798
Trade payable-related party		5,984,502	-		5,984,502
Notes payable to banks	-	34,347,426	-		34,347,426
Long term borrowings- current portion	-	33,766	-		33,766
Oher payables	-	3,094,900	-		3,094,900
Taxes payable	446	46,562	-		47,008
Operating lease liabilities, current	9,271	-	-		9,271
Accrued expenses	859,510	3,538,930	-		4,398,440
Working capital loan from related party	2,451,105	117,079	-		2,568,184
TOTAL CURRENT LIABILITIES	3,320,480	64,433,815	-		67,754,295

LONG TERM LIABILITIES
Operating lease liabilities, noncurrent	1,658	-	-		1,658
TOTAL NON-NT LIABILITIES	1,658	-	-		1,658
TOTAL LIABILITIES	3,322,138	64,433,815	-		67,755,953

SHAREHOLDERS’ EQUITY:
Class A Ordinary shares, US$0.0005 par value, 75,000,000 shares authorized, 1,486,647 shares issued as of December 31, 2025 respectively.	7,576	-	479,425	[C]	487,001
Common stock, $10 par value, authorized 20,000,000 shares, issued and outstanding 1,000,000 shares as of December 31, 2025.		10,000,000	(10,000,000)	[C]
Class B Ordinary shares, US$0.0005 par value, 25,000,000 shares authorized, 10,433,340 shares issued as of December 31, 2025 respectively.	5,353	-	(5,353)		-
Additional paid in capital	16,097,209	97,539,821	12,387,511	[C]	126,024,541
Accumulated deficit	(18,622,962)	(13,431,943)	18,622,962	[D]	(13,431,943)
Accumulated other comprehensive gain	213,695	-	(213,695)	[E]	-
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(2,299,129)	94,107,878	21,270,850		113,079,599
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	1,023,009	158,541,693	21,270,850		180,835,552

152

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE YEAR ENDED DECEMBER 31, 2025

	THE GROWHUB LIMITED	Enchem and its subsidiaries	Pro forma For the years ended December 31,2025
	$	$	$
NET REVENUE	64,574	115,329,101	115,393,674

COST OF REVENUE	77,396	95,302,244	95,379,640

GROSS PROFIT	(12,822)	20,026,857	20,014,034

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,148,767	20,089,289	33,238,055

(LOSS) FROM OPERATIONS	(13,161,589)	(62,432)	(13,224,021)

Interest income	-	31,064	31,064
Interest expenses	(70,621)	(1,388,660)	(1,459,281)
Other expenses	(144,855)	(430,993)	(575,848)
TOTAL OTHER EXPENSE	(215,476)	(1,788,589)	(2,004,065)

(LOSS) BEFORE INCOME TAX PROVISION	(13,377,065)	(1,851,021)	(15,228,086)

INCOME TAX EXPENSE	167	68,777)	68,944

NET LOSS	(13,376,898)	(1,919,798)	(15,297,030)

OTHER COMPREHENSIVE LOSS
Foreign currency adjustment	182,413	-	182,413

TOTAL COMPREHENSIVE LOSS	(13,194,485)	(1,919,798)	(15,114,283)

Weight average number of ordinary shares used in computing net loss per share	2,283,460	92,807,425	97,097,792

Basic and dilutive loss per share	(5.86)	(0.02)	(0.16)

153

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 14, 2026, THE GROWHUB LIMITED entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EnChem Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Target Shareholder”) and EnChem America, Inc., a Georgia privately-held corporation and wholly-owned subsidiary of the Target Shareholder (“EnChem”). The Merger Agreement contemplates that at the effective time of the Merger (the “Effective Time”), the Company will acquire 100% of EnChem’s outstanding shares of common stock in exchange for 92,807,425 Class A ordinary shares of the Company, as shall constitute ninety seven point three five percent 97.35%) of the fully-diluted shares of the Company, which will constitute a change in control resulting in the Company acquiring the business of EnChem. The pro forma financial information is presented based on an issuance of 92,807,425 Class A ordinary shares of the Company, which represents the weighted average number of ordinary shares used in computing net loss per share. Upon consummation of the Merger, EnChem will become a wholly-owned subsidiary of the Company, and the Target Shareholder will own 95.34% of the fully-diluted shares of the post-closing Company, and existing Company shareholders and investors in this offering will together own approximately 4.66% of the fully-diluted shares of the post-closing Company (the “Combined Company”).

The agreed equity value of EnChem for purposes of the Merger is a minimum of USD 400,000,000, represented by the issuance of 92,807,425 Class A ordinary shares at a purchase price of USD 4.31 per share which is the last reported sales price of Growhub’s Class A ordinary shares on the Nasdaq Capital Market on November 6, 2026.

In the unaudited pro forma condensed combined financial information included elsewhere in this prospectus, the public offering has been reflected as a pro forma transaction assuming that (i) 2,006,961 Class A ordinary shares are issued and sold at US$4.31 per share (presented on a post-split basis to reflect the Reverse Stock Split.), generating gross proceeds of US$8,650,002, and (ii) the net proceeds thereof, after deducting estimated placement agent fees and offering expenses, are added to the Combined Company’s cash and cash equivalents and stockholders’ equity as of December 31, 2025,and (iii) the conversion of Class B ordinary shares into Class A ordinary shares presented on a post-split basis to reflect the Reverse Stock Split. The pro forma adjustments described above are presented for illustrative purposes only and are based on the assumptions set forth herein. The actual number of Class A ordinary shares issued and sold, the actual offering price per share and the actual gross and net proceeds of the Public Offering may differ, potentially materially, from the assumptions used in the pro forma financial information, and any such differences could result in adjustments to the pro forma amounts presented. Accordingly, the pro forma financial information should not be relied upon as being indicative of the results that would have been obtained had the Public Offering been completed on the assumed terms or at the assumed time, or of the results that may be obtained in the future.

Note 1 Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (herein referred to as “Article 11”).

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of The GrowHub Limited and Enchem America, Inc. and has been prepared to reflect the acquisition as if it had been consummated on December 31, 2025. The pro forma combined statements of operations have been prepared to reflect the acquisition as if it had been consummated on January 1, 2025. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2025 combines the historical consolidated statement of operations for the year ended December 31, 2025 of The GrowHub Limited and Enchem America, Inc.

The Merger is accounted for as a reverse acquisition and a business combination using the acquisition method of accounting in accordance with ASC 805. While GrowHub is the legal acquirer and Enchem was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:(1) Relative voting rights, since the former shareholders of Enchem will own 95.34% of GrowHub’s fully-diluted shares, and, following the Class B Conversion, at least 85% of the voting power, immediately following the closing of the Merger; (2) Composition of the management, the management of Enchem will assume key positions in the management of GrowHub; (3) Premium, $400,000,000 fair value of the consideration issued significantly exceeded the pre-merger market capitalization of GrowHub. Consequently, Enchem is deemed to be the acquiring company for accounting purposes, and the Merger is accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. Accordingly, the assets and liabilities of GrowHub will be measured at fair value and added to the assets and liabilities of Enchem, and the historical results of operations of Enchem will be reflected in the results of operations of GrowHub following the Merger.

The total acquisition consideration (for accounting purposes) is equal to fair value of the number of equity interests that Enchem would have had to issue to give the owners of GrowHub the same percentage equity interest in the combined company that results from the Merger. The related fair value of equity interests of Enchem is based on preliminary management valuations.

154

Under the acquisition method of accounting, identifiable assets and liabilities of GrowHub will be recorded based on their estimated fair values as of the Effective Time. Goodwill is calculated as the difference between the estimated acquisition consideration and fair values of identifiable net assets acquired.

The estimated acquisition consideration and the preliminary allocation of the estimated acquisition consideration are, in part, based upon a preliminary management valuation, as described below, and GrowHub’s estimates and assumptions, which are subject to change.

Cash	905,187
Accounts receivable, net	690
Other current assets	54,051
Right of Use Assets	10,702
Property and equipment,net	328
Intangible Assets	52,051
Total assets	1,023,009
Working capital loan from a related party	2,451,105
Accounts payable	148
Operating lease liabilities, current	9,271
Accrued expenses and other payables	859,510
Tax payable	446
Operating lease liabilities, noncurrent	1,658
Total liability	3,322,138
Fair value of Pro forma Net asset	(2,299,129)
Goodwill	13,203,348
Total estimated consideration (for accounting purpose)	10,904,219

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition occurred on the indicated date, or during the operational periods presented, nor is it necessarily indicative of the future financial position or operating results. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The final determination of the fair value of the identifiable net assets acquired may change significantly from these preliminary estimates. The actual acquisition accounting of the Merger will be based on the fair value of the acquisition consideration and the fair values of GrowHub’s assets and liabilities as of the Effective Time.

Note 2 Pro forma Adjustments

The pro forma adjustments in the unaudited pro forma condensed combined financial information, which represent only transaction accounting adjustments, are as follows:

[A] To record the 2 million Class A ordinary shares issued and sold at US$4.31 per share

[B] To record the goodwill from Enchem’s acquisition of GrowHub (for accounting purpose)

[C] To record the exchange of Enchem’s common stock for GrowHub’s common shares and the conversion of Class B ordinary shares into Class A ordinary shares

[D] To eliminate GrowHub’s historical deficit

[E] To eliminate GrowHub’s historical other comprehensive income

Note 3 Loss per share

Net loss per share is calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2025. As the Merger is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger have been outstanding for the entire periods presented.

155

EnChem AMERICA, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and the Board of Directors of Enchem America, Inc. and subsidiary

Results of Review of Interim Financial Statements

We have reviewed the accompanying condensed consolidated balance sheet of Enchem America, Inc. and its subsidiary (collectively, the “Company”) as of June 30, 2026, and the related condensed consolidated statements of operations, changes in stockholder’s equity, and cash flows for the six months ended June 30, 2026, and 2025, and the related notes (collectively referred to as the “interim consolidated financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2025, and 2024, and the related consolidated statements of operations, changes in stockholder’s equity, and cash flows for the years then ended (not presented herein); and in our report dated September 30, 2026, except for Note 13 as to which the date is November 10, 2026, we expressed an unqualified opinion on those consolidated financial statements. Our report included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern and an explanatory paragraph relating to the restatement of the 2024 consolidated financial statements to correct misstatements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2025, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying interim consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the interim consolidated financial statements, the Company’s current liabilities exceed its current assets, its credit facilities mature within one year after the date the interim consolidated financial statements are issued, and the Company does not have committed arrangements to refinance or repay these obligations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The interim consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Review Results

These interim consolidated financial statements are the responsibility of the Company’s management. We conducted our reviews in accordance with the standards of the PCAOB. A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

Diamond Bar, California

November 10, 2026

F-2

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Condensed Consolidated Balance Sheets

June 30, 2026 and December 31, 2025

	June 30, 2026 (Unaudited)	December 31, 2025 (Audited)
Assets

Current assets:
Cash and cash equivalents	$1,346,607	1,651,873
Trade accounts receivable, less allowance for credit losses of $612,286 at June 30, 2026 and $380,509 at December 31, 2025	21,493,876	17,401,064
Trade accounts receivable – related parties	511,306	774,751
Loan receivable from the Parent	13,890,000	4,900,000
Advanced manufacturing production credit (AMPC) receivable, net	—	9,281,685
Inventories, net	24,913,596	19,786,054
Prepaid expenses and other current assets (including interest Receivable from the Parent of $308,876 and $27,436 at June 30,2026 and December 31, 2025, respectively)	3,340,612	1,440,359
Total current assets	65,495,997	55,235,786
Property, plant, and equipment, net	103,747,230	100,816,095
Other assets	2,697,497	2,489,812
Total assets	$171,940,724	158,541,693

Liabilities and Stockholder’s Equity

Current liabilities:
Notes payable to banks	$31,134,171	34,347,426
Trade accounts payable	26,851,151	17,270,650
Accrued expenses and other current liabilities	2,172,592	3,538,930
Trade accounts payable - related parties	5,865,402	5,984,502
Other payables - related parties	2,435,181	117,079
Current installments of long-term debt	-	33,766
Income taxes payable	80,255	46,562
Other payables	7,506,369	3,094,900
Total current liabilities	76,045,121	64,433,815
Financing obligation	2,000,000	—
Total liabilities	78,045,121	64,433,815

Commitments and contingencies

Stockholder’s equity:
Common stock, $10 par value; authorized 20,000,000 shares; issued and outstanding 1,000,000 shares	10,000,000	10,000,000
Additional paid-in capital	97,539,821	97,539,821
Accumulated deficit	(13,644,218)	(13,431,943)
Total stockholder’s equity	93,895,603	94,107,878

Total liabilities and stockholder’s equity	$171,940,724	158,541,693

See accompanying notes to unaudited condensed consolidated financial statements

F-3

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Condensed Consolidated Statements of Operations

Six months ended June 30, 2026 and 2025 (Unaudited)

	2026	2025

Net sales - third parties	$48,703,620	55,341,565
Net sales - related parties	1,673,927	1,073

Total net sales	50,377,547	55,342,638

Cost of goods sold	(38,598,585)	(48,171,441)

Gross profit	11,778,962	7,171,197

Selling, general, and administrative expenses	10,845,017	9,180,911

Operating (loss) income and income (loss)	933,945	(2,009,714)

Other income (expense):
Interest expense	(1,580,749)	(567,763)
Interest income	282,407	20,169
Other (expense) income, net	207,815	(94,259)
Total other expense, net	(1,090,527)	(641,853)

(Loss) Income before income taxes	(156,582)	(2,651,567)

Income tax expense	55,693	29,209

Net loss	$(212,275)	(2,680,776)

See accompanying notes to unaudited condensed consolidated financial statements

F-4

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Condensed Consolidated Statements of Changes in Stockholder’s Equity

Six months ended June 30, 2026 and 2025 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2025	1,000,000	$10,000,000	97,539,821	(11,512,145)	$96,027,676
Net loss	—	—	—	(2,680,776)	(2,680,776)
Balance at June 30, 2025	1,000,000	$10,000,000	97,539,821	(14,192,921)	$93,346,900

Balance at January 1, 2026	1,000,000	$10,000,000	97,539,821	(13,431,943)	$94,107,878
Net loss	—	—	—	(212,275)	(212,275)
Balance at June 30, 2026	1,000,000	$10,000,000	97,539,821	(13,644,218)	$93,895,603

See accompanying notes to the unaudited condensed consolidated financial statements

F-5

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Condensed Consolidated Statements of Cash Flows

Six months ended June 30, 2026 and 2025 (Unaudited)

	2026	2025

Cash flows from operating activities:
Net loss	$(212,275)	$(2,680,776)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,272,762	3,015,474
Provision for credit losses	231,777	121,236
Debt issuance costs recognized on repayment of short-term loans	249,704	—
Changes in operating assets and liabilities:
Trade accounts receivable	(4,324,589)	(2,164,755)
Trade accounts receivable – related parties	263,445	—
Inventories	(5,127,542)	3,265,738
Prepaid expenses and other current assets	(1,900,253)	(367,749)
Advanced manufacturing production credit receivable	9,281,685	8,646,068
Other assets	(207,685)	(5,952)
Operating lease right-of-use assets	—	11,779
Trade accounts payable	9,580,501	8,810,739
Other payables	1,075,848	1,253,032
Trade accounts payable - related parties	(151,498)	(15,213,408)
Other payables - related parties	2,435,181	223,600
Accrued expenses and other current liabilities	667,355	(821,789)
Operating lease liabilities	—	(8,396)
Net cash provided by operating activities	15,134,416	4,084,841
Cash flows from investing activities:
Purchases of property, plant, and equipment	(2,952,957)	(12,675,930)
Loans to the Parent	(10,440,000)	—
Collections of loans to the Parent	1,450,000	—
Net cash used in investing activities	(11,942,957)	(12,675,930)

Cash flows from financing activities:
Proceeds from issuance of notes payable to banks	44,393,931	72,100,000
Principal payments on notes payable to banks	(47,669,890)	(69,686,267)
Payment of debt issuance costs	(187,000)	—
Principal payments on long-term debt	(33,766)	(32,588)
Net cash (used in) provided by financing activities	(3,496,725)	2,381,145
Net decrease in cash and cash equivalents	(305,266)	(6,209,944)
Cash and cash equivalents at beginning of period	1,651,873	8,663,486
Cash and cash equivalents at end of period	$1,346,607	$2,453,542
Supplemental disclosures of cash flow information:
Cash paid for interest, net of amount capitalized	$1,406,186	$496,803
Cash paid for income taxes	22,000	57,110
Supplemental disclosures of noncash investing and financing activities:
Additions to property, plant, and equipment included in accounts payable	$3,378,700	$3,994,339
Repayment of government grant funded by the IDB financing obligation (Note 7)	2,000,000	—
Interest capitalized in property, plant, and equipment	495,987	122,374
Origination fees withheld by lenders from short-term loan proceeds	62,704	—

See accompanying notes to the unaudited condensed consolidated financial statements

F-6

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(1)	Nature of Business

ENCHEM AMERICA, INC. is a wholly owned subsidiary of Enchem Co., Ltd. (the “Parent”), a Korean corporation. The Company is engaged in the production and sale of electrolyte, N-methyl-2-pyrrolidone (“NMP”) and carbon nanotube (“CNT”) products used in lithium-ion batteries. The Company was initially organized as a Limited Liability Company named Enchem America, LLC, in September 2019 in the State of Georgia and converted to a corporation named ENCHEM AMERICA, INC. in June 2022. In June 2022, the Company established ENCHEM MATERIALS, INC, a Georgia Corporation, as a wholly owned subsidiary for the localization of raw materials (collectively, the “Company”).

Liquidity and Going Concern

Management has evaluated the Company’s ability to continue as a going concern for a period of one year after the date these condensed consolidated financial statements are issued.

The Company incurred a net loss of approximately $212,000 for the six months ended June 30, 2026; as of June 30, 2026, the Company’s total current liabilities exceeded its total current assets by approximately $10,549,000. In addition, the Company’s notes payable to banks of approximately $31,134,000 are classified as current, and the related credit facilities mature within one year after the date these condensed consolidated financial statements are issued. The KEB Hana credit line ($4,240,000 outstanding at June 30, 2026) matures on November 23, 2026, and the Bank of Hope revolving line of credit ($26,894,171 outstanding at June 30, 2026) matures on January 13, 2027. As of the date these condensed consolidated financial statements were issued, management was in discussions with the lenders regarding renewal of these facilities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The results for the six months ended June 30, 2026 include nonrecurring customs duty refunds of $4,381,911 recognized as a reduction of cost of goods sold (see Note 7); excluding these refunds, the Company would have incurred an operating loss.

Management has developed plans intended to mitigate these conditions, which primarily include renewing or refinancing the Company’s credit facilities and improving operating performance through increased sales volumes and cost management initiatives. The loan receivable from the Parent, which was originally due on October 31, 2026, was extended to October 31, 2027 (see Note 17).

Renewal or refinancing of the credit facilities is not within the Company’s control and is not supported by committed arrangements extending beyond one year after the date these condensed consolidated financial statements are issued. Accordingly, management was unable to conclude that these plans are probable of being effectively implemented, and the plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (US-GAAP) for interim financial information and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and notes required by US-GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the results for the interim periods presented have been included. The results of operations for the six months ended June 30, 2026 are not necessarily indicative of the results that may be expected for the year ending December 31, 2026 or for any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2025.

F-7

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(b)	Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of ENCHEM AMERICA, INC. and ENCHEM MATERIALS, INC, a wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

(c)	Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with US-GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance for credit losses, valuation of inventories, the useful lives of property, plant and equipment, the valuation of deferred tax assets, the estimated annual effective tax rate, Government grant – advanced manufacturing production credit, common stock warrants and other contingencies.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(e)	Allowance for Credit Losses

The Company records an allowance for credit losses (ACL) under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Subtopic 326-20 Financial Instruments - Credit Losses – Measured at Amortized Cost for the current expected credit losses (CECL) inherent in its financial assets measured at amortized cost and contract assets. The ACL is a valuation account deducted from the amortized cost basis to present the net amount expected to be collected. The estimate of expected credit losses includes expected recoveries of amounts previously written off as well as amounts expected to be written off.

The estimate of expected credit losses is based on the Company’s historical loss experience, adjusted for current conditions and other pertinent factors affecting the Company’s customers, such as known credit risk or industry trends. Upon adoption of ASU 2025-05 on January 1, 2026, the Company elected the practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of its accounts receivable, and accordingly does not adjust historical loss rates for reasonable and supportable forecasts of future economic conditions. The Company did not elect to consider collection activity after the balance sheet date in estimating expected credit losses. The allowance is estimated over the contractual term of the receivable. The Company does not have any off-balance-sheet credit exposures.

The Company’s financial assets subject to the ACL consist substantially of short-term trade receivables from a limited number of customers. The Company does not use macroeconomic forecasting models or multiple weighted economic scenarios in estimating the allowance.

F-8

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

The Company estimates its ACL for accounts receivable on a collective (pool) basis using a roll-rate method applied to the full aging profile of the receivable portfolio. Accounts receivable are segregated into aging categories based on the period elapsed since origination — within three months, three to six months, six to nine months, nine to twelve months, and over twelve months. Using quarterly aging data for the trailing three-year period, the Company calculates historical transition rates representing the portion of receivable balances that migrated from each aging category to the next in successive quarters. The transition rates for each aging category are averaged over the historical observation period, and a cumulative expected loss rate for each category is derived as the product of the average transition rates from that category through the final aging category. Because migration is measured beginning with receivables in the earliest aging category, the resulting loss rates capture the expected credit losses embedded in the entire portfolio, including balances that are not past due. Receivables aged over twelve months are reserved in full. The cumulative expected loss rates are applied to the outstanding receivable balances in each aging category as of the reporting date to determine the collective allowance. Transition rates and recovery experience are re-evaluated each reporting period, and the historical rates are adjusted, as necessary, for current conditions and other factors affecting the collectability of the Company’s receivables, such as known customer-specific credit risk and industry trends.

Accounts receivable that no longer share similar risk characteristics with the collective pools are excluded from the collective assessment and evaluated individually for expected credit losses. The total ACL is the sum of the allowance determined through the collective assessment and the allowance for individually evaluated receivables. Accounts receivable balances are deemed uncollectible and written off as a deduction from the allowance after all means of collection have been exhausted. Subsequent changes (favorable and unfavorable) in expected credit losses are recognized immediately in net income as credit loss expense or a reversal of credit loss expense.

(f)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of an ACL and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the condensed consolidated statements of cash flows.

(g)	Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the weighted-average method for all inventories. Appropriate consideration is given to obsolescence, slow moving items and other factors in evaluating net realizable value.

(h)	Property, Plant and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred, and additions and improvements that significantly extend the lives of assets are capitalized. Construction-in-progress represents property, plant, and equipment under construction or installation and is stated at cost. Cost includes direct costs of construction, the acquisition cost of machinery and equipment pending installation, other directly attributable costs, and interest capitalized during the construction period as described below. No depreciation is recorded on construction-in-progress until the related assets are substantially complete and ready for their intended use, at which time the accumulated costs are transferred to the appropriate category of property, plant, and equipment and depreciated in accordance with the policy above. Costs accumulated in construction-in-progress that are subsequently determined not to meet the criteria for capitalization, including repairs, maintenance and supplies, are reclassified to expense in the period in which that determination is made, and costs related to projects that are abandoned are written off. Interest cost incurred during the construction of qualifying assets is capitalized as part of the cost of those assets in accordance with ASC 835-20, Interest – Capitalization of Interest and is depreciated over the useful lives of the related assets once they are placed in service. Capitalization ceases when the asset is substantially complete and ready for its intended use. The straight-line method is used to calculate depreciation over their estimated useful lives ranging as follows:

Buildings	40 years
Structures	10 years
Machinery and equipment	10 years
Vehicles	5 years
Tools	5 years
Furniture and fixtures	5 years
Facilities	10 years
Software	5 years

F-9

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(i)	Leases

The Company accounts for leases in accordance with Accounting Standards Codification (ASC) Topic 842, Leases. The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right-of-use (ROU) asset and a lease liability at the lease commencement date.

The lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. The lease liability is subsequently measured at amortized cost using the effective-interest method.

Key estimates and judgments include how the Company determines (1) the discount rate it uses to discount the unpaid lease payments to present value, (2) lease term, and (3) lease payments.

● Topic 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Because the Company does not generally borrow on a collateralized basis, it uses the interest rate it pays on its noncollateralized borrowings as an input to deriving an appropriate incremental borrowing rate, adjusted for the amount of the lease payments, the lease term, and the effect on that rate of designating specific collateral with a value equal to the unpaid lease payments for that lease.

● The lease term for the Company’s lease includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

● Lease payments included in the measurement of the lease liability comprise the following: (i) fixed payments, including in-substance fixed payments, owed over the lease term (includes termination penalties the Company would owe if the lease term reflects the Company’s exercise of a termination option); (ii) variable lease payments that depend on an index or rate, initially measured using the index or rate at the lease commencement date; (iii) amounts expected to be payable under a Company-provided residual value guarantee; and (iv) the exercise price of a Company option to purchase the underlying asset if the Company is reasonably certain to exercise the option.

F-10

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company has elected not to recognize ROU assets and lease liabilities for short-term leases of vehicles and facilities that have a lease term of 12 months or less. The Company has elected not to apply the short-term lease recognition and measurement exemption for other classes of leased assets. The Company recognizes the lease payments associated with its short-term leases as an expense on a straight-line basis over the lease term. Variable lease payments associated with these leases are recognized and presented in the same manner as for all other Company leases.

(j)	Impairment of Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling expenses. During 2025, the Company halted construction of its planned Tennessee production facility in response to slowing demand in the electric vehicle battery market, and abandoned the related building and site development costs, which have no alternative use. Because the abandoned assets ceased to be used and have no expected future cash flows, their fair value was determined to be zero, and the Company recognized an impairment loss of $1,640,940 for the year ended December 31, 2025. No impairment loss was recognized for the six months ended June 30, 2026 and 2025.

(k)	Government Grant – Tennessee Economic Development Grant

The Company received grant proceeds from the Industrial Development Board of Brownsville and Haywood County of the State of Tennessee in 2024. The proceeds were to be used to acquire or produce a new manufacturing facility in Tennessee. The Company analogizes to International Accounting Standards 20 (IAS 20) Accounting for Government Grants and Disclosure of Government Assistance, in the absence of applicable, authoritative US-GAAP guidance for governmental grants. Grant proceeds are recorded as a reduction to the related asset(s), when there is reasonable assurance that (1) the Company will comply with the relevant conditions and (2) the grant disbursement will be received. Subsequent depreciation expense is then reduced over the expected useful life of the asset.

As of December 31, 2025, because the grant became subject to recapture, the $2,000,000 was presented as a liability within accrued expenses and other current liabilities in the condensed consolidated balance sheet. Because the facility was not placed in service, no benefit of the grant was recognized in the condensed consolidated statements of operations for the six months ended June 30, 2026 and 2025. On April 28, 2026, the recapture obligation was settled with the $2,000,000 paid by the IDB to the State on the Company’s behalf. Because the related conveyance of the Tennessee site did not qualify as a sale, the land remains recognized at its original cost and the $2,000,000 is presented as a financing obligation. Refer to Note 7 for additional information.

F-11

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(l)	Government Grant – Advanced Manufacturing Production Credit (IRC Section 45X)

Advanced Manufacturing Production Credit (AMPC): Section 45X of the Internal Revenue Code offers tax credits available to manufacturers, including a credit for ten percent of the cost incurred to make electrode active materials manufactured in the United States and sold to third parties. Such credit may be refundable by the Internal Revenue Service or transferable to a third party. The Company’s accounting policy is to analogize to IAS 20, Accounting for Government Grants and Disclosure of Government Assistance, under International Financial Reporting Standards except for that the credit retained as a carryforward is accounted for under ASC 740 as a deferred tax asset, as there is no specific US-GAAP guidance that directly applies to such credits. The Company recognizes the credit when it is reasonably assured that the applicable eligibility requirements will be met and the credit will be received. The AMPC is recorded as a reduction of cost of sales in the condensed consolidated statements of operations, as the credit is intended to offset production-related costs. Amounts recognized are based on eligible production volumes and are subject to interpretation of applicable tax laws and administrative guidance. The Company did not recognize any AMPC for the six months ended June 30, 2026, as management’s assessment indicates that the applicable 60% material assistance cost ratio (MACR) threshold under IRC §7701(a)(52) is not expected to be met for the relevant qualifying battery components. Refer to Note 7 for additional information.

(m)	Common Stock Warrants

The Company accounts for common stock warrants issued to nonemployee advisors in exchange for services in accordance with ASC Topic 718, Compensation—Stock Compensation, as amended by ASU 2018-07. The Company evaluates the terms and conditions of such warrants to determine whether they qualify for equity classification under ASC 718. Equity-classified warrants are measured at their grant-date fair value, with the related cost recognized as the services are received, and are not subsequently remeasured unless otherwise required by applicable accounting guidance.

(n)	Revenue Recognition

The Company only has revenue from customers. The Company recognizes revenue when it satisfies performance obligations under the terms of its contracts, and control of its products is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products. This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a good or product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product.

Shipping and handling costs associated with outbound freight, after control over a product has transferred to a customer, are accounted for as a fulfillment cost and are included in cost of goods sold as incurred.

The Company’s primary source of revenue is product revenues in the electric vehicle battery industries. The Company does not act as an agent in any of its revenue arrangements. Contracts with customers generally state the terms of the sale, including the quantity and price of each product purchased. Payment terms and conditions may vary by contract, although terms generally include a requirement of payment within a range of 30 to 60 days after the performance obligation has been satisfied. Such contracts do not include a significant financing component. In addition, contracts typically do not contain variable consideration as the contracts include stated prices.

F-12

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(o)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized.

Valuation allowances are established when management determines it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

For interim periods, the Company determines its provision for income taxes using an estimate of its annual effective tax rate, adjusted for the tax effects of discrete items, if any, which are recognized in the interim period in which they occur, in accordance with ASC 740-270, Income Taxes – Interim Reporting.

(p)	Fair Value of Financial Instruments

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels.

– Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

– Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

– Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The carrying value of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, other payables, and accrued expenses and other current liabilities approximate their fair value due to the short-term nature of these instruments.

(q)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company does not have significant loss contingency liability as of June 30, 2026 and December 31, 2025, respectively.

F-13

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(r)	Related Party Transactions

A related party includes the Company’s parent, entities under common control of the parent, entities over which the Company can exercise significant influence, and the Company’s key management personnel and their close family members. Transactions with related parties — including purchases of raw materials and fixed assets, borrowings, and sales — are recorded based on the terms agreed to by the related parties. The Company discloses the nature of related party relationships, the types of transactions, the amounts of transactions for each period presented, and the related amounts due to and from related parties, in accordance with ASC Topic 850, Related Party Disclosures.

(s)	Recent Accounting Pronouncements

In October 2023, the FASB issued Accounting Standards Update (ASU) 2023-06, Disclosure Improvements – Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. The ASU modifies the disclosure or presentation requirements of a variety of Topics in the Codification to align with the SEC’s (United States Securities and Exchange Commission) regulations. The ASU also makes those requirements applicable to entities that were not previously subject to the SEC’s requirements. The ASU is effective for the Company two years after the effective date to remove the related disclosure from Regulation S-X or S-K. As of the date these condensed consolidated financial statements have been issued, the SEC has not yet removed any related disclosure. The Company does not expect the adoption of ASU 2023-06 to have a material effect on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires the annual financial statements to include consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company’s annual reporting periods beginning after December 15, 2025, and will first be reflected in the Company’s annual consolidated financial statements for the year ending December 31, 2026. The ASU does not change the disclosure requirements for interim financial statements. Adoption is either with a prospective method or a fully retrospective method of transition. Early adoption is permitted. The Company is currently evaluating the effect that adoption of ASU 2023-09 will have on its consolidated financial statements.

In March 2024, the FASB issued ASU 2024-02, Codification Improvements—Amendments to Remove References to the Concepts Statements. This ASU removes references to various FASB Concepts Statements to simplify the Codification and draw a distinction between authoritative and nonauthoritative literature. ASU 2024-02 is effective for the Company’s annual reporting periods beginning after December 15, 2025. The Company adopted ASU 2024-02 on January 1, 2026, and the adoption did not have a material effect on its condensed consolidated financial statements.

F-14

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The ASU requires disclosure, in the notes to the financial statements, of specified information about certain costs and expenses, including purchases of inventory, employee compensation, depreciation and intangible asset amortization included in each relevant expense caption. In January 2025, the FASB issued ASU 2025-01 to clarify the effective date. ASU 2024-03 is effective for the Company for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, and may be applied prospectively or retrospectively. Early adoption is permitted. The Company is currently evaluating the effect that adoption of ASU 2024-03 will have on its disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The ASU provides a practical expedient that permits an entity to assume that current economic conditions as of the balance sheet date do not change for the remaining life of the asset. Further, the ASU allows an entity, other than a public business entity, that elects the practical expedient to make an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses. ASU 2025-05 is effective for the Company for annual periods beginning after December 15, 2025, including interim periods within those annual periods, and is applied prospectively. The Company adopted ASU 2025-05 on January 1, 2026 and elected the practical expedient. The adoption did not have a material effect on its condensed consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. The ASU amends the criteria for when an entity is required to start capitalizing costs for internal use software. The ASU is effective for the Company for annual periods beginning after December 15, 2027. Adoption is on either a prospective, modified retrospective, or a fully retrospective basis. Early adoption is permitted. The Company does not expect the adoption of ASU 2025-06 to have a material effect on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. The ASU provides guidance on accounting for government grants by business entities, including guidance for (1) grants related to assets and (2) grants related to income. The ASU is effective for the Company for annual periods beginning after December 15, 2029. Adoption is either on a modified prospective, modified retrospective, or a fully retrospective basis. Early adoption is permitted. The Company is currently evaluating the effect that adoption of ASU 2025-10 will have on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The ASU clarifies the interim reporting guidance, including the form and content of interim financial statements and the disclosures required in interim reporting periods. The ASU is effective for the Company for interim reporting periods within annual reporting periods beginning after December 15, 2028. Early adoption is permitted. The Company is currently evaluating the effect that adoption of ASU 2025-11 will have on its condensed consolidated financial statements.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements. The ASU makes technical corrections and clarifications to the Accounting Standards Codification. The ASU is effective for the Company for annual periods beginning after December 15, 2026. Adoption is either on a prospective or fully retrospective basis, except for amendments to Topic 260 (earnings per share) which are only applied retrospectively (and which are not applicable to the Company). Early adoption is permitted on an issue-by-issue basis. The Company does not expect the adoption of ASU 2025-12 to have a material effect on its consolidated financial statements.

F-15

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(3)	Fair Value of Financial Instruments

The carrying amounts of trade accounts receivable, trade accounts receivable – related parties, trade accounts payable, trade accounts payable – related parties, other payables, other payables – related parties and accrued liabilities approximate their fair values because of their short-term maturities.

The carrying amounts and estimated fair values of the Company’s other financial instruments that are not measured at fair value on a recurring basis, and the level of the fair value hierarchy in which the fair value measurements are categorized, are as follows:

	June 30, 2026		December 31, 2025
	Carrying amount	Fair value	Carrying amount	Fair value	Level
Financial assets:
Cash and cash equivalents	$1,346,607	$1,346,607	$1,651,873	$1,651,873	1
Loan receivable from the Parent	13,890,000	13,890,000	4,900,000	4,900,000	2
Financial liabilities:
Notes payable to banks	$31,134,171	$31,134,171	$34,347,426	$34,347,426	2
Long-term debt, including current installments	—	—	33,766	33,766	2

The fair value of cash and cash equivalents is based on quoted amounts (Level 1). The fair values of the Company’s notes payable to banks and long-term debt are estimated by discounting the contractual cash flows at interest rates currently available for instruments with similar terms and remaining maturities (Level 2). The fair value of the loan receivable from the Parent is estimated using the same approach (Level 2). Because of their short remaining maturities and interest rates that approximate current market rates, their carrying amounts approximate fair value.

(4)	Cash and Cash Equivalents

The standard insurance limit of Federal Deposit Insurance Corporation (“FDIC”) is $250,000 per depositor, per insured bank, for each account ownership category. Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents. The Company maintains its cash accounts with high quality financial institutions, which, at times, may exceed federally insured coverage. The Company had approximately $799,000 and $1,122,000 in excess of the FDIC insured limits, as of June 30, 2026 and December 31, 2025, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

F-16

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(5)	Accounts Receivable, net

The following is a summary of the activity in the ACL for the six months ended June 30, 2025 and 2026:

ACL for accounts receivable
Balance at January 1, 2025	$215,461
Write-offs	—
Recoveries	—
Provision for credit losses	121,236
Balance at June 30, 2025	$336,697
Balance at January 1, 2026	$380,509
Write-offs	—
Recoveries	—
Provision for credit losses	231,777
Balance at June 30, 2026	$612,286

The increase in the ACL for trade accounts receivable is primarily attributable to an increase in past due accounts receivable.

Significant and Concentration of Customers and Vendors

For the six months ended June 30, 2026 and 2025, three customers and four customers, respectively, each individually accounted for more than 10% of net sales. Net sales to these customers were $24,989,183 (50%), $10,879,630 (22%) and $6,968,024 (14%) for the six months ended June 30, 2026, and $20,419,400 (37%), $18,879,435 (34%), $6,073,041 (11%) and $5,710,765 (10%) for the six months ended June 30, 2025. In the aggregate, these customers represented 85% and 92% of net sales for the six months ended June 30, 2026 and 2025, respectively.

Trade accounts receivable from the customers that each accounted for more than 10% of net sales for the six months ended June 30, 2026 were $19,181,367 and $11,242,483, or 89% and 65%, of trade accounts receivable, net, at June 30, 2026 and December 31, 2025, respectively.

For the six months ended June 30, 2026 and 2025, two suppliers and four suppliers, respectively, each individually accounted for more than 10% of the Company’s purchases of raw materials and merchandise. Purchases from these suppliers were $5,768,310 (15%) and $4,167,141 (12%) for the six months ended June 30, 2026, and $7,608,736 (21%), $6,997,291 (20%), $5,537,875 (15%) and $4,016,160 (11%) for the six months ended June 30, 2025, including purchases of $6,997,291 from Shinghwa Inc., a related party (see Note 11). In the aggregate, these suppliers represented 28% and 67% of purchases for the six months ended June 30, 2026 and 2025, respectively.

Trade accounts payable to the suppliers that each accounted for more than 10% of purchases for the six months ended June 30, 2026 were $8,002,086 and $6,490,850, or 24% and 28% of trade accounts payable, including amounts due to related parties, at June 30, 2026 and December 31, 2025, respectively. In addition, one supplier that accounted for less than 10% of purchases for the six months ended June 30, 2026 had trade accounts payable of $7,687,320 and $5,225,112, or 23% and 22% of trade accounts payable, including amounts due to related parties, at June 30, 2026 and December 31, 2025, respectively. These balances relate to purchases of raw materials. No payments were made to this supplier during the six months ended June 30, 2026 or subsequently through the date these condensed consolidated financial statements were issued, and the entire balance at June 30, 2026 was outstanding beyond the contractual payment terms of 60 days. The Company has been coordinating the timing of payments with the supplier as part of its cash flow management, and the supplier has not charged late payment interest or imposed other penalties.

The loss of one or more of these customers, or a significant reduction in their purchase volumes, could have a near-term severe impact on the Company’s results of operations and cash flows.

F-17

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(6)	Inventories, net

Inventories consist of the following as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Raw materials	$8,809,926	$14,833,410
Finished goods	6,444,895	5,864,954
Materials in transit	10,832,635	747,323
Total inventories, at cost	26,087,456	21,445,687
Less inventory reserves	(1,173,860)	(1,659,633)
Inventories, net	$24,913,596	$19,786,054

(7)	Property, Plant and Equipment, net

Property, plant and equipment consists of the following as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Land	$10,037,791	$10,037,791
Buildings	45,668,414	45,668,414
Structures	7,184,753	5,949,473
Machinery and equipment	17,474,772	17,474,772
Vehicles	8,639,442	8,639,442
Tools	8,255,624	8,178,335
Furniture and fixtures	319,190	319,190
Facilities	1,022,478	1,018,948
Software	686,807	656,027
Construction-in-progress	23,880,010	20,663,932
At cost	$123,169,281	$118,606,324
Less impairment	—	(1,640,940)
Less accumulated depreciation	(19,422,051)	(16,149,289)
Property, plant, and equipment, net	$103,747,230	$100,816,095

During the six months ended June 30, 2026 and 2025, construction in progress of $1,346,878 and $1,363,687, respectively, was transferred to the related categories of property, plant and equipment when the assets were ready for their intended use. In connection with the unwind of the Tennessee site arrangements on April 28, 2026, the abandoned building and site development costs of $1,640,940, which were fully impaired in 2025, were written off together with the related impairment. Construction-in-progress at June 30, 2026 includes $6,647,668 of NMP recovery equipment and common-use tanks from the Tennessee project, which are located at the Company’s Georgia campus and are expected to be redeployed to the Georgia facility.

F-18

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

Government Grants

The Company receives government grants that are accounted for by analogy to IAS 20. Grants are recognized when there is reasonable assurance that the Company will comply with the relevant conditions and the grant will be received. Grants are classified as either asset-based or income-based depending on the nature of the underlying conditions.

Asset-Based Grants

In 2024, the Company received a $2,000,000 grant from the Industrial Development Board of Brownsville and Haywood County, Tennessee, conditioned on acquiring/constructing a manufacturing facility in Tennessee. Consistent with its policy for asset-based grants, the Company recorded the grant as a reduction of the carrying amount of the related property, plant and equipment (construction in progress). As of December 31, 2025, because the grant became subject to recapture, the $2,000,000 was presented as a liability within accrued expenses and other current liabilities in the condensed consolidated balance sheet. Because the facility was not placed in service, no grant benefit was recognized in the condensed consolidated statements of operations for the six months ended June 30, 2026 and 2025.

On April 28, 2026, the Company settled the recapture obligation related to the grant and unwound its Tennessee site arrangements. The Company conveyed the approximately 116.5-acre Brownsville, Tennessee site to The Industrial Development Board of the City of Brownsville and County of Haywood, Tennessee (the “IDB”) for $2,000,000, all of which was remitted at closing to the State of Tennessee in repayment of the grant; the Company received no net proceeds. The related lease agreements were terminated, and the Company incurred closing costs of approximately $64,000, including $21,173 held in escrow for interest-related obligations. The IDB granted the Company a three-year option to repurchase the site for $2,000,000, exercisable upon commencement of construction of the project, together with a right of first refusal. Because the Company holds an option to repurchase the site at a price equal to the selling price, and the IDB may not market the site to other parties or sell it for less than $2,000,000 without the Company’s consent, control of the site did not transfer to the IDB. Accordingly, the conveyance does not qualify as a sale under ASC 610-20 and is accounted for as a financing arrangement under ASC 606-10. The repayment of the grant restored the land to its original cost of $2,934,124, which remains in property, plant and equipment, and the $2,000,000 paid by the IDB to the State on the Company’s behalf is presented as a noncurrent financing obligation. Because the repurchase price equals the selling price, no premium accretes on the obligation; interest and fees that the Company is required to reimburse to the IDB during the option term are recognized as interest expense when incurred.

Income-Based Grants

The Company is eligible for the Advanced Manufacturing Production Credit (AMPC) under IRC §45X for electrode active materials produced in the U.S. and sold to third parties. The Company accounts for the refundable/transferable credit as an income-based grant, recognizing it as a reduction of cost of goods sold in the period the eligible product is sold, when it is reasonably assured the eligibility requirements are met and the credit will be received. The Company recognized AMPC of $4,798,051 for the six months ended June 30, 2025. For the six months ended June 30, 2025, the Company generated gross eligible AMPC of $5,131,606 which was measured at its estimated fair value of $4,798,051, net of an expected transfer discount of $333,555, and recognized as a reduction of cost of goods sold. The Company did not recognize any AMPC for the six months ended June 30, 2026, as management’s assessment indicates that the applicable 60% material assistance cost ratio (MACR) threshold under IRC §7701(a)(52) is not expected to be met for the relevant qualifying battery components. The AMPC receivable of $9,281,685 as of December 31, 2025 was collected on May 27, 2026, following the completion of the transfer of the related AMPC credits, and no AMPC receivable was outstanding as of June 30, 2026.

The Company transfers its Section 45X credits to unrelated third parties under IRC §6418. The discount on transfer is treated as a reduction of the credit, and the credit is accordingly recognized as a reduction of cost of goods sold at the net proceeds expected to be received. Transaction costs incurred to monetize the credits, which consist primarily of professional fees, are not netted against the credit and are recognized in selling, general, and administrative expenses as incurred. Such costs were $979,270 and $809,082 for the six months ended June 30, 2026 and 2025, respectively. All credits generated in 2025 were transferred subsequently on May 27, 2026, and no credits generated in 2025 were retained as a credit carryforward.

F-19

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

Customs Duty Refunds

During the six months ended June 30, 2026, following the acceptance by U.S. Customs and Border Protection (“CBP”) of the Company’s refund claims and the liquidation of the related entries, the Company received cash refunds of $5,712,645 of duties previously paid under the International Emergency Economic Powers Act (“IEEPA”), including interest of $262,872. The Company recognizes such refunds as gain contingencies when realized, in accordance with ASC 450-30. Refunds of $4,381,911 relating to raw materials substantially all of which were consumed before June 30, 2026 were recognized as a reduction of cost of goods sold, and the related interest of $210,633 was recognized in other (expense) income, net. The remaining refunds of $1,120,101, which relate primarily to duties on equipment recorded in construction in progress and on manufacturing supplies, together with the related interest, are included in unearned income within accrued expenses and other current liabilities as of June 30, 2026. The period during which CBP may reliquidate the related entries expired before the date these condensed consolidated financial statements were issued. These refunds are nonrecurring.

(8)	Short-term Borrowing

Notes payable to banks consisted of the following as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Bank of Hope revolving line of credit	$26,894,171	$29,047,426
KEB Hana credit line	4,240,000	5,300,000
Notes payable to banks	$31,134,171	$34,347,426

The Company has a $26,894,171 outstanding balance as of June 30, 2026 ($29,047,426 as of December 31, 2025) under its $30,000,000 asset-based revolving line of credit agreement with Bank of Hope. On June 24, 2026, the Company executed a Change in Terms Agreement with Bank of Hope extending the maturity date of the revolving line of credit from June 13, 2026 to September 13, 2026. Borrowings bear interest at three-month Secured Overnight Financing Rate (3M SOFR) plus 2.00%, adjusted quarterly (5.68% and 5.87% as of June 30, 2026 and December 31, 2025, respectively), with interest-only payments due monthly and a final principal payment at maturity. The credit line is guaranteed by the Parent and collateralized by substantially all business assets of the Company. The agreement includes certain financial covenants, requiring a minimum fixed charge coverage ratio of 1.2x (measured annually), a minimum effective tangible net worth of $70,000,000, and a maximum ratio of debt to effective tangible net worth of 2.0x; the Company is also required to maintain its primary operating account with the Bank. The Company was in compliance with the financial covenants measured as of June 30, 2026 and December 31, 2025. The June 24, 2026 Change in Terms Agreement also added a requirement that new loans, investments or advances to the Parent, affiliates or subsidiaries be made only with the Bank’s prior consent. The Company made advances to the Parent of $1,000,000 on June 26, 2026 and $1,500,000 on July 6, 2026 without the Bank’s prior consent. The Bank has not declared an event of default or demanded repayment, and on September 23, 2026 it extended the maturity of the facility to January 13, 2027 (see Note 17). The notes payable to the Bank are classified as current liabilities.

The Company has a credit line agreement with KEB Hana NY Financial Corporation with a maximum draw of $5,300,000. The credit line matured on May 24, 2026 and was renewed through November 23, 2026. In connection with the renewal, the Company repaid $1,060,000 of the outstanding balance on May 26, 2026. The outstanding balance was $4,240,000 and $5,300,000 as of June 30, 2026 and December 31, 2025, respectively. Interest is payable quarterly at 3M SOFR plus 1.20%, reset periodically (4.88% and 5.07% as of June 30, 2026 and December 31, 2025, respectively). The credit line is secured by a standby letter of credit arrangement between KEB Hana Bank and the Parent.

F-20

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

The entire outstanding principal balance of $4,240,000 is due upon maturity on November 23, 2026.

In March 2026, the Company obtained short-term loans with face amounts of $1,750,000 and $750,000 from TVT Capital and TVT Madison Square, respectively. The loans were repaid through weekly installments and were repaid in full on May 29, 2026; accordingly, no balance was outstanding as of June 30, 2026. Debt issuance costs of $249,704 incurred in connection with these loans, including origination fees of $62,704 withheld from the loan proceeds, were recognized in interest expense for the six months ended June 30, 2026.

(9)	Long-term Debt

The Company had a financing agreement with Daimler Truck Financial Services USA LLC in relation with purchasing vehicles. The outstanding balance was $33,766 as of December 31, 2025, fully classified as the current portion of long-term debt, and the annualized effective interest rate was 10.4%. The loan was fully repaid during the six months ended June 30, 2026, and no balance was outstanding as of June 30, 2026. To secure the lender’s interest, the vehicles were provided as collateral.

(10)	Income Taxes

The Company’s interim provision for income taxes is determined using an estimate of its annual effective tax rate, adjusted for discrete items, if any, in accordance with ASC 740-270, Income Taxes – Interim Reporting. Income tax expense was $55,693 and $29,209 for the six months ended June 30, 2026 and 2025, respectively, representing effective tax rates of (35.6)% and (1.1)%, respectively. For the six months ended June 30, 2026, the effective tax rate differs from the U.S. federal statutory rate of 21% primarily due to the utilization of net operating loss carryforwards for which a full valuation allowance had previously been provided, the utilization of the advanced manufacturing production credit carryforward, and state income and franchise taxes. For the six months ended June 30, 2025, the effective tax rate differed from the statutory rate primarily due to the advanced manufacturing production credit, which is not taxable, the related change in the valuation allowance, and state income and franchise taxes.

On July 4, 2025, the One Big Beautiful Bill Act (the “OBBBA”) was enacted in the United States. The OBBBA, among other provisions, permanently restores 100% bonus depreciation for qualified property, allows the immediate deduction of domestic research and experimental expenditures, modifies the computation of the business interest expense limitation under Section 163(j) of the Internal Revenue Code, and amends Section 45X, including restrictions relating to prohibited foreign entities and material assistance cost ratio requirements that apply to components sold in taxable years beginning after the date of enactment. As described in Note 7, the Company did not recognize AMPC for the six months ended June 30, 2026 because the applicable material assistance cost ratio threshold is not expected to be met.

The Company continues to maintain a full valuation allowance against its net deferred tax assets as of June 30, 2026, as management believes it is more likely than not that the deferred tax assets will not be realized. The advanced manufacturing production credit carryforward of $4,629,663 as of December 31, 2025, which arose from the 2023 tax year, is expected to be partially utilized against the Company’s estimated federal income tax liability for the year ending December 31, 2026, and the remaining carryforward continues to be subject to a full valuation allowance. There were no unrecognized tax benefits and no material changes in the Company’s tax positions during the six months ended June 30, 2026 and 2025. The Company’s federal income tax returns for the years ended December 31, 2023 through 2025 remain open and subject to examination by the IRS, and its state income tax returns remain subject to examination for the years ended December 31, 2019 through 2025. The Company is not currently under examination by any taxing authority.

F-21

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(11)	Related party transactions

The Company is a wholly-owned subsidiary of Enchem Co., Ltd. (the “Parent”), a Korean corporation. The Company purchases raw materials and fixed assets from the Parent, and licenses technology from the Parent. The Company also has balances and transactions with affiliates under the common control of the Parent.

The Company’s related parties consist of the Parent and the following entities under the common control of the Parent:

Related party	Relationship
Enchem Co., Ltd.	Parent
Enchem Poland Sp. z o.o.	Affiliate under common control of the Parent
Enchem China Co., Ltd.	Affiliate under common control of the Parent
Enchem Hungary KFT	Affiliate under common control of the Parent
Enchem Suzhou Co., Ltd.	Affiliate under common control of the Parent
Enchem Mobility Co., Ltd.	Affiliate under common control of the Parent
Enchem Shandong Co., Ltd.	Affiliate under common control of the Parent
PT Enchem Elyte Indonesia	Affiliate under common control of the Parent
Enchem France SAS	Affiliate under common control of the Parent
Enchem Canada Inc.	Affiliate under common control of the Parent
New Growth Value Investment Fund	Affiliate under common control of the Parent
Shinghwa Advanced Material Group Co., Ltd.	Affiliate under common control of the Parent
Shinghwa Inc.	Affiliate under common control of the Parent
Joongang Advanced Materials Co., Ltd.	Affiliate under common control of the Parent
Kwangmu Co., Ltd.	Affiliate under common control of the Parent

F-22

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

Balances with related parties

Due to related parties	June 30, 2026	December 31, 2025
Trade accounts payable – related parties
Enchem Co., Ltd. (Parent)	$2,217,690	$641,871
Shinghwa Advanced Material Group Co., Ltd.	621,312	848,832
Shinghwa Inc.	—	4,493,799
Enchem Poland Sp. z o.o.	3,026,400	—
Total trade accounts payable – related parties	5,865,402	5,984,502
Other payables – related parties
Enchem Co., Ltd. (Parent)	2,435,181	117,079
Total other payables – related parties	2,435,181	117,079
Total due to related parties	$8,300,583	$6,101,581

Amounts due to the Parent and to affiliates under common control arise primarily from purchases of raw materials and fixed assets and royalties in the ordinary course of business. These trade and other payables are unsecured, non-interest-bearing, and have no fixed repayment terms; settlement occurs as and when agreed between the parties.

Other payables – related parties consist of amounts payable to the Parent for purchases of fixed assets, accrued interest on the borrowings described below, and royalties. At June 30, 2026, the balance of $2,435,181 related entirely to accrued royalties. At December 31, 2025, the balance of $117,079 related entirely to fixed asset purchases. The balances payable to the Parent at December 31, 2025 of $758,950 ($641,871 trade and $117,079 other) were settled during the six months ended June 30, 2026, and the $2,217,690 payable to the Parent at June 30, 2026 relates to purchases invoiced in 2026. Amounts payable for fixed asset purchases are included in the additions to property, plant and equipment included in accounts payable presented in the condensed consolidated statements of cash flows.

The Company previously had long-term borrowings from the Parent, which bore interest and were unsecured with no fixed repayment terms. On June 29, 2023, the entire outstanding principal of $105,870,000 was converted into common stock and additional paid-in capital. Accrued but unpaid interest of $8,839,173 arising from these borrowings prior to the conversion was not converted and was settled during 2025. No borrowings from the Parent were outstanding at June 30, 2026 or December 31, 2025, and no interest expense on borrowings from the Parent was incurred during the six months ended June 30, 2026 and 2025.

Due from related parties	June 30, 2026	December 31, 2025
Loan receivable from the Parent	$13,890,000	$4,900,000
Trade accounts receivable – related parties	511,306	774,751
Total due from related parties	$14,401,306	$5,674,751

F-23

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

The loan receivable from the Parent bears interest at a fixed rate of 6.0% per annum, with interest payable annually, and is unsecured. No financial covenants or guarantees are attached to the agreements. During the six months ended June 30, 2026, the Company advanced $10,440,000 to the Parent and received repayments of $1,450,000. Principal is due on October 31, 2026 and may be prepaid in whole or in part at any time, in which case interest is charged only for the period the funds were outstanding. On July 6, 2026, the Company advanced an additional $1,500,000 to the Parent, and on October 30, 2026, the maturity date of the outstanding principal of $15,390,000 was extended to October 31, 2027 (see Note 17). The maturity date may be extended by written agreement of the parties. At June 30, 2026 and December 31, 2025, accrued interest receivable on the loan was $308,876 and $27,436, respectively, which is included in prepaid expenses and other current assets.

Accounts receivable from Enchem Poland Sp. z o.o. of $774,751 at December 31, 2025 related to sales of goods in the ordinary course of business, was unsecured and non-interest-bearing, and was collected during the six months ended June 30, 2026. At June 30, 2026, trade accounts receivable – related parties of $511,306 consisted of $413,592 due from Enchem Poland Sp. z o.o. and $97,714 due from the Parent, arising from sales of goods during the six months ended June 30, 2026, and were unsecured and non-interest-bearing.

Transactions with the Parent – six months ended June 30, 2026 and 2025

	2026	2025
Purchases of raw materials	$1,390,054	$492,772
Purchases of fixed assets and other	1,246,455	1,906,679
Royalties	2,435,181	—
Total purchases from the Parent	$5,071,690	$2,399,451
Interest income on loan to the Parent	$281,440	$—

Purchases of raw materials and fixed assets from the Parent are made in the ordinary course of business at prices and on payment terms agreed between the parties, and are settled through the trade and other payable balances described above, which are unsecured, non-interest-bearing, and have no fixed repayment terms; settlement occurs as and when agreed between the parties.

Royalties are payable to the Parent under an intangible asset license agreement effective January 1, 2023, under which the Parent grants the Company the right to use its product technology, patents, trademarks, and related technical support. The royalty is computed annually at 5.0% of the Company’s net sales revenue, determined after deducting sales discounts and sales to the Parent and other related parties. No royalty is charged for a year in which the Company incurs an operating loss. The agreement renews automatically for successive one-year terms unless either party gives thirty days’ prior written notice of termination. Royalty expense of $2,435,181, computed at 5.0% of net sales to third parties of $48,703,620, was accrued for the six months ended June 30, 2026 and is included in selling, general, and administrative expenses; the related payable is included in other payables – related parties. No royalty was recognized for the six months ended June 30, 2025 because the Company incurred an operating loss; had the royalty been charged royalty expense would have been $2,767,078.

Transactions with related parties (affiliates) – six months ended June 30, 2026 and 2025

	2026	2025
Purchases from Joongang Advanced Materials Co., Ltd.	$—	$118,658
Purchases from Shinghwa Inc.	—	6,997,291
Purchases from Shinghwa Advanced Material Group Co., Ltd.	621,312	571,392
Purchases from Enchem Poland Sp. z o.o.	3,026,400	—
Total purchases from affiliates	$3,647,712	$7,687,341
Sales to Enchem Poland Sp. z o.o.	$1,576,213	$—
Sales to the Parent	97,714	1,073
Total sales to related parties	$1,673,927	$1,073

F-24

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

Purchases from affiliates under common control consist primarily of raw materials, and sales to Enchem Poland Sp. z o.o. consist of goods, in each case transacted in the ordinary course of business at prices and on payment terms agreed between the parties. The resulting payable and receivable balances are unsecured, non-interest-bearing, and have no fixed repayment terms. Settlement occurs as and when agreed between the parties rather than in accordance with stated commercial credit terms, and certain balances have remained outstanding for periods longer than would be customary in transactions with unrelated parties.

The above transactions were carried out on terms agreed between the parties, which are not necessarily indicative of those that would have resulted from transactions with unrelated parties.

(12)	Leases

The Company’s only lease, a noncancellable operating lease for container office space, expired in February 2025. Operating lease cost was $11,779 for the six months ended June 30, 2025, and there was no operating lease cost for the six months ended June 30, 2026. The Company had no operating lease right-of-use assets or lease liabilities as of June 30, 2026 and December 31, 2025.

(13)	Employee Benefit Plan

The Company maintains a Simple IRA plan covering all of its employees who have completed certain consecutive months of service. The Company matches 100% of employee elected deferrals up to a maximum of 3% of an employee’s compensation. The Company may make an additional discretionary contribution. Total expense incurred by the Company for the six months ended June 30, 2026 and 2025 was approximately $52,000 and $52,000, respectively.

(14)	Stockholder’s Equity

Common Stock

The Company is authorized to issue 20,000,000 shares of common stock with a par value of $10.00 per share. The number of authorized shares was increased from 1,000,000 to 20,000,000 on February 27, 2024. At June 30, 2026 and December 31, 2025, 1,000,000 shares were issued and outstanding, all of which are held by Enchem Co., Ltd., the Parent. Each share of common stock is entitled to one vote.

Changes in shares issued and outstanding for the six months ended June 30, 2026 and 2025 were as follows:

	2026	2025
Shares outstanding, beginning of period	1,000,000	1,000,000
Shares issued during the period	—	—
Shares outstanding, end of period	1,000,000	1,000,000

Components of stockholder’s equity were as follows:

	June 30, 2026	December 31, 2025
Common stock	$10,000,000	$10,000,000
Additional paid-in capital	97,539,821	97,539,821
Accumulated deficit	(13,644,218)	(13,431,943)
Total stockholder’s equity	$93,895,603	$94,107,878

On June 29, 2023, the Parent converted $105,870,000 of outstanding borrowings into equity, of which $9,000,000 was recorded as common stock on the issuance of 900,000 shares and $96,870,000 was recorded as additional paid-in capital.

F-25

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

Common Stock Warrants

On February 29, 2024, the Company issued a warrant to IGWT Strategies LLC to purchase 100,000 shares of the Company’s common stock at an exercise price of $117.63 per share, for cash consideration of $100. The warrant is exercisable in whole or in part at any time and expires in February 2034. The holder may exercise by payment of the exercise price in cash with gross physical delivery of shares, or by cashless exercise. The warrant provides for customary antidilution adjustments in respect of stock splits, stock dividends, reclassifications and cash dividends, and contains no down-round or market-price refixing provision. The holder has no voting or other stockholder rights prior to exercise.

The Company accounted for the warrant issued to the nonemployee advisor in exchange for services in accordance with ASC Topic 718, Compensation—Stock Compensation. Based on its evaluation of the warrant’s contractual terms and settlement provisions, the Company determined that the warrant qualifies for equity classification under ASC 718. Accordingly, the warrant was measured at fair value on the grant date and recorded in additional paid-in capital, and is not subsequently remeasured.

The fair value of the warrant on the grant date was $669,821, a Level 3 measurement under ASC 820. The fair value of the Company’s common stock was estimated at $30.98 per share based on an estimated total equity value of $30,982,983. The warrant was then valued using the Black-Scholes option pricing model with a ten-year contractual term, expected volatility of 47.42% derived from guideline public companies, a risk-free interest rate of 4.25% and no expected dividends, adjusted for dilution using a Galai-Schneller factor of 0.9091 and a 30% discount for lack of marketability.

The fair value of the warrant issued in exchange for advisory services, less the $100 cash consideration received, was recognized as advisory and professional fees within selling, general and administrative expenses for the year ended December 31, 2024. No warrants were issued, exercised or forfeited during the six months ended June 30, 2026 and 2025, and the warrant remained outstanding at June 30, 2026 and December 31, 2025.

Dividends

No dividends were declared or paid during the six months ended June 30, 2026 and 2025.

(15)	Commitment and Contingencies

Customer Supply Commitments

The Company supplies electrolyte products under long-term agreements with electric vehicle battery manufacturers. Under these agreements the Company is required to make production capacity available to the customer; the customers are not obligated to purchase any minimum quantity, and actual purchases are determined by delivery schedules and purchase orders issued by the customer.

F-26

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

Under a requirements contract with one customer, the Company is required to make available annual capacity of 7,000,000 kg in 2026, 7,377,000 kg in 2027 and 7,989,000 kg in 2028, at firm prices of $7.26, $7.20 and $7.20 per kg, respectively. The contract covers a stated percentage of that customer’s requirements at its receiving location, has an initial term expiring December 31, 2028 and renews automatically for successive twelve-month periods unless either party gives six months’ notice. Prices are firm and are not subject to adjustment for increases in the Company’s costs. Accordingly, increases in the Company’s costs, including raw material costs, could adversely affect the Company’s margins under the contract.

Under an agreement with a second customer, the Company and the Parent have jointly committed to make available supply capacity of 8,300 metric tons per month across all products covered by that agreement. The customer is not obligated to purchase any minimum quantity, purchases are made under purchase orders and the customer has no liability for excess or obsolete materials. Prices for certain products are fixed for specified periods, and prices for products made with raw materials sourced outside China are determined on a cost-plus basis, consisting of raw material costs plus specified margins, with quarterly adjustments for differences between projected and actual raw material costs. The customer’s identity is subject to confidentiality obligations.

Share Pledge Arrangement

In January 2025, Enchem Co., Ltd., the Company’s parent, pledged all of its shares of the Company’s common stock, together with certain other collateral, to DB Financial Investment Co., Ltd., as agent, as security for the parent’s obligations under a loan agreement to which the Company is not a borrower or guarantor. A default by the parent could result in a foreclosure on the pledged shares and a change in control of the Company, which could constitute an event of default under the Company’s credit agreements. See Note 1 for a discussion of the Company’s liquidity and the substantial doubt about its ability to continue as a going concern.

Legal Proceedings

The Company is a defendant in a suit that alleges, among other things, misappropriation of trade secrets. The plaintiff filed the lawsuit against the Company in the U.S. District Court for the Northern District of Georgia on October 24, 2025 and is seeking damages, injunctive relief, attorneys’ fees, and costs. Management and legal counsel for the Company believe that the plaintiff’s claim is without merit and the Company is unable to predict the outcome or to estimate the possible loss or range of loss, if any, and no liability has been recorded. As of the date these condensed consolidated financial statements were issued, the lawsuit remained pending.

In addition to the matter described above, the Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

Tennessee Site Repurchase Option

In connection with the April 28, 2026 conveyance of the Tennessee site (see Note 7), the purchaser granted the Company a three-year option to repurchase the approximately 116.5-acre site for $2,000,000, exercisable upon commencement of construction, together with a right of first refusal. The conveyance is accounted for as a financing arrangement, and the land and the related financing obligation of $2,000,000 remain recognized (see Note 7). During the option term, the Company is required to reimburse the IDB, on demand, for interest and fees on any line of credit drawn by the IDB, and $21,173 has been deposited in escrow for these obligations.

F-27

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(16)	Segment reporting

The Company operates as a single operating and reportable segment, which manufactures and sells electrolyte, N-methyl-2-pyrrolidone (“NMP”) and carbon nanotube (“CNT”) products used in lithium-ion batteries, primarily to battery manufacturers in the United States. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. The CODM assesses performance and decides how to allocate resources based on net income (loss), as reported on the condensed consolidated statements of operations, by comparing actual results to budgeted results. The CODM also uses net income (loss) to decide whether to reinvest profits in the business, including capital expenditures. The measure of segment assets is total assets, as reported on the condensed consolidated balance sheets.

The following table presents segment net sales, significant segment expenses and segment net income (loss) regularly provided to the CODM for the six months ended June 30, 2026 and 2025:

	2026	2025
Net sales	$50,377,547	$55,342,638
Less:
Cost of goods sold	38,598,585	48,171,441
Selling, general and administrative expenses	10,845,017	9,180,911
Interest expense	1,580,749	567,763
Interest income	(282,407)	(20,169)
Other expense (income), net	(207,815)	94,259
Income tax expense	55,693	29,209
Segment and consolidated net loss	$(212,275)	$(2,680,776)

Other segment information as of and for the six months ended June 30, 2026 and 2025 was as follows:

	2026	2025
Depreciation and amortization	$3,272,762	$3,015,474
Additions to property, plant and equipment	$7,550,775	$7,144,642
Segment assets (total assets)*	$171,940,724	$158,541,693

* Segment assets are presented as of June 30, 2026 and December 31, 2025.

Net sales disaggregated by product line for the six months ended June 30, 2026 and 2025 were as follows:

	2026	2025
Electrolytes	$48,382,705	$50,149,326
NMP	1,760,838	5,193,312
CNT	234,004	—
Total net sales	$50,377,547	$55,342,638

Net sales disaggregated by geographic region, based on the location to which the product was shipped, for the six months ended June 30, 2026 and 2025 were as follows:

	2026	2025
United States	$48,702,720	$55,340,665
Europe	1,576,213	—
Asia	97,714	1,073
Canada	900	900
Total net sales	$50,377,547	$55,342,638

Substantially all of the Company’s long-lived assets are located in the United States.

F-28

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

(17)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through November 10, 2026, the date at which the condensed consolidated financial statements were issued and determined that there are no other items to disclose, except the following events:

(a)	Proposed Merger with The GrowHub Limited

On July 14, 2026, the Company and the Parent entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The GrowHub Limited, a Cayman Islands exempted company (“GrowHub”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, and in accordance with the Georgia Business Corporation Code, as amended, GrowHub will incorporate a wholly owned subsidiary in the State of Georgia (“Merger Sub”), Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will be the surviving corporation and a wholly owned subsidiary of GrowHub (the “Merger”).

Upon consummation of the Merger (the “Closing”), GrowHub will acquire all outstanding equity interests in the Company in exchange for newly issued Class A ordinary shares of GrowHub, par value $0.0005 per share (or $0.005 per share following the Reverse Stock Split) (“GrowHub Class A Ordinary Shares”). The Merger values the Company at an equity value of approximately $400,000,000. At the effective time of the Merger (the “Effective Time”), all of the issued and outstanding equity of the Company will be canceled in exchange for the right to receive (i) $400,000,000 divided by (ii) the average closing price of the GrowHub Class A ordinary shares on Nasdaq for the twenty (20) trading days immediately preceding the Merger closing date (after excluding the highest and lowest closing prices and on a split adjusted basis giving effect to the Reverse Stock Split), or such greater number of the GrowHub Class A ordinary shares as shall constitute eighty-five percent (85%) of the fully-diluted shares of GrowHub. Prior to the Effective Time, GrowHub will amend and restate its memorandum and articles of association to provide for, among other things, an increase in its authorized share capital and a one-for-ten reverse stock split, and GrowHub’s majority shareholders will convert all of their Class B ordinary shares of GrowHub into GrowHub Class A Ordinary Shares on a 1:1 basis (the “Class B Conversion”).

The Merger is subject to the satisfaction or waiver of certain customary closing conditions, as well as other conditions, including (i) a registration statement on Form F-1 to be filed by GrowHub with the SEC shall have been declared effective and shall remain effective as of the Closing, (ii) the GrowHub Class A Ordinary Shares comprising the merger consideration shall have been approved for listing on Nasdaq, (iii) from the date of the Merger Agreement through the Closing, the GrowHub Class A Ordinary Shares shall have remained listed on Nasdaq and trading therein shall not have been suspended, no final decision of the Nasdaq Hearings Panel denying their continued listing shall have been issued, and either the panel shall have granted the continued listing, including pursuant to an exception under Nasdaq Listing Rule 5815(c), or Nasdaq shall have confirmed in writing that GrowHub has regained compliance with all applicable continued listing requirements, and (iv) the Class B Conversion shall have been consummated. The Merger Agreement also requires GrowHub to call an extraordinary general meeting to obtain the approval of its shareholders, and, until the Effective Time, prohibits the parties from soliciting or accepting proposals regarding alternative transactions. In connection with the Merger Agreement, GrowHub’s shareholders entered into a shareholder voting agreement under which they agreed to vote their shares in favor of the Merger and to effect the Class B Conversion. The Merger Agreement contemplates that, at or prior to the Closing, GrowHub will enter into a lock-up agreement and a registration rights agreement with the Parent.

F-29

ENCHEM AMERICA, INC. AND SUBSIDIARY

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

Notes to the Condensed Consolidated Financial Statements (Unaudited)

June 30, 2026

The Merger Agreement may be terminated prior to the Closing under certain customary and limited circumstances, including (i) by mutual written agreement of GrowHub and the Parent, (ii) by either the Parent or GrowHub if the Closing has not occurred on or before December 2, 2026, (iii) upon a breach of any representation, warranty, covenant or agreement, (iv) if the GrowHub Class A Ordinary Shares are denied continued listing, suspended from trading or delisted from Nasdaq, or (v) if the approval of GrowHub’s shareholders is not obtained at the extraordinary general meeting. As of the date the condensed consolidated financial statements were issued, the Merger had not been completed, and there can be no assurance that it will be completed.

The Merger Agreement was entered into after June 30, 2026 and does not provide evidence of conditions that existed at the balance sheet date. Accordingly, no amounts related to the Merger have been recognized in the condensed consolidated financial statements as of and for the six months ended June 30, 2026.

(b)	Bank of Hope line of credit extension

On September 23, 2026, the Company executed a further Change in Terms Agreement with Bank of Hope extending the maturity date of its $30,000,000 asset-based revolving line of credit from September 13, 2026 to January 13, 2027. The extension did not change the borrowing capacity, the interest rate of three month SOFR plus 2.00%, or the collateral securing the facility, and the Company remains obligated to make monthly payments of accrued interest with all outstanding principal due at maturity. All other terms of the facility, including the requirement added in the June 24, 2026 Change in Terms Agreement that new loans, investments or advances to the Parent, affiliates or subsidiaries be made only with the Bank’s prior consent (see Note 8), remain unchanged. The extension is a nonrecognized subsequent event and accordingly no adjustment has been made to the condensed consolidated financial statements as of June 30, 2026.

(c)	Loan receivable from the Parent

On July 6, 2026, the Company advanced an additional $1,500,000 to the Parent, increasing the outstanding principal of the loan receivable from the Parent to $15,390,000. On October 30, 2026, the Company and the Parent entered into an amendment to the loan agreement that extended the maturity date of the outstanding principal from October 31, 2026 to October 31, 2027. The interest rate of 6.0% per annum and the other terms of the loan were unchanged. The amendment is a nonrecognized subsequent event, and the loan receivable from the Parent is classified as a current asset as of June 30, 2026 based on its terms at that date.

(d)	KEB Hana credit line

The KEB Hana credit line ($4,240,000 outstanding at June 30, 2026) matures on November 23, 2026. As of the date these condensed consolidated financial statements were issued, management was in discussions with KEB Hana regarding renewal of the facility.

(e)	Settlement with a customer

In November 2025, a customer announced the suspension of operations at its facility. In September 2026, the Company and the customer executed a settlement agreement, effective July 31, 2026, under which the customer agreed to pay the Company $1,372,050 as compensation for finished goods and dedicated raw materials produced or procured for the customer.

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and the Board of Directors of Enchem America, Inc. and subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Enchem America, Inc. and its subsidiary (the “Company”), as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2025, and related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s current liabilities exceed its current assets and its credit facilities mature within one year after the date the consolidated financial statements are issued, and the Company does not have committed arrangements to refinance or repay these obligations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Previously Issued Financial Statements

As discussed in Note 2(c) to the consolidated financial statements, the 2024 consolidated financial statements have been restated to correct certain misstatements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2026

Diamond Bar, CA

September 30, 2026, except for Note 13 as to which the date is November 10, 2026

F-31

ENCHEM AMERICA, INC.

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2025 and 2024

	2025	2024
		As Restated
Assets

Current assets:
Cash and cash equivalents	$1,651,873	8,663,486
Trade accounts receivable, less allowance for credit losses of $380,509 in 2025 and $215,461 in 2024	17,401,064	19,845,659
Trade accounts receivable – related parties	774,751	-
Loan receivable from the Parent	4,900,000	-
Advanced manufacturing production credit (AMPC) receivable, net	9,281,685	13,444,119
Inventories, net	19,786,054	37,986,983
Prepaid expenses and other current assets	1,440,359	1,282,213
Total current assets	55,235,786	81,222,460
Property, plant, and equipment, net	100,816,095	90,477,866
Operating lease right-of-use assets	-	11,779
Other assets	2,489,812	1,011,608
Total assets	$158,541,693	172,723,713

Liabilities and Stockholder’s Equity

Current liabilities:
Notes payable to banks	$34,347,426	12,975,220
Trade accounts payable	17,270,650	7,072,390
Accrued expenses and other current liabilities	3,538,930	2,016,804
Trade accounts payable - related parties	5,984,502	22,148,175
Other payables - related parties	117,079	24,431,025
Current installments of long-term debt	33,766	66,944
Current portion of operating lease liabilities	-	8,396
Income taxes payable	46,562	46,562
Other payables	3,094,900	2,588,073
Total current liabilities	64,433,815	71,353,589
Long-term debt, excluding current installments	-	5,342,448
Total liabilities	64,433,815	76,696,037

Commitments and contingencies

Stockholder’s equity:
Common stock, $10 par value; authorized 20,000,000 shares; issued and outstanding 1,000,000 shares	10,000,000	10,000,000
Additional paid-in capital	97,539,821	97,539,821
Accumulated deficit	(13,431,943)	(11,512,145)
Total stockholder’s equity	94,107,878	96,027,676

Total liabilities and stockholder’s equity	$158,541,693	172,723,713

See accompanying notes to consolidated financial statements

F-32

ENCHEM AMERICA, INC.

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Consolidated Statements of Operation

Years ended December 31, 2025 and 2024

	2025	2024
		As Restated
Net sales - third parties	$114,553,277	163,556,157
Net sales - related parties	775,824	827

Total net sales	115,329,101	163,556,984

Cost of goods sold	(95,302,244)	(115,820,890)

Gross profit	20,026,857	47,736,094

Selling, general, and administrative expenses	18,448,349	23,689,284
Long-lived asset impairment loss	1,640,940	-

Operating (loss) income	(62,432)	24,046,810

Other income (expense):
Interest expense	(1,388,660)	(839,100)
Interest income	31,064	283,831
Other (expense) income, net	(430,993)	392,536
Total other expense, net	(1,788,589)	(162,733)

(Loss) Income before income taxes	(1,851,021)	23,884,077

Income tax expense	68,777	546,361

Net (loss) income	$(1,919,798)	23,337,716

Earnings (loss) per share:
Basic	(1.92)	23.34
Diluted	(1.92)	23.34
Weighted-average common shares outstanding – basic	1,000,000	1,000,000
Weighted-average common shares outstanding – diluted	1,000,000	1,000,000

See accompanying notes to consolidated financial statements

F-33

ENCHEM AMERICA, INC.

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Consolidated Statements of Changes in Stockholder’s Equity

Years ended December 31, 2025 and 2024

	Common Stock		Additional Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2024, as previous reported	1,000,000	$10,000,000	96,870,000	$(36,503,380)	$70,366,620
Cumulative effect of correction of error (Note 2)	—	—	—	1,653,519	1,653,519
Balance at January 1, 2024, as restated	1,000,000	10,000,000	96,870,000	(34,849,861)	72,020,139
Warrant issued for advisory services	—	—	669,821	—	669,821
Net income	—	—	—	23,337,716	23,337,716
Balance at December 31, 2024, as restated	1,000,000	10,000,000	97,539,821	(11,512,145)	96,027,676

Balance at January 1, 2025	1,000,000	10,000,000	97,539,821	(11,512,145)	96,027,676
Net loss	—	—	—	(1,919,798)	(1,919,798)
Balance at December 31, 2025	1,000,000	$10,000,000	97,539,821	$(13,431,943)	$94,107,878

See accompanying notes to the consolidated financial statements

F-34

ENCHEM AMERICA, INC.

(A Wholly-Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended December 31, 2025 and 2024

	2025	2024
		As Restated
Cash flows from operating activities:
Net income (loss)	$(1,919,798)	23,337,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,142,125	5,526,713
Allowance for credit losses	165,048	188,637
Inventory valuation loss	685,234	648,284
Warrants issued for advisory services	—	669,821
Long-lived asset impairment loss	1,640,940	—
Write-off of construction in progress	102,567	521,137

Changes in operating assets and liabilities:
Trade accounts receivable	2,279,546	(10,297,630)
Due from related parties	(774,751)	110,161
Inventories	17,515,695	(1,327,487)
Prepaid expenses and other current assets	(158,145)	(943,979)
Advanced manufacturing production credit receivable	4,162,434	(11,844,119)
Other assets	(1,478,204)	(154,093)
Operating lease right-of-use assets	11,779	269,685
Trade accounts payable	10,198,260	2,589,211
Other payables	506,826	(8,510,184)
Trade accounts payable - related parties	(16,163,673)	17,652,645
Other payables - related parties	(16,810,679)	(5,792,290)
Accrued expenses and other current liabilities	(477,873)	1,621,946
Income taxes payable	—	46,562
Operating lease liabilities	(8,396)	(229,762)
Net cash provided by operating activities	5,618,935	14,082,974

Cash flows from investing activities:
Capital expenditures	(16,223,861)	(20,171,976)
Change in payables for property, plant, and equipment	(7,503,267)	(2,954,872)
Proceeds from government grant	—	2,000,000
Loan to the Parent	(4,900,000)	—
Net cash used in investing activities	(28,627,128)	(21,126,848)

Cash flows from financing activities:
Proceeds from issuance of notes payable to banks	149,390,000	30,150,000
Principal payments on notes payable to banks	(133,317,794)	(23,174,780)
Principal payments on long-term debt	(75,626)	(60,227)
Net cash provided by financing activities	15,996,580	6,914,993
Net decrease in cash and cash equivalents	(7,011,613)	(128,881)
Cash and cash equivalents at beginning of year	8,663,486	8,792,367

Cash and cash equivalents at end of year	$1,651,873	8,663,486
Supplemental disclosures of cash flow information:
Cash paid for interest, net of amount capitalized	$10,227,833	839,100
Cash paid for income taxes	131,870	1,322,000

Supplemental disclosures of noncash investing and financing activities:
Additions to property, plant, and equipment included in accounts payable	$117,079	7,620,346

See accompanying notes to the consolidated financial statements

F-35

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

(1)	Nature of Business

ENCHEM AMERICA, INC. is a wholly owned subsidiary of Enchem Co., Ltd. (the “Parent”), a Korean corporation. The Company is engaged in the production and sales of electrolyte. The Company was initially organized as a Limited Liability Company named as Enchem America, LLC, in September 2019 in the State of Georgia and converted to a Corporation named as ENCHEM AMERICA, INC in June 2022. In June 2022, ENCHEM AMERICA, INC established ENCHEM MATERIALS, INC, a Georgia Corporation, for localization of raw materials as a wholly owned subsidiary (collectively, the “Company”). ENCHEM AMERICA, INC changed its name to ENCHEM AMERICA, INC. in March 2024.

Liquidity and Going Concern

Management has evaluated the Company’s ability to continue as a going concern for a period of one year after the date these consolidated financial statements are issued.

The Company incurred a net loss of approximately $1,920,000 for the year ended December 31, 2025, and as of that date the Company’s total current liabilities exceeded its total current assets by approximately $9,198,000. In addition, the Company’s notes payable to banks of approximately $34,347,000 are classified as current, and the related credit facilities mature within one year after the date these consolidated financial statements are available to be issued. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management has developed plans intended to mitigate these conditions, which primarily include renewing or refinancing the Company’s credit facilities, monetizing advanced manufacturing production credits under Section 45X of the Internal Revenue Code, collecting amounts due from the Parent, and improving operating performance through increased sales volumes and cost management initiatives.

Renewal or refinancing of the credit facilities and collection of amounts due from the Parent are not within the Company’s control and are not supported by committed arrangements extending beyond one year after the date these consolidated financial statements are issued. Accordingly, management was unable to conclude that these plans are probable of being effectively implemented, and the plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (US-GAAP) and the rules and regulations of the Securities and Exchange Commission for financial information. The consolidated financial statements have been prepared on an ongoing basis.

(b)	Reclassifications

The Company has reclassified certain amounts relating to its prior period results to conform to its current-period presentation. These reclassifications had no effect on previously reported net income or total stockholder’s equity.

F-36

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

(c)	Restatement of Previously Issued Financial Statements

The Company has restated its previously issued consolidated financial statements as of and for the year ended December 31, 2024. The accounting errors impacting the 2024 consolidated financial statements include:

Advanced manufacturing production credits

The Company is eligible for advanced manufacturing production credits under Section 45X of the Internal Revenue Code. The credits earned in the 2023 and 2024 tax years had not been recognized in the periods in which the related eligible components were produced and sold. The Company recognized credits of $1,600,000 for the 2023 tax year and $11,844,119 for the 2024 tax year as a reduction of cost of goods sold, with a corresponding receivable of $13,444,119 at December 31, 2024. Professional fees of $992,702 incurred to monetize the credits were recognized in selling, general, and administrative expenses, with a corresponding accrued liability at December 31, 2024. Because the 2023 credits relate to a period prior to the earliest period presented, the $1,600,000 was recorded as a reduction of accumulated deficit as of January 1, 2024. The net effect on net income for the year ended December 31, 2024 was an increase of $10,851,417.

Common stock warrants

The fair value of common stock warrants issued in February 2024 for advisory services were not previously recognized. The Company recognized the warrants at their grant date fair value of $669,821 in selling, general, and administrative expenses, with a corresponding credit to additional paid-in capital. The effect on net income for the year ended December 31, 2024 was a decrease of $669,821.

Operating leases

An office lease had been accounted for outside the scope of ASC 842. The right-of-use asset and the related operating lease liabilities have been remeasured in accordance with ASC 842. As of December 31, 2024 the right-of-use asset was reduced by $118,052 to $11,779, the current portion of operating lease liabilities was reduced by $61,950 to $8,396, and the non-current portion of $71,684 was eliminated. Cost of goods sold for the year ended December 31, 2024 increased by $39,922, and accumulated deficit as of January 1, 2024 decreased by $43,305.

Income taxes

The income tax provision has been recomputed. As of December 31, 2024 the Company recognized prepaid income taxes of $548,479 and increased accrued expenses and other current liabilities by $20,609, reducing income tax expense for the year then ended by $527,870. In addition, income taxes payable of $46,562 previously presented within accrued expenses and other current liabilities has been presented separately.

In addition, the Company has reclassified related party balances, interest income, income taxes payable, and borrowing activity previously presented on a net basis to conform to the current period presentation. These reclassifications had no effect on previously reported net income or total stockholder’s equity.

The cumulative effect of the correction on accumulated deficit as of January 1, 2024 was a decrease of $1,653,519, from $(36,503,380) as previously reported to $(34,849,861) as restated, consisting of $1,600,000 relating to the 2023 advanced manufacturing production credit, $43,305 relating to the operating lease and $10,214 of other immaterial corrections.

The effect of the restatement on accumulated deficit as of December 31, 2024 was a decrease of $12,325,048, from $(23,837,193) as previously reported to $(11,512,145) as restated, consisting of the $1,653,519 cumulative effect as of January 1, 2024 described above and the $10,671,529 increase in net income for the year ended December 31, 2024. The increase in net income comprised the recognition of AMPC of $11,844,119, net of related transaction costs of $992,702, and a $527,870 decrease in income tax expense, partially offset by the warrant expense of $669,821 and additional lease expense of $39,922, together with other adjustments that increased net income by $1,985.

F-37

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

The effect of the restatement on the previously issued consolidated financial statements is as follows:

1 - Consolidated balance sheet as of December 31, 2024

	As previously reported	Restatement adjustments	Reclassifications	As restated
Cash and cash equivalents	8,663,486	—	—	8,663,486
Trade accounts receivable, net	19,845,659	—	—	19,845,659
Advanced manufacturing production credit receivable, net	—	13,444,119	—	13,444,119
Inventories, net	37,986,983	—	—	37,986,983
Prepaid expenses and other current assets	733,734	548,479	—	1,282,213
Total current assets	67,229,862	13,992,598	—	81,222,460
Property, plant, and equipment, net	90,477,866	—	—	90,477,866
Operating lease right-of-use assets	129,831	(118,052)	—	11,779
Other assets	1,011,608	—	—	1,011,608
Total assets	158,849,167	13,874,546	—	172,723,713
Notes payable to banks	12,975,220	—	—	12,975,220
Trade accounts payable	11,688,108	—	(4,615,718)	7,072,390
Accrued expenses and other current liabilities	1,050,055	1,013,311	(46,562)	2,016,804
Trade accounts payable - related parties	—	—	22,148,175	22,148,175
Other payables - related parties	—	—	24,431,025	24,431,025
Due to related party	41,963,482	—	(41,963,482)	—
Other payables	2,588,073	—	—	2,588,073
Current installments of long-term debt	66,944	—	—	66,944
Current portion of operating lease liabilities	70,346	(61,950)	—	8,396
Income taxes payable	—	—	46,562	46,562
Total current liabilities	70,402,228	951,361	—	71,353,589
Operating lease liabilities, excluding current portion	71,684	(71,684)	—	—
Long-term debt, excluding current installments	5,342,448	—	—	5,342,448
Total liabilities	75,816,360	879,677	—	76,696,037
Common stock	10,000,000	—	—	10,000,000
Additional paid-in capital	96,870,000	669,821	—	97,539,821
Accumulated deficit	(23,837,193)	12,325,048	—	(11,512,145)
Total stockholder’s equity	83,032,807	12,994,869	—	96,027,676

2 - Consolidated statement of operations for the year ended December 31, 2024

	As previously reported	Restatement adjustments	Reclassifications	As restated
Net sales - third parties	163,556,984	—	(827)	163,556,157
Net sales - related parties	—	—	827	827
Total net sales	163,556,984	—	—	163,556,984
Cost of goods sold	(127,608,241)	11,787,351	—	(115,820,890)
Gross profit	35,948,743	11,787,351	—	47,736,094
Selling, general, and administrative expenses	22,026,760	1,662,524	—	23,689,284
Operating income	13,921,983	10,124,827	—	24,046,810
Interest expense	(857,932)	18,832	—	(839,100)
Interest income	—	—	283,831	283,831
Other income, net	676,367	—	(283,831)	392,536
Income before income taxes	13,740,418	10,143,659	—	23,884,077
Income tax expense	1,074,231	(527,870)	—	546,361
Net income	12,666,187	10,671,529	—	23,337,716
Net income per share - basic and diluted (a)	12.67	10.67	—	23.34

(a)	Per-share amounts were not presented in the previously issued consolidated financial statements. The amount shown as previously reported has been computed on 1,000,000 weighted-average shares outstanding.

F-38

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

3 - Consolidated statement of cash flows for the year ended December 31, 2024

The effect of the restatement and reclassifications on the consolidated statement of cash flows for the year ended December 31, 2024 is as follows. Net cash provided by financing activities and the net decrease in cash and cash equivalents were unchanged.

	As previously reported	Restatement adjustments	Reclassifications	As restated
Cash flows from operating activities:
Net income	12,666,187	10,671,529	—	23,337,716
Depreciation and amortization	5,469,132	—	57,581	5,526,713
Allowance for credit losses	188,637	—	—	188,637
Inventory valuation loss	648,284	—	—	648,284
Warrants issued for advisory services	—	669,821	—	669,821
Write-off of construction in progress	—	—	521,137	521,137

Changes in operating assets and liabilities:
Trade accounts receivable	(10,297,630)	—	—	(10,297,630)
Due from related parties	110,161	—	—	110,161
Inventories	(1,327,487)	—	—	(1,327,487)
Prepaid expenses and other current assets	(395,500)	(548,479)	—	(943,979)
Advanced manufacturing production credit receivable	—	(11,844,119)	—	(11,844,119)
Other assets	(154,092)	—	(1)	(154,093)
Operating lease right-of-use assets	98,113	171,572	—	269,685
Trade accounts payable	7,204,929	—	(4,615,718)	2,589,211
Other payables	(8,510,184)	—	—	(8,510,184)
Due to related parties	(4,457,398)	—	4,457,398	—
Trade accounts payable - related parties	—	—	17,652,645	17,652,645
Other payables - related parties	—	—	(5,792,290)	(5,792,290)
Accrued expenses and other current liabilities	655,198	1,013,310	(46,562)	1,621,946
Income taxes payable	—	—	46,562	46,562
Operating lease liabilities	(96,128)	(133,634)	—	(229,762)
Net cash provided by operating activities	1,802,222	—	12,280,752	14,082,974
Cash flows from investing activities:
Capital expenditures	(8,846,096)	—	(11,325,880)	(20,171,976)
Change in payables for property, plant, and equipment	—	—	(2,954,872)	(2,954,872)
Proceeds from government grant	—	—	2,000,000	2,000,000
Net cash used in investing activities	(8,846,096)	—	(12,280,752)	(21,126,848)
Cash flows from financing activities:
Proceeds from issuance of notes payable to banks	12,975,220	—	17,174,780	30,150,000
Principal payments on notes payable to banks	—	—	(23,174,780)	(23,174,780)
Principal payments on long-term debt	(6,060,227)	—	6,000,000	(60,227)
Net cash provided by financing activities	6,914,993	—	—	6,914,993
Net decrease in cash and cash equivalents	(128,881)	—	—	(128,881)
Cash and cash equivalents at beginning of year	8,792,367	—	—	8,792,367
Cash and cash equivalents at end of year	8,663,486	—	—	8,663,486

F-39

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

(d)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of ENCHEM AMERICA, INC. and ENCHEM MATERIALS, INC, a wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

(e)	Use of Estimates

The preparation of the consolidated financial statements in conformity with US-GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance for credit losses, valuation of inventories, the useful lives of property, plant and equipment, the valuation of deferred tax assets, Government grant – advanced manufacturing production credit, common stock warrants and other contingencies.

The Company evaluates its estimates and assumptions on an ongoing basis and its estimates on historical experience, current and expected future conditions and various other assumptions that management believes are reasonable under the circumstances based on the information available to management at the time these estimates and assumptions are made. Actual results could differ from these estimates.

(f)	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(g)	Allowance for Credit Losses

The Company records an allowance for credit losses (ACL) under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Subtopic 326-20 Financial Instruments - Credit Losses – Measured at Amortized Cost for the current expected credit losses (CECL) inherent in its financial assets measured at amortized cost and contract assets. The ACL is a valuation account deducted from the amortized cost basis to present the net amount expected to be collected. The estimate of expected credit losses includes expected recoveries of amounts previously written off as well as amounts expected to be written off.

The estimate of expected credit losses is based on the Company’s historical loss experience, adjusted for current conditions and reasonable and supportable forecasts of economic conditions and other pertinent factors affecting the Company’s customers, such as known credit risk or industry trends. The allowance is estimated over the contractual term of the receivable. The Company does not have any off-balance-sheet credit exposures.

The Company’s financial assets subject to the ACL consist substantially of short-term trade receivables from a limited number of customers. The Company does not use macroeconomic forecasting models or multiple weighted economic scenarios in estimating the allowance; forward-looking information is incorporated as described below.

F-40

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

The Company estimates its ACL for accounts receivable on a collective (pool) basis using a roll-rate method applied to the full aging profile of the receivable portfolio. Accounts receivable are segregated into aging categories based on the period elapsed since origination — within three months, three to six months, six to nine months, nine to twelve months, and over twelve months. Using quarterly aging data for the trailing three-year period, the Company calculates historical transition rates representing the portion of receivable balances that migrated from each aging category to the next in successive quarters. The transition rates for each aging category are averaged over the historical observation period, and a cumulative expected loss rate for each category is derived as the product of the average transition rates from that category through the final aging category. Because migration is measured beginning with receivables in the earliest aging category, the resulting loss rates capture the expected credit losses embedded in the entire portfolio, including balances that are not past due. Receivables aged over twelve months are reserved in full. The cumulative expected loss rates are applied to the outstanding receivable balances in each aging category as of the reporting date to determine the collective allowance. Transition rates and recovery experience are re-evaluated each reporting period, and the historical rates are adjusted, as necessary, for current conditions and reasonable and supportable forecasts of economic conditions and other factors affecting the collectability of the Company’s receivables, such as known customer-specific credit risk and industry trends.

Accounts receivable that no longer share similar risk characteristics with the collective pools are excluded from the collective assessment and evaluated individually for expected credit losses. The total ACL is the sum of the allowance determined through the collective assessment and the allowance for individually evaluated receivables. Accounts receivable balances are deemed uncollectible and written off as a deduction from the allowance after all means of collection have been exhausted. Subsequent changes (favorable and unfavorable) in expected credit losses are recognized immediately in net income as credit loss expense or a reversal of credit loss expense.

(h)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of an ACL and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the consolidated statement of cash flows.

(i)	Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the weighted-average method for all inventories. Appropriate consideration is given to obsolescence, slow moving items and other factors in evaluating net realizable value.

(j)	Property, Plant and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred, and additions and improvements that significantly extend the lives of assets are capitalized. Construction-in-progress represents property, plant, and equipment under construction or installation and is stated at cost. Cost includes direct costs of construction, the acquisition cost of machinery and equipment pending installation, other directly attributable costs, and interest capitalized during the construction period as described below. No depreciation is recorded on construction-in-progress until the related assets are substantially complete and ready for their intended use, at which time the accumulated costs are transferred to the appropriate category of property, plant, and equipment and depreciated in accordance with the policy above. Costs accumulated in construction-in-progress that are subsequently determined not to meet the criteria for capitalization, including repairs, maintenance and supplies, are reclassified to expense in the period in which that determination is made, and costs related to projects that are abandoned are written off. Interest cost incurred during the construction of qualifying assets is capitalized as part of the cost of those assets in accordance with ASC 835-20, Interest – Capitalization of Interest and is depreciated over the useful lives of the related assets once they are placed in service. Capitalization ceases when the asset is substantially complete and ready for its intended use. The straight-line method is used to calculate depreciation over their estimated useful lives ranging as follows:

Buildings	40 years
Structures	10 years
Machinery and equipment	10 years
Vehicles	5 years
Tools	5 years
Furniture and fixtures	5 years
Facilities	10 years
Software	5 years

F-41

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

(k)	Leases

The Company is a lessee in one noncancellable operating lease for office space.

The Company accounts for leases in accordance with Accounting Standards Codification (ASC) Topic 842, Leases. The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right-of-use (ROU) asset and a lease liability at the lease commencement date.

The lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. The lease liability is subsequently measured at amortized cost using the effective-interest method.

Key estimates and judgments include how the Company determines (1) the discount rate it uses to discount the unpaid lease payments to present value, (2) lease term, and (3) lease payments.

●	Topic 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Because the Company does not generally borrow on a collateralized basis, it uses the interest rate it pays on its noncollateralized borrowings as an input to deriving an appropriate incremental borrowing rate, adjusted for the amount of the lease payments, the lease term, and the effect on that rate of designating specific collateral with a value equal to the unpaid lease payments for that lease.

●	The lease term for the Company’s lease includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

●	Lease payments included in the measurement of the lease liability comprise the following:

–	Fixed payments, including in-substance fixed payments, owed over the lease term (includes termination penalties the Company would owe if the lease term reflects the Company’s exercise of a termination option);

–	Variable lease payments that depend on an index or rate, initially measured using the index or rate at the lease commencement date;

–	Amounts expected to be payable under a Company-provided residual value guarantee; and

–	The exercise price of a Company option to purchase the underlying asset if the Company is reasonably certain to exercise the option.

F-42

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Operating lease ROU asset is presented as operating lease right-of-use asset on the consolidated balance sheet. The current portion of operating lease liabilities is presented separately on the consolidated balance sheet.

The Company has elected not to recognize ROU assets and lease liabilities for short-term leases of vehicles and facilities that have a lease term of 12 months or less. The Company has elected not to apply the short-term lease recognition and measurement exemption for other classes of leased assets. The Company recognizes the lease payments associated with its short-term leases as an expense on a straight-line basis over the lease term. Variable lease payments associated with these leases are recognized and presented in the same manner as for all other Company leases.

(l)	Impairment of Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling expenses. During 2025, the Company halted construction of its planned Tennessee production facility in response to slowing demand in the electric vehicle battery market, and abandoned the related building and site development costs, which have no alternative use. Because the abandoned assets ceased to be used and have no expected future cash flows, their fair value was determined to be zero, and the Company recognized an impairment loss of $1,640,940, presented as “Impairment of construction in progress” in the consolidated statement of operations. The Company operates as a single reportable segment. No impairment loss was recognized for the year ended December 31, 2024.

(m)	Government Grant – Tennessee Economic Development Grant

The Company received grant proceeds from the Industrial Development Board of Brownsville and Haywood County of the State of Tennessee in 2024. The proceeds were to be used to acquire or produce a new manufacturing facility in Tennessee. The Company analogizes to International Accounting Standards 20 (IAS 20) Accounting for Government Grants and Disclosure of Government Assistance, in the absence of applicable, authoritative US-GAAP guidance for governmental grants. Grant proceeds are recorded as a reduction to the related asset(s), when there is reasonable assurance that (1) the Company will comply with the relevant conditions and (2) the grant disbursement will be received. Subsequent depreciation expense is then reduced over the expected useful life of the asset.

Grant proceeds received were recorded as a reduction of the carrying amount of the related property, plant and equipment (construction in progress) in the consolidated balance sheets. The amount recorded as a reduction of property, plant and equipment was $2,000,000 as of December 31, 2024. Because construction of the Tennessee manufacturing facility has been suspended and the facility has not been placed in service, no benefit of the grant was recognized in the consolidated statements of operations for the years ended December 31, 2025 and 2024; the grant benefit will be recognized as a reduction of depreciation expense over the useful life of the facility once it is placed in service. Proceeds received under the grant are subject to recapture in the event the Company fails to maintain manufacturing operations and minimum employment levels at the facility through 2030. Refer to Note 19 (a) Repayment of Tennessee Government Grant and Disposition of Tennessee Site for additional information subsequent to the year ended December 31, 2025.

F-43

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

(n)	Government Grant – Advanced Manufacturing Production Credit (IRC Section 45X)

Advanced Manufacturing Production Credit (AMPC): Section 45X of the Internal Revenue Code offers tax credits available to manufacturers, including a credit for ten percent of the cost incurred to make electrode active materials manufactured in the United States and sold to third parties. Such credit may be refundable by the Internal Revenue Service or transferable to a third party. The Company’s accounting policy is to analogize to IAS 20, Accounting for Government Grants and Disclosure of Government Assistance, under International Financial Reporting Standards except for that the credit retained as a carryforward is accounted for under ASC 740 as a deferred tax asset, as there is no specific US-GAAP guidance that directly applies to such credits. The Company recognizes the credit when it is reasonably assured that the applicable eligibility requirements will be met and the credit will be received. The AMPC is recorded as a reduction of cost of sales in the consolidated statements of income, as the credit is intended to offset production- related costs. Amounts recognized are  based on eligible production volumes and are subject to interpretation of applicable tax laws and administrative guidance.

(o)	Common Stock Warrants

The Company classifies freestanding common stock warrants as equity in accordance with the applicable guidance in ASC Subtopic 815-40, and accounted for the warrants issued to nonemployee advisors in exchange for services under ASC Topic 718: Compensation—Stock Compensation. Derivatives and Hedging - Contracts in Entity’s Own Equity. Accordingly, a freestanding instrument, such as a stock warrant, is classified as equity when (i) the instrument is considered indexed to an entity’s own stock and (ii) when certain criteria for equity classification are met.

When assessing whether the stock warrants are indexed to the Company’s own stock, the Company evaluates the stock warrants’ exercise contingencies and adjustment features. The stock warrants’ exercise contingencies, which are not based on observable market or index, include restriction to exercise a portion of the stock warrants if the holder exceeds specified beneficial ownership limitations and the holder being required to exercise the stock warrants in the event of a reorganization or a warrant redemption. Since the exercise contingencies are not based on observable market or index, the stock warrants are not precluded from being considered indexed to the Company’s own stock.

The Company accounts for warrants issued to nonemployee advisors in exchange for services under ASC Topic 718, Compensation—Stock Compensation.

(p)	Revenue Recognition

The Company only has revenue from customers. The Company recognizes revenue when it satisfies performance obligations under the terms of its contracts, and control of its products is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products. This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a good or product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product.

Shipping and handling costs associated with outbound freight, after control over a product has transferred to a customer, are accounted for as a fulfillment cost and are included in cost of goods sold as incurred.

The Company’s primary source of revenue is product revenues in the electric vehicle battery industries. The Company does not act as an agent in any of its revenue arrangements. Contracts with customers generally state the terms of the sale, including the quantity and price of each product purchased. Payment terms and conditions may vary by contract, although terms generally include a requirement of payment within a range of 30 to 60 days after the performance obligation has been satisfied. Such contracts do not include a significant financing component. In addition, contracts typically do not contain variable consideration as the contracts include stated prices.

F-44

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

(q)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized.

Valuation allowances are established when management determines it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(r)	Fair Value of Financial Instruments

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels.

– Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

– Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

– Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The carrying value of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, other payables, and accrued expenses and other current liabilities approximate their fair value due to the short-term nature of these instruments.

(s)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties that are probable of realization are separately recorded as assets and are not offset against the related environmental liability. The Company does not have significant loss contingency liability as of December 31, 2025 and 2024, respectively.

(t)	Related Party Transactions

A related party includes the Company’s parent, entities under common control of the parent, entities over which the Company can exercise significant influence, and the Company’s key management personnel and their close family members. Transactions with related parties — including purchases of raw materials and fixed assets, borrowings, and sales — are recorded based on the terms agreed to by the related parties. The Company discloses the nature of related party relationships, the types of transactions, the amounts of transactions for each period presented, and the related amounts due to and from related parties, in accordance with ASC Topic 850, Related Party Disclosures.

(u)	Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires the annual financial statements to include consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company’s annual reporting periods beginning after December 15, 2025. Adoption is either with a prospective method or a fully retrospective method of transition. Early adoption is permitted. The Company is currently evaluating the effect that adoption of ASU 2023-09 will have on its consolidated financial statements.

F-45

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

In March 2024, the FASB issued ASU 2024-02, Codification Improvements—Amendments to Remove References to the Concepts Statements. This ASU removes references to various FASB Concepts Statements to simplify the Codification and draw a distinction between authoritative and nonauthoritative literature. ASU 2024-02 is effective for the Company’s annual reporting periods beginning after December 15, 2025. Adoption is either with a prospective method or a fully retrospective method of transition. Early adoption is permitted. The Company does not expect the adoption of ASU 2024-02 to have a material effect on its consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The ASU provides a practical expedient that permits an entity to assume that current economic conditions as of the balance sheet date do not change for the remaining life of the asset. Further, the ASU allows an entity, other than a public business entity, that elects the practical expedient to make an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses. ASU 2025-05 is effective for the Company for annual periods beginning after December 15, 2025. The ASU is applied prospectively and early adoption is permitted. The Company does not expect the adoption of ASU 2025-05 to have a material effect on its consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. The ASU amends the criteria for when an entity is required to start capitalizing costs for internal use software. The ASU is effective for the Company for annual periods beginning after December 15, 2027. Adoption is on either a prospective, modified retrospective, or a fully retrospective basis. Early adoption is permitted. The Company does not expect the adoption of ASU 2025-06 to have a material effect on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. The ASU provides guidance on accounting for government grants by business entities, including guidance for (1) grants related to assets and (2) grants related to income. The ASU is effective for the Company for annual periods beginning after December 15, 2029. Adoption is either on a modified prospective, modified retrospective, or a fully retrospective basis. Early adoption is permitted. The Company does not expect the adoption of ASU 2025-10 to have a material effect on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements. The ASU makes technical corrections and clarifications to the Accounting Standards Codification. The ASU is effective for the Company for annual periods beginning after December 15, 2026. Adoption is either on a prospective or fully retrospective basis, except for amendments to Topic 260 (earnings per share) which are only applied retrospectively (and which are not applicable to the Company). Early adoption is permitted on an issue-by-issue basis. The Company does not expect the adoption of ASU 2025-12 to have a material effect on its consolidated financial statements.

(3)	Financial risk management

The Company is exposed to various financial risks such as market risk (exchange risk, interest rate risk), credit risk and liquidity risk due to various activities. The Company’s overall risk management policy focuses on volatility in the financial markets and focuses on minimizing any negative impact on financial performance. Risk management is conducted under the supervision of the finance department according to the policy approved by the Board of Directors. The finance department identifies, evaluates and manages financial risks in close cooperation with the sales departments. The Board of Directors provides written policies on overall risk management principles and specific areas such as foreign exchange risk, interest rate risk, credit risk, use of derivative and non-derivative financial instruments, and investments in excess of liquidity.

Market risk management

Market risk is the risk of possible losses which arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value or future cash flows of the financial instruments, such as securities, derivatives and others.

a.	Interest rate risk

Interest rate risk refers to the risk that interest income and interest expenses arising from deposits or borrowings will fluctuate due to changes in market interest rates in the future, which mainly arises from deposits and borrowings with floating interest rates. The goal of interest rate risk management is to maximize corporate value by minimizing uncertainty caused by interest rate fluctuations.

b.	Price risk

Price risk is the risk that the fair value of a financial instrument or future cash flows will change due to changes in market prices other than interest rate or foreign exchange rate. As of the end of the reporting period, the Company is not exposed to commodity price risk. Investments in financial instruments are made on a non-recurring basis according to management’s judgment.

Credit risk management

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the Company manages the credit risk systematically and pursues value maximization and continuous growth of the Company by efficient resource allocation and monitoring non-performing loans. In order to reduce the risks that may occur in transactions with financial institutions, such as cash and cash equivalents and various deposits, the Company conducts transactions only with financial institutions with high creditworthiness. As of December 31, 2025 and 2024, the Company believes that there are low signs of material default, and the maximum exposure to credit risk as of December 31, 2025 and 2024 is equal to the book value of financial instruments (excluding cash).

F-46

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

Liquidity risk management

The Company constantly monitors its liquidity positions to ensure that no borrowing limits or commitments are breached to meet operating capital needs. In estimating liquidity, we also take into account external laws or legal requirements, such as the Company’s financing plan, compliance with agreements, internal target financial ratios and currency restrictions.

(4)	Fair value measurements

The difference between the carrying amount and fair value of the Company’s financial assets and liabilities as of December 31, 2025 and December 31, 2024 are insignificant.

(5)	Fair value of financial instruments

The carrying amounts of trade accounts receivable, trade accounts receivable – related parties, trade accounts payable, trade accounts payable – related parties, other payables, other payables – related parties and accrued liabilities approximate their fair values because of their short-term maturities.

The carrying amounts and estimated fair values of the Company’s other financial instruments that are not measured at fair value on a recurring basis, and the level of the fair value hierarchy in which the fair value measurements are categorized, are as follows:

	December 31, 2025		December 31, 2024
	Carrying amount	Fair value	Carrying amount	Fair value	Level
Financial assets:
Cash and cash equivalents	$1,651,873	$1,651,873	$8,663,486	$8,663,486	1
Loan receivable from the Parent	4,900,000	4,900,000	—	—	2
Financial liabilities:
Notes payable to banks	34,347,426	34,347,426	12,975,220	12,975,220	2
Long-term debt, including current installments	33,766	33,766	5,409,392	5,409,392	2

The fair value of cash and cash equivalents is based on quoted amounts (Level 1). The fair values of the loan receivable from the Parent and of the Company’s notes payable to banks and long-term debt are estimated by discounting the contractual cash flows at interest rates currently available for instruments with similar terms and remaining maturities (Level 2). Because of their short remaining maturities and interest rates that approximate current market rates, their carrying amounts approximate fair value. Operating lease liabilities are excluded from the disclosure in accordance with ASC 825-10-50-8.

(6)	Cash and Cash Equivalents

The standard insurance limit of Federal Deposit Insurance Corporation (“FDIC”) is $250,000 per depositor, per insured bank, for each account ownership category. Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents. The Company maintains its cash accounts with high quality financial institutions, which, at times, may exceed federally insured coverage. The Company had approximately $1,122,000 and $7,663,000 in excess of the FDIC insured limits, as of December 31, 2025, and 2024, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

(7)	Accounts Receivable, net

The following is a summary of the activity in the ACL for the years ended December 31, 2024 and 2025:

ACL for accounts receivable
Balance at January 1, 2024	$26,824
Write-offs	—
Recoveries	—
Provision for credit losses	188,637
Balance at December 31, 2024	215,461
Write-offs	—
Recoveries	—
Provision for credit losses	165,048
Balance at December 31, 2025	$380,509

F-47

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

The increase in the ACL for trade accounts receivable is primarily attributable to a increase in past due accounts receivable.

Significant and Concentration of Customers and Vendors

For the years ended December 31, 2025 and 2024, four customers and three customers, respectively, each individually accounted for more than 10% of net sales. Net sales to these customers were $36,694,149 (32%), $19,882,690 (17%), $15,322,440 (13%), and $12,341,311 (11%) in 2025, and $79,875,600 (49%), $33,624,570 (21%), and $21,764,190 (13%) in 2024. In the aggregate, these customers represented 73% and 83% of net sales in 2025 and 2024, respectively.

Trade accounts receivable from these customers were $10,221,134 and $16,359,515, or 59% and 82%, of trade accounts receivable, net, at December 31, 2025 and 2024, respectively. One of these customers, which represented 17% of 2025 net sales, had no outstanding trade accounts receivable balance at December 31, 2025.

For the years ended December 31, 2025 and 2024, three suppliers each individually accounted for more than 10% of the Company’s purchases of raw materials and merchandise. Purchases from these suppliers were $13,169,960 (22%), $11,213,720 (19%), and $6,480,233 (11%) in 2025, and $17,594,684 (18%), $14,306,575 (15%), and $9,748,365 (10%) in 2024. In the aggregate, these suppliers represented 52% and 43% of purchases in 2025 and 2024, respectively.

Trade accounts payable to these suppliers were $9,833,260 and $21,820,239, or 42% and 75% of trade accounts payable, including amounts due to related parties, at December 31, 2025 and 2024, respectively. In addition, one supplier that accounted for less than 10% of 2025 purchases had a trade accounts payable balance of $5,225,112, or 22% of trade accounts payable, including amounts due to related parties, at December 31, 2025.

The loss of one or more of these customers, or a significant reduction in their purchase volumes, could have a near-term severe impact on the Company’s results of operations and cash flows.

(8)	Inventories, net

Inventories consist of the following as of December 31, 2025 and 2024:

	2025	2024
Raw materials	$14,833,410	21,251,417
Finished goods	5,864,954	8,039,826
Materials in transit	747,323	9,670,139
Total inventories, at cost	21,445,687	38,961,382
Less inventory reserves	(1,659,633)	(974,399)
Inventories, net	$19,786,054	$37,986,983

(9)	Property, Plant and Equipment, net

Property, plant and equipment consists of the following as of December 31, 2025 and 2024:

	2025	2024
Land	$10,037,791	$10,037,791
Buildings	45,668,414	45,262,414
Structures	5,949,473	3,562,658
Machinery and equipment	17,474,772	17,410,278
Vehicles	8,639,442	7,950,444
Tools	8,178,335	8,083,884
Furniture and fixtures	319,190	314,406
Facilities	1,018,948	989,083
Software	656,027	305,140
Construction-in-progress	20,663,932	8,568,932
At cost	$118,606,324	$102,485,030
Less government grant received (buildings)	—	(2,000,000)
Less impairment	(1,640,940)	—
Less accumulated depreciation	(16,149,289)	(10,007,164)
Property, plant, and equipment, net	$100,816,095	$90,477,866

F-48

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

In 2025 and 2024, construction in progress of $4,026,293 and $14,826,485, respectively, was transferred to the related categories of property, plant and equipment when the assets were ready for their intended use. The 2024 transfers included $2,934,124 transferred to land in connection with the Tennessee site.

The Company receives government grants that are accounted for by analogy to IAS 20. Grants are recognized when there is reasonable assurance that the Company will comply with the relevant conditions and the grant will be received. Grants are classified as either asset-based or income-based depending on the nature of the underlying conditions.

Asset-Based Grants

In 2024, the Company received a $2,000,000 grant from the Industrial Development Board of Brownsville and Haywood County, Tennessee, conditioned on acquiring/constructing a manufacturing facility in Tennessee. Consistent with its policy for asset-based grants, the Company recorded the grant as a reduction of the carrying amount of the related property, plant and equipment (construction in progress). The amount recorded as a reduction of property, plant and equipment was $2,000,000 as of December 31, 2024. As of December 31, 2025, because the grant became subject to recapture, the $2,000,000 was reclassified from a reduction of property, plant and equipment to a liability, and is included within accrued expenses and other current liabilities in the consolidated balance sheet. Because the facility has not been placed in service, no grant benefit was recognized in the statements of operations for 2025 or 2024; the benefit would have been recognized as reduced depreciation over the facility’s useful life once placed in service. The grant was subject to recapture; refer to Note 19(a) for the subsequent repayment and site disposition.

Income-Based Grants

The Company is eligible for the Advanced Manufacturing Production Credit (AMPC) under IRC §45X for electrode active materials produced in the U.S. and sold to third parties. The Company accounts for the refundable/transferable credit as an income-based grant, recognizing it as a reduction of cost of goods sold in the period the eligible product is sold, when it is reasonably assured the eligibility requirements are met and the credit will be received. The Company recognized AMPC of $9,281,685 and $11,844,119 for the years ended December 31, 2025 and 2024, with an AMPC receivable of $9,281,685 and $13,444,119 as of December 31, 2025 and 2024, respectively.

The following are the transferred AMPC, discount on the AMPC, net proceeds and the relevant transaction costs for the years ended December 31, 2024 and 2025:

	2025	2024
		As Restated
Gross eligible AMPC	9,926,936	12,600,127
Transferred AMPC	9,926,936	12,600,127
Discount on AMPC transferred	645,251	756,008
Proceed received from AMPC transfer, net	9,281,685	11,844,119
Relevant transaction costs	1,051,883	992,702

The Company transfers its Section 45X credits to unrelated third parties under IRC §6418. The discount on transfer is treated as a reduction of the credit, and the credit is accordingly recognized as a reduction of cost of goods sold at the net proceeds expected to be received. Transaction costs incurred to monetize the credits, which consist primarily of professional fees, are not netted against the credit and are recognized in selling, general, and administrative expenses as incurred. Such costs were $1,051,883 and $992,702 for the years ended December 31, 2025 and 2024, respectively. All credits generated in 2025 and 2024 were transferred, and no credits generated in those years were retained as a credit carryforward; see Note 14 for the credit carryforward arising from the 2023 tax year.

(10)	Short-term Borrowing

The Company has a $29,047,426 outstanding balance under its $30,000,000 asset-based revolving line of credit agreement with Bank of Hope, maturing June 13, 2026 (September 13, 2025 as originally scheduled). Interest is payable monthly and bears interest at three month Secured Overnight Financing Rate (3M SOFR) plus 2.00%, adjusted quarterly (5.87% and 6.69% as of December 31, 2025 and 2024, respectively), with interest-only payments due monthly starting October 13, 2024, and a final principal payment at maturity. The credit line is guaranteed by the Parent and collateralized by substantially all business assets of the Company. The agreement includes certain financial covenants, requiring a minimum fixed charge coverage ratio of 1.2x, a minimum effective tangible net worth of $70,000,000, and a maximum ratio of debt to effective tangible net worth of 2.0x; the Company is also required to maintain its primary operating account with the Bank, and new loans, investments or advances to the Parent, affiliates or subsidiaries are prohibited without the Bank’s prior consent. Management believes the Company was in compliance with all such covenants as of December 31, 2025 and 2024. Subsequent to December 31, 2025, the maturity date of the revolving line of credit was extended to December 13, 2026.

F-49

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

(11)	Long-term Debt

As of December 31, 2025, the Company has long-term financing arrangements; however, all outstanding balances are classified as current due to maturity within 12 months.

The Company has a financing agreement with Daimler Truck Financial Services USA LLC in relation with purchasing vehicles. The outstanding balance is $33,766, fully classified as the current portion of long-term debt, as of December 31, 2025, and $109,392, consisting of a long-term balance of $42,448 and a current portion of $66,944, as of December 31, 2024. The loan is repaid in monthly installment till July 1, 2026, and the annualized effective interest rate is 10.4% and 10.62% as of December 31, 2025 and 2024, respectively. To secure the lender’s interest, the vehicles are provided as collateral.

The Company has a credit line agreement with KEB Hana NY Financial Corporation with a maximum draw of $5,300,000, and the outstanding balance is $5,300,000 as of December 31, 2025 and 2024. The credit line matured on May 24, 2026 and was subsequently renewed through November 23, 2026. Interest is payable every three-month and bears interest at 3M SOFR plus 1.2% and is reset periodically (5.07% and 5.89% as of December 31, 2025 and 2024, respectively). The credit line is secured by a standby letter of credit arrangement between KEB Hana Bank and the Parent. The balance is classified within notes payable to banks as of December 31, 2025 and was classified within long-term debt as of December 31, 2024.

Following is a schedule of aggregate maturities of long-term debt and the KEB Hana credit line as of December 31, 2025:

2026	$5,441,094
Total payments	5,441,094
Less: interest components	(107,328)
Long-term debt	$5,333,766

(12)	Income Taxes

A summary of income tax expense for the years ended December 31, 2025 and 2024 is as follows:

	2025	2024
		As Restated
Current income tax expense:
Federal	$6,501	$214,625
State	62,276	331,736
	68,777	546,361
Deferred income tax expense:
Federal	—	—
State	—	—
Total income tax expense	$68,777	$546,361

F-50

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

The provision for income taxes differs from that computed by applying federal statutory rates (21%) to income before income taxes as a result of the following:

	2025	2024
		As Restated
(Loss) income before income taxes	$(1,851,021)	$23,884,077
Federal statutory rate	21.0%	21.0%
Computed “expected” tax (benefit) expense	(388,714)	5,015,656
State tax expense, net of federal benefit	59,446	262,071
Change in valuation allowance	2,390,333	(2,312,285)
Permanent difference — advanced manufacturing production credit	(1,949,154)	(2,487,265)
Permanent difference — other	13,264	9,411
Other	(56,398)	58,773
Income tax expense	$68,777	$546,361
Effective tax rate	(3.7)%	2.3%

The approximate tax effects of the temporary differences that give rise to the deferred income taxes as of December 31, 2025 and 2024 are presented below:

	2025	2024
		As Restated
Deferred income tax assets:
Net operating loss carryforwards	$17,206,209	$12,316,316
Advanced manufacturing production credit	4,629,663	4,629,663
Section 163(j) interest expense carryforward	1,341,783	—
Bad debt allowance	86,578	48,543
Inventory reserve and UNICAP	623,355	661,579
Disallowed expense to related party	20,197	2,839,363
Unearned income	455,067	450,598
Stock warrant	152,406	150,910
Other	—	223,655
Total deferred tax assets	$24,515,258	$21,320,627
Deferred tax liabilities:
Depreciation	$(9,998,163)	$(9,368,740)
Lease accounting	—	(762)
Total deferred tax liabilities	(9,998,163)	(9,369,502)

Net deferred tax assets	14,517,095	11,951,125
Less: valuation allowance	(14,517,095)	(11,951,125)
Net deferred income tax assets	$—	$—

F-51

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax-planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences as of December 31, 2025 and 2024. Accordingly, the deferred tax assets have been reduced by a valuation allowance. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

The deferred tax asset for the Advanced Manufacturing Production Credit represents the unused portion of the Section 45X credit generated in the 2023 tax year. The Company generated credits of $7,253,938 in the 2023 tax year, of which $2,000,000 was transferred to a third party under Section 6418 of the Internal Revenue Code and $624,275 was utilized against the Company’s 2024 federal income tax liability, resulting in an unused credit carryforward of $4,629,663 at both December 31, 2025 and 2024. Credits generated in the 2024 and 2025 tax years were transferred in full under Section 6418 and accordingly did not increase the credit carryforward. The amounts described in this paragraph are determined on the basis of the Company’s federal income tax returns and differ from the amounts recognized as a reduction of cost of sales in the consolidated statements of income, which are determined under the Company’s accounting policy for the Advanced Manufacturing Production Credit. The credit carryforward expires in 2043 and is subject to a full valuation allowance.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Internal Revenue Service (“IRS”) examined the Company’s U.S. federal income tax return for the year ended December 31, 2022. The examination was completed on May 13, 2025 with no change to the Company’s reported tax. The Company’s federal income tax returns for the years ended December 31, 2023 through 2025 remain open and subject to examination by the IRS. The Company’s state income tax returns remain subject to examination for the years ended December 31, 2019 through 2025, in accordance with the applicable statutes of limitations of the respective states. The Company is not currently under examination by any taxing authority. The Company recognizes interest and penalties related to unrecognized tax benefits, if any, as a component of income tax expense; no such interest or penalties were recognized for the years ended December 31, 2025 and 2024.

(13)	Related party transactions

The Company is a wholly-owned subsidiary of Enchem Co., Ltd. (the “Parent”), a Korean corporation. The Company purchases raw materials and fixed assets from the Parent, and licenses technology from the Parent. The Company also has balances and transactions with affiliates under the common control of the Parent.

F-52

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

The Company’s related parties consist of the Parent and the following entities under the common control of the Parent:

Related party	Relationship
Enchem Co., Ltd.	Parent
Enchem Poland Sp. z o.o.	Affiliate under common control of the Parent
Enchem China Co., Ltd.	Affiliate under common control of the Parent
Enchem Hungary KFT	Affiliate under common control of the Parent
Enchem Suzhou Co., Ltd.	Affiliate under common control of the Parent
Enchem Mobility Co., Ltd.	Affiliate under common control of the Parent
Enchem Shandong Co., Ltd.	Affiliate under common control of the Parent
PT Enchem Elyte Indonesia	Affiliate under common control of the Parent
Enchem France SAS	Affiliate under common control of the Parent
Enchem Canada Inc.	Affiliate under common control of the Parent
New Growth Value Investment Fund	Affiliate under common control of the Parent
Shinghwa Advanced Material Group Co., Ltd.	Affiliate under common control of the Parent
Shinghwa Inc.	Affiliate under common control of the Parent
Joongang Advanced Materials Co., Ltd.	Affiliate under common control of the Parent
Kwangmu Co., Ltd.	Affiliate under common control of the Parent

Balances with related parties

Due to related parties	2025	2024
Trade accounts payable – related parties
Enchem Co., Ltd. (Parent)	$641,871	$17,532,457
Shinghwa Advanced Material Group Co., Ltd.	848,832	327,936
Shinghwa Inc.	4,493,799	69,228
Joongang Advanced Materials Co., Ltd.	—	4,218,554
Total trade accounts payable – related parties	5,984,502	22,148,175
Other payables – related parties
Enchem Co., Ltd. (Parent)	117,079	24,431,025
Total other payables – related parties	117,079	24,431,025
Total due to related parties	$6,101,581	$46,579,200

Amounts due to the Parent and to affiliates under common control arise primarily from purchases of raw materials and fixed assets and royalties in the ordinary course of business. These trade and other payables are unsecured, non-interest-bearing, and due on demand.

Other payables – related parties consist of amounts payable to the Parent for purchases of fixed assets, accrued interest on the borrowings described below, and royalties. At December 31, 2025, the balance of $117,079 related entirely to fixed asset purchases. At December 31, 2024, the balance of $24,431,025 comprised $7,620,346 for fixed asset purchases, $8,839,173 of accrued interest and $7,971,506 of royalties, of which the accrued interest and the royalty were settled in cash during 2025. Amounts payable for fixed asset purchases correspond to the additions to property, plant and equipment included in accounts payable presented in the consolidated statements of cash flows.

The Company previously had long-term borrowings from the Parent, which bore interest and were unsecured with no fixed repayment terms. On June 29, 2023, the entire outstanding principal of $105,870,000 was converted into common stock and additional paid-in capital. Accrued but unpaid interest of $8,839,173 arising from these borrowings prior to the conversion was not converted and remained outstanding within other payables – related parties at December 31, 2024. This amount was settled during 2025, and no interest payable to the Parent was outstanding at December 31, 2025. No borrowings from the Parent were outstanding at December 31, 2025 or 2024, and no interest expense on borrowings from the Parent was incurred during either year.

Due from related parties	2025	2024
Loan receivable from the Parent	$4,900,000	$—
Trade accounts receivable – related parties	774,751	—
Total due from related parties	$5,674,751	$—

The loan receivable from the Parent of $4,900,000 bears interest at a fixed rate of 6.0% per annum, with interest payable annually, and is unsecured. No financial covenants or guarantees are attached to the agreements. Principal is due on October 31, 2026 and may be prepaid in whole or in part at any time, in which case interest is charged only for the period the funds were outstanding. The maturity date may be extended by written agreement of the parties. At December 31, 2025, accrued interest receivable on the loan was $27,436, which is included in prepaid expenses and other current assets.

F-53

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

Accounts receivable from affiliates under common control of $774,751 relates to sales of goods to Enchem Poland Sp. Z o.o., in the ordinary course of business and is unsecured and non-interest-bearing.

Transactions with the Parent

	2025	2024
Purchases of raw materials	$821,361	$9,748,365
Purchases of fixed assets and other	2,819,774	3,805,367
Royalties	—	7,971,506
Total purchases from the Parent	$3,641,135	$21,525,238
Interest income on loan to the Parent	$27,436	$—

Purchases of raw materials and fixed assets from the Parent are made in the ordinary course of business at prices and on payment terms agreed between the parties, and are settled through the trade and other payable balances described above, which are unsecured, non-interest-bearing, and due on demand.

Royalties are payable to the Parent under an intangible asset license agreement effective January 1, 2023, under which the Parent grants the Company the right to use its product technology, patents, trademarks, and related technical support. The royalty is computed annually at 5.0% of the Company’s net sales revenue, determined after deducting sales discounts and sales to the Parent and other related parties. No royalty is charged for a year in which the Company incurs an operating loss. The agreement renews automatically for successive one-year terms unless either party gives thirty days’ prior written notice of termination.

Royalty expense was $nil and $7,971,506 for the years ended December 31, 2025 and 2024, respectively. No royalty was charged for 2025 because the Company incurred an operating loss for the year. For the year ended December 31, 2025, under the royalty agreement, had the Company not incurred an operating loss, the Company would have incurred an royalty expense of $5,727,664. The 2024 royalty was settled in cash during 2025.

Transactions with related parties (affiliates)

	2025	2024
Purchases from Joongang Advanced Materials Co., Ltd.	$1,116,577	$17,594,684
Purchases from Shinghwa Inc.	11,213,720	14,306,575
Purchases from Shinghwa Advanced Material Group Co., Ltd.	1,190,592	2,580,544
Total purchases from affiliates	$13,520,889	$34,481,803
Sales to Enchem Poland Sp. z o.o.,	$774,751	$—
Sales to the Parent	1,073	827
Total sales to related parties	$775,824	$827

Purchases from affiliates under common control consist primarily of raw materials, and sales to Enchem Poland Sp. z o.o. consist of goods, in each case transacted in the ordinary course of business at prices and on payment terms agreed between the parties. The resulting payable and receivable balances are unsecured, non-interest-bearing, have no fixed repayment terms. Settlement occurs as and when agreed between the parties rather than in accordance with stated commercial credit terms, and certain balances have remained outstanding for periods longer than would be customary in transactions with unrelated parties.

The above transactions were carried out on terms agreed between the parties, which are not necessarily indicative of those that would have resulted from transactions with unrelated parties.

(14)	Leases

The Company has a noncancellable operating lease for container office space that expired in February 2025. The lease contract does not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contract include fixed payments.

As the rate implicit in the lease is not readily determinable, the Company uses the estimated incremental borrowing rate of 6.50% based on the information available at the commencement date in determining the present value of the lease payments.

The components of lease cost for the years ended December 31, 2025 and 2024 were as follows:

	2025	2024
		As Restated
Operating lease cost	$11,779	$141,349

F-54

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

Supplemental cash flow information related to leases for the years ended December 31, 2025 and 2024 was as follows:

	2025	2024
		As Restated
Operating lease right-of-use assets	$—	$11,779
Operating lease liabilities (current)	$—	$8,396
Cash paid for amounts included in the measurement of lease liabilities — operating cash flows from operating leases	$8,396	$100,750
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$—
Weighted-average remaining lease term (years)	—	0.1
Weighted-average discount rate	—	6.50%

(15)	Employee Benefit Plan

The Company maintains a Simple IRA plan covering all of its employees who have completed certain consecutive months of service. The Company matches 100% of employee elected deferrals up to a maximum of 3% of an employee’s compensation. The Company may make an additional discretionary contribution. Total expense incurred by the Company for the year ended December 31, 2025 and 2024 was approximately $107,000 and $98,000, respectively.

(16)	Stockholder’s Equity

Common Stock

The Company is authorized to issue 20,000,000 shares of common stock with a par value of $10.00 per share. The number of authorized shares was increased from 1,000,000  to 20,000,000 on February 27, 2024. At December 31, 2025 and 2024, 1,000,000 shares were issued and outstanding, all of which are held by Enchem Co., Ltd., the Parent. Each share of common stock is entitled to one vote.

Changes in shares issued and outstanding were as follows:

	2025	2024
Shares outstanding, beginning of year	1,000,000	1,000,000
Shares issued during the year	—	—
Shares outstanding, end of year	1,000,000	1,000,000

Components of stockholder’s equity were as follows:

	2025	2024
		As Restated
Common stock	$10,000,000	$10,000,000
Additional paid-in capital	97,539,821	97,539,821
Accumulated deficit	(13,431,943)	(11,512,145)
Total stockholder’s equity	$94,107,878	$96,027,676

On June 29, 2023, the Parent converted $105,870,000 of outstanding borrowings into equity, of which $9,000,000 was recorded as common stock on the issuance of 900,000 shares and $96,870,000 was recorded as additional paid-in capital.

F-55

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

Common Stock Warrants

On February 29, 2024, the Company issued a warrant to IGWT Strategies LLC to purchase 100,000 shares of the Company’s common stock at an exercise price of $117.63 per share, for cash consideration of $100. The warrant is exercisable in whole or in part at any time and expires in February 2034. The holder may exercise by payment of the exercise price in cash with gross physical delivery of shares, or by cashless exercise. The warrant provides for customary antidilution adjustments in respect of stock splits, stock dividends, reclassifications and cash dividends, and contains no down-round or market-price refixing provision. The holder has no voting or other stockholder rights prior to exercise.

The Company determined that the warrant is a freestanding financial instrument outside the scope of ASC 480, is indexed to the Company’s own stock, and meets the conditions for equity classification in ASC 815-40-25 and accounted for the warrants issued to nonemployee advisors in exchange for services under ASC Topic 718: Compensation—Stock Compensation. Accordingly, the warrant was measured at fair value on the grant date and recorded in additional paid-in capital, and is not subsequently remeasured.

The fair value of the warrant on the grant date was $669,821, a Level 3 measurement under ASC 820. The fair value of the Company’s common stock was estimated at $30.98 per share based on an estimated total equity value of $30,982,983. The warrant was then valued using the Black-Scholes option pricing model with a ten-year contractual term, expected volatility of 47.42% derived from guideline public companies, a risk-free interest rate of 4.25% and no expected dividends, adjusted for dilution using a Galai-Schneller factor of 0.9091 and a 30% discount for lack of marketability.

The excess of the grant date fair value over the $100 consideration received, $669,821, was recognized as advisory and professional fees within selling, general and administrative expenses for the year ended December 31, 2024. No warrants were issued, exercised or forfeited during 2025, and the warrant remained outstanding at December 31, 2025 and 2024.

Dividends

No dividends were declared or paid during the years ended December 31, 2025 and 2024.

(17)	Commitment and Contingencies

Customer Supply Commitments

The Company supplies electrolyte products under long-term agreements with electric vehicle battery manufacturers. Under these agreements the Company is required to make production capacity available to the customer; the customers are not obligated to purchase any minimum quantity, and actual purchases are determined by delivery schedules and purchase orders issued by the customer.

Under a requirements contract with one customer, the Company is required to make available annual capacity of 6,693,000 kg in 2025, 7,000,000 kg in 2026, 7,377,000 kg in 2027 and 7,989,000 kg in 2028, at firm prices of $7.50, $7.26, $7.20 and $7.20 per kg, respectively. The contract covers a stated percentage of that customer’s requirements at its receiving location, has an initial term expiring December 31, 2028 and renews automatically for successive twelve-month periods unless either party gives six months’ notice. Prices are firm and are not subject to adjustment for increases in the Company’s costs.

F-56

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

Under an agreement with a second customer, the Company has committed to make available a monthly supply capacity across all products covered by that agreement. The terms of that agreement, including the customer’s identity and committed volumes, are subject to confidentiality obligations.

Share Pledge Arrangement

In January 2025, Enchem Co., Ltd., the Company’s parent, pledged all of its shares of the Company’s common stock, together with certain other collateral, to DB Financial Investment Co., Ltd., as agent, as security for the parent’s obligations under a loan agreement to which the Company is not a borrower or guarantor. A default by the parent could result in a foreclosure on the pledged shares and a change in control of the Company, which could constitute an event of default under the Company’s credit agreements.

Legal Proceedings

The Company is a defendant in a suit that alleges, among other things, misappropriation of trade secrets. The plaintiff filed the lawsuit against the Company in the U.S. District Court for the Northern District of Georgia on October 24, 2025 and is seeking damages injunctive relief, attorneys’ fees, and costs. Management and legal counsel for the Company believes that the plaintiff’s claim is without merit and the Company is unable to predict the outcome or to estimate the possible loss or range of loss, if any, and no liability has been recorded.

In addition to the matter described above, the Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

(18)	(Loss) Earnings per share

Basic (loss) earnings per share for the years ended December 31, 2025 and 2024 are calculated as follows:

	2025	2024
		As Restated
Net (loss) income attributable to common stockholders	(1,919,798)	23,337,716	*
Weighted average number of common shares outstanding	1,000,000	1,000,000
Effect of dilutive securities	—	—
Weighted-average common shares outstanding - diluted	1,000,000	1,000,000
Basic (loss) earnings per share	$(1.92)	$23.34	*
Earnings per share – diluted	$(1.92)	$23.34	*

* As restated. See Note 2(c).

Weighted average number of common shares outstanding for the years ended December 31, 2025 and 2024 are calculated as follows:

	2025	2024
Common shares outstanding at January 1	1,000,000	1,000,000
Weighted effect of common shares issued during the period	—	—
Weighted average number of common shares outstanding	1,000,000	1,000,000

Diluted (loss) earnings per share for the years ended December 31, 2025 and 2024 are calculated as follows:

	2025	2024
		As Restated
Net (loss) income attributable to common stockholders	(1,919,798)	23,337,716	*
Weighted average number of diluted common shares outstanding	1,000,000	1,000,000
Diluted (loss) earnings per share	$(1.92)	$23.34

* As restated. See Note 2(c).

F-57

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

Weighted average number of common shares outstanding, including dilutive effects, for the years ended December 31, 2025 and 2024 are calculated as follows:

	2025	2024
Weighted average number of common shares outstanding (basic)	1,000,000	1,000,000
Dilutive effect of common stock warrants	—	—
Weighted average number of diluted common shares outstanding	1,000,000	1,000,000

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution that would occur if securities exercisable for common stock were exercised, computed using the treasury stock method.

Common stock warrants to purchase 100,000 shares of common stock at an exercise price of $117.63 per share, outstanding since February 2024, were excluded from the computation of diluted earnings (loss) per share for the years ended December 31, 2025 and 2024 because their effect would have been antidilutive. For the year ended December 31, 2025, the Company reported a net loss, and the inclusion of any potentially dilutive securities would have been antidilutive. For the year ended December 31, 2024, no incremental shares were attributable to the warrants under the treasury stock method because the exercise price exceeded the average estimated fair value of the Company’s common stock during the period. Accordingly, diluted earnings (loss) per share equals basic earnings (loss) per share for both periods.

(19)	Segment reporting

The Company operates in one operating segment. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker (CODM) in deciding how to allocate resources and assessing performance. The Company’s CODM role is fulfilled by the Management, who allocates resources and assesses performance based upon consolidated financial information.

Net sales disaggregated by product line were as follows:

	2025	2024
Electrolytes	$104,560,021	$159,803,615
NMP	10,769,080	3,753,369
Total net sales	$115,329,101	$163,556,984

Net sales disaggregated by geographic region, based on the location to which the product was shipped, were as follows:

	2025	2024
United States	$114,553,277	$163,556,157
Europe	774,751	—
Asia	1,073	827
Total net sales	$115,329,101	$163,556,984

F-58

ENCHEM AMERICA, INC.

(A Wholly Owned Subsidiary of Enchem Co., Ltd.)

AND SUBSIDIARY

Notes to the Consolidated Financial Statements

December 31, 2025 and 2024

(20)	Subsequent Events

The Company has evaluated subsequent events through September 30, 2026, the date the consolidated financial statements were originally issued, and, with respect to the matter disclosed in Note 13, through November 10, 2026, the date the revised consolidated financial statements were issued. Except as described below, no subsequent events occurred that require recognition or disclosure in the consolidated financial statements.

(a)	Repayment of Tennessee Government Grant and Disposition of Tennessee Site

On April 28, 2026, the Company settled the recapture obligation related to the $2,000,000 Tennessee grant described in Note 1 (l) Government Grant – Tennessee Economic Development Grant and unwound its Tennessee site arrangements. The Company conveyed the approximately 116.5-acre Brownsville, Tennessee site to The Industrial Development Board of the City of Brownsville and County of Haywood, Tennessee (the “IDB”) for $2,000,000, all of which was remitted at closing to the State of Tennessee in repayment of the grant; the Company received no net proceeds. The related PILOT lease agreements were terminated, and the Company incurred closing costs of approximately $64,000, including $21,173 held in escrow for interest-related obligations. The IDB granted the Company a three-year option to repurchase the site for $2,000,000, exercisable upon commencement of construction of the project, together with a right of first refusal.

(b)	Proposed Merger with The GrowHub Limited

On July 14, 2026, the Company and the Parent entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The GrowHub Limited, a Cayman Islands exempted company (“GrowHub”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, and in accordance with the Georgia Business Corporation Code, as amended, GrowHub will incorporate a wholly owned subsidiary in the State of Georgia (“Merger Sub”), Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will be the surviving corporation and a wholly owned subsidiary of GrowHub (the “Merger”).

Upon consummation of the Merger (the “Closing”), GrowHub will acquire all outstanding equity interests in the Company in exchange for newly issued Class A ordinary shares of GrowHub, par value $0.0005 per share (or $0.005 per share following the Reverse Stock Split) (“GrowHub Class A Ordinary Shares”). The Merger values the Company at an equity value of approximately $400,000,000. At the effective time of the Merger (the “Effective Time”), all of the issued and outstanding equity of the Company will be canceled in exchange for the right to receive 142,848,176 GrowHub Class A Ordinary Shares, or such greater number of GrowHub Class A Ordinary Shares as shall constitute 85% of the fully diluted shares of GrowHub. Prior to the Effective Time, GrowHub will amend and restate its memorandum and articles of association to provide for, among other things, an increase in its authorized share capital and a one-for-ten reverse stock split, and GrowHub’s majority shareholders will convert all of their Class B ordinary shares of GrowHub into GrowHub Class A Ordinary Shares on a 1:1 basis (the “Class B Conversion”).

The Merger is subject to the satisfaction or waiver of certain customary closing conditions, as well as other conditions, including (i) a registration statement on Form F-1 to be filed by GrowHub with the SEC shall have been declared effective and shall remain effective as of the Closing, (ii) the GrowHub Class A Ordinary Shares comprising the merger consideration shall have been approved for listing on Nasdaq, (iii) from the date of the Merger Agreement through the Closing, the GrowHub Class A Ordinary Shares shall have remained listed on Nasdaq and trading therein shall not have been suspended, no final decision of the Nasdaq Hearings Panel denying their continued listing shall have been issued, and either the panel shall have granted the continued listing, including pursuant to an exception under Nasdaq Listing Rule 5815(c), or Nasdaq shall have confirmed in writing that GrowHub has regained compliance with all applicable continued listing requirements, and (iv) the Class B Conversion shall have been consummated. The Merger Agreement also requires GrowHub to call an extraordinary general meeting to obtain the approval of its shareholders, and, until the Effective Time, prohibits the parties from soliciting or accepting proposals regarding alternative transactions. In connection with the Merger Agreement, GrowHub’s shareholders entered into a shareholder voting agreement under which they agreed to vote their shares in favor of the Merger and to effect the Class B Conversion. The Merger Agreement contemplates that, at or prior to the Closing, GrowHub will enter into a lock-up agreement and a registration rights agreement with the Parent.

The Merger Agreement may be terminated prior to the Closing under certain customary and limited circumstances, including (i) by mutual written agreement of GrowHub and the Parent, (ii) by either the Parent or GrowHub if the Closing has not occurred on or before December 2, 2026, (iii) upon a breach of any representation, warranty, covenant or agreement, (iv) if the GrowHub Class A Ordinary Shares are denied continued listing, suspended from trading or delisted from Nasdaq, or (v) if the approval of GrowHub’s shareholders is not obtained at the extraordinary general meeting. As of the date the consolidated financial statements were available to be issued, the Merger had not been completed, and there can be no assurance that it will be completed.

The Merger Agreement was entered into after December 31, 2025 and does not provide evidence of conditions that existed at the balance sheet date. Accordingly, no amounts related to the Merger have been recognized in the consolidated financial statements as of and for the year ended December 31, 2025.

(c)	Bank of Hope line of credit extension

On June 24, 2026, the Company executed a Change in Terms Agreement with Bank of Hope extending the maturity date of its $30,000,000 asset-based revolving line of credit from June 13, 2026 to September 13, 2026. The Company executed a further Change in Terms Agreement extending the maturity date to December 13, 2026. The extension did not change the borrowing capacity, the interest rate of three month SOFR plus 2.00%, or the collateral securing the facility, and the Company remains obligated to make monthly payments of accrued interest with all outstanding principal due at maturity. The amended agreement adds a requirement that new loans, investments or advances to the Parent, affiliates or subsidiaries be prohibited without the bank’s prior consent. The extension is a nonrecognized subsequent event and accordingly no adjustment has been made to the consolidated financial statements as of December 31, 2025.

(d)	KEB Hana Bank loan renewal

The Company’s credit line with KEB Hana NY Financial Corporation, with a maximum draw and outstanding balance of $5,300,000 as of December 31, 2025, matured on May 24, 2026 and was subsequently renewed through November 23, 2026 (Note 11). The credit line bears interest at three-month SOFR plus 1.2%, with interest payable quarterly, and is secured by a standby letter of credit arrangement between KEB Hana Bank and the Parent. The renewal is a nonrecognized subsequent event, and accordingly no adjustment has been made to the consolidated financial statements as of December 31, 2025.

(e)	Collection of AMPC receivable

The $9,281,685 AMPC receivable recognized in the accompanying balance sheet as of December 31, 2025 was collected in the Company’s bank account on May 27, 2026, following the completion of the transfer of the related AMPC credits.

F-59

THE GROWHUB LIMITED

[    ] Class A ordinary shares

PRELIMINARY PROSPECTUS

[      ]

ALTERNATE PAGES FOR SELLING SHAREHOLDER PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [      ], 2026

PROSPECTUS

Class A Ordinary Shares

The selling shareholders plan to sell up to                     Class A ordinary shares of THE GROWHUB LIMITED (the “Company” or “we”).

The shares offered by this prospectus may be sold by the selling shareholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices, in each case only following the Closing of the Merger and the Conversion described below and subject to the lock-up restrictions described below. By separate prospectus (the “Public Offering Prospectus”), we have registered an aggregate of                    our Class A ordinary shares which we are offering for sale to the public through our placement agents. Sales of our Class A ordinary shares registered in this prospectus and the Public Offering Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our Class A ordinary shares.

Our Class A ordinary shares are currently listed on The Nasdaq Capital Market under the symbol “TGHL.” We are a “controlled company” as defined in the corporate governance rules of The Nasdaq Capital Market, however, we do not currently plan to utilize any related exemptions to governance rules as a result of being a controlled company.

We have two classes of ordinary shares: Class A ordinary shares and Class B ordinary shares (“Class B ordinary shares”). Holders of Class A and Class B Ordinary Shares have the same rights, including dividend rights, except that holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to ten votes per share, and Class B ordinary shares may be converted into the same number of Class A ordinary shares by the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances. Upon the transfer of any Class B ordinary share by a holder thereof to any person other than certain permitted transferees or a change in beneficiary owner of such Class B ordinary shares, such Class B ordinary share will be automatically and immediately converted into one Class A ordinary share. As of the date of this prospectus, the selling shareholders own 1,043,334 Class B ordinary shares, representing 100% of the issued and outstanding Class B ordinary shares and 87.53% of the voting power of our outstanding capital stock.

On July 14, 2026, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with EnChem Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Target Shareholder”), and EnChem America, Inc., a Georgia privately-held corporation and wholly-owned subsidiary of the Target Shareholder (“EnChem”), providing for the merger of a wholly-owned subsidiary of the Company with and into EnChem (the “Merger”). The Merger Agreement contemplates that at the effective time of the Merger (the “Effective Time”), Merger Sub, Inc., a wholly-owned subsidiary of the Company, will merge with and into EnChem with EnChem continuing as the surviving entity and becoming a wholly-owned subsidiary of the Company. EnChem, the Target Shareholder, and the Company intend to enter into an Amendment to Agreement and Plan of Merger (the “Merger Agreement Amendment”). Pursuant to the terms of the Merger Agreement Amendment and in connection with the Merger, the Company will issue to the Target Shareholder a number of Class A ordinary shares equal to (i) US$400,000,000 divided by (ii) the average closing price of the Class A ordinary shares on Nasdaq for the twenty (20) trading days immediately preceding the closing date (after excluding the highest and lowest closing prices and on a split adjusted basis giving effect to the Reverse Stock Split), or such greater number of Class A ordinary shares as shall constitute eighty-five percent (85%) of the fully-diluted shares of the post-closing Company, in exchange for all of EnChem’s outstanding shares of common stock. This transaction will constitute a change in control resulting in the Company acquiring the business of EnChem and, for accounting purposes, the transaction is expected to be treated as a reverse acquisition, with EnChem being treated as the accounting acquirer and the financial statements of EnChem becoming the financial statements of the Company after the closing of the Merger. Upon consummation of the Merger, EnChem will become a wholly-owned subsidiary of the Company, and the Target Shareholder will own at least 85% of the fully-diluted shares of the post-closing Company, and existing Company shareholders and investors in this offering will together own no more than 15% of the fully-diluted shares of the post-closing Company (the “Combined Company”). The actual percentage of the fully-diluted shares of the Combined Company owned by the Target Shareholder will be determined based on the calculation described above and may be greater than 85% of such shares, and the actual percentage of the fully-diluted shares of the Combined Company owned by the existing Company shareholders and investors in this offering will be determined based on the calculation described above and may be less than 15% of such shares. This will require the Combined Company to submit a new listing application to Nasdaq and to meet initial listing standards following the Merger. Prior to the Effective Time, the selling shareholders will convert all of the Class B ordinary shares they own to Class A ordinary shares, with all the attendant rights and obligations and on a 1:1 basis (the “Conversion”).

Although the registration statement of which this prospectus forms a part is expected to be declared effective prior to the Closing, the selling shareholders will not be able to sell any shares under this prospectus upon effectiveness. Under the Shareholder Voting Agreement among the Company, the Target Shareholder and the selling shareholders, the selling shareholders have agreed not to transfer their shares of the Company until the earlier of the Closing and the termination of the Merger Agreement, and the Class A ordinary shares offered by this prospectus (the “Resale Shares”) will not be issued until the Conversion is effected on the Closing Date. Accordingly, no Resale Shares may be sold, hedged, pledged, loaned or otherwise transferred, and the selling shareholders will not engage in any of the transactions described under “Plan of Distribution,” prior to the Closing and the Conversion. In addition, the selling shareholders, as affiliates of the Company, are expected to enter into lock-up agreements pursuant to which they will agree not to sell or otherwise transfer the Resale Shares for a period of [six (6)] months following [the Closing] [the closing of the offering under the Public Offering Prospectus], subject to customary exceptions. [If the Merger Agreement is terminated prior to the Closing, no Resale Shares will be issued and this prospectus will not be used.] See “Shares Eligible for Future Sale.”

The distribution of the shares by the selling shareholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of the shares by the selling shareholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling shareholders will be borne by them.

We are an “emerging growth company” under the federal securities laws and have elected to be subject to reduced public company reporting requirements. An investment in our Class A ordinary shares may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 16 to read about the risks you should consider before buying our Class A ordinary shares. An investment in our Class A ordinary shares is not suitable for all investors.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                             , 2026

Alt-1

EXPLANATORY NOTE

Concurrent with this offering, we are registering Class A ordinary shares in connection with a primary offering of our Class A ordinary shares through our placement agent. Sales by shareholders that purchased our Class A ordinary shares from the primary offering may reduce the price of our Class A ordinary shares, demand for our shares and, as a result, the liquidity of your investment.

THE OFFERING

Securities being offered:	Up to [ ] Class A ordinary shares

Offering price:	The selling shareholders may sell the Resale Shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Use of proceeds:	We are not selling any Class A ordinary shares covered by this prospectus. As such, we will not receive any of the proceeds from the sale of the Class A ordinary shares by the selling shareholders named in this prospectus.

Nasdaq Symbol:	TGHL

Risk factors:	Investing in our Ordinary Shares involves a high degree of risk. As an investor you should not buy our Ordinary Shares unless you are able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 16.

Alt-2

SELLING SHAREHOLDERS

This prospectus relates to the resale from time to time by the selling shareholders identified herein of up to                       our Class A ordinary shares (the “Resale Shares”).

The transactions by which the selling shareholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The Resale Shares referred to above are being registered to permit public sales of the Resale Shares, and the selling shareholders may offer the shares for resale from time to time pursuant to this prospectus. The selling shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling shareholders and the Resale Shares offered in this prospectus. The selling shareholders have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling shareholder’s percentage of ownership of our outstanding shares in the table below is based upon                        our Class A ordinary shares issued and outstanding as of [    ], 2026 and based upon the assumption that the Conversion is taking effect.

Name of Selling Shareholder	Number of Shares of Ordinary Shares Beneficially Owned Before this Offering(1)	Percentage of Ordinary Shares Beneficially Owned Before this Offering		Shares of Ordinary Shares Offered in this Offering	Shares of Ordinary Shares Beneficially Owned After this Offering(2)	Percentage of Ordinary Shares Beneficially Owned After this Offering(2)
[ ]	[ ]	[ ]	%	[ ]	[ ]	[ ]

TOTAL

(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the Class A ordinary shares shown as beneficially owned by such selling shareholder, except as otherwise indicated in the footnotes to the table.

(2) Represents the amount of shares that will be held by the selling shareholders after completion of this offering based on the assumptions that (a) all Resale Shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other our Class A ordinary shares are acquired or sold by the selling shareholders prior to completion of this offering. However, each selling shareholder may sell all, some or none of the Resale Shares offered pursuant to this prospectus and may sell other our ordinary shares that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

Alt-3

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell any or all of their Resale Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the Resale Shares are sold through underwriters, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at prevailing market prices or privately negotiated prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. In general, a person who has beneficially owned restricted our Class A ordinary shares for at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the Resale Shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of the Resale Shares will be borne by the selling shareholders. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Resale Shares if liabilities are imposed on that person under the Securities Act.

Alt-4

Following the Closing and the Conversion, and subject to the expiration or waiver of any applicable lock-up restrictions, in connection with the sale of the Resale Shares, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our Class A ordinary shares in the course of hedging in positions they assume. The selling shareholders may also sell Resale Shares short and deliver our Class A ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge the Resale Shares to broker-dealers that in turn may sell such shares.

Following the Closing and the Conversion, and subject to the expiration or waiver of any applicable lock-up restrictions, the selling shareholders may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Resale Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be an “Underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholders will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

None of the selling shareholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the Resale Shares outside of the ordinary course of business or, at the time of the purchase of the Resale Shares, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the Resale Shares. Except as provided for indemnification of the selling shareholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling shareholder. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the Resale Shares, we will file a post-effective amendment to the registration statement. If the selling shareholders uses this prospectus for any sale of the Resale Shares, they will be subject to the prospectus delivery requirements of the Securities Act.

Alt-5

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Resale Shares and activities of the selling shareholders, which may limit the timing of purchases and sales of any of the Resale Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in passive market-making activities with respect to the Resale Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our ordinary shares in the secondary market. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Resale Shares will be freely tradable in the hands of persons other than our affiliates.

USE OF PROCEEDS

We will not receive proceeds from sales of the Resale Shares made under this prospectus.

DETERMINATION OF OFFERING PRICE

The Class A ordinary shares may be sold in one or more transactions at prevailing market prices or privately negotiated prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” above for more information.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Harney Westwood & Riegels Singapore LLP.

Alt-6

PRELIMINARY PROSPECTUS

Up to [      ] Class A ordinary shares to be Offered by the Selling Shareholders

[    ], 2026

Through and including [    ], 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in the Class A ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against wilful default, fraud or the consequences of committing a crime. Our Third A&R memorandum and articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trust unless such actions, costs, charges, losses, damages and expenses arise from dishonesty, wilful default or fraud which may attach to such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

The Company was incorporated in the Cayman Islands on April 12, 2024 as an exempted company with limited liability. Upon incorporation, the Company issued 1 ordinary share to Chan Choon Yew Lester for the consideration of US$0.0005.

On August 23, 2024, the shareholders of GrowHub BVI, including Chan Choon Yew Lester, Tan Mei Chin, Ngo Woon Kiat Alec, Chai Chun Kiat, Loo Jian Lin Aaron, Chong Nien Lin Danny, Huang Junli Christopher, Masanori Nakatani, Lim Wei Siong, who are the current principal shareholders of the Company, subscribed for 1,111,647 Class A ordinary shares and 1,043,334 Class B ordinary shares in the Company, the consideration of which was the transfer of their total shareholdings in GrowHub BVI to the Company.

On July 14, 2026, the Company entered into an Agreement and Plan of Merger with EnChem Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Target Shareholder”) and EnChem America, Inc., a Georgia privately-held corporation and wholly-owned subsidiary of the Target Shareholder (“EnChem”). The Merger Agreement contemplates that at the effective time of the Merger (the “Effective Time”), Merger Sub, Inc., a wholly-owned subsidiary of the Company, will merge with and into EnChem with EnChem continuing as the surviving entity and becoming a wholly-owned subsidiary of the Company. EnChem, the Target Shareholder, and the Company intend to enter into an Amendment to the Merger Agreement Amendment. Pursuant to the terms of the Merger Agreement Amendment and in connection with the Merger, the Company will issue to the Target Shareholder a number of Class A ordinary shares equal to (i) US$400,000,000 divided by (ii) the average closing price of the Class A ordinary shares on Nasdaq for the twenty (20) trading days immediately preceding the closing date (after excluding the highest and lowest closing prices and on a split adjusted basis giving effect to the Reverse Stock Split), or such greater number of Class A ordinary shares as shall constitute eighty-five percent (85%) of the fully-diluted shares of the post-closing Company, in exchange for all of EnChem’s outstanding shares of common stock.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this prospectus and are incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or consolidated financial statements or the notes thereto.

II-1

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To file, during any period in which offers or sales are being made, a post-effective amendment to this prospectus:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the prospectus. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this prospectus in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this prospectus as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on November 10, 2026.

THE GROWHUB LIMITED

By:	/s/ Chan Choon Yew Lester
Name:	Chan Choon Yew Lester
Title:	Chief Executive Officer and Interim Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chan Choon Yew Lester as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form F-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this prospectus has been signed by the following persons in the capacities set forth below on November 10, 2026.

/s/ Chan Choon Yew Lester	Chief Executive Officer, Interim Chief Financial Officer, Director and Chairman
Name: Chan Choon Yew Lester	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Kim Ji Yeon	Director
Name: Kim Ji Yeon

/s/ Liu Wing Ki	Director
Name: Liu Wing Ki

/s/ Yam Yuet Hang	Director
Name: Yam Yuet Hang

/s/ Jiao Jie	Director
Name: Jiao Jie

II-3

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this prospectus on Form F-1 in the City of New York, State of New York, on November 10, 2026.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

II-4

EXHIBIT INDEX

(a) Exhibits.

The following documents are filed as part of this registration statement:

1.1*	Form of Placement Agency Agreement
2.1	Agreement and Plan of Merger, dated July 14, 2026, by and among THE GROWHUB LIMITED, EnChem America, Inc., and EnChem Co., Ltd. (incorporated by reference to Exhibit 10.1 to THE GROWHUB LIMITED’s Current Report on Form 6-K, filed with the Securities and Exchange Commission on July 15, 2026)
2.2*	Amendment to Agreement and Plan of Merger, dated [ ], by and among THE GROWHUB LIMITED, EnChem America, Inc., and EnChem Co., Ltd.
3.1*	Third Amended and Restated Memorandum and Articles of Association of the Company
4.1	Specimen Certificate for Class A ordinary shares (incorporated by reference to Exhibit 4.1 to The GROWHUB LIMITED’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on May 15, 2026)
5.1*	Opinion of Harney Westwood & Riegels Singapore LLP as to the validity of the Class A ordinary shares
10.1	Form of Employment Agreement, by and between the registrant and its Executive Officer (incorporated by reference to Exhibit 10.1 to The GROWHUB LIMITED’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on May 15, 2026)
10.2	Form of Independent Director Agreement by and between the registrant and its Independent Director (incorporated by reference to Exhibit 10.2 to The GROWHUB LIMITED’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on May 15, 2026)
10.3	Comprehensive Partnership Agreement dated September 8, 2023 by and between GrowHub Innovations Australia and Kyoto Sangyo University (incorporated by reference to Exhibit 10.3 to The GROWHUB LIMITED’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on May 15, 2026)
10.4	Memorandum of Understanding dated November 17, 2023 by and between Menjong Sorig Pharmaceuticals Corporation Ltd., Druk Holding & Investments Ltd., The GrowHub Innovations Company Pte ltd, and Trend Tech Consultancy (incorporated by reference to Exhibit 10.4 to The GROWHUB LIMITED’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on May 15, 2026)
10.5	Lease Agreement dated February 28, 2023 by and between the Shire of Murray, GrowHub Innovations Australia and GrowHub Innovations Singapore (incorporated by reference to Exhibit 10.5 to The GROWHUB LIMITED’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on May 15, 2026)
10.6	2024 Employee Incentive Plan (incorporated by reference to Exhibit 10.6 to The GROWHUB LIMITED’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on May 15, 2026)
10.7	Shareholder Voting Agreement, dated July 14, 2026, by and between THE GROWHUB LIMITED and the majority shareholder of THE GROWHUB LIMITED (incorporated by reference to Exhibit 10.2 to THE GROWHUB LIMITED’s Current Report on Form 6-K, filed with the Securities and Exchange Commission on July 15, 2026)
10.8*	Form of Escrow Agreement
14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to The GROWHUB LIMITED’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on May 15, 2026)
15.1	Letter of TAAD LLP regarding unaudited interim financial information.
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to The GROWHUB LIMITED’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on May 15, 2026)
23.1	Consent of Assentsure PAC
23.2	Consent of Audit Alliance LLP
23.3*	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1)
23.4	Consent of TAAD LLP
24.1	Power of Attorney (included on signature page to the registration statement)
99.1*	Consent of Jung Kang Oh to be named as director nominee
99.2*	Consent of L.P. Green, II to be named as director nominee
99.3*	Consent of Sung Tak Hong to be named as director nominee
99.4*	Consent of Jin Sung Kim to be named as director nominee
107	Calculation of Registration Fee

* To be filed by amendment.

II-5